Issuer Free Writing Prospectus
Filed Pursuant to Rule 433
Registration No. 333-293410
March 3, 2026

PayPay Corporation

The issuer has filed a registration statement (including a preliminary prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the preliminary prospectus in that registration statement and any other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the preliminary prospectus if you request it by contacting: Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, NY 10282, by telephone at 866-471-2526 or by email at prospectus-ny@ny.email.gs.com; J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717 or by email at prospectus-eq_fi@jpmchase.com and postsalemanualrequests@broadridge.com; Mizuho Securities USA LLC, Attention: U.S. ECM Desk, 1271 Avenue of the Americas, New York, NY 10020, by telephone at 212-205-7602 or by email at US-ECM@mizuhogroup.com or Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, Second Floor, New York, NY  10014, by telephone at 866-718-1649 or by email at prospectus@morganstanley.com. You may also access the issuer’s registration statement through the following link: https://www.sec.gov/Archives/edgar/data/2080845/000119312526085389/d941409df1a.htm.

This document is an English translation of the Japanese-language prospectus of PayPay Corporation filed in Japan on February 13, 2026 in connection with a public offering in Japan of American Depositary Shares representing PayPay Corporation’s common stock.

Prospectus for the Sale of American Depositary Shares

March 2026

PayPay Corporation

1

The offering of American Depositary Shares (ADS) through a book-building process under this prospectus (offering amount to be determined) is subject to the Securities Registration Statement filed with the Kanto Local Finance Bureau on February 13, 2026, and the amended Securities Registration Statement filed on March 3, 2026, pursuant to Article 5 of the Financial Instruments and Exchange Act. However, these filings have not yet become effective.

Therefore, the offering price and other terms of the offering will be amended in the future.

Other contents of the prospectus may also be amended.

2	This prospectus is identical to the contents of the securities registration statement described above, excluding “Part IV Special Information”.

Subsequently, on the pricing date, the offering price for this offering (i.e., the domestic offering price) and items that will be or may be amended in conjunction with the determination of such price (i.e., the total offering amount, the underwriting price per ADS, descriptions regarding the bookbuilding process and the content of the offering agency agreement, as well as the number of ADSs offered in this offering, the number of ordinary shares represented by the ADSs offered in the domestic offering, the number of ADSs offered in the offering, the number of ADSs offered in the overseas offering, the number of ordinary shares represented by the ADSs offered in the overseas offering, the number of ADSs to be sold additionally in the overseas offering, and the maximum number of ADSs to be issued under the greenshoe option, the offering price in the offering, hereinafter collectively referred to as the “Offering Price”), the Company will, in lieu of delivering a prospectus amendment, publish the following information on the Company’s website (https://about.paypay.ne.jp/pr/), the website of Mizuho Securities Co., Ltd. (https://www.mizuho-sc.com/information/index.html), and the website of PayPay Securities Co., Ltd. (https://www.paypay-sec.co.jp/notice_list.html) (collectively, the “Websites”) and shall directly notify the counterparty of the offering price by telephone or other means (including email) (hereinafter referred to as “Direct Notification”) when acquiring or selling the ADS through the offering. However, if an amended securities registration statement filed after the Pricing Date contains corrections to items other than the Offering Price, an amended prospectus will be delivered. In such cases, publication on this website and Direct Notification may not occur.

[Cover page]

[Document to be submitted]	Securities registration statement

[Authority to which this document is to be submitted]	Director-General of Kanto Local Finance Bureau

[Submission date]	February 13, 2026

[Company name]	PayPay Corporation

[Company name in English]	PayPay Corporation

[Title and name of representative person]	President, Representative Director, CEO and Corporate Officer Ichiro Nakayama

[Location of head office]	1-3 Kioicho, Chiyoda-ku, Tokyo

[Telephone number]	03-6885-8181 (main)

[Name of contact person]	Managing Corporate Officer and Chief Financial Officer Wataru Kagechika

[Nearest contact address]	YOTSUYA TOWER, 1-6-1 Yotsuya, Shinjuku-ku, Tokyo

[Telephone number]	03-6885-8181 (main)

[Name of contact person]	Managing Corporate Officer and Chief Financial Officer Wataru Kagechika

[Type of securities for public offering (secondary distribution) to which the notification relates]	American Depositary Shares

[Amount for public offering (secondary distribution) to which the notification relates]	Sale Amount Sale through the Book-Building Method To be determined (Note) The sale amount is to be determined.

[Matters related to Stabilizing transactions]	Not applicable.

[Place for public inspection]	Not applicable.

Sale of Share Certificates Prior to Listing Approval

The Company has applied for the initial listing of the Company’s American Depositary Shares on the U.S. Nasdaq Global Select Market (hereinafter referred to as “Nasdaq”); however, as of the time of filing the Securities Registration Statement, the approval for the initial listing on Nasdaq (hereinafter referred to as “Listing Approval”) has not been obtained.

In this Registration Statement, “U.S. dollars” means the currency of the United States and “yen” means the currency of Japan. For convenience, U.S. dollars have been converted into yen at the mid-rate (telegraphic transfer selling and buying rate for customer transactions) quoted by Mizuho Bank, Ltd. as of February 10, 2026 (US$1 = ¥156,17). Unless otherwise stated, all U.S. dollar amounts in this Registration Statement translated into yen are based on this rate.

Part I. [Information on securities]

Section 1. [Terms and conditions of public offering]

Not applicable.

Section 2. [Terms and conditions of secondary distribution]

1. [Securities for secondary distribution]

(1) [Shares for secondary distribution]

At the Offering Price to be determined on the Pricing Date (scheduled to be a date between March 2026 and August 2026; hereinafter the same), Mizuho Securities Co., Ltd. (the Application Acceptance Financial Instruments Business Operator) described in “2 Conditions of Sale” below will accept applications for the sale at the Offering Price, upon being entrusted with the sale by Mizuho Securities USA LLC (the Underwriters), which will purchase and underwrite in connection with this offering (as defined in Note 1 below), from the selling shareholders described below (meaning the owners of the shares to be sold; hereinafter the same). In addition, PayPay Securities Corporation (the Sales Entrustee Financial Instruments Business Operator) described in “2 Conditions of Sale” below will accept applications for the sale at the Offering Price, upon being entrusted with the sale by the Application Acceptance Financial Instruments Business Operator, in the same manner. Please note that Mizuho Securities Co., Ltd. and PayPay Securities Corporation, which solicit and sell in Japan, will only handle the Domestic Offering and do not constitute underwriters. The Underwriters plan to pay the aggregate underwriting price to the selling shareholders on the two business days following the Pricing Date in U.S. time, and the difference between the aggregate Offering Price in this offering through the firm commitment underwriting by the Underwriters and the aggregate underwriting price will be the Underwriters’ proceeds. The selling shareholders will not pay any underwriting commissions to the Underwriters.

Classes	Number of shares for secondary distribution (units)		Total distribution value (in U.S. dollars)	Address and name of holder of shares for secondary distribution
PayPay Corporation American Depositary Shares (hereinafter referred to as “ADSs”) (Note 1)	Sale by bidding under auction method	—	—	—
	Sale without bidding under auction method	—	—	—
	Book-Building	To be determined (Note 3)	To be determined (Note 4)	SVF II Piranha (DE) LLC
Total (Total securities sold)		To be determined	To be determined	—

(Note 1)

The Board of Directors, by resolution dated February 12, 2026, resolved the listing on the U.S. Nasdaq Global Select Market (hereinafter referred to as “Nasdaq”) and the offering and sale of ADSs in connection therewith (hereinafter referred to as “this offering”, and described in “Special Matters Relating to the Offering or Sale 1 this offering” below). The sale in Japan of ADSs contemplated by this Securities Registration Statement (hereinafter referred to as the “Domestic Offering”) constitutes a part of this offering. In addition, in connection with the Domestic Offering, underwriting by an “Underwriting Member” as defined in Article 2, paragraph 1, item 8 of the Japan Securities Dealers Association’s “Rules Concerning Underwriting of Securities, etc.” will not be conducted; accordingly, the survey of demand to be conducted through the Domestic Offering does not constitute “Book-Building” as defined in Article 2, paragraph 1, item 16 of said Rules.

(Note 2)

One ADS represents one share of the Company’s ordinary shares. The Company’s ordinary shares are shares with full voting rights under the Companies Act of Japan and are the Company’s standard shares with no limitations on their rights. However, the Company plans to list the ADSs on Nasdaq on the business day (meaning a business day in the United States; hereinafter the same unless otherwise noted) following the Pricing Date (as defined in “2 Conditions of Sale” below), and in connection therewith, intends to amend its articles of incorporation on the Listing Date to abolish the provisions imposing restrictions on the transfer of the Company’s ordinary shares and to set the minimum trading unit at 100 shares. In addition, the ADSs are evidenced by PayPay Corporation American Depositary Receipts (hereinafter referred to as “ADR(s)”). Please refer to “Description of ADSs” below.

(Note 3)

The number of ADSs to be sold in the Domestic Offering is scheduled to be determined on the Preliminary Price Range Determination Date(scheduled to be a date between March 2026 and August 2026; hereinafter the same), but may be changed on the Pricing Date in consideration of the results of the Book-Building conducted in this offering.

(Note 4)	The total offering amount is to be determined.

(Note 5)

The following description is based on FINRA Rule 5130 of the Financial Industry Regulatory Authority (the “FINRA”) and other market practices in the United States. Each purchaser of the ADSs is deemed to represent and agree, in connection with such purchase, that any person with a beneficial interest (as defined below) in such purchase, except as permitted by FINRA rules, does not fall within any of the following categories:

(a)	A member of the Financial Industry Regulatory Authority (formerly the National Association of Securities Dealers) (hereinafter, a “FINRA member”) or other broker-dealer or other securities dealer

(b)

An officer, director, general partner, associated person, or employee of a FINRA member or other broker-dealer or other securities dealer (excluding a broker-dealer or securities dealer whose authority to engage in securities business is limited solely to trading in investment company/variable insurance contract securities and direct participation program securities (hereinafter, a “limited business broker-dealer/securities dealer”))

(c)	An agent of a FINRA member or other broker-dealer or other securities dealer (excluding a limited business broker-dealer/securities dealer) who is engaged in investment banking or securities business

(d)

An intermediary of the underwriters in this offering, or any other person acting in a fiduciary capacity for the underwriters in this offering (including, without limitation, lawyers, accountants and financial consultants)

(e)

A person authorized to buy or sell securities for a bank, savings and loan institution, insurance company, investment company, investment adviser, or collective investment account (i.e., an investment vehicle that primarily engages in trading securities)

(f)	Any person, other than a limited business broker-dealer/securities dealer, who falls within any of the following:

(i)

A person listed, or required to be listed, on Schedule A to the Uniform Application for Broker-Dealer Registration (hereinafter, “Form BD”) (excluding a person classified under the ownership code as less than 10%), or

(ii)

A person listed, or required to be listed, on Schedule B to Form BD (excluding a person classified under the ownership code on Schedule A as less than 10% and whose interest arises from an interest in a person listed on Schedule A)

(g)	Any person who falls within any of the following:

(i)

A person who directly or indirectly owns 10% or more of the equity interests in a company subject to the ongoing disclosure obligations under U.S. securities laws that is listed, or required to be listed, on Schedule A to Form BD (excluding a company listed on a U.S. securities exchange and subject to the ongoing disclosure obligations under U.S. securities laws, and excluding a limited business broker-dealer/securities dealer), or

(ii)

A person who directly or indirectly owns 25% or more of the equity interests in a company subject to the ongoing disclosure obligations under U.S. securities laws that is listed, or required to be listed, on Schedule B to Form BD (excluding a company listed on a U.S. securities exchange and subject to the ongoing disclosure obligations under U.S. securities laws, and excluding a limited business broker-dealer/securities dealer), or

(h)	If any of the persons described in the foregoing items is a natural person, the immediate family members of such person

(i)	A person described in items (b) through (g) above who provides material support to, or receives material support from, such immediate family member

(ii)	A person described in items (b), (c), (f), or (g) above who can influence the allocation of the newly offered ADSs and the underlying shares

(iii)

A person described in item (b) or (c) above who is employed by, or associated with, a FINRA member or its affiliate that sells the newly offered ADSs and the underlying shares to such immediate family member, or

(iv)	A person described in item (f) or (g) above who is an owner of a FINRA member or its affiliate that sells the newly offered ADSs and the underlying shares to such immediate family member

“Beneficial interest” means an economic interest, such as a right to share in profits or losses.

Summary

Prior to this offering, there has been no public trading market for the Company’s shares or the ADSs. The Company will list the ADSs on Nasdaq, and trading of the ADSs on Nasdaq will commence on the Listing Date, which is the next business day in the United States after the Pricing Date. ADSs are expected to be delivered to purchasers of ADSs through the offering and sale of ADSs in overseas markets mainly in the United States on the day two business days after the Pricing Date in New York City, State of New York. ADSs are expected to be delivered to purchasers of ADSs through the Domestic Offering two business days in Tokyo after the Pricing Date. Purchasers of ADSs through the Domestic Offering may buy and sell ADSs through securities companies with which each investor submitted its purchase application from the Listing Date. For specific methods of buying and selling, please inquire with the securities company with which each investor placed an application, among Mizuho Securities Co., Ltd. (the Application Acceptance Financial Instruments Business Operator) and PayPay Securities Corporation (the Sales Entrustee Financial Instruments Business Operator) described in “2 Conditions of Sale” below. Neither the Company’s shares nor the ADSs are currently expected to be listed on a securities exchange in Japan.

2. [Conditions for secondary distribution]

Distribution price (in U.S. dollars)	Period for subscription	Unit for subscription (units)	Deposit for subscription (in U.S. dollars)	Place to accept applications	Address and name of person accepting entrustment of secondary distribution	Contents of entrustment agreement for secondary distribution

To be determined (Note 1)	From March 2026 to August 2026	1 ADS or more, in units of 1 ADS	Per 1 ADS An amount equal to the Offering Price (Note 2) (Note 3)	Head office and all branches and sales offices in Japan of Mizuho Securities Co., Ltd. and PayPay Securities Corporation	1-5-1 Otemachi, Chiyoda-ku, Tokyo Mizuho Securities Co., Ltd. 1-6-1 Yotsuya, Shinjuku-ku, Tokyo PayPay Securities Corporation (Note 3)	To be determined (Note 3)
(Note 1)	The Offering Price will be determined through the Book-Building conducted in this offering.

The Offering Price will be determined during the period from March 2026 to August 2026 (hereinafter, such determination date is referred to as the “Pricing Date”), after comprehensively taking into account, based on the preliminary price range to be presented on a date between March 2026 and August 2026 (hereinafter referred to as the “Initial Price Range”; such date is hereinafter referred to as the “Preliminary Price Range Determination Date”), the demand conditions in the Book-Building conducted in this offering, the risk of price fluctuations up to the Listing Date, and other factors. However, depending on the demand conditions in the Book-Building conducted in this offering, the results of the roadshow, changes in the macroeconomic environment, etc., the Initial Price Range may be revised after the Preliminary Price Range Determination Date and prior to the Pricing Date (the price range presented as a result of such revision is hereinafter referred to as the “Amended Price Range”), and the Pricing Date may fall after August 2026. The Initial Price Range and the Amended Price Range, as well as the Offering Price, in the Domestic Offering will be identical to the Initial Price Range and the Amended Price Range, as well as the Offering Price, of the ADSs in this offering. Please note that the method for determining the terms on the Pricing Date in this offering differs from the method generally used in Japan for determining the terms of an offering or sale prior to listing. Unlike a typical offering or sale prior to listing in Japan, in this offering, as described above, the Initial Price Range may be revised after the Preliminary Price Range Determination Date and prior to the Pricing Date. In addition, in this offering, the Offering Price may be determined, in accordance with current practice in the U.S. market, at a price higher than the upper end of the Initial Price Range (or the Amended Price Range, if an Amended Price Range exists) or lower than the lower end thereof. Therefore, the Offering Price may be determined without prior notice before the Pricing Date or without amendment of this Securities Registration Statement, outside the range of the Initial Price Range or the Amended Price Range (provided that the price will be no more than 20% above the upper end of the Initial Price Range (or, if an Amended Price Range exists, the Amended Price Range) and no less than 20% below the lower end of the Initial Price Range (or, if an Amended Price Range exists, the Amended Price Range)). Investors should carefully consider the purchase of ADSs in light of such method of determination, and must decide, taking into account the Initial Price Range presented on the Preliminary Price Range Determination Date and any Amended Price Range that may be presented thereafter, whether to place an application in the survey of demand conducted through the Domestic Offering.

In addition, the Domestic Offering constitutes part of this offering, and the survey of demand conducted through the Domestic Offering constitutes part of the Book-Building in this offering. However, as no underwriting by an “Underwriting Member” as defined in Article 2, paragraph 1, item 8 of the Japan Securities Dealers Association’s “Rules Concerning Underwriting of Securities, etc.” will be conducted in connection with the Domestic Offering, the survey of demand conducted through the Domestic Offering does not constitute “Book-Building” as defined in Article 2, paragraph 1, item 16 of said Rules.

(Note 2)	The subscription deposit shall be the same amount as the offering price in the Domestic Offering, and no interest will accrue thereon.

(Note 3)

In connection with the Domestic Offering, no underwriting will be conducted in Japan, and underwriting will be conducted only in the United States. The Domestic Offering will be conducted as a part of this offering. Mizuho Securities Co., Ltd. listed below will handle applications for the Domestic Offering upon being entrusted with the sale by Mizuho Securities USA LLC (hereinafter referred to as the “Underwriters”), the Underwriters in this offering (hereinafter, Mizuho Securities Co., Ltd. in such capacity is referred to as the “Application Acceptance Financial Instruments Business Operator”). In addition, Mizuho Securities Co., Ltd. has entrusted the sale to PayPay Securities Corporation (hereinafter, PayPay Securities Corporation in such capacity is referred to as the “Sales Entrustee Financial Instruments Business Operator”). Note that, of the ADSs subject to the Domestic Offering, the majority is expected to be entrusted for sale by Mizuho Securities Co., Ltd. to PayPay Securities Corporation.

No underwriting fee will be paid in connection with this offering. However, the total amount of the difference between the offering price and the price at which the Underwriters underwrite the ADSs will be the Underwriters’ proceeds. In addition, in connection with the Domestic Offering, a portion of the proceeds received by the Underwriters will be paid by the Underwriters to the application-handling financial instruments business operator as a sales agency fee, and a portion of the sales agency fee received by the application-handling financial instruments business operator will be paid by such operator to the sales-agent financial instruments business operator as a sales agency fee. Any ADSs entrusted for sale to the application-handling financial instruments business operator and the sales-agent financial instruments business operator that are not sold to investors will be taken back by the Underwriters and sold by the Underwriters.

The method of selling ADSs by PayPay Securities Corporation is as follows. Investors will, after the Preliminary Price Range Determination Date, apply to purchase ADSs in the amount of ¥10,000 per unit, for the desired number of units, through the PayPay Securities App or through the PayPay Securities Mini App, which is a mini application provided by PayPay Securities Corporation within a smartphone application provided by the Company. Applicants will acknowledge that the final terms may be determined outside the range of the Initial Price Range or the Amended Price Range, and will agree that, within the total amount corresponding to the number of units applied for, they will execute a transaction for the number of ADR(s) calculated based on such final terms. While the application acceptance period via the PayPay Securities App and PayPay Securities Mini App is expected to be determined on the Preliminary Price Range Determination Date and is scheduled to end prior to the Terms Determination Date, it may be shortened depending on the status of applications (for example, if the aggregate amount of applications reaches a certain amount). The acceptance periods through both the PayPay Securities App and the PayPay Securities Mini App will end on a date prior to the Pricing Date; however, applicants may cancel their applications up to the day before the Pricing Date. If PayPay Securities Corporation anticipates that the total amount of purchase applications may exceed the amount of ADSs to be sold by PayPay Securities Corporation, it will conduct a lottery to determine the purchasers and the amount of each purchase. On the Pricing Date, PayPay Securities Corporation will notify each applicant of the final terms, the total amount and number of ADSs that the applicant may purchase. Applicants may cancel their applications after receiving such notice until 12:59 p.m. (scheduled) Japan time on the same day. From 1:00 p.m. to around 4:00 p.m. Japan time on the same day, PayPay Securities Corporation will conduct a secondary lottery for ADSs that become available due to cancellations among those applicants whose allocated amount is below the amount applied for. Around 4:00 p.m. Japan time on the same day, PayPay Securities Corporation will notify applicants who won in the lottery and did not cancel by 12:59 p.m. (scheduled) Japan time of the final allocation of the purchase amount and number of ADSs. Upon receipt of such notice, applicants will purchase the number of ADSs set forth in such notice. Applicants should read this Registration Statement carefully and, on their own responsibility and judgment, make their investment decision after carefully considering the risk factors described herein.

The method of selling ADSs by Mizuho Securities Co., Ltd. is as follows. Investors may, during the period from the Preliminary Price Range Determination Date to the Pricing Date, submit indications of interest to Mizuho Securities Co., Ltd., with reference to the Initial Price Range or the Amended Price Range. Such indications of interest may be changed or withdrawn. Mizuho Securities Co., Ltd. will endeavor to conduct sales in a fair and equitable manner and intends to conduct allocations in accordance with its basic policy and internal rules regarding allocations. Investors will place applications with Mizuho Securities Co., Ltd. accompanied by the application deposit during the subscription period.

Financial Instruments Business Operators Handling the Domestic Offering

Application Acceptance Financial Instruments Business Operator	Address
Mizuho Securities Co., Ltd. (administrative lead manager for Domestic Offering)	1-5-1 Otemachi, Chiyoda-ku, Tokyo

Sales Entrustee Financial Instruments Business Operator	Address
PayPay Securities Corporation	1-6-1 Yotsuya, Shinjuku-ku, Tokyo

(Note 4)

The delivery date of the ADSs purchased through the offering and sale of ADSs in overseas markets mainly in the United States is expected to be two business days in New York City, State of New York, after the Pricing Date, and is expected to be delivered at the date that is two business days after the Pricing Date in Tokyo. Note that the securities relating to the ADSs (ADR(s)) will not be issued except in certain cases.

(Note 5)

If, on the Pricing Date, the Offering Price in this offering (i.e., the Offering Price for the Domestic Offering) and the items that are corrected, or may be corrected, in connection with the determination of such price (i.e., the total offering price, the underwriting price per ADS, descriptions relating to the status of bookbuilding and the contents of the agency agreement for the offering for sale, and the number of ADSs to be offered in this offering, the number of common shares represented by the ADSs offered in such offering, the number of ADSs to be sold in this offering, the number of ADSs to be sold in the overseas offering for sale, the number of common shares represented by the ADSs sold in such offering for sale, the number of ADSs sold in excess of the total number of ADSs offered and sold in this offering, and the maximum number of ADSs to be issued pursuant to the over-allotment option, and, together with the offering price in this offering, hereinafter, “Offering Price, etc.”) are determined, then, in lieu of delivery of the correction portion of the prospectus, such matters will be publicly announced on the Company’s website on the Internet (https://about.paypay.ne.jp/pr/), the website of Mizuho Securities Co., Ltd. (https://www.mizuho-sc.com/information/index.html) and the website of PayPay Securities Corporation (https://www.paypay-sec.co.jp/notice_list.html) (collectively, “this website”) during the period from the filing of the amendment to the Securities Registration Statement relating to such determination of terms until the last day of the subscription period, and, when seeking to have the counterparty acquire the ADSs by way of sale or to sell the ADSs to the counterparty, the Offering Price will be directly notified to such counterparty by telephone or other means (including e-mail) (hereinafter referred to as “Direct Notice”). However, if an amendment to the Securities Registration Statement filed after the Pricing Date includes corrections to matters other than Offering Price, etc., the correction portion of the prospectus will be delivered. In such case, public announcement on this website and Direct Notice may not be made.

Summary

Transactions in ADSs will be conducted in accordance with the terms and conditions for foreign securities trading accounts applicable to the foreign securities trading accounts opened by each applicant for ADSs with the Application Acceptance Financial Instruments Business Operator or the Sales Entrustee Financial Instruments Business Operator handling the Domestic Offering. Each applicant who has not opened such a foreign securities trading account must open one.

Overview of the Issuance Mechanism of ADSs

ADSs are issued pursuant to the deposit agreement between the Company, The Bank of New York Mellon as the Depositary (hereinafter, the “Depositary”), and the holders of the ADSs and all other persons holding ADSs indirectly or beneficially (hereinafter, the “deposit agreement”). ADR(s) representing the ADSs will be issued pursuant to the deposit agreement only in specified cases.

Summary of the Issuance Mechanism of ADSs

(i)	The Company will enter into the deposit agreement with the Depositary (Bank of New York Mellon).

(ii)	The selling shareholders will deposit shares they own with the custodian (Mizuho Bank, Ltd.) of the Depositary.

(iii)

Upon the deposit of the Company’s shares, the Depositary will issue ADSs and deliver them to Morgan Stanley & Co. LLC, and Morgan Stanley & Co. LLC will transfer a portion of the ADSs to Mizuho Securities USA LLC.

(iv)

Mizuho Securities USA LLC will entrust the Domestic Offering of the ADSs to Mizuho Securities Co., Ltd., and Mizuho Securities Co., Ltd. will entrust a portion of such Domestic Offering to PayPay Securities Corporation.

(v)	and (vi) ADSs are sold to investors.

[Special matters to be stated concerning the public offering or secondary distribution]

1	The offering

The Domestic Offering constitutes a part of this offering. In this offering, simultaneously with the Domestic Offering, an offering of ADSs in the United States (the overseas offering) and a sale of ADSs in overseas markets mainly in the United States are expected to be conducted through firm commitment underwriting on a several basis by the overseas underwriters, with Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC and Morgan Stanley & Co. LLC acting as joint global coordinators and joint bookrunners. The breakdown of the offering and sale in this offering consists of (i) (to be determined) ADSs (number of offered depositary shares) representing (to be determined) newly issued ordinary shares by the Company and (ii) (to be determined) ADSs (number of depositary shares sold) representing (to be determined) ordinary shares held by the selling shareholders, of which the breakdown of the sale is (to be determined) ADSs for the Domestic Offering and (to be determined) ADSs for the overseas sale. The Company intends to list the ADSs on Nasdaq in light of the characteristics of the U.S. market, where many companies with similar business models are listed and there is a deep base of institutional investors that continuously analyze and evaluate such peer group. The listing date of the ADSs on Nasdaq is expected to be the business day following the Pricing Date.

In addition, in connection with the foregoing offering (international offering) and sale (international offering for sale) of ADSs in overseas markets mainly in the United States in the number set forth above, the underwriters may sell additional ADSs in overseas markets mainly in the United States up to a maximum of (to be determined) ADSs, taking into account demand conditions, etc., and the underwriters will have an option (hereinafter, the “over-allotment option”) to receive the issuance of additional ADSs from the Depositary up to a maximum of (to be determined) ADSs to cover such sales. The underwriters may exercise the over-allotment option for a period of 30 days from the Pricing Date (U.S. Eastern Standard Time) of this offering.

The offering terms for the issuance of shares underlying the ADSs to be offered in this offering are expected to be determined at the Board of Directors meeting held on the same date, based on the authorization of the general meeting of shareholders dated the Preliminary Price Range Determination Date.

The Company will acquire funds by issuing shares to the Depositary in connection with the offering of the ADSs, and intends to allocate such funds to repay in full the Company’s borrowings, or to other expenses or investments related to the repayment thereof.

2	Description of ADSs

American Depositary Shares

The Bank of New York Mellon, as the Depositary, will register and deliver the ADSs. Each ADS represents (to be determined) ordinary shares (or the right to receive (to be determined) ordinary shares) deposited with Mizuho Bank, Ltd., the Depositary’s custodian in Japan (hereinafter referred to as the “custodian”). Each ADS also represents any other securities, cash or other property held by the Depositary. Together with such other securities, cash or other property held by the Depositary, the deposited shares are hereinafter referred to as the “Deposited Securities”. The office and principal executive office of the Depositary for the administration of the ADSs is located at 240 Greenwich Street, New York, New York 10286.

There are two ways to hold ADSs: (A) to hold them directly by (i) having American Depositary Receipts (ADR(s)), which are certificates evidencing a certain number of ADSs, registered in the investor’s name, or (ii) having uncertificated ADSs registered in the investor’s name; and (B) to hold them indirectly by holding rights with respect to securities relating to ADSs through a broker or other financial institution that is a direct or indirect participant in The Depository Trust Company (DTC). Investors who hold ADSs directly (hereinafter referred to as “ADS holders”) will be registered as holders of ADSs. The following discussion assumes that the investor is an ADS holder. If an investor holds ADSs indirectly, in order to assert the rights of ADS holders described below, the investor must rely on the procedures of the broker or other financial institution, and investors should consult their respective brokers or financial institutions as to what such procedures are.

The record holder of uncertificated ADSs will receive a statement from the Depositary confirming such holding.

Because ADS holders are not treated as shareholders of the Company, they do not have shareholders’ rights. Japanese law applies to shareholders’ rights. The Depositary will become the holder of the Company’s ordinary shares underlying the ADSs. Investors, as persons registered as holders of ADSs, have the rights of ADS holders. The deposit agreement among the Company, the Depositary, the ADS holders and all other persons that hold ADSs indirectly or beneficially sets forth the rights of ADS holders and the rights and obligations of the Depositary. The deposit agreement and the ADSs are governed by the laws of the State of New York.

The following is a summary of certain material provisions of the deposit agreement. To obtain complete information, please read the entire deposit agreement and the form of ADR(s).

Dividends and Other Distributions

The Depositary has agreed to pay to ADS holders the dividends and other distributions that the Company distributes on the cash dividends or other distributions received by the Depositary or custodian from the ordinary shares or other Deposited Securities represented by the ADSs, after deducting its fees and expenses in accordance with the deposit agreement. ADS holders will receive such dividends and other distributions in proportion to the number of ADSs they hold.

Cash

If the Depositary can convert cash dividends or other cash distributions paid by the Company on the ordinary shares into U.S. dollars and remit such U.S. dollars to the United States, at a reasonable exchange rate, it will make such conversion into U.S. dollars. If it cannot do so, or if it cannot obtain the necessary governmental approvals, the deposit agreement provides that the Depositary may distribute the foreign currency other than U.S. dollars only to those ADS holders who are able to receive such foreign currency. The Depositary will hold, for the account of ADS holders to whom no cash distribution has been made, any foreign currency that cannot be converted into U.S. dollars. It will not invest such foreign currency and will have no obligation to pay interest thereon.

Before making any distribution, any withholding taxes or other governmental charges required to be paid will be deducted. The Depositary will make distributions only in U.S. dollars and cents, and will round to the nearest cent. If exchange rates fluctuate during a period when the Depositary cannot convert foreign currency, a portion of the distribution may be lost.

Shares

The Depositary may deliver additional ADSs representing ordinary shares that the Company distributes as a dividend or free of charge. The Depositary will not deliver fractional ADSs. The Depositary will sell the number of ordinary shares (or ADSs representing such ordinary shares) for which fractional ADSs would otherwise be required to be delivered, and will distribute the net proceeds in the same manner as cash. If the Depositary does not deliver additional ADSs, the outstanding ADSs will represent the new ordinary shares in addition to the existing ordinary shares. The Depositary may sell a portion of the distributed ordinary shares (or ADSs representing such ordinary shares) sufficient to pay fees and expenses relating to such distribution.

Rights to Acquire Additional Shares

If the Company offers to holders of its securities rights to subscribe for additional shares or other rights, the Depositary may, after deducting or upon payment of its fees and expenses, (i) exercise such rights on behalf of ADS holders, (ii) distribute such rights to ADS holders, or (iii) sell such rights and distribute the net proceeds to ADS holders. Unless the Depositary takes any of these actions, it will allow the rights to lapse, in which case investors will not receive any benefit. The Depositary will exercise or distribute rights only if the Company requests it to do so and provides the Depositary with satisfactory assurances that such action is lawful. If the Depositary exercises rights, it will purchase the securities relating to such rights and deliver to ADS holders new ADSs representing such securities, or, in the case of shares, new shares, only if the ADS holders pay the exercise price to the Depositary. Under U.S. securities laws, the Depositary may be restricted from distributing rights or ADSs or other securities issued upon exercise of rights to all or certain ADS holders, and securities distributed may be subject to transfer restrictions.

Other Distributions

The Depositary will deliver to ADS holders any other distributions made by the Company on the Deposited Securities by means it believes to be lawful, fair and practical. If the Depositary cannot make such a distribution in that manner, it may decide to (1) sell the property distributed by the Company and distribute the net proceeds in the same manner as cash, or (2) hold the property distributed by the Company. If the Depositary chooses (2), the ADSs will represent the newly distributed property as well. However, unless the Depositary receives from the Company satisfactory evidence that a distribution is lawful, it is not obligated to deliver securities other than ADSs to ADS holders. The Depositary may sell a portion of the distributed securities or property sufficient to pay fees and expenses relating to such distribution. Under U.S. securities laws, the Depositary may be restricted from distributing securities to all or a portion of ADS holders, and securities distributed may be subject to transfer restrictions.

The Depositary will not be liable if it determines that it is illegal or impracticable to make a distribution to ADS holders. The Company is not obligated to register ADSs, shares, rights or other securities under U.S. securities laws. The Company is also not obligated to take any other action to permit a distribution of ADSs, shares, rights or other property to ADS holders. If it is illegal or impracticable to make a distribution based on shares or interests therein, investors may be unable to receive such distribution.

Deposits, Withdrawals and Cancellations

Issuance of ADSs

The Depositary will deliver ADSs if the investor or the investor’s broker deposits with the custodian the Company’s ordinary shares or certificates evidencing the right to receive ordinary shares. Upon payment of its fees and expenses and any taxes or charges or fees such as stamp duties and stock transfer taxes, the Depositary will register the appropriate number of ADSs in the name requested by the investor and will deliver the ADSs in accordance with the depositor’s instructions.

Withdrawal of Deposited Securities

Investors may withdraw the deposited shares by delivering their ADSs to the Depositary. Upon payment of its fees and expenses and any taxes and charges such as stamp duties or stock transfer taxes or fees, the Depositary will deliver the Company’s ordinary shares or other Deposited Securities underlying the ADSs to the ADS holder or the person designated by the ADS holder, in principle, at the custodian’s office (Mizuho Bank Settlement Sales Department). Alternatively, if requested by the investor and if practicable at the investor’s risk and expense, the Depositary will deliver the Deposited Securities at its office. However, if delivery of a fractional portion of deposited shares or other securities is required, the Depositary is not obligated to accept delivery of ADSs from the investor. The Depositary may charge the investor a fee and expenses for instructing the custodian with respect to delivery of the deposited shares.

Exchange between Certificated ADSs and Uncertificated ADSs

An investor may deliver the investor’s ADR(s) to the Depositary in exchange for uncertificated ADSs. The Depositary will cancel such ADR(s) and send to the ADS holder a statement confirming that such ADS holder is the record holder of uncertificated ADSs. If the Depositary receives proper instructions from the record holder of uncertificated ADSs to exchange uncertificated ADSs for certificated ADSs, the Depositary will prepare and deliver to the ADS holder ADR(s) evidencing such ADSs.

Voting Rights

ADS holders may instruct the Depositary on how to exercise the voting rights attached to the number of deposited ordinary shares represented by the ADSs. If the Company requests the Depositary to seek voting instructions from investors (note that the Company is not obligated to make such a request), the Depositary will notify investors of the convening of a general meeting of shareholders and will send or make available voting materials; however, the Company is not obligated to request the Depositary to seek voting instructions from investors. In addition, investors may not individually request the Depositary to send or make available voting materials. Such materials will describe the matters to be voted on and explain how ADS holders may instruct the Depositary regarding the exercise of voting rights. For such instructions to be effective, they must be received by the Depositary by the deadline set by the Depositary. Subject to the provisions of Japanese law and the Company’s articles of incorporation or similar documents, the Depositary will endeavor, to the extent practicable, to vote, or cause its agent to vote, the ordinary shares or other Deposited Securities in accordance with the instructions of ADS holders. Even if the Company does not request the Depositary to seek voting instructions, investors may provide voting instructions, in which case the Depositary may endeavor to vote in accordance with the investors’ instructions, but it is not obligated to make such efforts. However, the Company currently intends to request the Depositary to seek voting instructions, and it does not contemplate that such request will not be made.

Except by instructing the Depositary as described above, investors cannot exercise voting rights unless they deliver their ADSs and withdraw the ordinary shares. However, investors may not receive sufficient advance notice of a general meeting of shareholders to be able to withdraw the ordinary shares. In any event, the Depositary will not exercise any discretion with respect to voting the Deposited Securities and will vote, or attempt to vote, as instructed.

The Company does not guarantee that investors will receive voting materials in a timely manner so that they can reliably instruct the Depositary to vote the ordinary shares. The Depositary and its agents will not be responsible for any failure to carry out voting instructions or for the manner in which voting instructions are implemented. Accordingly, investors may be unable to take any action if they are unable to exercise voting rights or if their ordinary shares are not voted in accordance with their instructions. Furthermore, for ADSs for which no instructions for the exercise of voting rights have been given, the Company may request that the depositary issue a discretionary proxy to a person designated by the Company for the exercise of voting rights attached to the deposited securities, provided that certain conditions specified in the depositary agreement are satisfied.

In order to give voting instructions to the Depositary, the Company must give the Depositary notice of a general meeting of shareholders and voting agenda items at least 30 days prior to the date of the meeting.

The Company and the Depositary may modify the above procedures as necessary in order to comply with applicable laws and regulations.

Fees and Expenses

Amount Payable	Event Triggering Payment
US$10.00 (¥1,561.7) per 100 ADSs (or portion thereof) (or less)	Issuance of ADSs (including issuances in connection with distributions of shares or rights or other property) Cancellation of ADSs for the purpose of withdrawal (including in the event that the deposit agreement is terminated)

US$0.10 (¥15.617) per 1 ADS (or less)	All cash distributions to ADS holders

An amount equal to the fee that would be payable if the securities distributed to investors were ordinary shares and such ordinary shares were deposited for the issuance of ADSs	Of distributions of securities (including represented rights) to the holders of Deposited Securities, the portion distributed by the Depositary to ADS holders

US$0.10 (¥15.617) per 1 ADS per year (or less)	Depositary services

Recording Fee or Transfer Fee	Transfer and registration into the name of the Depositary or its agent on the Company’s shareholder registry, when investors deposit or withdraw shares

Expenses of the Depositary	Cable (including SWIFT) and facsimile transmissions (if expressly provided for in the deposit agreement) Conversion of foreign currency into U.S. dollars

Taxes and other governmental charges that the Depositary or the custodian must pay on the ADSs or the ordinary shares underlying the ADSs (including stock transfer taxes, stamp duties or withholding taxes, etc.)	As necessary

Expenses incurred by the Depositary or its agent to administer the Deposited Securities	As necessary

The Depositary will collect the fees for delivery and surrender of ADSs directly from investors who deposit ordinary shares or from investors who surrender ADSs for the purpose of withdrawal, or their agents. The Depositary will collect the fees for making distributions to investors by deducting them from the amounts distributed or by selling a portion of the property available for distribution and collecting the fees from the proceeds of such sale. The Depositary may collect the annual fee for depositary services by deducting it from cash distributions, by billing investors directly, or by charging the book-entry accounts of participants acting for investors. The Depositary may collect any of the fees by deducting them from cash distributions payable to ADS holders who are required to pay such fees, or by selling a portion of securities or other property distributable. The Depositary may generally refuse to provide services for which fees are payable until such fees are paid.

The Depositary may make payments to the Company from time to time for the purpose of reimbursing the Company for certain expenses and costs incurred in connection with the establishment and maintenance of the ADS program, waiving fees and expenses for services provided by the Depositary to the Company, or distributing revenues from fees collected from ADS holders. In performing its duties under the deposit agreement, the Depositary may engage brokers, dealers, foreign exchange dealers or other service providers that are subsidiaries or affiliates of the Depositary, and in such case, such brokers and others may earn or share compensation, spreads or commissions.

The Depositary may exchange currency itself or through an affiliate, in which case the Depositary will act for its own account and for its own benefit, and not as agent, advisor, broker or fiduciary for any other person, and will earn revenue (including, without limitation, trading spreads) that it holds on its own account. Such revenue is based, in particular, on the difference between the exchange rate allocated to a currency conversion made under the deposit agreement and the rate that the Depositary or its affiliate receives when buying or selling foreign currency for its own account. While the Depositary is obligated to conduct currency conversions under the deposit agreement, the Depositary does not represent that the exchange rate used or obtained in any such conversion will be the most favorable rate that could be obtained at the time, or that the method of determining such rate will be the most favorable for ADS holders. The Depositary will, upon request, provide information regarding the method used to determine the exchange rate used for currency conversions.

Taxes and Other Charges

Investors are responsible for taxes and other governmental charges payable on their ADSs or on the Deposited Securities represented by their ADSs. The Depositary may refuse to register the transfer of an investor’s ADSs or to permit withdrawal of the Deposited Securities represented by an investor’s ADSs until such taxes and charges are paid. In order to pay required taxes, the Depositary may apply amounts payable to an investor toward the payment of taxes or sell the Deposited Securities represented by the investor’s ADSs, but the investor will remain liable for any deficiency. If the Depositary sells Deposited Securities, it may, if appropriate, reduce the number of ADSs to reflect such sale, and after paying the taxes, pay the remaining proceeds to the ADS holder or deliver property to the ADS holder.

Tender Offers and Exchange Offers; Redemption, Exchange or Cancellation of Depositary Receipts

If a tender offer or exchange offer is made to holders of Deposited Securities, the Depositary will not tender or exchange any Deposited Securities unless instructed by ADS holders.

If a tender offer or exchange offer is made to holders of Deposited Securities, the Company is not obligated to allow tender or exchange of Deposited Securities held in ADS form, and the Company and the Depositary are not obligated to determine whether such tender or exchange offer is lawful or permissible.

If, as a result of a split, consolidation or other reorganization of the Deposited Securities, or a merger, consolidation, recapitalization, reorganization or similar transaction affecting the issuer of the Deposited Securities, the Depositary receives new securities in exchange for or in substitution of the prior Deposited Securities, the Depositary will hold such substituted Deposited Securities as Deposited Securities under the deposit agreement. However, if the Depositary determines, after consultation with the Company to the extent practicable, that it is not lawful and practicable to hold such substituted securities, for reasons such as an inability to distribute the Deposited Securities to ADS holders, the Depositary may sell such substituted securities and distribute the net proceeds upon surrender of ADSs.

If the Depositary cannot distribute securities received as a result of a transaction described above or similar transaction, it may sell such securities and distribute the net proceeds as cash.

If the Depositary determines that a distribution is not possible, it may, in accordance with the deposit agreement, hold such securities without liability.

Amendment and Termination

Amendment of the deposit agreement

The Company may agree with the Depositary to amend the deposit agreement and the ADSs without the consent of investors, for any reason. If any such amendment adds to or increases any fees or charges (other than taxes and other governmental charges or Depositary expenses such as recordation fees, facsimile costs and delivery charges), or materially prejudices the substantial rights of ADS holders, the amendment will not become effective with respect to outstanding ADSs until 30 days after the Depositary has given notice of the amendment to ADS holders. Once an amendment becomes effective, by continuing to hold ADSs, investors will be deemed to have consented to the amendment and to have agreed to be bound by the amended ADR(s) and deposit agreement.

Termination of the deposit agreement

The deposit agreement will terminate upon the earlier of (i) the date of termination specified by the Company to the Depositary, which date will be at least 30 days after the Company has given notice of termination to the Depositary, and (ii) the date of termination specified by the Depositary to the Company, which date will be at least 90 days after the Depositary has given notice of termination to the Company.

•	If the Depositary resigns and a successor depositary is not appointed within 60 days.

•	If the Company becomes insolvent, bankrupt, or is subject to similar proceedings.

•	If all or substantially all of the value of the Deposited Securities has been distributed to ADS holders in cash or in securities.

•	If the Deposited Securities underlying the ADSs no longer exist or are clearly worthless.

•	If there has been a substitution of the Deposited Securities.

Upon termination of the deposit agreement, the Depositary will give notice to ADS holders at least 90 days prior to the termination date. The Depositary may, at any time after the termination date, sell the Deposited Securities. Thereafter, the Depositary will hold the cash received upon such sale, together with any other cash then held under the deposit agreement, for the pro rata account of ADS holders who have not surrendered their ADSs, without segregation and without any obligation to pay interest. In general, the Depositary will sell the Deposited Securities as soon as practicable after the termination date.

After the termination date and prior to the sale of the Deposited Securities, ADS holders may surrender their ADSs and receive the Deposited Securities. However, if doing so would interfere with the sale, the Depositary may refuse to accept surrenders for the purpose of withdrawing Deposited Securities, or may cancel such surrenders accepted prior to settlement. The Depositary may refuse to accept surrenders for the purpose of withdrawing the sale proceeds until all Deposited Securities have been sold. The Depositary will continue to collect distributions on the Deposited Securities, but after the termination date, except as described in this paragraph, it will have no obligation to register transfers of ADSs, to distribute dividends or other distributions on the Deposited Securities to ADS holders who have not surrendered their ADSs, or to perform notices or other obligations under the deposit agreement.

Limitations on Obligations and Liability

Limitations on the obligations of the Company and the Depositary; limitations on liability to ADS holders

The deposit agreement expressly limits the obligations of the Company and the Depositary. It also limits the liability of the Company and the Depositary.

•

The Company and the Depositary are obligated only to perform the specific actions set forth in the deposit agreement without negligence or bad faith. The Depositary is not a trustee for ADS holders and does not owe fiduciary duties to ADS holders.

•

The Company and the Depositary will not be liable if performance of their obligations under the deposit agreement is prevented or delayed by law or by events or circumstances beyond the control of the Company or the Depositary.

•	The Company and the Depositary will not be liable for the exercise of discretion permitted under the deposit agreement.

•

The Company and the Depositary will not be liable for any special, consequential or punitive damages, or for a failure of ADS holders to benefit from distributions on the Deposited Securities as a result of the provisions of the deposit agreement, or for violations of the terms of the deposit agreement.

•	The Company and the Depositary have no obligation to participate in any litigation or other proceeding relating to the ADSs or the deposit agreement on behalf of investors or any other person.

•	The Company and the Depositary may rely on any document that they in good faith believe to be genuine and to have been signed or presented by the proper person.

•	The Company and the Depositary will not be liable for the acts or omissions of any securities depository, clearing agency or settlement system.

•

The Depositary has no duty to make any determinations or provide any information regarding the Company’s tax matters, and will not be liable for any tax consequences that may be incurred by ADS holders as a result of owning or holding ADSs, or for any tax liability that ADS holders may incur as a result of being unable to benefit from foreign tax credits, reduced withholding tax rates, refunds of withheld taxes or other tax benefits.

Under the deposit agreement, the Company and the Depositary have agreed to indemnify each other under certain circumstances.

Requirements for Actions Relating to the Deposit

Before the Depositary delivers ADSs, registers transfers of ADSs, makes distributions on ADSs, or permits withdrawal of ordinary shares or other Deposited Securities, the Depositary may require:

•	Payment of stock transfer taxes and other taxes and charges, and any transfer or registration fees charged by third parties for the transfer of ordinary shares or other Deposited Securities.

•	Satisfactory proof of identity and signature and such other information as may be deemed necessary, and satisfactory proof that such information is genuine.

•	Compliance with all regulations (including delivery of instruments of transfer) adopted from time to time in accordance with the deposit agreement.

The Depositary may refuse to deliver ADSs or register transfers of ADSs whenever the Depositary or the Company has closed its transfer books, or whenever the Depositary or the Company considers such refusal to be desirable.

Right to Receive Shares

ADS holders have the right to cancel their ADSs and withdraw the ordinary shares represented thereby, except in the following cases:

•	In the event of temporary delays for the following reasons:

i)	The Depositary’s or the Company’s transfer books are closed.

ii)	The ADSs are being exchanged for shares.

iii)	ADS holders owe money for the payment of fees, taxes and similar charges.

•	If the investor owes money for the payment of fees, taxes and similar charges.

•	If withdrawal must be prohibited in order to comply with laws or governmental regulations applicable to the ADSs, or to comply with the withdrawal of ordinary shares or other Deposited Securities.

The right to withdraw ordinary shares will not be limited by any other provisions of the deposit agreement.

Direct Registration System

The deposit agreement provides that all parties to the deposit agreement acknowledge that the Direct Registration System (hereinafter referred to as “DRS”) and the Profile Modification System (hereinafter referred to as “Profile”) apply to the ADSs. DRS is a system administered by DTC that facilitates, through DTC and DTC participants, the switching between holding uncertificated ADSs through book-entry registration and holding certificated ADSs through certificates. Profile is a function of DRS that allows a DTC participant that claims to act on behalf of the record holder of uncertificated ADSs to instruct the Depositary to register a transfer of such ADSs and to deliver such ADSs to the DTC account of such DTC participant, without the Depositary having received prior authorization from the ADS holder to register such transfer.

In accordance with the arrangements and procedures relating to DRS and Profile, the parties to the deposit agreement acknowledge that, notwithstanding any requirements under the Uniform Commercial Code of the United States, the Depositary will not make any determination as to whether a DTC participant that claims to act on behalf of an ADS holder that makes a request to register a transfer and deliver ADSs as described in the preceding paragraph has actual authority to act on behalf of such ADS holder. Under the deposit agreement, the parties agree that the Depositary’s reliance on instructions received through DRS and Profile and its compliance therewith in accordance with the deposit agreement will not constitute negligence or bad faith by the Depositary.

Communications with Shareholders; Inspection of the ADS Holder Register

The Depositary will make available for inspection by investors at the Depositary’s office all information that the Company generally makes available to holders of the Deposited Securities and that such holders receive from the Company. If requested by the Company, the Depositary will send copies of such information. Investors have the right to inspect the register of ADS holders; however, they may not inspect it for the purpose of contacting holders regarding matters unrelated to the Company’s business or the ADSs.

Waiver of Jury Trial

The deposit agreement provides that, to the extent permitted by law, ADS holders waive their right to a jury trial for any claim they may have against the Company or the Depositary arising out of or relating to the Company’s ordinary shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws. If the Company or the Depositary objects to a demand for a jury trial based on such waiver, the court will determine, in accordance with applicable case law, whether the waiver is enforceable under the facts and circumstances. However, investors will not be deemed, by agreeing to the terms of the deposit agreement, to have waived the Company’s or the Depositary’s compliance with the U.S. federal securities laws or the rules and regulations promulgated thereunder.

Lock-up Agreements

The Company, and the holders of the Company’s ordinary shares (including the selling shareholders) have agreed that, during the period from the Listing Date of the ADSs to the 180th day after the Pricing Date (the “Lock-up Period”), they will not engage in any of the following acts, will not publicly announce an intention to engage in any of the following acts, and will not, directly or indirectly, cause their affiliates to engage in any of the following acts:

•

i) Sell, offer, contract to sell, pledge, grant any option or right to purchase, or otherwise dispose of any ordinary shares or ADSs or any securities convertible into or exchangeable for ordinary shares or ADSs.

•

ii) Enter into any swap or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of ordinary shares or ADSs, whether any such transaction is to be settled by delivery of ordinary shares or ADSs or other securities, in cash or otherwise.

The foregoing restrictions shall not apply in the following cases:

•

a) A gift; provided that (i) each donee agrees in writing to be bound by the restrictions described above for the remainder of the Lock-up Period, and (ii) no filing or report (whether required or voluntary) is made during the Lock-up Period.

•

b) A transfer to a trust for the direct or indirect benefit of the holder or the immediate family members of the holder; provided that (i) each trustee agrees in writing to be bound by the restrictions described above for the remainder of the Lock-up Period, (ii) such transfer is without consideration, and (iii) no filing or report (whether required or voluntary) is made during the Lock-up Period.

•	c) A transaction with the prior written consent of the representative of the Underwriters.

•

d) If the holder is a corporation, a transfer to any wholly owned subsidiary of such holder; provided that (i) each transferee agrees in writing to be bound by the restrictions described above for the remainder of the Lock-up Period, (ii) such transferee agrees not to further transfer such shares other than in accordance with the foregoing restrictions, (iii) such transfer is without consideration, and (iv) no filing or report (whether required or voluntary) is made during the Lock-up Period.

The Underwriters may, in their discretion, at any time, even prior to the end of the Lock-up Period, release all or a portion of the securities subject to the lock-up.

3	Handling Services for ADSs, Methods of Exercising Rights and Related Matters

Fiscal year	From April 1 of each year to the end of March of the following year

Annual General Meeting of Shareholders	Within three months after the end of each fiscal year

Record date	March 31 of each year

Type of ADSs	—

Record date for dividends of surplus	September 30 of each year March 31 of each year

Number of ADSs per unit	1 units

Issuance of ADSs by deposit of the Company’s shares

Place for Handling	240 Greenwich Street, New York, New York 10286

Depositary	The Bank of New York Mellon

Fee	US$10.00 (¥1,561.7) per 100 ADSs (or portion thereof) (or less)

Withdrawal of the Company’s shares by cancellation of ADSs

Place for Handling	240 Greenwich Street, New York, New York 10286, Bank of New York Mellon

Depositary	The Bank of New York Mellon

Fee	US$10.00 (¥1,561.7) per 100 ADSs (or portion thereof) (or less)

4	Taxation in Japan

As of the date of this document, the tax treatment of ADSs in Japan is as follows.

The tax treatment described below may change due to tax reforms, etc. For details, investors are recommended to consult tax professionals.

Dividends

Dividends paid to ADS holders in Japan (denominated in U.S. dollars or yen) constitute dividend income under Japanese tax law. Dividends on ADSs received by an individual who is a resident of Japan or a Japanese corporation through a Japanese paying agent are converted into yen, and so long as the ADSs qualify as “listed shares, etc.” (as defined in the Act on Special Measures Concerning Taxation (Act No. 26 of 1957, as amended)), subject to withholding taxation (with respect to local inhabitant tax, special collection) as Japanese tax at the following rates: for individuals, 20.315% (income tax 15.315% and local inhabitant tax 5%) for dividends received by December 31, 2037, and 20% (income tax 15% and local inhabitant tax 5%) for dividends received on or after January 1, 2038; and for Japanese corporations, 15.315% (income tax 15.315%) for dividends received by December 31, 2037, and 15% (income tax 15%) for dividends received on or after January 1, 2038. An ADS holder who is an individual resident of Japan may, so long as the ADSs qualify as “listed shares, etc.”, elect not to file a final tax return in Japan with respect to such dividends received, in which case Japanese taxation will be limited to the withholding tax and special collection described above. An individual resident of Japan may also elect to file a final tax return under separate taxation with respect to such dividends. The Japanese tax rate in connection with such filing under separate taxation is 20.315% (income tax 15.315% and local inhabitant tax 5%) for dividends received by December 31, 2037, and 20% (income tax 15% and local inhabitant tax 5%) for dividends received on or after January 1, 2038. If an individual resident of Japan files a final tax return under separate taxation, the individual may, for Japanese tax purposes, deduct losses from the transfer of ADSs and other listed shares and certain bonds from the amount of such dividend income, subject to the requirements and limitations prescribed in applicable laws and regulations (including that such transfers be conducted through a Japanese financial instruments business operator, etc.). In the case of an ADS holder that is a Japanese corporation, dividends received on ADSs are subject to corporate tax; however, the amount of tax withheld at the time of receiving the dividends from the Japanese paying agent described above may be credited against the corporation’s tax liability in accordance with applicable laws and regulations.

(Note)

The tax rates described above for dividends received by December 31, 2037 include an additional 2.1% surcharge on the respective income tax amounts, calculated as “Special Income Tax for Reconstruction” pursuant to the Act on Special Measures for Securing Financial Resources Necessary to Implement Measures for Reconstruction from the Great East Japan Earthquake.

Gains and Losses on Sale and Purchase

Taxation of gains and losses arising from the purchase and sale in Japan of ADSs by an individual resident in Japan or a Japanese corporation is, in principle, the same as taxation of gains and losses on the sale of listed shares, etc. by domestic corporations. For an individual resident in Japan, losses from the transfer of listed shares, etc. and certain losses from the transfer of certain bonds may, in accordance with the requirements and limitations prescribed in applicable laws and regulations, be deducted from the amount of dividend income on ADSs and other listed shares and from the amount of interest income on certain bonds (in each case, limited to those for which separate taxation has been elected). In addition, so long as ADSs qualify as “listed shares, etc.”, an individual resident in Japan who has opened a special account with a financial instruments business operator, etc. may place the ADSs into such special account, and an individual resident in Japan who has opened a tax-exempt account with a financial instruments business operator, etc. may place the ADSs into the tax-exempt management account (growth investment quota) within such tax-exempt account, within the annual investment limit. For an ADS holder that is a Japanese corporation, gains and losses on the sale and purchase of shares are included in deductible expenses or taxable income, as applicable, in calculating taxable income.

Inheritance Tax / Gift Tax

An individual ADS holder who inherits or receives by bequest the ADSs, or who receives a gift of the ADSs from an individual, will be subject to inheritance tax or gift tax under Japanese inheritance tax law.

5	Electronic Delivery of Prospectuses

Mizuho Securities Co., Ltd. and PayPay Securities Co., Ltd. will provide prospectuses for domestic offerings exclusively through electronic delivery, not in paper form. The prospectus provider shall be deemed to have delivered the prospectus when, after obtaining consent from the prospectus recipient, it provides the information stated in the prospectus by electromagnetic means (Article 27-30-9, Paragraph 1 of the Financial Instruments and Exchange Act; Article 23-2, Paragraph 1 of the Cabinet Office Ordinance on Disclosure of Corporate Information, etc.). Therefore, if such consent cannot be obtained or is withdrawn (Article 23-2, Paragraph 6 of the Cabinet Office Ordinance on Disclosure of Corporate Information, etc.), the prospectus cannot be delivered electronically. However, in the domestic offering, Mizuho Securities Co., Ltd. and PayPay Securities Co., Ltd. will sell the Company’s common stock only to investors who have given such consent and have not withdrawn it.

6	Timing of Prospectus Delivery

Delivery of the prospectus for the domestic offering will occur after the date of the preliminary price determination.

Section 3. [Special matters to be disclosed in relation to private offering]

Not applicable.

Section 4. [Other matters to be stated]

•	The Company’s logo will be displayed on the cover of the selling prospectus of American Depositary Shares.

•	These ADSs are being sold pursuant to a registration statement on file with and effective with the U.S. Securities and Exchange Commission (SEC), or in transactions not subject to Rule 172 under the U.S. Securities Act, which require the delivery of a final prospectus. Copies of the final prospectus are available free of charge on the SEC’s website (www.sec.gov) or by contacting the sales contact listed in the prospectus.

•	The following information will be stated on the inside cover:

In the future, if the Offering Price in this offering (i.e., the Offering Price for the Domestic Offering) and the items that are corrected, or may be corrected, in connection with the determination of such price (i.e., the total offering amount, the underwriting price per ADS,the description relating to the status of the Book-Building and the contents of the sale entrustment agreement, and, in this offering, the number of ADSs offered, the number of ordinary shares represented by the ADSs relating to such offering, the number of ADSs sold, the number of ADSs to be sold in the overseas offering for sale the number of ordinary shares represented by the ADSs relating to such sale, the number of ADSs in this offering, and the number of ADSs sold in excess of the total number of ADSs offered and sold in this offering, and the maximum number of ADSs to be issued pursuant to the over-allotment option, together with the Offering Price in this offering, hereinafter referred to as “Offering Price, etc.”) are determined on the Pricing Date, then, in lieu of delivery of the correction portion of the prospectus, such matters will be publicly announced on the Company’s website (https://about.paypay.ne.jp/pr/), the website of Mizuho Securities Co., Ltd. (https://www.mizuho-sc.com/information/index.html) and the website of PayPay Securities Corporation (https://www.paypay-sec.co.jp/notice_list.html) (collectively, “this website”) during the period from the filing of the amendment to the Securities Registration Statement relating to such determination of terms until the last day of the subscription period, and, when seeking to have the counterparty acquire the ADSs by way of sale or to sell the ADSs to the counterparty, the Offering Price will be directly notified to such counterparty by telephone or other means (including e-mail) (hereinafter referred to as “Direct Notice”). However, if an amendment to the Securities Registration Statement filed after the Pricing Date includes corrections to matters other than Offering Price, etc., the correction portion of the prospectus will be delivered. In such case, public announcement on this website and Direct Notice may not be made.

Part II [Company information]

Section 1. [Company outlines]

1. [Transition of major management indicators, etc.]

(1) Consolidated management indicators, etc.

Fiscal Year Fiscal Year End		4th Fiscal Year March 2022	5th Fiscal Year March 2023	6th Fiscal Year March 2024	7th Fiscal Year March 2025
Total operating revenue	((million yen)	98,404	201,194	254,611	299,078
Profit before income taxes	((million yen)	(51,164)	(20,548)	11	34,961
Net profit attributable to owners of the parent	((million yen)	(58,741)	(25,856)	(3,350)	36,170
Comprehensive income attributable to owners of the parent	((million yen)	(58,741)	(25,907)	(3,361)	35,910
Equity attributable to owners of the parent	((million yen)	122,974	72,057	65,162	99,895
Total assets	((million yen)	1,545,565	3,288,268	3,806,382	4,042,105
Equity attributable to owners of the parent per share	((yen)	559.0	131.0	118.5	181.6
Basic earnings per share	((yen)	(267.0)	(58.7)	(6.1)	65.8
Diluted earnings per share	((yen)	(267.0)	(58.7)	(6.1)	65.8
Ratio of equity attributable to owners of the parent	((%)	8.0	2.2	1.7	2.5
Return on equity attributable to owners of the parent	((%)	(71.2)	(26.5)	(4.9)	43.8
Price-to-earnings ratio	((times)	—	—	—	—
Cash flows from operating activities	((million yen)	(5,681)	(194,702)	49,975	155,849
Cash flows from investing activities	((million yen)	(181,608)	190,014	(273,383)	(319,977)
Cash flows from financing activities	((million yen)	400,128	31,986	107,930	(210,325)
Cash and cash equivalents at end of period	((million yen)	565,968	859,313	744,323	369,811
Number of employees [average number of temporary employees]	((persons)	1,806 [922 ]	3,103 [1,265 ]	3,829 [1,403 ]	4,062 [1,157 ]

(Note 1)	From the 4th fiscal year, consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (hereinafter referred to as “IFRS”).

(Note 2)	The price-to-earnings ratio is not presented because the Company’s shares are unlisted.

(Note 3)

For subsidiaries acquired as transactions under common control, as transactions under common control conducted in the presence of non-controlling interests, accounting treatment has been applied retrospectively under the pooling-of-interests method. Accordingly, the consolidated management indicators from the 4th fiscal year onward include figures adjusted to retrospectively consolidate the financial statements of PayPay Card Co., Ltd., and the consolidated management indicators from the 5th fiscal year onward include figures adjusted to retrospectively consolidate the financial statements of PayPay Securities Co., Ltd. and PayPay Bank Co., Ltd., and their respective subsidiaries.

(Note 4)

The Company implemented a share split at a ratio of 200 shares for each ordinary share, with an effective date of November 15, 2025. The figures for “Equity attributable to owners of the parent per share,” “Basic earnings per share” and “Diluted earnings per share” in this table reflect the impact of such share split retroactively for all periods. Note that this share split does not affect the amount of capital stock, etc.

(Note 5)

For the 4th fiscal year and 5th fiscal year, the Group made substantial investments in promotion and marketing to expand its user base and merchant network, and therefore recorded a net loss before income taxes and a net loss attributable to owners of the parent, and cash flows from operating activities were negative. For the 6th fiscal year, while PayPay Corporation continued to make substantial investments, the net loss before income taxes decreased due to the effect of the expansion of the user base, and, as a result of the profits recorded by PayPay Bank Corporation, etc. exceeding such losses, the Group recorded profit before income taxes. However, such profit did not exceed income tax expenses and the Group recorded a net loss attributable to owners of the parent.

(2) Management indicators, etc. of the Company

Fiscal Year Fiscal Year End		3rd Fiscal Year March 2021	4th Fiscal Year March 2022	5th Fiscal Year March 2023	6th Fiscal Year March 2024	7th Fiscal Year March 2025
Net sales	((million yen)	29,989	57,442	125,584	169,035	218,693
Ordinary profit	((million yen)	(71,139)	(59,983)	(23,434)	(5,251)	20,440
Net profit for the year	(million yen)	(71,246)	(60,023)	(22,272)	(2,746)	55,963
Capital stock	(million yen)	74,046	121,800	116,451	94,179	91,433
Number of issued shares (ordinary shares)	(shares)	220,000,000	220,000,000	550,000,000	550,000,000	550,000,000
Number of issued shares (Series A preferred shares)	(shares)	190,000,000	330,000,000	—	—	—
Net assets	(million yen)	37,118	116,769	94,986	92,240	148,203
Total assets	(million yen)	495,705	706,732	1,205,182	1,133,497	1,416,204
Net assets per share	(yen)	(378.2)	(652.5)	171.2	166.2	268.0
Dividends per share (interim dividends per share)	(yen)	— (—)	— (—)	— (—)	— (—)	— (—)
Earnings per share for the year	(yen)	(397.1)	(391.0)	(50.5)	(5.0)	101.8
Diluted earnings per share for the year	(yen)	—	—	—	—	—
Equity ratio	(%)	7.4	16.5	7.8	8.1	10.4
Return on equity	(%)	(185.4)	(78.3)	(21.1)	(3.0)	46.9
Price-to-earnings ratio	(times)	—	—	—	—	—
Dividend payout ratio	(%)	—	—	—	—	—
Number of employees [average number of temporary employees]	(persons)	986	1,227	1,782	2,059	1,873
		[909 ]	[763 ]	[672 ]	[712 ]	[383	]

(Note 1)

For the 3rd fiscal year, 4th fiscal year and 5th fiscal year, each figure calculated in accordance with the provisions of the “Company Accounting Regulations” (Ministry of Justice Ordinance No. 13 of 2006) is stated.

(Note 2)

With respect to diluted net profit per share for the year, although there are potential shares, the Company’s shares are unlisted and the average share price during the period cannot be ascertained, and furthermore, as there were net losses from the 3rd fiscal year through the 6th fiscal year, it is not presented.

(Note 3)	The price-to-earnings ratio is not presented because the Company’s shares are unlisted.

(Note 4)	The dividend payout ratio is not presented because the Company has not paid dividends from the 3rd fiscal year through the 7th fiscal year.

(Note 5)

The “Accounting Standard for Revenue Recognition” (ASBJ Statement No. 29 dated March 31, 2020), etc. have been applied from the beginning of the 4th fiscal year, and the key management indicators, etc. for the 4th fiscal year and thereafter are indicators, etc. after the application of such accounting standards, etc.

(Note 6)

The Company implemented a share split at a ratio of 200 shares for each ordinary share, with an effective date of November 15, 2025. The figures for “Number of issued shares,” “Net assets per share” and “Earnings per share for the year” in this table reflect the impact of such share split retroactively for all periods. Note that this share split does not affect the amount of capital stock, etc.

(Note 7)

From the 3rd fiscal year through the 6th fiscal year, the Company recorded an ordinary loss and a net loss for the year because it made substantial investments in promotion and marketing to expand its user base and merchant network.

2. [Company’s history]

Month/Year	Summary
June 2018	Established Pay Co., Ltd. for the purpose of developing and providing electronic payment services through a joint venture with SoftBank Corp. and Yahoo Japan Corporation (currently LINE Yahoo Corporation).

July 2018	Changed its trade name to PayPay Co., Ltd.

October 2018	Launched electronic payment services under the “PayPay” brand with technical support from One97 Communications Limited, which operates the “Paytm” app in India.

September 2019	Succeeded to the electronic payment business “Yahoo! Money” operated by Yahoo Japan Corporation and integrated it into the “PayPay” brand. Also completed registration as a funds transfer service provider under the Payment Services Act.

February 2020	Registered as a payment service provider in the MyNaPoint program, a My Number Card usage promotion initiative implemented by the Ministry of Internal Affairs and Communications.

October 2022	Made PayPay Card Co., Ltd. a wholly owned subsidiary by acquiring shares from Yahoo Japan Corporation.

April 2023	Subscribed for a third-party allotment by PayPay Securities Co., Ltd. and acquired its shares. PayPay Securities Co., Ltd. became a joint venture company with the Company, SoftBank Corp., Mizuho Securities Co., Ltd. and Z Holdings Corporation (currently LINE Yahoo Corporation).

July 2024	Established PayPay SC Co., Ltd. through a joint venture with SB C&S Corp. and SB Payment Service Corp.

August 2024	Obtained the first designation as a funds transfer service provider for digital wage payment from the Ministry of Health, Labour and Welfare.

November 2024	Acquired shares of Credit Engine Group Co., Ltd. (currently Credit Engine Co., Ltd.), which provides online loan management services, and made it a wholly owned subsidiary.

April 2025	Made PayPay Securities Co., Ltd. a consolidated subsidiary by additionally acquiring shares from SoftBank Corp. and LINE Yahoo Corporation and by subscribing for a third-party allotment conducted by PayPay Securities Co., Ltd.

April 2025	Made PayPay Bank Co., Ltd., Japan’s first internet bank, a consolidated subsidiary by acquiring its ordinary shares and Series A preferred shares from Z Financial Co., Ltd. (currently LINE Yahoo Corporation) and Mitsui Sumitomo Insurance Co., Ltd.

September 2025	Acquired 40% of the shares of Binance Japan Co., Ltd., the Japanese subsidiary of the crypto asset exchange Binance, and treated it as an equity-method associate.

3. [Details of business]

The Group (the Company and its subsidiaries and associates) has two reportable segments: the Payment and the Financial Service, and mainly provides the services listed in the tables below.

The Payment segment, which accounts for the majority of the Group’s revenues, covers PayPay Co., Ltd. and PayPay Card Co., Ltd. The Group mainly provides QR code payments using smartphones and provides cashless payment methods to both users and merchants. For users, in addition to its original service “Balance Payment” (a QR code payment method requiring advance deposit), the Group has also launched “PayPay Card” (a physical credit card) since 2021 and “PayPay Credit” (a QR code payment method with a credit card function) since 2022, thereby offering services that accommodate all payment scenes and provide a consistent customer experience. In addition, for merchants, the Group provides sales promotion services such as “PayPay Coupons” and provides short-term funds such as “PayPay Funding.”

In the Financial Service segment, in addition to providing seamless financial services to users by offering various mini-apps on the PayPay app, the Group aims to further expand its business going forward through the consolidation of PayPay Bank Co., Ltd. and PayPay Securities Co., Ltd. as consolidated subsidiaries as of April 1, 2025.

Payment Segment

Main services provided	Primary service provider
Provision of QR code payment services	PayPay Corporation
Provision of person-to-person money transfer services	PayPay Corporation
Provision of services for paying bills for utility charges, taxes, etc. via the PayPay app	PayPay Corporation
Provision of PayPay Salary Receipt (digital salary payment) services	PayPay Corporation
Provision of multi-payment terminals to merchants	PayPay Corporation
Provision of marketing support tools to merchants	PayPay Corporation
Issuance of the credit card “PayPay Card” and provision of related services	PayPay Card Co., Ltd.
Provision of revolving payment services	PayPay Card Co., Ltd.
Provision of cashing services	PayPay Card Co., Ltd.

Financial Service Segment

Main services provided	Primary service provider
Provision of internet banking services	PayPay Bank Co., Ltd.
Provision of loan services (for individuals and for corporations/sole proprietors)	PayPay Bank Co., Ltd.
Provision of online securities trading services	PayPay Securities Co., Ltd.

4. [Outline of associated companies]

As of March 31, 2025

Name	Address	Capital stock or investment	Main business activities	Percentage of voting rights owned (%) (Note 2)	Percentage of voting rights held by others (%) (Note 2)	Relationship
(Parent Companies)
SoftBank Group Corp. (Note 1)	Minato-ku, Tokyo	238,772 million yen	Holding company		100.0 (100.0)	Two officers concurrently serve
SoftBank Corp. (Note 1) (Note 4)	Minato-ku, Tokyo	228,162 million yen	Telecommunications business		69.8 (63.9)	One officers concurrently serve
LINE Yahoo Corporation (Note 1) (Note 4)	Chiyoda-ku, Tokyo	250,128 million yen	Telecommunications business		63.9 (57.9)	One officer concurrently serves. Provides loans to the Company’s subsidiaries.
B Holdings Co., Ltd. (Note 4)	Chiyoda-ku, Tokyo	100 million yen	Holding company		57.9	Two officers concurrently serve

Other 3 companies

(Other Related Parties)
SVF II Piranha (DE) LLC (Note 4)	United States Delaware	1,746 million U.S. dollars (Note 5)	Investment fund		30.2	—

(Subsidiaries)
PayPay Card Co., Ltd. (Note 3) (Note 11)	Shinjuku-ku, Tokyo	100 million yen	Credit card business	100.0		—
PayPay India Private Limited	India Haryana	74 million yen	Information services	100.0 (0.0)		—
PayPay Bank Co., Ltd. (Note 3) (Note 6) (Note 11)	Shinjuku-ku, Tokyo	72,217 million yen	Banking business	—		One officer concurrently serves
PayPay Securities Co., Ltd. (Note 7)	Shinjuku-ku, Tokyo	100 million yen	Securities business	35.0		—
PPSC Investment Service Co., Ltd.	Shinjuku-ku, Tokyo	10 million yen	Securities business	35.0 (35.0)		—
Credit Engine Group Co., Ltd. (Note 8)	Minato-ku, Tokyo	100 million yen	Holding company	100.0		—
Credit Engine Co., Ltd. (Note 8)	Minato-ku, Tokyo	100 million yen	Information services	100.0 (100.0)		—
LENDY Receivables Collection Co., Ltd.	Minato-ku, Tokyo	500 million yen	Receivables collection business	100.0 (100.0)		—
Credit Engine Asia Pte Ltd (Note 9)	Singapore	108 million yen	Receivables collection business	100.0 (100.0)		—
CE Asset Co., Ltd.	Minato-ku, Tokyo	45 million yen	Receivables collection business	100.0 (100.0)		—

Other 7 companies

(Associates)
Total: 1 company (Note 10)

(Note 1)	A company that files an Annual Securities Report.

(Note 2)	Parentheses in the “Percentage of voting rights owned or held” column indicate the indirect ownership percentage.

(Note 3)	This qualifies as a specified subsidiary.

(Note 4)

On April 10, 2025, the Company issued additional ordinary shares, which were subscribed for by SoftBank Corp., LINE Yahoo Corporation and SVF II Piranha (DE) LLC. In addition, on April 4, 2025, SVF II Piranha (DE) LLC exercised all of its first stock options of the Company and converted them into ordinary shares. After the completion of this series of transactions, the percentages of voting rights held by each company were 66.0% (58.0%) for SoftBank Corp., 58.0% (49.9%) for LINE Yahoo Corporation, 49.9% for B Holdings Co., Ltd., and 34.0% for SVF II Piranha (DE) LLC. For details, please refer to “Section 5 Financial Information, 1 Consolidated Financial Statements, Notes to Consolidated Financial Statements, 42. Significant Subsequent Events.”

(Note 5)	The amount of capital accepted is stated.

(Note 6)

The Company acquired 47.1% of the ordinary shares of PayPay Bank Co., Ltd. and all of the non-voting Series A preferred shares from Z Financial Co., Ltd. and Mitsui Sumitomo Insurance Co., Ltd. on April 11, 2025, and converted the non-voting Series A preferred shares of PayPay Bank Co., Ltd. into ordinary shares on April 28, 2025. For details, please refer to “Section 5 Financial Information, 1 Consolidated Financial Statements, Notes to Consolidated Financial Statements, 8. Business Combinations.”

(Note 7)

The Company acquired an additional 31.0% of the ordinary shares of PayPay Securities Co., Ltd. from SoftBank Corp. and LINE Yahoo Corporation on April 1, 2025. In addition, PayPay Securities Co., Ltd. issued additional ordinary shares effective April 1, 2025, all of which were subscribed for by the Company. For details, please refer to “Section 5 Financial Information, 1 Consolidated Financial Statements, Notes to Consolidated Financial Statements, 8. Business Combinations.”

(Note 8)

On April 1, 2025, Credit Engine Co., Ltd. was merged into the surviving company, its parent company Credit Engine Group Co., Ltd., as the extinct company, and Credit Engine Group Co., Ltd. changed its trade name to Credit Engine Co., Ltd. on the same date.

(Note 9)	The liquidation of Credit Engine Asia Pte Ltd was completed on September 1, 2025.

(Note 10)	On September 16, 2025, the Company made a 40% investment in Binance Japan Co., Ltd., the Japanese subsidiary of the crypto asset exchange Binance, and treated it as an equity-method associate.

(Note 11)	Major profit and loss information, etc. of subsidiaries whose revenue (excluding internal revenue among consolidated companies) accounts for more than 10% of consolidated revenue is as follows.

	(million yen)
Major profit and loss information, etc.	PayPay Card Co., Ltd.	PayPay Bank Co., Ltd.
Revenue	86,729	49,658
Profit before income taxes	8,696	7,892
Net profit for the year	6,032	5,368
Net assets	62,842	131,860
Total assets	1,230,443	2,179,939

5. [Company’s employees]

(1) Status of consolidated companies

As of December 31, 2025

Name of segment	Number of employees (persons)
Payment Segment	3,484(468)
Financial Service Segments	996(405)

Total	4,460(873)

(Note 1)	The number of employees is the number of persons employed, excluding those seconded from the Group to outside the Group and including those seconded to the Group from outside the Group.

(Note 2)	The figures in parentheses in the “Number of employees” column are the average number of temporary employees.

(Note 3)	Temporary employees include contract employees, continuous employment employees (employees rehired after retirement), temporary staff supplied by staffing agencies, and part-time workers.

(2) Status of the Company

		As of December 31, 2025

Number of employees (persons)	Average age (years)	Average years of service (years)	Average annual salary (thousand yen)
2,012(171)	37.2	2.9	10,083

(Note 1)	All employees belong to the “Payment Segment.”

(Note 2)	The number of employees is the number of persons employed, excluding those seconded from the Company to outside the Company and including those seconded to the Company from outside the Company.

(Note 3)	The figures in parentheses in the “Number of employees” column are the average number of temporary employees.

(Note 4)	Temporary employees include contract employees, continuous employment employees (employees rehired after retirement), temporary staff supplied by staffing agencies, and part-time workers.

(Note 5)

The average annual salary includes temporarily paid amounts and wages outside the standard, and is the average of the total amount paid to full-time employees for the period from April 1, 2024 to March 31, 2025.

(3) Status of labor unions

No labor union has been formed at the Company; however, labor-management relations have remained amicable.

(4) Ratio of female workers in managerial positions, rate of male workers taking childcare leave, and gender pay gap of workers

The Company and consolidated subsidiaries	Ratio of female workers in managerial positions (%) (Note 1)	Rate of male workers taking childcare leave, etc.(%)		Gender pay gap of workers(%) (Note 1, 3)
				All workers	of which regular employees	of which non-regular employees
PayPay Corporation	16.4	Full-time employees: 55.1 Contract employees: 50.0	(Note 1)	74.8	77.7	96.3
PayPay Card Co., Ltd.	19.5	67.5	(Note 2)	75.3	74.6	78.0
PayPay Bank Co., Ltd.	15.4	Full-time employees: 20.0 Contract employees: 0.0	(Note 1)	72.2	73.8	53.1

(Note 1)	The actual results calculated based on the provisions of the “Act on Promotion of Women’s Participation and Advancement in the Workplace” (Act No. 64 of 2015) are stated.

(Note 2)

The actual results are stated, calculated as the ratio of taking childcare leave, etc. under Article 71-6, item (1) of the “Ordinance for Enforcement of the Act on Childcare Leave, Caregiver Leave, and Other Measures for the Welfare of Workers Caring for Children or Other Family Members” (Ministry of Labour Ordinance No. 25 of 1991), based on the provisions of the “Act on Childcare Leave, Caregiver Leave, and Other Measures for the Welfare of Workers Caring for Children or Other Family Members” (Act No. 76 of 1991).

(Note 3)	The gender pay gap of workers indicates the ratio of women’s average annual wages to men’s average annual wages.

(Note 4)

For each company, the relevant period is: the ratio of female workers in managerial positions is as of March 31, 2025, and both the rate of male workers taking childcare leave and the gender pay gap of workers are for the period from April 1, 2024 to March 31, 2025.

Section 2. [Business status]

1. [Business management policy, business management environment, problems to be dealt with, etc.]

Matters relating to the future in the text are based on the judgments of the Group as of the filing date.

(1) Basic management policy of the Company

The Group is a platformer that drives social transformation with the power of technology and, in the areas of payments and finance, aims to become a digital financial platformer that is rooted in people’s lives like air or water and contributes to improving quality of life.

(2) Medium- to long-term management strategy of the Company

(i) Business environment

<Payment Business>

Although Japan’s payment market has traditionally tended to rely heavily on cash, the shift to cashless payments has rapidly progressed in recent years. In the “Cashless Vision” published by the Ministry of Economy, Trade and Industry in April 2018, a policy was set forth with the goal of raising the cashless payment ratio to 40% in 2025 and ultimately to 80% in the future. The cashless payment ratio in 2024 was 42.8%, and the original target was achieved ahead of schedule.

In addition, the Ministry of Economy, Trade and Industry established new indicators and interim targets in December 2025. Under the new indicators, the ratio in 2024 was 51.7%, and the interim targets include aiming for a 65% cashless payment ratio in 2030, thereby indicating a policy to further promote cashless payments.

Under such environment, the Company has led the shift to cashless payments as a leading company in the cashless market.

Another characteristic of Japan’s payment market is that payment methods are diverse compared with other countries. However, the share of payments made through the PayPay app in domestic cashless payments (based on the number of payment transactions) increased from 0.03% in 2018 to approximately 19% in 2024, thereby strengthening its presence as payment infrastructure.

<Financial Service Business>

In Japan, the total deposit balance of all banks nationwide as of the end of March 2025 was 1,176 trillion yen (year-on-year +1%), of which the deposit balance of the nine internet-only banks was 38 trillion yen (year-on-year +8%) (Note 1), showing high growth, but the share of the total remains small. In addition, the amount of assets under management of Japan’s securities companies reached 461 trillion yen in fiscal 2023 (year-on-year +31%), of which the amount of assets under management of the seven internet securities companies was 101 trillion yen as of the end of March 2025 (year-on-year +16%) (Note 2), and is expanding.

Thus, there is also a major trend toward digital shift in the banking and securities industries, and there remains significant potential for growth for internet banks and internet securities companies. In addition, backed by the government’s policy push to shift “from savings to investment,” demand for managing personal assets is increasing further.

Based on its huge and robust customer base in the Payment Business, the Company will view such social and institutional changes as further growth opportunities and will promote the expansion of a digital financial platform encompassing all financial services, including banking and securities.

(Note 1)

“Deposit Trends of Internet-only Banks” (June 5, 2025) published by the Shinkin Central Bank Research Institute for Regional and Small and Medium Enterprises. The nine internet banks refer to PayPay Bank Co., Ltd., Rakuten Bank, Ltd., SBI Sumishin Net Bank, Ltd., Daiwa Next Bank, Ltd., Sony Bank Inc., au Jibun Bank Corporation, GMO Aozora Net Bank, Ltd., UI Bank Co., Ltd. and Minna no Bank, Ltd.

(Note 2)

Based on Nikkei Value Search prepared by Nikkei Inc. The seven internet securities companies refer to PayPay Securities Co., Ltd., SBI SECURITIES Co., Ltd., Rakuten Securities, Inc., Matsui Securities Co., Ltd., Mitsubishi UFJ eSmart Securities Co., Ltd., Monex, Inc. and GMO CLICK Securities, Inc.

(ii) Management strategy

(1) Increase in the number of users and improvement of engagement through marketing tailored to each business phase

Since its early days, the Company has developed marketing strategies according to each business phase and has realized an expansion in the number of users, an improvement in user engagement, and promotion of product usage across the entire platform.

Even in the QR code payment market, where the Company was a late entrant, it launched large-scale initiatives such as the “10 Billion Yen Giveaway Campaign” (December 2018 and February 2019), thereby acquiring millions of users in a short period of time. Thereafter, through continued large-scale campaigns such as the “Super PayPay Festival,” the Company has implemented targeted campaign measures aligned with products and user behavior. For example, since 2022, in connection with the launch of PayPay Credit, the Company has promoted usage of that product and sought to increase the transaction amount per user by introducing preferential measures for credit users. Similarly, since 2023, for users who have completed eKYC (electronic know-your-customer procedures) on the PayPay app, the Company has, for example, partially streamlined procedures at the time of opening accounts at PayPay Bank Co., Ltd. and PayPay Securities Co., Ltd. In addition, in December 2024, for depositors who hold deposits in both U.S. dollars and Japanese yen, the Company offered a deposit product called “Deposit Revolution,” under which both the U.S. dollar deposit amount and the corresponding amount of yen deposits bear interest at an annual rate of 2%, and a step-up interest rate is applied whereby deposit interest rates increase depending on the balance of yen ordinary deposits. Through these initiatives, the Company has enhanced user engagement and expanded its platform.

(2) Monetization through cross-selling

In the Payment Business, the Company leverages its registered user base of approximately 71 million (as of the end of September 2025) to increase transaction frequency and expand use of PayPay Credit, while, for merchants, it promotes cross-selling within the Payment Business by providing sales promotion services such as PayPay Coupons and PayPay Stamp Card.

In addition, the Payment Business and the financial services business are mutually complementary. Users of QR code payments tend to use financial services on the PayPay app, and users of financial services at PayPay Bank Co., Ltd. and PayPay Securities Co., Ltd. tend to increase their payment transaction volume on the PayPay app. In this way, each business is interconnected and contributes to improving revenue per user and lifetime value.

(3) Further increase in revenue through improvement of engagement

In the Payment Business, the Company believes that expansion of both PayPay MTU (PayPay Monthly Transaction Users. Note 3) and the monthly transaction amount per user will drive the growth of GMV (Gross Merchandise Value. Note 4). Because MTU is approximately 39 million compared with the approximately 71 million registered PayPay users as of the end of September 2025, the Company believes there is significant room for MTU growth. In addition, the Company aims to increase the monthly transaction amount per user by developing campaigns both offline and online, promoting integration of PayPay Card and QR code payments, and expanding high-value transactions and highly profitable transactions such as revolving payments, installment payments and cashing.

In addition, the spread between Take Rate (Note 5) and Cost Rate (Note 6) is also an important indicator in the Payment Business. In the fiscal year ended March 2025, the Take Rate of the Payment Business was 1.61% and the Cost Rate was 1.42%. In recent years, initiatives to improve profitability have already made a certain degree of progress, such as an increase in the ratio of online payments, for which the Take Rate tends to be higher than for offline payments. In addition to increasing the proportion of online payments, the Company will seek to expand the spread between Take Rate and Cost Rate through measures such as increasing interest income from revolving payments and cashing, reducing funding costs, and improving efficiency through economies of scale.

(Note 3)

The number of users who, at least once a month, completed payments that contribute to PayPay balance or PayPay Credit transaction volume, excluding P2P (person-to-person money transfers) transactions and canceled transactions.

(Note 4)	The total amount paid (converted to Japanese yen), excluding canceled transactions, that was settled in the Group’s Payment Business and Financial Service Business.

(Note 5)

The figure obtained by dividing total revenue of the Payment Business by the GMV of that business (referring to the total of PayPay balance GMV, PayPay Credit GMV and PayPay Card GMV, excluding GMV relating to canceled transactions; the same shall apply hereinafter), and it indicates the efficiency by which GMV in the Payment Business contributes to the Group’s revenue.

(Note 6)	The figure obtained by dividing operating expenses of the Payment Business by the GMV of that business, and it indicates the efficiency of the Group’s costs for acquiring GMV in the Payment Business.

(4) Accelerating growth through integration of the platform

With the Payment Business as its core business, the Group has expanded horizontally into businesses related to cards, banking and securities, and aims to increase revenue over the medium to long term through integration of each business. In the card business, the number of active cards increased from approximately 9.10 million to approximately 15.20 million from the acquisition of PayPay Card Co., Ltd. in October 2022 through the end of September 2025. In the securities business, the number of accounts increased from approximately 0.50 million to approximately 1.47 million from when the Company became the largest shareholder of PayPay Securities Co., Ltd. in April 2023 through the end of September 2025, and in April 2025, the Company made PayPay Securities Co., Ltd. a consolidated subsidiary. Similarly, in April 2025, the Company made PayPay Bank Co., Ltd. a consolidated subsidiary, and it is proceeding with full-scale integration toward building a comprehensive financial platform.

With respect to lending operations in the banking business, the Company aims to expand NIM (Net Interest Margin. Note 7). The NIM in the banking business for the fiscal year ended March 2025 was a favorable level of 0.84%, and the Company will seek to expand NIM through measures such as improving the loan-to-deposit ratio and efficiently managing loan assets. In addition, with respect to deposit operations, as part of the “Deposit Revolution” launched in December 2024, the Company applies a high interest rate of 2% per annum (as of the end of September 2025) to yen and U.S. dollar ordinary deposits and, through the “Step-up Yen Deposit” introduced in March 2025, provides products under which the interest rate increases in steps depending on the balance. Through these initiatives, the Company will promote the expansion of the number of accounts and the average deposit balance per account.

In addition, the Company utilizes transaction data and behavioral data of users in the Payment Business and has its own proprietary credit scoring model. The Group uses this credit scoring model to evaluate risks for revolving payments, cashing, factoring and other transactions, and going forward, the Group plans to further utilize this model in fields including consumer loans and merchant loans. In addition, based on this model, the Group will also consider expanding merchant loan products and applying the model to similar online loan services offered by PayPay Bank Co., Ltd.

(Note 7)	The figure obtained by dividing the net amount of interest income (the amount of interest received less the amount of interest paid) by the total amount of interest-bearing assets.

(5) Strengthening the stability of the Group’s systems

As a leading company in the cashless market, the Group aims to enrich and make people’s lives more convenient by providing users and merchants with efficient and highly convenient payment methods compared with cash payments, and works to maximize corporate value.

To achieve this goal, it is an issue that the Company must address to continue providing innovative yet highly secure services while flexibly responding to changes in the business environment. In particular, the Group believes it is important to provide innovative services that did not previously exist, mainly in the financial field, based on the Payment Business, and it is necessary to develop the measures as management strategy initiatives listed in “1 Management Policy, Business Environment and Issues to Be Addressed, etc., (2) Medium- to long-term management strategy of the Company” above.

In addition, it is necessary to enhance safety such as the stability of each system supporting the evolution and expansion of services, security frameworks, and fraud countermeasures. In November 2023, the Company was designated by the government as a “Specified Social Infrastructure Operator.” This means that the business of the Group is part of social infrastructure and that further strengthening of its framework is required. By implementing the measures below, the Group will continue to provide highly secure services and will work to further acquire users and merchants through gaining trust from society.

(i) Strengthening system stability

To strengthen system stability in the Payment Business and Financial Service Business, the Company implemented the initiatives listed below in fiscal 2024. Going forward, through the above initiatives to strengthen system stability, the Company will more accurately identify risks and will continue to provide a stable payment system by working with the system development department to consider and promote necessary measures.

(1)	Objective risk assessment and follow-up on countermeasures

From the perspectives of confidentiality, integrity and availability, the Company comprehensively analyzed the risks and countermeasures for each system and conducted objective risk assessments and follow-up on countermeasures.

(2)	Response in the event of wide-area disasters

The Company conducted training assuming the occurrence of wide-area disasters, thereby improving its ability to respond regarding decision-making and internal coordination for continuing services.

(ii) Strengthening security

To strengthen security, in fiscal 2024 the Company conducted security initiatives focusing on the following three themes. Going forward, the Company will continue to implement more advanced security measures.

(1)

The Company conducted vulnerability assessments for PayPay Card Co., Ltd. and PayPay Securities Co., Ltd. to strengthen vulnerability detection initiatives at each group company. The Company will continue to conduct such vulnerability assessments on a periodic basis.

(2)	In order to reduce supply chain risks, the Company launched the “Outsourcing Management Enhancement Project” and strengthened ransomware countermeasures and a review of all outsourcing contracts.

(3)

In response to cyberattacks that have become more diverse and sophisticated, the Company strengthened security monitoring. In addition, through a threat-based penetration test (TLPT) conducted by an external security vendor, the Company confirmed through third-party verification that its monitoring capability has significantly improved.

(iii) Response to fraudulent activities

To allow users to use the PayPay app safely and securely, the Company implemented the initiatives listed below in fiscal 2024 as fraud countermeasures.

(1)	Measures against unauthorized use of the PayPay app by third parties

Unauthorized use of the PayPay app triggered by account takeovers was largely suppressed through improvements to the authentication function and enhanced monitoring.

However, phishing sites targeting such fraud have continued to occur, and attacks continue. Accordingly, the Company will continue to implement measures with the aim of preventing damage, and will also provide prompt relief to victims in cases where the Company is responsible.

(2)	Measures against criminal acts using the PayPay app

New fraudulent schemes increased, such as criminals having PayPay app users purchase fictitious goods on fake EC sites and, after not delivering the goods, under the false pretense that it is necessary in order to provide a refund, having the users operate the PayPay app and fraudulently transfer PayPay Money to the criminals. The Group analyzed the criminals’ methods, and deterred damage by providing a function to display warning messages in the app for high-risk transactions and, as necessary, imposing usage restrictions. The Group will continue to monitor changes in such methods and strengthen countermeasures.

2. [Approach to sustainability and initiatives]

The Company’s approach and initiatives regarding sustainability are as follows. Matters relating to the future in the text are based on the judgments of the Group as of the filing date.

(1) Governance related to sustainability

Our Risk Management Department comprehensively manages risks across the entire Group based on the “Risk Management Regulations.” The department identifies various risks and opportunities, including sustainability-related ones, and analyzes and evaluates countermeasures based on factors such as likelihood of occurrence and potential impact. For material risks that could significantly impact the Group’s sustainable growth, the department collaborates with relevant departments and Group companies to monitor the status of responses and assess the effectiveness of countermeasures.

Furthermore, the Chief Risk Officer (CRO)/Chief Compliance Officer (CCO) chairs the Risk and Compliance Committee, which manages significant risks and opportunities. This committee comprises the President and Representative Director, CEO; Executive Vice Presidents; Managing Executive Officers; and other members appointed by the Chair. For major risks, the committee receives monthly reports on the status of responses and works to strengthen risk management based on the results of its discussions.

(2) Risk management related to sustainability

The Risk Management Department manages risks of the Group in an integrated manner based on the Risk Management Regulations. The Risk Management Department identifies risks and opportunities including those related to sustainability, and analyzes and evaluates responses thereto based on factors such as likelihood of occurrence and degree of impact. With respect to material risks that may affect the sustainable growth of the Group, the Company coordinates with relevant departments and group companies to grasp their status and monitors the effectiveness of responses.

In addition, the Risk and Compliance Committee, chaired by the Chief Risk Officer (CRO) / Chief Compliance Officer (CCO) and consisting of the Representative Director, President and CEO, the Executive Vice President, Senior Corporate Officers, and other members designated by the chair, manages important risks and opportunities. With respect to material risks, the status of responses is reported monthly at this committee, and the Company strives to strengthen risk management based on the results of such discussions.

<Governance and risk management framework related to sustainability>

(3) Strategy and indicators and targets

The Company will promote sustainability activities based on SoftBank Group’s sustainability guidelines, the “SoftBank Group Sustainability Basic Policy,” in order to respond to expectations from stakeholders such as shareholders, creditors, customers, business partners, employees and local communities and contribute to the realization of a sustainable society.

As described above, as a result of conducting risk analysis, the Company has not identified any material sustainability-related risks and opportunities that may affect the management policies and management strategies, etc. of the consolidated companies over the short, medium and long term; therefore, there are no material strategies, indicators or targets to be disclosed at this time. However, in order to reconcile appropriate responses to social issues and the sustainable enhancement of corporate value, the Company is diligently considering the identification and review of materiality, based on requests from society and integrated risk analysis across the entire Group.

(4) Strategy and indicators and targets related to human capital

The Company regards the knowledge, skills, etc. of its employees as human capital and views this as an important management foundation that will lead to the medium- to long-term improvement of corporate value.

With respect to recruitment, the Company conducts “professional recruitment” and hires talented personnel regardless of nationality. In addition, the Company provides onboarding support to employees so that they can smoothly start both work and daily life. Furthermore, in order to facilitate collaboration among employees with diverse backgrounds, the Company has set Japanese and English as its internal official languages and has built a foundation for global communication.

In addition, in order to understand employees’ conditions and link such understanding to continuous improvement, the Company conducts a monthly monitoring surveys (pulse survey), and for the fiscal year, as of the end of October 2025, the average response rate was 91%.

With respect to its personnel system, based on Pay for Performance, the Company fairly evaluates employees’ performance and reflects the results in salary increases, etc., and has established a system to return benefits to employees in line with the Company’s growth.

In addition, the Company conducts monthly compliance training regarding security, anti-money laundering measures, and relevant laws and regulations, etc., and works to foster organizational culture, enhance skills, and ensure employees’ health and safety. For the fiscal year, as of the end of October 2025, the participation rate in such training was 100%.

While the Company has the above policy, as of the filing date it has not set indicators and targets. Going forward, the Company will advance data collection and analysis of relevant indicators commensurate with the characteristics of the company’s business, set appropriate indicators and targets, and consider disclosure items in line with progress.

3. [Business-related risks, etc.]

Among the matters relating to the business operations, accounting, etc. described in the Registration Statement, the important risks that management recognizes may have a material impact on the consolidated companies’ financial condition, operating results and cash flows are as follows.

Matters relating to the future in the text are based on the judgments of the Group as of the filing date.

Risks related to the business of the Group

(1) Risks related to the growth of the Group

For the growth of the Group, expansion of the cashless payment market in Japan is indispensable; however, Japan has a low adoption rate of cashless payment services compared with other developed countries. The Japanese government and local governments have implemented measures to promote cashless payments, and these measures have contributed to the growth of the Group; however, due to factors such as the possibility that these measures will end in the future or that there will be no effective measures to further promote cashless payments, cashless adoption in Japan may not progress as the Group assumes. Similarly, the growth of the digital financial services market is important to the strategy of the Group; however, due to market saturation, insufficient capture of the needs of the elderly, etc., expansion of the digital financial services market may fall short of the Group’s expectations.

In addition, even if the cashless payment market and the digital financial services market in Japan expand smoothly, due to factors such as a shortage of management resources of the Group, intensified competition, changes in customer needs, or maturation of the corporate culture of the Group, the Group may not be able to maintain the business scale expansion and diversification that it has achieved to date.

If these risks materialize, they may adversely affect the operating results and financial condition of the Group.

(2) Risks related to acquisition and retention of users

For the growth of the Group, acquisition of new users and having existing users continuously use the services of the Group are important. However, in cases such as where the number of merchants or the industries of merchants are not maintained, the brand or social credibility of the Group is damaged, the convenience or economic rationality of the services does not improve, information security issues arise, or the marketing strategies of the Group do not succeed, acquisition of new users may not progress and the Group may not be able to increase the frequency of service usage by existing users, which may adversely affect the operating results and financial condition of the Group.

(3) Risks related to acquisition and retention of merchants

For the growth of the Group, it is important to maintain and acquire merchants that use the payment and financial services of the Group. However, due to factors such as a slowdown in the growth of the number of active users of the Group, a decline in the quality of the services of the Group or an increase in cost burdens on merchants, damage to the brand or social credibility of the Group, or a decline in sales capabilities for acquiring merchants or a decline in acquisition efficiency through agents, the Group may not be able to maintain and acquire merchants. In particular, in online transactions, which the Group will focus on going forward, if the Group is unable to meet the needs of merchants or competitors provide more attractive services, the number of merchants of the Group may fall short of the Group’s expectations.

In addition, merchants tend to enter into contracts with multiple payment service providers and may request the Group to reduce payment fees, etc., or may prioritize other payment service providers or payment methods provided by the merchants themselves. If these risks materialize, they may adversely affect the operating results and financial condition of the Group.

(4) Risks related to PayPay Credit

As part of its growth strategy, the Company aims to expand GMV through the expansion of PayPay Credit. The Company has implemented various campaigns to expand PayPay Credit usage; however, there is a possibility that the number of credit card members who seek short-term incentives may increase, which may result in an increase in the cancellation rate and an increase in the cost of maintaining and increasing credit card members.

In addition, due to factors such as malfunctions of the PayPay app, a decline in the number of users, intensified competition, stagnation of the Japanese economy leading to a decrease in credit card usage and an increase in delinquency rates, or strengthening of regulations and the need to respond thereto, the operating results and financial condition of the Group may be adversely affected.

(5) Risks related to the ecosystem of the Company’s platform

In the payment and financial services business, competitiveness is enhanced by building an ecosystem integrated with other services such as EC and social networking services, and the competitiveness of the entire ecosystem affects business performance and growth. In the PayPay app, network effects are generated through the interaction between users and merchants, and through cooperation with related parties including LINE Yahoo Corporation and SoftBank Corp., the granting of PayPay points further promotes usage and forms an ecosystem centered on the PayPay app.

However, due to factors such as intensified competition, a decline in engagement of users and merchants, issues in collaboration with related parties, or an increase in costs to maintain and expand the ecosystem, there is a possibility that the economic value and attractiveness of the ecosystem centered on the PayPay app may decline, which may adversely affect the operating results and financial condition of the Group.

(6) Risks related to competition

The Group faces intense competition in the payment services with other cashless payment services, including other QR code payment services, contactless credit cards, transportation and retailer electronic money, etc. In the credit card business, the Group competes with existing and newly entering credit card companies, and in the financial services business, the Group competes with traditional Japanese financial institutions and emerging financial companies that provide services online. Competitors may have superior financial resources, more attractive pricing, stronger brand power, stronger customer relationships, or superior technology such as biometric authentication technology and artificial intelligence. If the Group loses its competitive advantage, the operating results and financial condition of the Group may be adversely affected.

(7) Risks related to acquisitions, strategic investments, and new businesses

The Group has conducted many acquisitions and strategic investments in the past, and intends to continue to actively pursue acquisitions and strategic investments, primarily in financial services, in order to further enhance corporate value. However, there is no guarantee that the Group will be able to find appropriate targets or co-investors, or that it will be able to agree on terms favorable to the Group. Even if the Group is able to complete acquisitions, there is a possibility that integration will not progress smoothly and does not lead to enhancement of the Group’s competitiveness, that liabilities or issues that the Group did not recognize at the time of acquisition will materialize, that the Group will become subject to restrictions under financial laws and regulations, competition laws, etc., or that co-investors will withdraw, or that the Group acquires a company with large assets and liabilities relative to the Group’s size, which may adversely affect the operating results and financial condition of the Group.

In connection with the foregoing, the Company entered into a memorandum of understanding regarding a global and Japan strategic partnership with Visa Inc. (hereinafter, “Visa”), with the intention of holding discussions toward collaboration aimed at creating new cashless experiences in the United States and Japan, including the Group’s entry into the U.S. market and strengthening collaboration in the Group’s business in Japan. However, if discussions with Visa do not progress and the collaboration does not materialize, if collaboration is delayed or the scope of collaboration is reduced, if necessary permits and approvals cannot be obtained, or if the strengths that the Group has in Japan, such as merchant development and point programs, are not demonstrated in the United States, the business plan based on the strategic partnership that the Group envisages may not be achieved. In addition, even if such business plan progresses, it is expected that a substantial amount of upfront investment will be required over the medium to long term, and if the Company’s management resources are substantially diverted to business development in the United States, the Group’s results of operations and financial position may be adversely affected.

In addition, in September 2025, the Company acquired shares representing 40% of the total voting rights of Binance Japan Co., Ltd. , the Japanese subsidiary of Binance, which operates a global crypto asset exchange business, and treated it as an equity-method associate. The Company may acquire additional shares in Binance Japan Co., Ltd. in the future if the consent of Binance is obtained. However, the crypto asset exchange business has a high level of uncertainty due to factors such as volatility in the market prices of crypto assets and changes in regulations. In addition, if integration does not progress smoothly, the Company may not be able to realize the effects it expects, such as synergies, and the operating results and financial condition of the Group may be adversely affected.

(8) Credit risk

The Group aims to increase interest income through PayPay Card Co., Ltd. and the banking business, and is exposed to credit risk in which counterparties’ creditworthiness may decline and payments of loans and similar receivables may be delayed or defaulted.

The ability of borrowers to repay depends on factors such as their income and other debts, and there are limits to the Group’s ability to collect. Customers of PayPay Card Corporation and PayPay Bank Corporation are subject to credit screening when using services; however, there is no guarantee that such screening will be effective. In addition, the Group has changed its credit card screening criteria as part of its growth strategy, including improving approval rates, and this may increase credit exposure to higher-risk users and could lead to an increase in delinquency rates and defaults. If these risks materialize, credit risk may increase and the operating results and financial condition of the Group may be adversely affected.

(9) Financial market risk

Because the Group operates payment and financial services, it is strongly affected by financial market conditions, including interest rates and foreign exchange rates. The Group endeavors to maintain a balance between variable- interest and fixed-interest debt; however, if market interest rates change beyond expectations or if asset and liability management (ALM) is not appropriately implemented, the operating results and financial condition of the Group may be adversely affected.

(10) Liquidity risk

The Group develops a wide range of services, including payment, credit card and lending services, and manages liquidity; however, if the Group is unable to appropriately respond to future business expansion, diversification of services, or fluctuations in financial market conditions, particularly with respect to the extension of credit by PayPay Card Co., Ltd. and PayPay Bank Co., Ltd., the Group may not be able to secure sufficient liquidity.

In such cases,if the Group raises additional funds through debt financing in order to ensure liquidity, interest expenses may increase significantly, the Group may become susceptible to changes in interest rates and covenants, financial covenants may be imposed, and its financial soundness may be impaired. In addition, if the Group raises funds through equity financing, existing shareholders may be diluted.

In addition, the Group’s ability to raise funds is influenced by financial market conditions and policy changes, and the Group may not be able to raise the required funds at desired times. If existing borrowings become due, the Group may also not be able to obtain external financing on similar terms in a timely manner.

If these risks materialize, the operating results and financial condition of the Group may be adversely affected.

(11) Risks related to the Japanese economy

Revenue from the Group’s payment services and financial services is significantly affected by overall trends in the Japanese economy arising from factors such as market risks including interest rate and foreign exchange fluctuations, international trade frictions and geopolitical risks.. In particular, if interest rates rise due to changes in the Bank of Japan’s monetary policy, consumption may be suppressed and the Group’s growth may be burdened. In addition, if the Japanese economy deteriorates, the operating results and financial condition of the Group may be adversely affected.

(12) Regulatory risk

The business of the Group is subject to regulations applicable to certain businesses, such as the Payment Services Act, the Installment Sales Act, the Act Regulating the Receipt of Contributions, Receipt of Deposits and Interest Rates, the Money Lending Business Act, the Interest Rate Restriction Act, the Banking Act, and the Financial Instruments and Exchange Act, and is also subject to general regulations such as those relating to personal information protection, consumer protection, anti-corruption, and prevention of transfer of criminal proceeds.

The Group has developed a system to comply with these regulations, etc.; however, if the Group violates such regulations, etc. despite such efforts, the Group may be subject to dispositions such as suspension of business or revocation of licenses or approvals by the authorities, which could hinder the Group’s business activities, and could also cause reputational damage and lead to claims for damages, which may adversely affect the operating results and financial condition of the Group.

(13) Risks related to fraudulent acts

In the business of the Group, many matters are handled on site by employees and external service providers; however, if fraudulent acts or human errors by such persons occur, or if leakage of personal information or confidential information occurs, the Group may be subject to liability for damages, and reputational damage or orders or dispositions by regulatory authorities may result.

In addition, with respect to fraudulent payments made using the PayPay app, the Group provides refunds to users and makes payments to merchants in accordance with the Group’s compensation policy; however, if the amount of compensation borne by the Group increases in the future, the operating results and financial condition of the Group may be adversely affected.

(14) Risks related to financial reporting

The Company will be required to comply with Section 302 of the Sarbanes-Oxley Act of 2002 (hereinafter referred to as the “Sarbanes-Oxley Act”) (management’s certification regarding the appropriateness of financial reporting) in its first annual report to be filed with the U.S. Securities and Exchange Commission (SEC) (hereinafter referred to as “Form 20-F”). In addition, in its Form 20-F for the fiscal year ending March 2027, which is the fiscal year following the first Form 20-F submitted to the SEC, the Company will be required to comply with Section 404 of the Sarbanes-Oxley Act (management’s assessment of internal control), including the independent auditor’s attestation of the effectiveness of internal control over financial reporting.

In preparing the consolidated financial statements for the fiscal year ended March 31, 2025, the Company identified material weaknesses in internal control over financial reporting at its consolidated subsidiaries PayPay Bank Co., Ltd. and PayPay Securities Co., Ltd., which became consolidated subsidiaries in April 2025, with respect to the following control activities.

(i)	Controls to ensure the accuracy and completeness of information used in financial reporting processes at PayPay Bank Co., Ltd. and PayPay Securities Co., Ltd.

(ii)	Controls related to capitalization of intangible assets arising from software development at PayPay Bank Co., Ltd.

(iii)	Controls to evaluate the effectiveness of controls designed and operated by certain outsourced service providers used in financial reporting processes at PayPay Bank Co., Ltd.

(iv)	Controls related to privileged access to manage configuration and security within the IT systems of PayPay Securities Co., Ltd.

To remediate these material weaknesses, the Company, PayPay Bank Co., Ltd. and PayPay Securities Co., Ltd. have developed a remediation plan and are making improvements; however, there is no assurance that these efforts will remediate such weaknesses or prevent future material weaknesses in internal control over financial reporting.

If the Company or its independent auditor identifies new material weaknesses in internal control over financial reporting, the Company may need to restate past financial statements or may be unable to file its Form 20-F in a timely manner. This could cause investors to lose confidence in the Company’s reported financial information, the market price of the ADSs may decline, and the Company may be subject to lawsuits or regulatory action. In addition, if the Company is unable to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act, it may not be able to maintain the listing of its ADSs on Nasdaq.

(15) Risks related to securing officers and employees

The business of the Group depends on the knowledge and skills of key officers and employees. If these key officers or employees were to resign or otherwise become unable to perform their duties, and the Group is unable to secure replacement personnel in a timely manner, the operating results and financial condition of the Group may be adversely affected.

In addition, in order to maintain and grow its business, the Group must recruit and train capable officers and employees and retain them. Competition for software engineers, etc. is intense, and the Group endeavors to improve incentives for key personnel through measures such as offering stock options. However, if the Group is unable to provide an attractive work environment and treatment compared with competitors, the Group may not be able to secure excellent personnel, which may adversely affect the operating results and financial condition of the Group.

(16) Risks related to intellectual property rights

The Group holds many patents and other intellectual property rights in Japan and overseas in the payment and financial fields, and such intellectual property rights are a strength that supports the provision of cutting-edge and innovative services. However, there is a possibility that the Group will not be able to prevent illegal use by competitors and others, and if litigation becomes necessary, the Group may incur substantial costs and could receive an unfavorable judgment or decision. In addition, the Group may be subject to lawsuits alleging infringement of the intellectual property rights of third parties, and this risk may increase as the Group expands its business. If these risks materialize, the operating results and financial condition of the Group may be adversely affected.

(17) System-related risks

The systems constituting the platform “PayPay,” including systems provided by third parties, may become unable to function properly due to factors such as hardware or software failures, defects, sudden increases in transaction volume, cyberattacks, human error, natural disasters, or accidents. In addition, as the services provided by the Group expand and become more complex, the risk of such system failures may increase.

If these risks materialize, stable provision of services may become difficult, which may result in a decrease in the number of users and merchants, damage to the Group’s brand, and may adversely affect the operating results and financial condition of the Group.

(18) Risks related to dependence on third parties

In its business operations, the Group receives hardware, software, cloud services and other services from suppliers and business partners. If these suppliers and business partners change their contract conditions in a manner unfavorable to the Group, or are unable to provide the required products or services, the Group may not be able to secure alternative suppliers or partners, which could impede the continuation of the Group’s business operations. Even if alternatives can be secured, the Group may incur additional costs and may need to make operational changes, which may adversely affect the operating results and financial condition of the Group.

In addition, the payment services of the Group are used on platforms and in online commerce operated by third parties, and the Group must meet the requirements and standards specified by such third parties. If these requirements and standards are changed in a manner unfavorable to the Group, the Group may incur costs to respond thereto or may have transaction qualifications revoked, which may adversely affect the operating results and financial condition of the Group.

(19) Risks related to personal information and data protection

The Group holds large volumes of data, including users’ personal information and highly sensitive credit information. The Group complies with applicable laws and regulations and endeavors to implement appropriate security measures; however, there is no guarantee that leakage, tampering, or unauthorized use of such information will not occur due to system failures, security breaches, or other causes. If such incidents occur, it may become difficult for the Group to acquire and retain users and merchants, reputational damage may occur, and the Group may be subject to orders or dispositions by regulatory authorities, which may adversely affect the operating results and financial condition of the Group.

(20) Risks related to brand and reputation

The PayPay brand and reputation are important for the Group’s business. However, if negative information concerning the PayPay app or the Group spreads, or if violations by the Group or related persons occur, trust in the Group’s brand or reputation, or the soundness of the Group’s services, may be impaired, which may adversely affect the operating results and financial condition of the Group.

(21) Risks related to reorganization within the Group and relationships with other shareholders

In April 2025, the Company made PayPay Bank Co., Ltd. and PayPay Securities Co., Ltd. consolidated subsidiaries. The integration of these companies into the Group is complex and time-consuming, and due to factors such as mismatch with user needs, system failures arising from integration, strengthening of regulations and the need to respond thereto, or turnover of employees, the Group may not be able to realize the effects expected from making these companies consolidated subsidiaries.

In addition, other shareholders exist in PayPay Bank Co., Ltd., PayPay Securities Co., Ltd. and PayPay SC Co., Ltd. If coordination with such other shareholders is unsuccessful, these companies may not be able to make decisions quickly and efficiently, and disputes may arise, or the shareholding composition may change due to differences in policies between the Group and these other shareholders. If these risks materialize, the operating results and financial condition of the Group may be adversely affected.

(22) Risks related to major shareholders

Even after completion of this offering, B Holdings Co., Ltd., SVF II Piranha (DE) LLC, SoftBank Corp. and LINE Yahoo Corporation will hold a substantial number of shares of the Company, and may influence important corporate decisions of the Company. In addition, as long as the Company is a consolidated subsidiary of LINE Yahoo Corporation, the Company is required to obtain the prior written approval of B Holdings Co., Ltd., which has the right to nominate a majority of the directors of LINE Yahoo Corporation, when conducting certain actions such as issuing shares or transferring assets. The interests of these major shareholders may not be aligned with the interests of the Company’s general shareholders.

Risks related to the ADSs

(23) Risks related to the trading market for the ADSs

The Company has applied to list the ADSs on the Nasdaq Stock Market (“Nasdaq”); however, there is no guarantee that the Company will be able to maintain its listing after this offering. In addition, the trading volume of the ADSs may be limited, which may adversely affect the market price and liquidity of the ADSs. The initial public offering price of the ADSs will be determined by negotiations between the underwriters, the selling shareholders and the Company, but there is no guarantee that the trading price of the ADSs after this offering will not fall below the initial public offering price. If the trading price falls below the initial public offering price, the economic value of holdings of ADS holders may be adversely affected.

(24) Risks related to foreign exchange fluctuations relating to the ADSs

The Company converts amounts in Japanese yen into foreign currencies including U.S. dollars based on market exchange rates. The Japanese yen fluctuates against the U.S. dollar, and the exchange rate between the Japanese yen and the U.S. dollar is affected by various factors such as changes in global political and economic conditions and may fluctuate significantly and unpredictably.

After being listed on Nasdaq, the ADSs will be traded in U.S. dollars. Therefore, if the Japanese yen appreciates against the U.S. dollar, the economic value of the ADSs in Japanese yen may decline.

(25) Restrictions on rights of ADS holders

ADS holders are not shareholders under the Companies Act, and therefore cannot directly exercise the rights of shareholders, such as voting rights, receiving dividends, or bringing lawsuits. ADS holders will need to exercise such rights through the Depositary.

However, ADS holders may not be able to receive information in order to exercise shareholder rights, through the Depositary or provide instructions in a timely manner. In addition, even if ADS holders provide instructions, the Depositary may not perform such instructions properly. In particular, with respect to voting rights, if instructions for exercising rights are not given in a timely manner, except for certain limited exceptions, under the deposit agreement, the Depositary is to grant proxy authority to the Company to exercise voting rights at shareholders’ meetings with respect to the ordinary shares underlying the ADSs in principle, and therefore voting rights may be exercised in a manner contrary to the intentions of ADS holders.

(26) Risks related to foreign private issuer status under U.S. securities laws

The Company currently qualifies as a foreign private issuer under U.S. securities laws and is therefore eligible for certain accommodations regarding reporting obligations and corporate governance requirements. However, if the Company fails to continue to meet the requirements to qualify as a foreign private issuer, it will lose such status. If the Company loses foreign private issuer status, it will become subject to reporting obligations and regulations similar to those applicable to U.S. domestic issuers, including the requirement to prepare consolidated financial statements for all past and future periods in accordance with U.S. GAAP (accounting principles generally accepted in the United States). In such case, compliance costs and administrative burdens may increase, which may adversely affect the operating results and financial condition of the Group.

(27) Tax-related risks for the ADSs

The ADSs are U.S. depositary shares issued based on ordinary shares of a Japanese joint-stock company, but the ADSs will be listed only on Nasdaq. In Japan, while a securities registration statement will be filed and sales to domestic investors will also be conducted, the ADSs will not be listed on Japan’s domestic financial instruments exchanges. To the Company’s knowledge, there has been no past case of such an arrangement, and therefore there is no definitive precedent regarding the tax treatment of the ADSs in Japan.

With respect to the tax treatment of the ADSs, the Company believes that the tax treatment is as described in “Part I Securities Information, Section 2 Information on the Securities Information on the ADSs, (4) Tax Treatment in Japan,” but the Japanese tax authorities may take a different view from the Company’s assumptions. However, if the Japanese tax authorities take a different view, the actual tax treatment may differ. In addition, if, as an operational practice, withholding tax in excess of the amount required is imposed on dividends paid to ADS holders, ADS holders may be required to undertake procedures at their own expense and responsibility in order to obtain a refund.

Accordingly, each investor should consult his or her own tax advisor and carefully consider the tax treatment, including capital gains and losses, dividends, etc.

4. [Management’s discussion and analysis of financial position, operating results, and cash flow status]

(1) Overview of Operating Results, etc.

An overview of the financial position, operating results and cash flow status of the Group (hereinafter, “Operating Results, etc.”) is as follows.

(i) Financial Positionand Operating Results

Seventh Consolidated Fiscal Year (from April 1, 2024 to March 31, 2025)

During the consolidated fiscal year, the Japanese economy showed a generally gradual recovery, with signs of improvement in personal consumption and employment conditions, although it is necessary to pay attention to the increasing downside risks to the economy due to factors such as the continuation of high interest rate levels in Europe and the United States and the impact of future policy trends in the United States.

The cashless market in Japan, in which the Company provides services, has continued to expand, and according to a survey by the Ministry of Economy, Trade and Industry, the cashless payment ratio for the period from January to December 2024 reached 42.8%, achieving ahead of schedule the government target of “aiming for a cashless payment ratio of around 40% by 2025.”

Against this backdrop, the Group, as a leading company in the cashless market in Japan, has achieved expansion in the use of QR code payments, which are a new cashless payment method, by both “PayPay” users and merchants. The number of registered users of “PayPay” reached 68.38 million as of the end of March 2025, expanding to account for approximately 70% of the domestic smartphone population (Note).

(Note)

Calculated by multiplying the smartphone ownership ratio (age 6 and above) in the Ministry of Internal Affairs and Communications “Results of the FY2023 Survey on the Usage of Telecommunications” (as of the end of August 2023) (released June 7, 2024) by the total population of Japan (age 6 and above).

The Group has built a digital finance platform that can provide, on a one-stop basis, a variety of financial services including savings, borrowing and investment, starting from easy-to-use payment services, with the aim of improving and enriching the convenience of daily life for consumers and businesses. Payment services contribute to broad user engagement through transaction frequency, and financial services deepen and accelerate user engagement through cross-selling and continued use. These function as pillars of an ecosystem that complements each other and form the foundation of the Group’s user engagement strategy.

As a result, for the consolidated fiscal year, the Group’s total operating revenue was ¥299,078 million (an increase of 17.5% year-on-year), operating profit was ¥35,510 million (compared to operating profit of ¥11 million in the previous fiscal year), and profit attributable to owners of the parent was ¥36,170 million (compared to a net loss of ¥3,350 million in the previous fiscal year).

Results by segment are as follows.

(Payment Segment)

In the Payment Segment, performance grew strongly due to growth in both the average payment amount and the number of payments.

With respect to the average payment amount, in order to promote the use of credit payments, which have a higher average payment amount compared to balance payments, in the PayPay Scratch Lottery of the “Super PayPay Festival” we changed the mechanism so that the probability of winning increases when paying with PayPay Credit, and we also aired television commercials promoting credit payments. With respect to the number of payments, as a result of efforts to expand usage opportunities, such as continuously expanding the number of merchants including online services and enabling donations and offertory payments, the number of payments from January to December 2024 reached 7.46 billion, expanding to account for approximately one in five of all cashless payments in Japan.

As a result, operating revenue in the Payment Segment was ¥248,254 million (an increase of 17.5% year-on-year), and segment profit was ¥30,356 million (compared with a segment loss of ¥3,777 million in the previous fiscal year).

(Financial Services Segment)

The Financial Services Segment has been supported mainly by PayPay Bank Corporation and PayPay Securities Corporation, and both services have steadily increased the number of accounts, leveraging the strength of their one-stop services with the PayPay app as the entry point. In particular, at PayPay Bank Corporation, the number of bank accounts reached 8.9 million, spurred by initiatives such as the “Deposit Revolution” campaign, which includes the “Step-Up Yen Deposit” that raises interest rates stepwise depending on balances for individual users.

As a result, operating revenue in the Financial Services Segment was ¥53,640 million (an increase of 16.1% year-on-year), and segment profit was ¥5,154 million (an increase of 36.1% year-on-year).

The financial positionis as follows.

(Assets)

Total assets at the end of the consolidated fiscal year increased by ¥235,723 million compared to the end of the previous consolidated fiscal year, to ¥4,042,105 million. This was mainly due to increases such as an increase in loans of ¥399,055 million, an increase in securities of ¥306,591 million and an increase in goodwill of ¥5,238 million, etc.

(Liabilities)

Total liabilities at the end of the consolidated fiscal year increased by ¥203,243 million compared to the end of the previous consolidated fiscal year, to ¥3,818,374 million. This was mainly due to factors such as an increase in deposits received of ¥249,362 million and an increase in trade and other payables of ¥140,948 million, while borrowings, etc. decreased by ¥203,640 million.

(Equity)

Equity at the end of the consolidated fiscal year amounted to ¥223,731 million, an increase of ¥32,480 million compared to the end of the previous consolidated fiscal year. This was mainly due to an increase in retained earnings as a result of recording profit attributable to owners of the parent of ¥36,170 million for the consolidated fiscal year.

Eighth Interim Consolidated Accounting Period (from April 1, 2025 to September 30, 2025)

For the interim consolidated period, the Group’s total operating revenue was ¥178,632 million (an increase of 27.5% year-on-year), operating profit was ¥36,452 million (an increase of 154.4% year-on-year), and profit attributable to owners of the parent was ¥83,097 million (an increase of 494.1% year-on-year).

Results by segment are as follows.

(Payment Segment)

Operating revenue in the Payment Segment was ¥147,306 million (an increase of 26.7% year-on-year), and segment profit was ¥31,525 million (an increase of 162.1% year-on-year).

(Financial Services Segment)

Operating revenue in the Financial Services Segment was ¥32,200 million (an increase of 27.1% year-on-year), and segment profit was ¥4,927 million (an increase of 114.3% year-on-year).

The financial positionis as follows.

(Assets)

Total assets at the end of the interim consolidated period increased by ¥587,972 million compared to the end of the previous consolidated fiscal year, to ¥4,630,077 million. This was mainly due to increases such as an increase in securities of ¥275,975 million and an increase in loans of ¥166,975 million, etc.

(Liabilities)

Total liabilities at the end of the interim consolidated period increased by ¥509,079 million compared to the end of the previous consolidated fiscal year, to ¥4,327,453 million. This was mainly due to increases such as an increase in deposits received of ¥345,206 million and an increase in borrowings, etc. of ¥147,185 million, etc.

(Equity)

Equity at the end of the interim consolidated period increased by ¥78,893 million compared to the end of the previous consolidated fiscal year, to ¥302,624 million. This was mainly due to an increase in retained earnings as a result of recording profit attributable to owners of the parent of ¥83,097 million for the interim consolidated period.

Eighth Third Quarter Cumulative Consolidated Period (from April 1, 2025 to December 31, 2025)

For the cumulative third quarter period, the Group’s total operating revenue was ¥278,478 million (an increase of 26.3% year-on-year), operating profit was ¥61,008 million (an increase of 116.5% year-on-year), and profit attributable to owners of the parent was ¥101,521 million (an increase of 283.3% year-on-year).

Operating results by segment are as follows.

(Payment Segment)

Operating revenue in the Payment Segment was ¥229,003 million (an increase of 24.9% year-on-year), and segment profit was ¥51,034 million (an increase of 111.3% year-on-year).

(Financial Services Segment)

Operating revenue in the Financial Services Segment was ¥51,204 million (an increase of 30.4% year-on-year), and segment profit was ¥9,974 million (an increase of 147.4% year-on-year).

Financial positionis as follows.

(Assets)

Total assets at the end of the third quarter increased by ¥1,130,058 million compared to the end of the previous consolidated fiscal year, to ¥5,172,163 million. This was mainly due to an increase in securities of ¥530,497 million and an increase in loans receivable of ¥397,571 million, etc.

(Liabilities)

Liabilities at the end of the third quarter increased by ¥1,033,560 million compared to the end of the previous consolidated fiscal year, to ¥4,851,934 million. This was mainly due to an increase in deposits received of ¥595,052 million and an increase in trade and other payables of ¥261,428 million, etc.

(Equity)

Equity at the end of the third quarter increased by ¥96,498 million compared to the end of the previous consolidated fiscal year, to ¥320,229 million. This was due to an increase in retained earnings as a result of recording profit attributable to owners of the parent of ¥101,521 million in the cumulative third quarter period.

(ii) Status of Cash Flows

Seventh Consolidated Fiscal Year (from April 1, 2024 to March 31, 2025)

Cash and cash equivalents at the end of the consolidated fiscal year decreased by ¥374,512 million compared with the end of the previous consolidated fiscal year, to ¥369,811 million. The status and factors of each cash flow for the consolidated fiscal year are as follows.

(Cash Flows from Operating Activities)

Cash flows from operating activities were an inflow of ¥155,849 million (compared with ¥49,975 million in the previous fiscal year). This was mainly due to an increase in deposits received and an increase in trade and other payables, etc.

(Cash Flows from Investing Activities)

Cash flows from investing activities were an outflow of ¥319,977 million (compared with ¥273,383 million in the previous fiscal year). This was mainly due to outflows for purchases of securities and purchases of intangible assets, etc.

(Cash Flows from Financing Activities)

Cash flows from financing activities were an outflow of ¥210,325 million (compared with an inflow of ¥107,930 million in the previous fiscal year). This was mainly due to outflows from net decreases in short-term borrowings and repayment of long-term borrowings, etc.

Eighth Interim Consolidated Accounting Period (from April 1, 2025 to September 30, 2025)

Cash and cash equivalents at the end of the interim consolidated period increased by ¥16,772 million compared with the end of the previous consolidated fiscal year, to ¥386,583 million. The status and factors of each cash flow for the interim consolidated period are as follows.

(Cash Flows from Operating Activities)

Cash flows from operating activities were an inflow of ¥127,571 million (compared with ¥70,422 million in the previous interim period). This was mainly due to deposits received and an increase in trade and other payables, etc.

(Cash Flows from Investing Activities)

Cash flows from investing activities were an outflow of ¥244,364 million (compared with ¥160,930 million in the previous interim period). This was mainly due to outflows for purchases of securities and purchases of investments accounted for using the equity method, etc.

(Cash Flows from Financing Activities)

Cash flows from financing activities were an inflow of ¥133,584 million (compared with an outflow of ¥62,513 million in the previous interim period). This was mainly due to inflows from long-term borrowings and issuance of shares, etc.

Eighth Third Quarter Cumulative Consolidated Period (from April 1, 2025 to December 31, 2025)

Cash and cash equivalents at the end of the third quarter increased by ¥136,419 million compared to the end of the previous consolidated fiscal year, to ¥506,230 million. The status and major factors of each cash flow for the cumulative third quarter period are as follows.

(Cash Flows from Operating Activities)

Cash flows from operating activities were an inflow of ¥465,814 million (¥302,004 million in the same period of the previous year). This was mainly due to an increase in deposits received and an increase in trade and other payables, etc.

(Cash Flows from Investing Activities)

Cash flows from investing activities were an outflow of ¥483,942 million (¥238,518 million in the same period of the previous year). This was mainly due to the acquisition of securities and the acquisition of intangible assets.

(Cash Flows from Financing Activities)

Cash flows from financing activities were an inflow of ¥154,500 million (net cash used of ¥116,829 million in the same period of the previous year). This was mainly due to proceeds from long-term borrowings and proceeds from issuance of shares, etc.

(iii) Production, Orders Received and Sales Results

a. Production Results

Due to the nature of the services provided, the businesses conducted by the Group are not suited to disclosure of production results; therefore, such disclosure is omitted.

b. Orders Received

Due to the nature of the services provided, the businesses conducted by the Group are not suited to disclosure of orders received; therefore, such disclosure is omitted.

c. Sales Results

Sales results of the Group for the seventh consolidated fiscal year and the eighth third quarter cumulative consolidated period, by segment, are as follows.

Segment Name	Seventh Consolidated Fiscal Year (from April 1, 2024 to March 31, 2025)		Eighth Interim Consolidated Accounting Period (from April 1, 2025 to September 30, 2025)		Eighth Third Quarter Cumulative Consolidated Period (from April 1, 2025 to December 31, 2025)
	Amount (JPY million)	Year-on-year change (%)	Amount (JPY million)	Year-on-year change (%)	Amount (JPY million)	Year-on-year change (%)
Payment Segment	248,254	117.5	147,306	126.7	229,003	124.9
Financial Services Segment	53,640	116.1	32,200	127.1	51,204	130.4
Adjustments	(2,816)	—	(874)	—	(1,729)	—

Total	299,078	117.5	178,632	127.5	278,478	126.3

(2) Analysis and Discussion of Operating Results, etc. from Management’s Perspective

Management’s understanding, analysis and discussion of the status of the Group’s Operating Results, etc. are as follows.

Statements regarding future matters in this document are based on judgments as of the filing date of this Securities Registration Statement, and do not guarantee their achievement.

(i) Significant Accounting Policies and Estimates

The consolidated financial statements of the Group have been prepared in accordance with IFRS. The significant accounting policies adopted in the preparation of these financial statements are as described in “Part V Status of accounting 1 Consolidated Financial Statements, etc. (1) Consolidated Financial Statements Notes to the Consolidated Financial Statements Note 4. Significant Accounting Policies.”

The preparation of these consolidated financial statements requires management to make estimates and assumptions that affect the reported financial position, operating results and cash flows as of the reporting date. The Group makes estimates and assumptions based on premises it considers reasonable in light of past results and circumstances; however, if the assumptions or subsequent circumstances change, actual results may differ from these estimates.

(ii) Management’s Understanding, Analysis and Discussion of Operating Results, etc.

a. Analysis of Operating Results

Seventh Consolidated Fiscal Year (from April 1, 2024 to March 31, 2025)

(Operating Revenue)

Operating revenue for the consolidated fiscal year was ¥299,078 million (an increase of 17.5% year-on-year). This was mainly due to steady revenue growth from PayPay Balance payments and an increase in interest income in the Financial Services Segment, etc.

(Operating Expenses and Operating Profit)

Operating expenses for the consolidated fiscal year were ¥263,568 million (an increase of 3.5% year-on-year). This was mainly due to increases in point expenses, payment-related expenses and personnel expenses, etc. As a result, operating profit was ¥35,510 million (an increase of 322,718.2% year-on-year).

(Profit Attributable to Owners of the Parent)

As a result of the foregoing, profit attributable to owners of the parent was ¥36,170 million (compared with a net loss of ¥3,350 million in the previous fiscal year).

Eighth Interim Consolidated Accounting Period (from April 1, 2025 to September 30, 2025)

(Operating Revenue)

Operating revenue for the interim consolidated period was ¥178,632 million (an increase of 27.5% year-on-year). This was mainly due to revenue expansion in QR code payments and physical card payments driven by strong performance in online payments and an increase in interest income in the Financial Services Segment, etc.

(Operating Expenses and Operating Profit)

Operating expenses for the interim consolidated period were ¥142,180 million (an increase of 13.1% year-on-year). This was mainly due to increases in point expenses, payment-related expenses and interest expenses, etc. As a result, operating profit was ¥36,452 million (an increase of 154.4% year-on-year).

(Profit Attributable to Owners of the Parent)

As a result of the foregoing, profit attributable to owners of the parent was ¥83,097 million (an increase of 494.1% year-on-year).

Eighth third quarter cumulative consolidated period (from April 1, 2025 to December 31, 2025)

(Operating Revenue)

Operating revenue for the cumulative third quarter period was ¥278,478 million (an increase of 26.3% year-on-year). This was mainly due to strong performance in QR code payments and physical card payments and expansion of the Financial Services Segment.

(Operating Expenses and Operating Profit)

Operating expenses for the cumulative third quarter period were ¥217,470 million (an increase of 13.1% year-on-year). This was mainly due to increases in point expenses, interest expense and payment-related expenses, etc. As a result, operating profit was ¥61,008 million (an increase of 116.5% year-on-year).

(Profit Attributable to Owners of the Parent)

As a result of the above, profit attributable to owners of the parent was ¥101,521 million (an increase of 283.3% year-on-year).

b. Analysis of Financial Position

The financial positionof the Group is as described in “Part II Business status 4 Management’s discussion and analysis of financial position, operating results, and cash flow status (1) Overview of Operating Results, etc.

(i) Financial Position and Operating Results.”

(iii) Analysis of Sources of Capital and Liquidity

While using cash flows from operating activities as its primary source of funds, the Group flexibly utilizes external funding methods such as bank borrowings and securitization of receivables. As of the filing date, the Group secures a one-week liquidity buffer sufficient to withstand short-term funding needs (primarily increased payments in the Payment Segment), and secures readily available liquidity consisting of cash and cash equivalents and unused portions of securitization facilities.

In addition, most of the cash and deposits held by the Group’s bank subsidiaries correspond to customer deposits, and the Company appropriately complies with capital adequacy ratios and liquidity-related regulations and maintains the necessary capital and liquidity at all times. In the securities business as well, the Company holds deposits received from customers; however, these are customer assets (subject to segregation management), and the Company secures regulatory capital and liquidity required for our securities subsidiaries in the Group.

In addition, the Group expects, on a group-wide basis, that personnel expenses, advertising and promotional expenses, capital expenditures related to software development and investment funds for business expansion will be the primary uses of funds. In principle, these will be funded by cash flows from operating activities and existing cash on hand, and external funding methods such as bank borrowings will be utilized as necessary.

(iv) Factors That Have a Material Impact on Operating Results

Factors that have a material impact on the operating results of the Group are as described in “3 Business-related risks, etc.”

(v) Objective Indicators, etc. for Assessing Achievement of Management Policies/Strategies and Management Goals

As objective indicators for assessing the achievement of management goals, the Group uses Total GMV (Total Gross Merchandise Value; Note 1) and PayPay MTU.

These indicators comprehensively reflect the scale of service usage and user engagement, and the Group positions them as important indicators for objectively evaluating its growth and profitability.

The progress of each indicator is as shown below, and the Group believes that they have been performing solidly to date. The Group intends to continue to improve these indicators while maintaining past growth rates, but has not set specific target values.

	Sixth Consolidated Fiscal Year (from April 1, 2023 to March 31, 2024)	Seventh Consolidated Fiscal Year (from April 1, 2024 to March 31, 2025)	Eighth Interim Consolidated Accounting Period (from April 1, 2025 to September 30, 2025)	Eighth Third Quarter Cumulative Consolidated Period (from April 1, 2025 to December 31, 2025)
Total GMV (JPY trillion)	12.7	15.7	9.2	14.3
PayPay MTU (million) (Note 2)	33.2	37.2	38.9	40.0

(Note 1)	Total GMV is defined as the total of PayPay Balance GMV, PayPay Credit GMV, PayPay Card GMV and PayPay Bank Visa Debit Card GMV, excluding the GMV of cancelled transactions.

PayPay Balance GMV is defined as payments made using PayPay Balance, PayPay Debit, PayPay Balance Card, other credit card payments linked to the PayPay app and payments made through PayPay code payments via other payment services and networks such as Alipay+ and HIVEX®, excluding top-ups to PayPay Balance with PayPay Card and excluding the GMV of cancelled transactions.

PayPay Credit GMV is defined as payments made using PayPay Credit, top-ups to PayPay Balance made using PayPay Card and GMV made by linking a PayPay Card to the PayPay app without linking a PayPay account, excluding the GMV of cancelled transactions.

PayPay Card GMV is defined as payments made using PayPay Card (physical card), excluding top-ups to PayPay Balance with PayPay Card and excluding the GMV of cancelled transactions.

PayPay Bank Visa Debit Card GMV is defined as payments made using PayPay Bank Visa Debit Card (physical card) and cardless Visa debit transactions (for individual and corporate use), excluding the GMV of PayPay Debit, cash withdrawals from ATMs when using cash card functions and excluding the GMV of cancelled transactions.

(Note 2)	These are actual figures as of the end of the period, not cumulative year-to-date figures.

5. [Material contracts, etc. for business management]

(Execution of the “Agreement on Company Operations” with B Holdings Co., Ltd.)

The Company entered into an agreement with B Holdings Co., Ltd., a shareholder of the Company, which includes an agreement requiring the prior consent of B Holdings Co., Ltd. for matters to be resolved at a general meeting of shareholders or a meeting of the board of directors.

The details of the agreement, etc. are as follows.

(1) Overview of the Agreement

Date of Execution	June 16, 2023

Name of Agreement	Agreement on Company Operations

Counterparty Name	B Holdings Co., Ltd.

Counterparty Address	1-3 Kioicho, Chiyoda-ku, Tokyo
Details of Agreement

If the Company intends to conduct any of the following actions, it must obtain prior written consent from B Holdings Co., Ltd.

•

Transfer, assignment, succession, creation of security interests or other disposition of shares, other assets or businesses held by the Company or its consolidated subsidiaries to third parties other than the Company and its subsidiaries, where such shares, assets or businesses account for one-fifth or more of total consolidated book-value assets at the end of the most recent fiscal year.

•

Issuance by the Company of new shares, stock acquisition rights or bonds with stock acquisition rights (including disposal of treasury shares or treasury stock acquisition rights), or other actions of the Company accompanied by the granting of rights that are convertible into, or enable acquisition of, shares of the Company, which would result in the voting rights ratio of B Holdings Co., Ltd. in the Company becoming 50% or less on a fully diluted basis.

(2) Purpose of the Agreement

The purpose is to secure and enhance group governance and operations, etc. with respect to the Company.

(3) Consideration by the Board of Directors and Other Process Leading to the Decision-Making on the Agreement within the Company, and the Impact of the Agreement on the Corporate Governance of the Filing Company

At the meeting of the board of directors held on June 15, 2023, after careful deliberation and consideration taking into account professional advice provided by the Company’s financial advisor regarding the execution of this agreement, the Company determined that executing this agreement, including the agreement described above, would be in the interests of the Company and its shareholders, and decided to enter into this agreement.

The Company believes that such agreement is reasonably positioned as part of strengthening governance to enhance corporate value under this agreement, and that its impact on the Company’s corporate governance is limited and minor.

6. [Research and development activities]

Not applicable.

Section 3. [Outline of facilities and equipment]

1. [Outline of capital investment, etc.]

Capital expenditures include investments in intangible assets in addition to tangible fixed assets, and the Company mainly makes investments in software development aimed at expanding service functionality and improving convenience. Although the Company has segments, it does not allocate assets to reportable segments, and therefore does not present information by segment.

Seventh Consolidated Fiscal Year (from April 1, 2024 to March 31, 2025)

Total capital expenditures for the consolidated fiscal year amounted to ¥30,335 million (of which ¥5,026 million was for tangible fixed assets, ¥8,862 million was for right-of-use assets, and ¥16,447 million was for intangible assets). Major items included software development and lease contracts for the head office.

Eighth Interim Consolidated Accounting Period (from April 1, 2025 to September 30, 2025)

Total capital expenditures for the interim consolidated period amounted to ¥11,929 million (of which ¥2,993 million was for tangible fixed assets and ¥8,936 million was for intangible assets). Major items included software development and other capital expenditures associated with business activities.

Eighth Third Quarter Cumulative Consolidated Period (from April 1, 2025 to December 31, 2025)

Total capital expenditures for the cumulative third quarter period amounted to ¥17,739 million (of which ¥4,431 million was for tangible fixed assets and ¥13,308 million was for intangible assets). Major items included software development and other capital expenditures associated with other business activities.

2. [Major facilities and equipment]

(1) Filing Company

As of March 31, 2025

Name of Office (Location)	Description of facilities	Book Value (JPY million)					Number of Employees (persons)
		Buildings and Structures	Tools, furniture and fixtures	Right-of- use assets	Software	Total
Head Office (Shinjuku-ku, Tokyo, etc.)	Software and office, etc.	618	1,037	2,959	18,820	23,434	1,873

(Note)	There are no major facilities currently out of operation.

(2) Domestic Subsidiaries

As of March 31, 2025

Company Name	Name of Office (Location)	Description of facilities	Book Value (JPY million)					Number of Employees (persons)
			Buildings and Structures	Machinery and equipment and vehicles	Right-of- use assets	Software	Total
PayPay Card Corporation	Head Office (Shinjuku-ku, Tokyo, etc.)	Software and office, etc.	976	1,733	5,919	31,418	40,046	1,252
PayPay Bank Corporation	Head Office (Shinjuku-ku, Tokyo, etc.)	Software and office, etc.	234	779	5,557	12,165	18,735	629

(Note)	There are no major facilities currently out of operation.

3. [Plan on installation, disposal, etc. of facilities and equipment]

The planned investment amount (total) for additions, etc. of the Group’s facilities for the next consolidated fiscal year (from April 1, 2025 to March 31, 2026) is ¥27,255 million (including investment amounts for rental terminals and investment amounts resulting from the application of IFRS 16).

Plans for material additions, disposals, etc. of facilities are as follows.

(1) Material Additions, etc. of Facilities

Not applicable.

(2) Material Disposals, etc. of Facilities

Not applicable.

Section 4. [Information on reporting company]

1. [Information on shares, etc.]

(1) [Total number of shares and other information ]

(i) [Total number of shares]

Classes	Total number of authorized shares
Common stock	1,600,000,000
Total	1,600,000,000

(ii) [Issued shares]

Classes	Number of shares issued		Name of financial instruments exchange on which shares are listed or authorized financial instruments firms association with which shares are registered	Description
Common stock	637,571,200	shares	Unlisted	Acquisition through transfer requires the approval of the Company; however, the restriction will be removed as of the date on which the ADSs are listed on the Nasdaq Global Select Market.
Total	2,750,000	shares	—	—

(2) [Status of share options, etc.]

(i) [Contents of stock option system]

The stock acquisition rights issued pursuant to the Companies Act are as follows.

1) Extraordinary General Meeting of Shareholders held on September 14, 2020

Date of Resolution of General Meeting of Shareholders	September 14, 2020

Categories and number of grantees (persons) *	One97 Communications Singapore Private Limited (Note 1)

Number of Stock Acquisition Rights (units) *	42 [-] (Note 2)

Type, description and number of shares underlying the Stock Acquisition Rights (shares) *	Common stock 159,012 [-] (Note 2)

Amount to be paid upon exercise of the Stock Acquisition Rights *	JPY 99,999 (Note 3)

Exercise period of Stock Acquisition Rights	From September 30, 2020 to September 29, 2030

Issue price of shares and amount credited to capital in the event that shares are issued upon exercise of Stock Acquisition Rights *	Issue price: JPY 99,999 Amount credited to capital (Note 4)

Conditions for exercise of Stock Acquisition Rights *	(Note 5)

Matters regarding transfer of Stock Acquisition Rights *	(Note 7)

Matters regarding delivery of Stock Acquisition Rights in connection with an Organizational Restructuring Action *	(Note 8)



The information below is as of the end of the fiscal year (March 31, 2025). With respect to matters that changed during the period from the end of the fiscal year to the end of the month preceding the filing date (January 31, 2026), the information as of the end of the month preceding the filing date is set forth in [ ]. There has been no change in other matters from the information as of the end of the fiscal year.

(Note 1) Categories and number of grantees

The categories and number of grantees as of the end of the month preceding the filing date (January 31, 2026) are as follows:

SVF II Piranha (DE) LLC ()

() The stock acquisition rights were transferred from One97 Communications Singapore Private Limited in December 2024 and have been exercised.

(Note 2) Type and number of shares underlying the stock acquisition rights

If the Company conducts a stock split or stock consolidation, the number of shares to be issued shall be adjusted in accordance with the following formula.

Adjusted number of shares to be issued = number of shares to be issued before adjustment × ratio of split/consolidation.

The adjustment of the number of shares to be issued under this paragraph shall be made only with respect to the number of shares to be issued pertaining to stock acquisition rights that remain unexercised at the time such adjustment is made. Any fraction of less than one share resulting from such adjustment shall be rounded down.

If the Company conducts a merger, company split, share exchange or share transfer (hereinafter in this note, each referred to as a “Merger, etc.”) or in addition to a gratis allotment, and in other cases where it becomes necessary to adjust the number of shares to be issued in accordance with circumstances similar thereto, the Company may, taking into consideration the provisions of the Merger etc. and the provisions of a gratis allotment, make an appropriate adjustment to the number of shares to be issued within a reasonable range.

When it is necessary to adjust the number of shares to be issued in accordance with the above, the Company shall, no later than 15 days prior to the date on which the adjusted number of shares to be issued is to be applied, notify in writing the holders of these Stock Acquisition Rights of the reason for the adjustment, the number of shares to be issued before adjustment, the adjusted number of shares to be issued, the applicable date and other necessary matters.

(Note 3) Amount of property to be contributed upon exercise of stock acquisition rights

If the Company conducts a stock split (gratis allotment) or stock consolidation, the exercise price shall be adjusted in accordance with the following formula, and any fraction of less than one yen resulting from such adjustment shall be rounded up.

Adjusted exercise price	=	Exercise price before adjustment	×	1
Ratio of split (or) consolidation

If it becomes necessary to adjust the exercise price, the Company shall, no later than 15 days prior to the date on which such adjustment is required, notify in writing the holders of these Stock Acquisition Rights whose names are stated in the stock acquisition rights register of the necessary matters.

(Note 4) Matters regarding the increases in stated capital and capital surplus in the event that shares are issued upon exercise of stock acquisition rights (including the transfer of treasury shares in lieu of issuance; the same shall apply hereinafter).

1) The amount of the increase in stated capital in the event that shares are issued upon exercise of stock acquisition rights shall be calculated in accordance with Article 17, paragraph 1 of the Company Accounting Regulations, and shall be one-half of the maximum amount of increase in capital, etc. so calculated; any fraction of less than one yen resulting from the adjustment shall be rounded up.

2) In the event that shares are issued upon exercise of stock acquisition rights, the amount of the increase in capital surplus shall be, the amount obtained by subtracting the amount of the increase in stated capital specified in 1) above from the maximum amount of increase in capital, etc. described in 1) above.

(Note 5) Conditions for Exercise of the stock acquisition rights

These stock acquisition rights may not be exercised if any of the following events occurs.

(a) If the Company issues shares or disposes of treasury shares at a price of JPY 99,999 or less per share; provided, however, that this shall not apply where the amount to be paid is a particularly favorable amount to the subscriber as prescribed in Article 199, paragraph 3 or Article 200, paragraph 2 of the Companies Act.

(b) If the Company issues stock acquisition rights with a conversion price at JPY 99,999 or less per share.

(c) If the Company receives a notice from a shareholder of the Company to the effect that such shareholder has sold or otherwise disposed of shares of the Company at JPY 99,999 or less; provided, however, that this shall not apply if the board of directors of the Company resolves that such price is significantly lower than the fair value of the Company’s shares at the time of such sale or other disposition.

(d) If, after the Company has been listed on a securities exchange in Japan, the closing price of the Company’s shares becomes JPY 99,999 or less per share.

(Note 6) Acquisition Provisions for the stock acquisition rights

1) If any transaction is consummated whereby a person (i) comes to hold, or ceases to hold, more than 50% of the total number of issued shares of One97 Communications Limited (hereinafter in this note, the “Parent Company”), (ii) comes to have, or ceases to have, the authority to nominate a majority of the members of the board of directors of the Parent Company, or (iii) comes to have, or ceases to have, contractual rights to determine or cause the determination of the management and policies of the Parent Company, the Company may acquire all stock acquisition rights held by the holders at the fair market price that would apply assuming that such stock acquisition rights were exercised and common stock were delivered, and such price shall be determined on the Acquisition Date of the stock acquisition rights.

2) (i) If any transaction is consummated whereby the Parent Company comes to hold, or ceases to hold, more than 50% of the total number of issued shares of the Company, (ii) a transaction as a result of which the Parent Company will no longer directly hold the authority to appoint all of the directors of the holder of the stock acquisition rights or (iii) a transaction as a result of which a person other than the Parent Company will have contractual rights to determine, or cause to be determined, the management and policies of the holder of the Stock Acquisition Rights, the Company may acquire all stock acquisition rights held by the holders at the fair market price that would apply assuming that such stock acquisition rights were exercised and common stock were delivered, and such price shall be determined on the Acquisition Date of the stock acquisition rights.

(Note 7) Restrictions on acquisition of stock acquisition rights through transfer

The acquisition of stock acquisition rights through transfer shall require the approval of the Company pursuant to a resolution of the board of directors of the Company.

(Note 8) Treatment of stock acquisition rights in the Event of an Organizational Restructuring Action

In the event that the Company engages in a merger (limited to cases where the Company is dissolved as a result of the merger), an absorption-type split or an incorporation-type split (in each case limited to cases where the Company is the splitting company), or a share exchange or share transfer (in each case limited to cases where the Company becomes a wholly-owned subsidiary) (hereinafter in this note collectively referred to as an “Organizational Restructuring Action”), the Company shall deliver, to the holders of the stock acquisition rights remaining immediately prior to the effective time of the Organizational Restructuring Action (hereinafter, the “Surviving Stock Acquisition Rights”), stock acquisition rights of the stock company listed in items (a) through (e) of Article 236, paragraph 1, item 8 of the Companies Act (hereinafter, the “Reorganization Company”), as applicable in each case. Provided, however, that this shall be subject to the condition that the absorption-type merger agreement, absorption-type split agreement, incorporation-type split plan, share exchange agreement or share transfer plan stipulates that stock acquisition rights of the Reorganization Company will be delivered in accordance with the following conditions.

1)	Number of stock acquisition rights of the Reorganization Company to be delivered

The same number as the number of Surviving Stock Acquisition Rights held by the holder immediately prior to the effective time of the Organizational Restructuring Action shall be delivered, respectively.

2)	Type of shares of the Reorganization Company underlying the stock acquisition rights

Such shares shall be common stock of the Reorganization Company.

3)	Number of shares of the Reorganization Company underlying the stock acquisition rights

It shall be determined in accordance with (Note 2) above, taking into consideration the terms and other conditions of the Organizational Restructuring Action.

4)	Amount of property to be contributed upon exercise of the stock acquisition rights

The amount of property to be contributed upon exercise of each stock acquisition right to be delivered shall be determined in accordance with (Note 3) above, taking into consideration

5)	Period during which the stock acquisition rights may be exercised

From the later of the exercise commencement date set forth in the exercise period of the stock acquisition rights described above and the effective date of the Organizational Restructuring Action, until the end date of the exercise period set forth in the exercise period of the stock acquisition rights described above.

6)	Matters regarding increases in stated capital and capital surplus in the event that the Reorganization Company issues shares upon exercise of the stock acquisition rights

It shall be determined in accordance with (Note 5) above.

7)	Restrictions on acquisition of stock acquisition rights through transfer

The acquisition of stock acquisition rights through transfer shall require approval pursuant to a resolution of the general meeting of shareholders of the Reorganization Company (or, if the Reorganization Company is a company with a board of directors, its board of directors).

8)	Conditions for exercise and acquisition provisions of the stock acquisition rights

It shall be determined in accordance with (Note 4) and (Note 6) above.

2) 3) Extraordinary General Meeting of Shareholders held on August 25, 2022

Date of Resolution of General Meeting of Shareholders	August 25, 2022	August 25, 2022
Categories and number of grantees (persons) *	Kotaeru Trust Co., Ltd. (Note 1)	Kotaeru Trust Co., Ltd. (Note 1)
Number of Stock Acquisition Rights (units) *	3,870 [1,800] (Note 2)	3,870 [1,799] (Note 2)
Type, description and number of shares underlying the Stock Acquisition Rights (shares) *	Common stock 744,000 [360,000] (Note 2, 9)	Common stock 744,000 [359,800] (Note 2, 9)
Amount to be paid upon exercise of the Stock Acquisition Rights *	JPY 1,300 (Note 3, 9)	JPY 1,300 (Note 3, 9)
Exercise period of Stock Acquisition Rights	From April 1, 2024 to March 31, 2033	From April 1, 2025 to March 31, 2033
Issue price of shares and amount credited to capital in the event that shares are issued upon exercise of Stock Acquisition Rights *	Issue price: JPY 1,300 Amount credited to capital (Note 4, 9)	Issue price: JPY 1,300 Amount credited to capital (Note 4, 9)
Conditions for exercise of Stock Acquisition Rights *	(Note 5)	(Note 5)
Matters regarding transfer of Stock Acquisition Rights *	(Note 7)	(Note 7)
Matters regarding delivery of Stock Acquisition Rights in connection with an Organizational Restructuring Action *	(Note 8)	(Note 8)



The information as of the end of the fiscal year (March 31, 2025) is stated. Matters changed from the end of the fiscal year through the end of the month immediately preceding the filing date (January 31, 2026) are stated in [  ], and other matters have not changed from those as of the end of the fiscal year.

(Note 1) Categories and number of grantees

The categories and number of grantees as of the end of the month immediately preceding the filing date (January 31, 2026) are as follows.

2nd Series Officers and employees of the Company    1,123 persons

3rd Series Officers and employees of the Company    1,123 persons

These stock acquisition rights were allotted to a trust for which Kotaeru Trust Co., Ltd. acts as trustee and were to be delivered to the persons designated as beneficiaries at the time the trust period expired. Thereafter, Kotaeru Trust Co., Ltd. made a request to waive all of the stock acquisition rights, and as of April 30, 2025, except for the stock acquisition rights that had been delivered to the persons designated as beneficiaries as of that time, the stock acquisition rights held by Kotaeru Trust Co., Ltd. were extinguished.

(Note 2) Type and number of shares underlying the stock acquisition rights

If the Company conducts a stock split (including a gratis allotment of the Company’s common stock; the same shall apply hereinafter) or stock consolidation, it shall be adjusted in accordance with the following formula. Such adjustment shall be made only with respect to the number of shares underlying stock acquisition rights that remain unexercised at that time, and any fraction of less than one share resulting from such adjustment shall be rounded down.

Adjusted number of shares to be issued = number of shares to be issued before adjustment × ratio of split/consolidation

In addition, if the Company effects a merger, company split, share exchange or share delivery, or otherwise if it becomes necessary to adjust the Number of Underlying Shares in similar cases, the Company may appropriately adjust the Number of Underlying Shares within a reasonable range.

In addition, Kotaeru Trust Co., Ltd. made a request to waive all of the stock acquisition rights, and as of April 30, 2025, except for the stock acquisition rights delivered to the persons designated as beneficiaries as of that time, the stock acquisition rights held by Kotaeru Trust Co., Ltd. were extinguished.

(Note 3) Amount of property to be contributed upon exercise of stock acquisition rights

If the Company conducts a stock split or stock consolidation, the exercise price shall be adjusted in accordance with the following formula, and any fraction of less than one yen resulting from such adjustment shall be rounded up.

Adjusted exercise price	=	Exercise price before adjustment	×	1

Ratio of split (or) consolidation

In addition, if the Company issues new shares or disposes of treasury shares of the Company’s common stock at a price lower than the exercise price before adjustment (excluding cases where new shares are issued or treasury shares are disposed of upon the exercise of stock acquisition rights, upon the exercise of a put option with respect to a class of shares other than common stock, or upon the activation of an acquisition provision of such shares, or cases where new shares are issued or treasury shares are delivered through a merger, company split, share exchange or share delivery), the exercise price shall be adjusted in accordance with the following formula, and any fraction of less than one yen resulting from such adjustment shall be rounded up.

Adjusted exercise price	=	Exercise price before adjustment	×	Number of Issued Shares	+	Number of newly issued shares × amount to be paid per share
Exercise price before adjustment
Number of Issued Shares + number of newly issued shares

In the above formula, the term “Number of Issued Shares” means the total number of issued shares of the Company’s common stock less the number of shares of treasury stock of the Company’s common stock, and if the Company disposes of treasury shares of the Company’s common stock, the term “Number of Newly Issued Shares” shall be read as “Number of Treasury Shares to be Disposed of.”

Furthermore, in addition to the foregoing, after the allotment date of the stock acquisition rights, if the Company engages in a merger, company split, share exchange or share delivery, if stock acquisition rights or a class of shares other than common stock are issued under which the Company’s common stock will be delivered at a price lower than the exercise price before adjustment, or if it otherwise becomes necessary to adjust the exercise price in a manner similar to the foregoing, the Company may make appropriate adjustments to the exercise price within a reasonable range.

(Note 4)

Matters regarding the increases in stated capital and capital surplus in the event that shares are issued upon exercise of the stock acquisition rights (including the transfer of treasury shares in lieu of issuance; the same shall apply hereinafter).

1)

The amount of the increase in stated capital in the event that shares are issued upon exercise of the stock acquisition rights shall be one-half of the maximum amount of increase in capital, etc. calculated in accordance with Article 17, paragraph 1 of the Company Accounting Regulations, and any fraction of less than one yen resulting from the adjustment shall be rounded up.

2)

The amount of the increase in capital surplus in the event that shares are issued upon exercise of the stock acquisition rights shall be the amount obtained by subtracting the amount of the increase in stated capital specified in 1) above from the maximum amount of increase in capital, etc. described in 1) above.

(Note 5) Conditions for Exercise of the Stock Acquisition Rights

1)

A holder of these Stock Acquisition Rights may exercise these stock acquisition rights only if shares of the Company, beneficial interests in a trust holding shares of the Company, depositary receipts for shares of the Company, or other securities having the nature of shares of the Company (hereinafter collectively, “Shares of the Company, etc.”) are listed on a Financial Instruments Exchange market or a foreign financial instruments market, and then only from and after the date of such listing.

2)

At the time of exercising these stock acquisition rights, the holder of these stock acquisition rights must be a director, executive officer or regular employee of the Company or its subsidiary; provided, however, that this shall not apply if the board of directors recognizes that there is a justifiable reason, including resignation upon expiration of the term of office, mandatory retirement, or other.

3)

Notwithstanding the preceding items, if any of the following events occurs during the period from the listing of Shares of the Company, etc. on a Financial Instruments Exchange market or a foreign financial instruments market until the expiration date of the exercise period of these Stock Acquisition Rights, the holder may not exercise any of the remaining Stock Acquisition Rights. If a price specified in any of the following items is denominated in a currency other than Japanese yen, such price shall be converted into Japanese yen using the telegraphic transfer middle rate published by Mizuho Bank, Ltd. at the close of business hours on the bank business day immediately preceding the day on which the Assumed Price is calculated (if for any reason such exchange rate is not published, the exchange rate reasonably determined by the Company on such preceding bank business day), with any fraction below the decimal point rounded down.

After the allotment date of these stock acquisition rights, if the Company conducts a stock split or stock consolidation, the Assumed Price shall be adjusted in accordance with the following formula, and any fraction of less than one yen resulting from the adjustment shall be rounded up.

Adjusted Assumed Price = Assumed Price before adjustment × ratio of split (or consolidation)

In addition, after the allotment date of these stock acquisition rights, if the Company issues new shares of the Company’s common stock or disposes of treasury shares at a price lower than the Assumed Price before adjustment (excluding cases where new shares are issued or treasury shares are disposed of upon the exercise of stock acquisition rights, upon the exercise of a put option with respect to a class of shares other than common stock, or upon the activation of an acquisition provision of such shares, or where new shares are issued or treasury shares are delivered through a merger, company split, share exchange or share delivery), the Assumed Price shall be adjusted in accordance with the following formula, and any fraction of less than one yen resulting from the adjustment shall be rounded up.

Adjusted Assumed Price	=	Assumed Price before adjustment	×	Number of Issued Shares	+	Number of newly issued shares × amount to be paid per share
Assumed Price before adjustment
Number of Issued Shares + number of newly issued shares

In the above formula, the term “Number of Issued Shares” means the total number of issued shares of the Company’s common stock less the number of shares of treasury stock of the Company’s common stock, and if the Company disposes of treasury shares of the Company’s common stock, the term “Number of Newly Issued Shares” shall be read as “Number of Treasury Shares to be Disposed of.”

Furthermore, in addition to the foregoing, after the allotment date of these Stock Acquisition Rights, if the Company engages in a merger, company split, share exchange or share delivery, if stock acquisition rights or a class of shares other than common stock are issued under which the Company’s common stock will be delivered at a price lower than the Assumed Price before adjustment, or if it otherwise becomes necessary to adjust the Assumed Price in a manner similar to the foregoing, the Company may make appropriate adjustments to the Assumed Price within a reasonable range.

(a)

If shares of the Company’s common stock are issued or disposed of for consideration at a price lower than the Assumed Price (meaning JPY 2,250; hereinafter the same) (provided, however, that this excludes cases where the amount to be paid for such shares is a price that is deemed to differ from the value of the Company’s common stock at the time of such issuance or disposition (including cases where such shares are issued at a “particularly favorable amount” as set forth in Article 199, paragraph 3 or Article 200, paragraph 2 of the Companies Act, and cases of shareholder allotment), and excluding cases where the Company’s common stock is issued or disposed of upon the exercise of stock acquisition rights, upon the exercise of a put option with respect to a class of shares other than common stock, upon the activation of an acquisition provision of such shares, or in connection with a merger, company split, share exchange or share delivery).)

(b)

If new stock acquisition rights are issued with an exercise price below the Assumed Price (provided, however, that this excludes cases where such exercise price is set at a price that differs from the value of the Company’s common stock at the time of issuance of such stock acquisition rights).)

(c)

If, during the period in which Shares of the Company, etc. are listed on any Financial Instruments Exchange market or foreign financial instruments market, the closing price of ordinary trades of the Company’s common stock on such Financial Instruments Exchange market or foreign financial instruments market, or a price equivalent to such closing price, becomes a price below the Assumed Price.

4)	Exercise of the stock acquisition rights by the heir(s) of the holder shall not be permitted.

5)

If any of the following applies, the holder shall immediately forfeit the right to exercise the stock acquisition rights specified below among the remaining stock acquisition rights, even during the exercise period.

(a)	If the holder is sentenced to imprisonment or a more severe punishment (all remaining stock acquisition rights).

(b)

If the holder violates the work rules, etc. of the Company or its affiliated companies and becomes subject to disciplinary dismissal or resignation upon recommendation (all remaining stock acquisition rights).

(c)	If the holder commits a serious act in violation of laws and regulations or internal rules of the Company or its affiliated companies (all remaining stock acquisition rights).

(d)

If the holder indicates, in writing in the form prescribed by the Company, an intention to waive all or part of the stock acquisition rights (the number of remaining stock acquisition rights that are the subject of such indication).

(e)

If the board of directors determines that it is not appropriate to permit the exercise of rights in light of the purpose of granting the stock acquisition rights (the number of remaining stock acquisition rights determined by the board of directors).

(Note 6) Matters regarding acquisition of the stock acquisition rights

1)

If approval of the general meeting of shareholders (or, if such approval is not required, a resolution of the board of directors) is obtained for a merger agreement in which the Company is the dissolving company, a split agreement or split plan for a company split in which the Company is the splitting company, or a share exchange agreement, share delivery plan or share transfer plan in which the Company becomes a wholly-owned subsidiary, the Company may acquire all stock acquisition rights without consideration upon the arrival of a date separately determined by the board of directors of the Company; provided, however, that this shall not apply where a trust company that has a contractual relationship with the Company is the holder of the stock acquisition rights.

2)

If, after an amendment to the Company’s articles of incorporation to make the Company’s common stock a class of shares with a call provision for all shares, (i) a resolution is adopted at a general meeting of shareholders of the Company to acquire all of the Company’s common stock, (ii) a resolution is adopted by the board of directors of the Company to approve a demand by a special controlling shareholder of the Company for the other shareholders of the Company to sell their shares, etc., or (iii) a resolution is adopted at a general meeting of shareholders of the Company to approve a consolidation of the Company’s common stock accompanied by delisting, the Company may acquire all stock acquisition rights without consideration upon the arrival of a date separately determined by the board of directors of the Company.

3)

If, prior to exercising the stock acquisition rights, the holder becomes unable to exercise the stock acquisition rights pursuant to the provisions set forth in (Note 5) 2) through 5) above, the Company may acquire, without consideration, such stock acquisition rights that have become unexercisable upon the arrival of a date separately determined by the board of directors of the Company; provided, however, that this shall not apply where a trust company that has a contractual relationship with the Company is the holder of the stock acquisition rights.

(Note 7) Restrictions on Acquisition of Stock Acquisition Rights through Transfer

The acquisition of stock acquisition rights through transfer shall require the approval of the board of directors of the Company.

(Note 8) Treatment of Stock Acquisition Rights in the Event of an Organizational Restructuring Action

In the event that the Company engages in a merger (limited to cases where the Company is dissolved as a result of the merger), an absorption-type split, an incorporation-type split, a share exchange or a share transfer (collectively, hereinafter, an “Organizational Restructuring Action”), the Company shall deliver, to the holders of stock acquisition rights, stock acquisition rights of the stock company listed in sub-items (a) through (e) of Article 236, paragraph 1, item 8 of the Companies Act (hereinafter, the “Reorganization Company”), in each case on the effective date of the Organizational Restructuring Action, in accordance with the following conditions; provided, however, that this shall apply only where the absorption-type merger agreement, incorporation-type merger agreement, absorption-type split agreement, incorporation-type split plan, share exchange agreement or share transfer plan stipulates that stock acquisition rights of the Reorganization Company will be delivered in accordance with the following conditions.

1)	Number of stock acquisition rights of the Reorganization Company to be delivered The same number as the number of stock acquisition rights held by the holder shall be delivered, respectively.

2)	Type of shares of the Reorganization Company underlying the stock acquisition rights Such shares shall be common stock of the Reorganization Company.

3)

Number of shares of the Reorganization Company underlying the stock acquisition rights It shall be determined in accordance with (Note 2) above, taking into consideration the terms of the Organizational Restructuring Action.

4)

Amount of property to be contributed upon exercise of the stock acquisition rights The amount of property to be contributed upon exercise of each stock acquisition right to be delivered shall be the amount obtained by multiplying the post-reorganization exercise price (which is obtained by adjusting the exercise price determined in (Note 3) above, taking into consideration the terms and other conditions of the Organizational Restructuring Action) by the number of shares of the Reorganization Company underlying such stock acquisition right as determined in accordance with 3) above.

5)

Period during which the stock acquisition rights may be exercised From the later of the first day of the exercise period set forth in the exercise period of the stock acquisition rights described above and the effective date of the Organizational Restructuring Action, until the end date of the exercise period set forth in the exercise period of the stock acquisition rights described above.

6)

Matters regarding increases in stated capital and capital surplus in the event that shares are issued upon exercise of the stock acquisition rights It shall be determined in accordance with (Note 4) above.

7)

Restrictions on acquisition of stock acquisition rights through transfer With respect to restrictions on acquisition through transfer, approval pursuant to a resolution of the board of directors of the Reorganization Company (or, if the Reorganization Company does not have a board of directors, the general meeting of shareholders) shall be required.

8)	Other conditions for exercise of the stock acquisition rights It shall be determined in accordance with (Note 5) above.

9)	Events and conditions for acquisition of the stock acquisition rights It shall be determined in accordance with (Note 6) above.

10)	Other conditions shall be determined in accordance with the conditions of the Reorganization Company.

(Note 9)

The Company implemented a 200-for-1 stock split of its common stock effective November 15, 2025. As a result, the “type, description and number of shares underlying the stock acquisition rights (shares),” “amount to be paid upon exercise of the stock acquisition rights,” “issue price of shares and amount credited to capital in the event that shares are issued upon exercise of the stock acquisition rights,” and the “Assumed Price” among the “conditions for exercise of the stock acquisition rights” have been adjusted.

4) 5)	Extraordinary General Meeting of Shareholders held on August 25, 2022

Date of Resolution of General Meeting of Shareholders	August 25, 2022	August 25, 2022

Categories and number of grantees (persons) *	Kotaeru Trust Co., Ltd. (Note 1)	Kotaeru Trust Co., Ltd. (Note 1)

Number of Stock Acquisition Rights (units) *	3,870 [1,798] (Note 2)	3,932 [1,548] (Note 2)

Type, description and number of shares underlying the Stock Acquisition Rights (shares) *	Common stock 774,000 [359,600] (Note 2, 9)	Common stock 786,400 [309,600] (Note 2, 9)

Amount to be paid upon exercise of the Stock Acquisition Rights *	JPY 1,300 (Note 3, 9)	JPY 1,300 (Note 3, 9)

Exercise period of Stock Acquisition Rights	From April 1, 2026 to March 31, 2033	From April 1, 2027 to March 31, 2033

Issue price of shares and amount credited to capital in the event that shares are issued upon exercise of Stock Acquisition Rights *	Issue price: JPY 1,300 Amount credited to capital (Note 4, 9)	Issue price: JPY 1,300 Amount credited to capital (Note 4, 9)

Conditions for exercise of Stock Acquisition Rights *	(Note 5)	(Note 5)

Matters regarding transfer of Stock Acquisition Rights *	(Note 7)	(Note 7)

Matters regarding delivery of Stock Acquisition Rights in connection with an Organizational Restructuring Action *	(Note 8)	(Note 8)



The information as of the end of the fiscal year (March 31, 2025) is stated. Matters changed from the end of the fiscal year through the end of the month immediately preceding the filing date (January 31, 2026) are stated in [ ], and other matters have not changed from those as of the end of the fiscal year.

(Note 2)	through (Note 9) are the same as (Note 2) through (Note 9) of “2) Extraordinary General Meeting of Shareholders held on August 25, 2022.”

(Note 1) Categories and number of grantees

The categories and number of grantees as of the end of the month immediately preceding the filing date (January 31, 2026) are as follows.

4th Series Officers and employees of the Company    1,123 persons

5th Series Officers and employees of the Company    874 persons

These stock acquisition rights were allotted to a trust for which Kotaeru Trust Co., Ltd. acts as trustee and were to be delivered to the persons designated as beneficiaries at the time the trust period expired. Thereafter, Kotaeru Trust Co., Ltd. made a request to waive all stock acquisition rights, and as of April 30, 2025, except for the stock acquisition rights that had been delivered to the persons designated as beneficiaries as of that time, the stock acquisition rights held by Kotaeru Trust Co., Ltd. were extinguished.

6)	Extraordinary General Meeting of Shareholders held on August 25, 2022

Date of Resolution of General Meeting of Shareholders	August 25, 2022
Categories and number of grantees (persons) *	Kotaeru Trust Co., Ltd. (Note 1)
Number of Stock Acquisition Rights (units) *	3,945 [1,421] (Note 2)
Type, description and number of shares underlying the Stock Acquisition Rights (shares) *	Common stock 789,000 [284,200] (Note 2, 9)
Amount to be paid upon exercise of the Stock Acquisition Rights *	JPY 1,300 (Note 3, 9)
Exercise period of Stock Acquisition Rights	From April 1, 2028 to March 31, 2033
Issue price of shares and amount credited to capital in the event that shares are issued upon exercise of Stock Acquisition Rights *	Issue price: JPY 1,300 Amount credited to capital (Note 4, 9)
Conditions for exercise of Stock Acquisition Rights *	(Note 5)
Matters regarding transfer of Stock Acquisition Rights *	(Note 7)
Matters regarding delivery of Stock Acquisition Rights in connection with an Organizational Restructuring Action *	(Note 8)



The information as of the end of the fiscal year (March 31, 2025) is stated. Matters changed from the end of the fiscal year through the end of the month immediately preceding the filing date (January 31, 2026) are stated in [ ], and other matters have not changed from those as of the end of the fiscal year.

(Note 2)	through (Note 9) are the same as (Note 2) through (Note 9) of “2) Extraordinary General Meeting of Shareholders held on August 25, 2022.”

(Note 1) Categories and number of grantees

The categories and number of grantees as of the end of the month immediately preceding the filing date (January 31, 2026) are as follows.

6th Series Officers and employees of the Company    750 persons

These stock acquisition rights were allotted to a trust for which Kotaeru Trust Co., Ltd. acts as trustee and were to be delivered to the persons designated as beneficiaries at the time the trust period expired. Thereafter, Kotaeru Trust Co., Ltd. made a request to waive allstock acquisition rights, and as of April 30, 2025, except for the stock acquisition rights that had been delivered to the persons designated as beneficiaries as of that time, the stock acquisition rights held by Kotaeru Trust Co., Ltd. were extinguished.

7) 8) Extraordinary General Meeting of Shareholders held on August 25, 2022

Date of Resolution of Shareholders’ Meeting	August 25, 2022	August 25, 2022

Class and Number of Eligible Grantees (persons)	Kotaeru Trust Co., Ltd. (Note 1)	Kotaeru Trust Co., Ltd. (Note 1)

Number of Stock Acquisition Rights (units)	1,937 [759] (Note 2)	1,812 [688] (Note 2)

Type, details and number of shares underlying the stock acquisition rights (shares)	Common stock 387,400 [151,800] (Note 2, 9)	Common stock s 362,400 [137,600] (Note 2, 9)

Amount to be paid in upon exercise of stock acquisition rights	JPY 1,300 (Note 3, 9)	JPY 1,300 (Note 3, 9)

Exercise period of stock acquisition rights	From April 1, 2024 to March 31, 2033	From April 1, 2025 to March 31, 2033

Issue price of shares and amount of capital included when shares are issued upon exercise of stock acquisition rights	Issue price: JPY 1,300 Amount credited to capital (Note 4, 9)	Issue price: JPY 1,300 Amount credited to capital (Note 4, 9)

Conditions for Exercise of Stock Acquisition Rights	(Note 5)	(Note 5)

Matters relating to transfer of stock acquisition rights	(Note 7)	(Note 7)

Matters relating to delivery of stock acquisition rights in connection with Organizational Restructuring Action	(Note 8)	(Note 8)



The information as of the end of the fiscal year (March 31, 2025) is stated. Matters changed from the end of the fiscal year through the end of the month immediately preceding the filing date (January 31, 2026) are stated in [ ], and other matters have not changed from those as of the end of the fiscal year.

(Note 2) through (Note 4) and (Note 6) through (Note 9) are the same as (Note 2) through (Note 4) and (Note 6) through (Note 9) of “2) Extraordinary General Meeting of Shareholders held on August 25, 2022.”

(Note 1) Categories and number of grantees

The categories and number of grantees as of the end of the month immediately preceding the filing date (January 31, 2026) are as follows.

7th Series Officers and employees of the Company     653 persons

8th Series Officers and employees of the Company     582 persons

These stock acquisition rights were allotted to a trust for which Kotaeru Trust Co., Ltd. acts as trustee and were to be delivered to the persons designated as beneficiaries at the time the trust period expired. Thereafter, Kotaeru Trust Co., Ltd. made a request to waive all stock acquisition rights, and as of April 30, 2025, except for the stock acquisition rights that had been delivered to the persons designated as beneficiaries as of that time, the stock acquisition rights held by Kotaeru Trust Co., Ltd. were extinguished.

(Note 5) Conditions for Exercise of the stock acquisition rights

Except for the matters set forth below, the conditions for exercise of the stock acquisition rights are the same as (Note 5) of “2) Extraordinary General Meeting of Shareholders held on August 25, 2022.” Notwithstanding Conditions for Exercise of the stock acquisition rights 1), the holder of the stock acquisition rights may not exercise these stock acquisition rights unless, on at least one specified day during the period from the listing of Shares of the Company, etc. on an exchange market for financial instruments or a foreign financial instruments market to the last day of the exercise period, the market capitalization on such specified day (calculated in accordance with the following formula; the same applies hereinafter) exceeds ¥3 trillion. If the market capitalization on such specified day exceeds ¥3 trillion, the holder of the stock acquisition rights may exercise these stock acquisition rights from and after the day following such specified day. Market capitalization = (total number of issued common shares of the Company – number of treasury shares of common shares held by the Company) × closing price of ordinary transactions per share of the Company’s common shares (or a price equivalent to such closing price) on the exchange market for financial instruments or foreign financial instruments market on which Shares of the Company, etc. are listed (in the case where Shares of the Company, etc. are listed on a foreign financial instruments market, the amount converted into Japanese yen (with any fraction rounded down) using the mid-market rate of the customer telegraphic transfer buying and selling rates published by Mizuho Bank, Ltd. at the close of business hours on the bank business day immediately preceding such specified day (or, if such exchange rate is not published for any reason, the exchange rate reasonably determined by the Company on such bank business day)).

9) 10) Extraordinary General Meeting of Shareholders held on August 25, 2022 Extraordinary General Meeting of Shareholders

Date of Resolution of Shareholders’ Meeting	August 25, 2022	August 25, 2022

Class and Number of Eligible Grantees (persons)	Kotaeru Trust Co., Ltd. (Note 1)	Kotaeru Trust Co., Ltd. (Note 1)

Number of Stock Acquisition Rights (units)	1,824 [637] (Note 2)	1,832 [607] (Note 2)

Type, details and number of shares underlying the stock acquisition rights (shares)	Common shares 364,800 [127,400] (Note 2, 9)	Common shares 366,400 [121,400] (Note 2, 9)

Amount to be paid in upon exercise of stock acquisition rights	JPY 1,300 (Note 3, 9)	JPY 1,300 (Note 3, 9)

Exercise period of stock acquisition rights	From April 1, 2026 to March 31, 2033	From April 1, 2027 to March 31, 2033

Issue price of shares and amount of capital included when shares are issued upon exercise of stock acquisition rights	Issue price: JPY 1,300 Amount credited to capital (Note 4, 9)	Issue price: JPY1,300 Amount credited to capital (Note 4, 9)

Conditions for Exercise of Stock Acquisition Rights	(Note 5)	(Note 5)

Matters relating to transfer of stock acquisition rights	(Note 7)	(Note 7)

Matters relating to delivery of stock acquisition rights in connection with Organizational Restructuring Action	(Note 8)	(Note 8)



The information as of the end of the fiscal year (March 31, 2025) is stated. Matters changed from the end of the fiscal year through the end of the month immediately preceding the filing date (January 31, 2026) are stated in [ ], and other matters have not changed from those as of the end of the fiscal year.

(Note 2) through (Note 9) are the same as (Note 2) through (Note 9) of “7) Extraordinary General Meeting of Shareholders held on August 25, 2022.”

(Note 1) Categories and number of grantees

The categories and number of grantees as of the end of the month immediately preceding the filing date (January 31, 2026) are as follows.

9th Series Officers and employees of the Company      532 persons

10th Series Officers and employees of the Company      503 persons

These stock acquisition rights were allotted to a trust for which Kotaeru Trust Co., Ltd. acts as trustee and were to be delivered to the persons designated as beneficiaries at the time the trust period expired. Thereafter, Kotaeru Trust Co., Ltd. made a request to waive all the stock acquisition rights, and as of April 30, 2025, except for the stock acquisition rights that had been delivered to the persons designated as beneficiaries as of that time, the stock acquisition rights held by Kotaeru Trust Co., Ltd. were extinguished.

11) Extraordinary General Meeting of Shareholders held on August 25, 2022

Date of Resolution of Shareholders’ Meeting	August 25, 2022

Class and Number of Eligible Grantees (persons)	Kotaeru Trust Co., Ltd. (Note 1)

Number of Stock Acquisition Rights (units)	1,842 [579] (Note 2)

Type, details and number of shares underlying the stock acquisition rights (shares)	Common shares 368,400 [115,800] (Note 2, 9)

Amount to be paid in upon exercise of stock acquisition rights	JPY1,300 (Note 3, 9)

Exercise period of stock acquisition rights	From April 1, 2028 to March 31, 2033

Issue price of shares and amount of capital included when shares are issued upon exercise of stock acquisition rights	Issue price: JPY1,300 Amount credited to capital (Note 4, 9)

Conditions for Exercise of Stock Acquisition Rights	(Note 5)

Matters relating to transfer of stock acquisition rights	(Note 7)

Matters relating to delivery of stock acquisition rights in connection with Organizational Restructuring Action	(Note 8)



The information as of the end of the fiscal year (March 31, 2025) is stated. Matters changed from the end of the fiscal year through the end of the month immediately preceding the filing date (January 31, 2026) are stated in [ ], and other matters have not changed from those as of the end of the fiscal year.

(Note 2) through (Note 9) are the same as (Note 2) through (Note 9) of “7) Extraordinary General Meeting of Shareholders held on August 25, 2022.”

(Note 1) Categories and number of grantees

The categories and number of eligible as of the end of the month immediately preceding the filing date (January 31, 2026) are as follows.

11th Series Officers and employees of the Company       478 persons

These stock acquisition rights were allotted to a trust for which Kotaeru Trust Co., Ltd. acts as trustee and were to be delivered to the persons designated as beneficiaries at the time the trust period expired. Thereafter, Kotaeru Trust Co., Ltd. made a request to waive all the stock acquisition rights, and as of April 30, 2025, except for the stock acquisition rights that had been delivered to the persons designated as beneficiaries as of that time, the stock acquisition rights held by Kotaeru Trust Co., Ltd. were extinguished.

12) 13) Extraordinary General Meeting of Shareholders held on August 25, 2022

Date of Resolution of General Meeting of Shareholders	August 25, 2022	August 25, 2022

Categories and number of grantees (persons) *	Kotaeru Trust Co., Ltd. (Note 1)	Kotaeru Trust Co., Ltd. (Note 1)

Number of Stock Acquisition Rights (units) *	1,718 [523] (Note 2)	1,568 [486] (Note 2)

Type, description and number of shares underlying the Stock Acquisition Rights (shares) *	Common stock 343,600 [104,600] (Note 2, 9)	Common stock 313,600 [97,200] (Note 2, 9)

Amount to be paid upon exercise of the Stock Acquisition Rights *	JPY 1,300 (Note 3, 9)	JPY 1,300 (Note 3, 9)

Exercise period of Stock Acquisition Rights	From April 1, 2024 to March 31, 2033	From April 1, 2025 to March 31, 2033

Issue price of shares and amount credited to capital in the event that shares are issued upon exercise of Stock Acquisition Rights *	Issue price: JPY 1,300 Amount credited to capital (Note 4, 9)	Issue price: JPY 1,300 Amount credited to capital (Note 4, 9)

Conditions for exercise of Stock Acquisition Rights *	(Note 5)	(Note 5)

Matters regarding transfer of Stock Acquisition Rights *	(Note 7)	(Note 7)

Matters regarding delivery of Stock Acquisition Rights in connection with an Organizational Restructuring Action *	(Note 8)	(Note 8)



The information as of the end of the fiscal year (March 31, 2025) is stated. Matters changed from the end of the fiscal year through the end of the month immediately preceding the filing date (January 31, 2026) are stated in [ ], and other matters have not changed from those as of the end of the fiscal year.

(Note 2) through (Note 4) and (Note 6) through (Note 9) are the same as (Note 2) through (Note 4) and (Note 6) through (Note 9) of “7) Extraordinary General Meeting of Shareholders held on August 25, 2022.”

(Note 1) Categories and number of grantees

The categories and number of grantees as of the end of the month immediately preceding the filing date (January 31, 2026) are as follows.

12th Series Officers and employees of the Company     447 persons

13th Series Officers and employees of the Company     414 persons

These stock acquisition rights were allotted to a trust for which Kotaeru Trust Co., Ltd. acts as trustee and were to be delivered to the persons designated as beneficiaries at the time the trust period expired. Thereafter, Kotaeru Trust Co., Ltd. made a request to waive all the stock acquisition rights, and as of April 30, 2025, except for the stock acquisition rights that had been delivered to the persons designated as beneficiaries as of that time, the stock acquisition rights held by Kotaeru Trust Co., Ltd. were extinguished.

(Note 5) Conditions for Exercise of Stock Acquisition Rights

Except for the matters set forth below, the conditions for exercise of the stock acquisition rights are the same as (Note 5) of “7) Extraordinary General Meeting of Shareholders held on August 25, 2022.” Notwithstanding Conditions for Exercise of Stock Acquisition Rights 1), the holder of the stock acquisition holder may not exercise these stock acquisition rights unless, on at least one specified day during the period from the listing of Shares of the Company, etc. on an exchange market for financial instruments or a foreign financial instruments market to the last day of the exercise period, the market capitalization on such specified day (calculated in accordance with the following formula; the same applies hereinafter) exceeds ¥4 trillion. If the market capitalization on such specified day exceeds ¥4 trillion, the holder of the stock acquisition rights may exercise these stock acquisition rights from and after the day following such specified day.

14) 15) Extraordinary General Meeting of Shareholders held on August 25, 2022

Date of Resolution of General Meeting of Shareholders	August 25, 2022	August 25, 2022

Categories and number of grantees (persons) *	Kotaeru Trust Co., Ltd. (Note 1)	Kotaeru Trust Co., Ltd. (Note 1)

Number of Stock Acquisition Rights (units) *	1,554 [454] (Note 2)	1,481 [414] (Note 2)

Type, description and number of shares underlying the Stock Acquisition Rights (shares) *	Common stock 310,800 [90,800] (Note 2, 9)	Common stock 296,200 [82,800] (Note 2, 9)

Amount to be paid upon exercise of the Stock Acquisition Rights *	JPY 1,300 (Note 3, 9)	JPY 1,300 (Note 3, 9)

Exercise period of Stock Acquisition Rights	From April 1, 2026 to March 31, 2033	From April 1, 2027 to March 31, 2033

Issue price of shares and amount credited to capital in the event that shares are issued upon exercise of Stock Acquisition Rights *	Issue price: JPY 1,300 Amount credited to capital (Note 4, 9)	Issue price: JPY 1,300 Amount credited to capital (Note 4, 9)

Conditions for exercise of Stock Acquisition Rights *	(Note 5)	(Note 5)

Matters regarding transfer of Stock Acquisition Rights *	(Note 7)	(Note 7)

Matters regarding delivery of Stock Acquisition Rights in connection with an Organizational Restructuring Action *	(Note 8)	(Note 8)



The information as of the end of the fiscal year (March 31, 2025) is stated. Matters changed from the end of the fiscal year through the end of the month immediately preceding the filing date (January 31, 2026) are stated in [ ], and other matters have not changed from those as of the end of the fiscal year.

(Note 2) through (Note 9) are the same as (Note 2) through (Note 9) of “12) Extraordinary General Meeting of Shareholders held on August 25, 2022.”

(Note 1) Categories and number of grantees

The categories and number of grantees as of the end of the month immediately preceding the filing date (January 31, 2026) are as follows.

14th Series Officers and employees of the Company      385 persons

15th Series Officers and employees of the Company      366 persons

These stock acquisition rights were allotted to a trust for which Kotaeru Trust Co., Ltd. acts as trustee and were to be delivered to the persons designated as beneficiaries at the time the trust period expired. Thereafter, Kotaeru Trust Co., Ltd. made a request to waive all the stock acquisition rights, and as of April 30, 2025, except for the stock acquisition rights that had been delivered to the persons designated as beneficiaries as of that time, the stock acquisition rights held by Kotaeru Trust Co., Ltd. were extinguished.

16) Extraordinary General Meeting of Shareholders held on August 25, 2022

Date of Resolution of General Meeting of Shareholders	August 25, 2022

Categories and number of grantees (persons) *	Kotaeru Trust Co., Ltd. (Note 1)

Number of Stock Acquisition Rights (units) *	1,483 [377] (Note 2)

Type, description and number of shares underlying the Stock Acquisition Rights (shares) *	Common stock 296,600 [75,400] (Note 2, 9)

Amount to be paid upon exercise of the Stock Acquisition Rights *	JPY 1,300 (Note 3, 9)

Exercise period of Stock Acquisition Rights	From April 1, 2028 to March 31, 2033

Issue price of shares and amount credited to capital in the event that shares are issued upon exercise of Stock Acquisition Rights *	Issue price: JPY 1,300 Amount credited to capital (Note 4, 9)

Conditions for exercise of Stock Acquisition Rights *	(Note 5)

Matters regarding transfer of Stock Acquisition Rights *	(Note 7)

Matters regarding delivery of Stock Acquisition Rights in connection with an Organizational Restructuring Action *	(Note 8)



The information as of the end of the fiscal year (March 31, 2025) is stated. Matters changed from the end of the fiscal year through the end of the month immediately preceding the filing date (January 31, 2026) are stated in [ ], and other matters have not changed from those as of the end of the fiscal year.

(Note 2) through (Note 9) are the same as (Note 2) through (Note 9) of “12) Extraordinary General Meeting of Shareholders held on August 25, 2022.”

(Note 1) Categories and number of grantees

The categories and number of grantees as of the end of the month immediately preceding the filing date (January 31, 2026) are as follows.

16th Series Officers and employees of the Company      335 persons

These stock acquisition rights were allotted to a trust for which Kotaeru Trust Co., Ltd. acts as trustee and were to be delivered to the persons designated as beneficiaries at the time the trust period expired. Thereafter, Kotaeru Trust Co., Ltd. made a request to waive all the stock acquisition rights, and as of April 30, 2025, except for the stock acquisition rights that had been delivered to the persons designated as beneficiaries as of that time, the stock acquisition rights held by Kotaeru Trust Co., Ltd. were extinguished.

17) 18) Extraordinary General Meeting of Shareholders held on August 25, 2022

Date of Resolution of General Meeting of Shareholders	August 25, 2022	August 25, 2022

Categories and number of grantees (persons) *	Kotaeru Trust Co., Ltd. (Note 1)	Kotaeru Trust Co., Ltd. (Note 1)

Number of Stock Acquisition Rights (units) *	1,185 [343] (Note 2)	1,191 [314] (Note 2)

Type, description and number of shares underlying the Stock Acquisition Rights (shares) *	Common stock 237,000 [68,600] (Note 2, 9)	Common stock 238,200 [62,800] (Note 2, 9)

Amount to be paid upon exercise of the Stock Acquisition Rights *	JPY 1,300 (Note 3, 9)	JPY1,300 (Note 3, 9)

Exercise period of Stock Acquisition Rights	From April 1, 2024 to March 31, 2033	From April 1, 2025 to March 31, 2033

Issue price of shares and amount credited to capital in the event that shares are issued upon exercise of Stock Acquisition Rights *	Issue price: JPY 1,300 Amount credited to capital (Note 4, 9)	Issue price: JPY1,300 Amount credited to capital (Note 4, 9)

Conditions for exercise of Stock Acquisition Rights *	(Note 5)	(Note 5)

Matters regarding transfer of Stock Acquisition Rights *	(Note 7)	(Note 7)

Matters regarding delivery of Stock Acquisition Rights in connection with an Organizational Restructuring Action *	(Note 8)	(Note 8)



The information as of the end of the fiscal year (March 31, 2025) is stated. Matters changed from the end of the fiscal year through the end of the month immediately preceding the filing date (January 31, 2026) are stated in [ ], and other matters have not changed from those as of the end of the fiscal year.

(Note 2) through (Note 4) and (Note 6) through (Note 9) are the same as (Note 2) through (Note 4) and (Note 6) through (Note 9) of “12) Extraordinary General Meeting of Shareholders held on August 25, 2022.”

(Note 1) Categories and number of grantees

The categories and number of grantees as of the end of the month immediately preceding the filing date (January 31, 2026) are as follows.

17th Series Officers and employees of the Company      315 persons

18th Series Officers and employees of the Company      286 persons

These stock acquisition rights were allotted to a trust for which Kotaeru Trust Co., Ltd. acts as trustee and were to be delivered to the persons designated as beneficiaries at the time the trust period expired. Thereafter, Kotaeru Trust Co., Ltd. made a request to waive all the stock acquisition rights, and as of April 30, 2025, except for the stock acquisition rights that had been delivered to the persons designated as beneficiaries as of that time, the stock acquisition rights held by Kotaeru Trust Co., Ltd. were extinguished.

(Note 5) Conditions for Exercise of the stock acquisition rights

Except for the matters set forth below, the conditions for exercise of stock acquisition rights are the same as (Note 5) of “12) Extraordinary General Meeting of Shareholders held on August 25, 2022.” Notwithstanding Conditions for Exercise of Stock Acquisition Rights 1), the holder of stock acquisition rights may not exercise these stock acquisition rights unless, on at least one specified day during the period from the listing of Shares of the Company, etc. on an exchange market for financial instruments or a foreign financial instruments market to the last day of the exercise period, the market capitalization on such specified day (calculated in accordance with the following formula; the same applies hereinafter) exceeds ¥5 trillion. If the market capitalization on such specified day exceeds ¥5 trillion, the holder of stock acquisition rights may exercise these stock acquisition rights from and after the day following such specified day.

19) 20) Extraordinary General Meeting of Shareholders held on August 25, 2022

Date of Resolution of General Meeting of Shareholders	August 25, 2022	August 25, 2022

Categories and number of grantees (persons) *	Kotaeru Trust Co., Ltd. (Note 1)	Kotaeru Trust Co., Ltd. (Note 1)

Number of Stock Acquisition Rights (units) *	920 [270] (Note 2)	514 [225] (Note 2)

Type, description and number of shares underlying the Stock Acquisition Rights (shares) *	Common stock 184,000 [54,000] (Note 2, 9)	Common stock 102,800 [45,000] (Note 2, 9)

Amount to be paid upon exercise of the Stock Acquisition Rights *	JPY 1,300 (Note 3, 9)	JPY 1,300 (Note 3, 9)

Exercise period of Stock Acquisition Rights	From April 1, 2026 to March 31, 2033	From April 1, 2027 to March 31, 2033

Issue price of shares and amount credited to capital in the event that shares are issued upon exercise of Stock Acquisition Rights *	Issue price: JPY 1,300 Amount credited to capital (Note 4, 9)	Issue price: JPY 1,300 Amount credited to capital (Note 4, 9)

Conditions for exercise of Stock Acquisition Rights *	(Note 5)	(Note 5)

Matters regarding transfer of Stock Acquisition Rights *	(Note 7)	(Note 7)

Matters regarding delivery of Stock Acquisition Rights in connection with an Organizational Restructuring Action *	(Note 8)	(Note 8)



The information as of the end of the fiscal year (March 31, 2025) is stated. Matters changed from the end of the fiscal year through the end of the month immediately preceding the filing date (January 31, 2026) are stated in [ ], and other matters have not changed from those as of the end of the fiscal year.

(Note 2) through (Note 9) are the same as (Note 2) through (Note 9) of “17) Extraordinary General Meeting of Shareholders held on August 25, 2022.”

(Note 1) Categories and number of eligible grantees

The categories and number of eligible grantees as of the end of the month immediately preceding the filing date (January 31, 2026) are as follows.

19th Series Officers and employees of the Company      243 persons

20th Series Officers and employees of the Company      199 persons

These stock acquisition rights were allotted to a trust for which Kotaeru Trust Co., Ltd. acts as trustee and were to be delivered to the persons designated as beneficiaries at the time the trust period expired. Thereafter, Kotaeru Trust Co., Ltd. made a request to waive all the stock acquisition rights, and as of April 30, 2025, except for the stock acquisition rights that had been delivered to the persons designated as beneficiaries as of that time, the stock acquisition rights held by Kotaeru Trust Co., Ltd. were extinguished.

21) Extraordinary General Meeting of Shareholders held on August 25, 2022

Date of Resolution of Shareholders’ Meeting	August 25, 2022

Class and Number of Eligible Grantees (persons)	Kotaeru Trust Co., Ltd. (Note 1)

Number of Stock Acquisition Rights (rights)	522 [169] (Note 2)

Type, details and number of shares underlying the stock acquisition rights (units)	Common stock 104,400 [33,800] (Note 2, 9)

Amount to be paid in upon exercise of stock acquisition rights	JPY1,300 (Note 3, 9)

Exercise period of stock acquisition rights	From April 1, 2028 to March 31, 2033

Issue price of shares and amount of capital included when shares are issued upon exercise of stock acquisition rights	Issue price: JPY1,300 Amount credited to capital (Note 4, 9)

Conditions for Exercise of Stock Acquisition Rights	(Note 5)

Matters relating to transfer of stock acquisition rights	(Note 7)

Matters relating to delivery of stock acquisition rights in connection with Organizational Restructuring Action	(Note 8)



The information as of the end of the fiscal year (March 31, 2025) is stated. Matters changed from the end of the fiscal year through the end of the month immediately preceding the filing date (January 31, 2026) are stated in [ ], and other matters have not changed from those as of the end of the fiscal year.

(Note 2) through (Note 9) are the same as (Note 2) through (Note 9) of “17) Extraordinary General Meeting of Shareholders held on August 25, 2022.”

(Note 1) Categories and number of eligible grantees

The categories and number of eligible grantees as of the end of the month immediately preceding the filing date (January 31, 2026) are as follows.

21st Series Officers and employees of the Company     146 persons

These stock acquisition rights were allotted to a trust for which Kotaeru Trust Co., Ltd. acts as trustee and were to be delivered to the persons designated as beneficiaries at the time the trust period expired. Thereafter, Kotaeru Trust Co., Ltd. made a request to waive all the stock acquisition rights, and as of April 30, 2025, except for the stock acquisition rights that had been delivered to the persons designated as beneficiaries as of that time, the stock acquisition rights held by Kotaeru Trust Co., Ltd. were extinguished.

22) 23) Extraordinary General Meeting of Shareholders held on August 25, 2022

Date of Resolution of General Meeting of Shareholders	August 25, 2022	August 25, 2022

Categories and number of grantees (persons) *	Kotaeru Trust Co., Ltd. (Note 1)	Kotaeru Trust Co., Ltd. (Note 1)

Number of Stock Acquisition Rights (units) *	844 [232] (Note 2)	845 [222] (Note 2)

Type, description and number of shares underlying the Stock Acquisition Rights (shares) *	Common stock 168,800 [46,400] (Note 2, 9)	Common stock 169,000 [44,400] (Note 2, 9)

Amount to be paid upon exercise of the Stock Acquisition Rights *	JPY 1,300 (Note 3, 9)	JPY 1,300 (Note 3, 9)

Exercise period of Stock Acquisition Rights	From April 1, 2024 to March 31, 2033	From April 1, 2025 to March 31, 2033

Issue price of shares and amount credited to capital in the event that shares are issued upon exercise of Stock Acquisition Rights *	Issue price: JPY 1,300 Amount credited to capital (Note 4, 9)	Issue price: JPY 1,300 Amount credited to capital (Note 4, 9)

Conditions for exercise of Stock Acquisition Rights *	(Note 5)	(Note 5)

Matters regarding transfer of Stock Acquisition Rights *	(Note 7)	(Note 7)

Matters regarding delivery of Stock Acquisition Rights in connection with an Organizational Restructuring Action *	(Note 8)	(Note 8)



The information as of the end of the fiscal year (March 31, 2025) is stated. Matters changed from the end of the fiscal year through the end of the month immediately preceding the filing date (January 31, 2026) are stated in [ ], and other matters have not changed from those as of the end of the fiscal year.

(Note 2) through (Note 4) and (Note 6) through (Note 9) are the same as (Note 2) through (Note 4) and (Note 6) through (Note 9) of “17) Extraordinary General Meeting of Shareholders held on August 25, 2022.”

(Note 1) Categories and number of grantees

The categories and number of grantees as of the end of the month immediately preceding the filing date (January 31, 2026) are as follows.

22nd Series Officers and employees of the Company     176 persons

23rd Series Officers and employees of the Company     169 persons

These stock acquisition rights were allotted to a trust for which Kotaeru Trust Co., Ltd. acts astrustee and were to be delivered to the persons designated as beneficiaries at the time the trust period expired. Thereafter, Kotaeru Trust Co., Ltd. made a request to waive all the stock acquisition rights, and as of April 30, 2025, except for the stock acquisition rights that had been delivered to the persons designated as beneficiaries as of that time, the stock acquisition rights held by Kotaeru Trust Co., Ltd. were extinguished.

(Note 5) Conditions for Exercise of Stock Acquisition Rights

Except for the matters set forth below, the conditions for exercise of stock acquisition rights are the same as (Note 5) of “17) August 25, 2022 Extraordinary General Meeting of Shareholders.”Notwithstanding Conditions for Exercise of stock acquisition rights 1), a holder may not exercise these Stock Acquisition Rights unless, on any specified day during the period from the listing of Shares of the Company, etc. on a Financial Instruments Exchange market or a foreign financial instruments market until the last day of the exercise period, the market capitalization on such specified day (calculated in accordance with the following formula; the same shall apply hereinafter) has exceeded JPY 6 trillion at least once. If the market capitalization on such specified day exceeds JPY 6 trillion, the holder may exercise these Stock Acquisition Rights from and after the day following such specified day..

24) 25) Extraordinary General Meeting of Shareholders held on August 25, 2022

Date of Resolution of General Meeting of Shareholders	August 25, 2022	August 25, 2022

Categories and number of grantees (persons) *	Kotaeru Trust Co., Ltd. (Note 1)	Kotaeru Trust Co., Ltd. (Note 1)

Number of Stock Acquisition Rights (units) *	781 [207] (Note 2)	782 [195] (Note 2)

Type, description and number of shares underlying the Stock Acquisition Rights (shares) *	Common stock 156,200 [41,400] (Note 2, 9)	Common stock 156,400 [39,000] (Note 2, 9)

Amount to be paid upon exercise of the Stock Acquisition Rights *	JPY 1,300 (Note 3, 9)	JPY 1,300 (Note 3, 9)

Exercise period of Stock Acquisition Rights	From April 1, 2026 to March 31, 2033	From April 1, 2027 to March 31, 2033

Issue price of shares and amount credited to capital in the event that shares are issued upon exercise of Stock Acquisition Rights *	Issue price: JPY 1,300 Amount credited to capital (Note 4, 9)	Issue price: JPY 1,300 Amount credited to capital (Note 4, 9)

Conditions for exercise of Stock Acquisition Rights *	(Note 5)	(Note 5)

Matters regarding transfer of Stock Acquisition Rights *	(Note 7)	(Note 7)

Matters regarding delivery of Stock Acquisition Rights in connection with an Organizational Restructuring Action *	(Note 8)	(Note 8)



The information as of the end of the fiscal year (March 31, 2025) is stated. Matters changed from the end of the fiscal year through the end of the month immediately preceding the filing date (January 31, 2026) are stated in [ ], and other matters have not changed from those as of the end of the fiscal year.

(Note 2) through (Note 9) are the same as (Note 2) through (Note 9) of “22) Extraordinary General Meeting of Shareholders held on August 25, 2022.”

(Note 1) Categories and number of grantees

The categories and number of grantees as of the end of the month immediately preceding the filing date (January 31, 2026) are as follows.

24th Series Officers and employees of the Company      159 persons

25th Series Officers and employees of the Company      151 persons

These stock acquisition rights were allotted to a trust for which Kotaeru Trust Co., Ltd. acts as trustee and were to be delivered to the persons designated as beneficiaries at the time the trust period expired. Thereafter, Kotaeru Trust Co., Ltd. made a request to waive all the stock acquisition rights, and as of April 30, 2025, except for the stock acquisition rights that had been delivered to the persons designated as beneficiaries as of that time, the stock acquisition rights held by Kotaeru Trust Co., Ltd. were extinguished.

26) Extraordinary General Meeting of Shareholders held on August 25, 2022

Date of Resolution of General Meeting of Shareholders	August 25, 2022

Categories and number of grantees (persons) *	Kotaeru Trust Co., Ltd. (Note 1)

Number of Stock Acquisition Rights (units) *	612 [143] (Note 2)

Type, description and number of shares underlying the Stock Acquisition Rights (shares) *	Common stock 122,400 [28,600] (Note 2, 9)

Amount to be paid upon exercise of the Stock Acquisition Rights *	JPY 1,300 (Note 3, 9)

Exercise period of Stock Acquisition Rights	From April 1, 2028 to March 31, 2033

Issue price of shares and amount credited to capital in the event that shares are issued upon exercise of Stock Acquisition Rights *	Issue price: JPY 1,300 Amount credited to capital (Note 4, 9)

Conditions for exercise of Stock Acquisition Rights *	(Note 5)

Matters regarding transfer of Stock Acquisition Rights *	(Note 7)

Matters regarding delivery of Stock Acquisition Rights in connection with an Organizational Restructuring Action *	(Note 8)



The information as of the end of the fiscal year (March 31, 2025) is stated. Matters changed from the end of the fiscal year through the end of the month immediately preceding the filing date (January 31, 2026) are stated in [ ], and other matters have not changed from those as of the end of the fiscal year.

(Note 2) through ( (Note 9) are the same as (Note 2) (Note 9) of “22) Extraordinary General Meeting of Shareholders held on August 25, 2022.”

(Note 1) Categories and number of grantees

The categories and number of grantees as of the end of the month immediately preceding the filing date (January 31, 2026) are as follows.

26th Series Officers and employees of the Company     107 persons

These stock acquisition rights were allotted to a trust for which Kotaeru Trust Co., Ltd. acts as trustee and were to be delivered to the persons designated as beneficiaries at the time the trust period expired. Thereafter, Kotaeru Trust Co., Ltd. made a request to waive all the stock acquisition rights, and as of April 30, 2025, except for the stock acquisition rights that had been delivered to the persons designated as beneficiaries as of that time, the stock acquisition rights held by Kotaeru Trust Co., Ltd. were extinguished.

27) 28) Extraordinary General Meeting of Shareholders held on August 25, 2022

Date of Resolution of General Meeting of Shareholders	August 25, 2022	August 25, 2022

Categories and number of grantees (persons) *	Kotaeru Trust Co., Ltd. (Note 1)	Kotaeru Trust Co., Ltd. (Note 1)

Number of Stock Acquisition Rights (units) *	358 [134] (Note 2)	358 [133] (Note 2)

Type, description and number of shares underlying the Stock Acquisition Rights (shares) *	Common stock 71,600 [26,600] (Note 2, 9)	Common stock 71,600 [26,600] (Note 2, 9)

Amount to be paid upon exercise of the Stock Acquisition Rights *	JPY 1,300 (Note 3, 9)	JPY 1,300 (Note 3, 9)

Exercise period of Stock Acquisition Rights	From April 1, 2024 to March 31, 2033	From April 1, 2025 to March 31, 2033

Issue price of shares and amount credited to capital in the event that shares are issued upon exercise of Stock Acquisition Rights *	Issue price: JPY 1,300 Amount credited to capital (Note 4, 9)	Issue price: JPY 1,300 Amount credited to capital (Note 4, 9)

Conditions for exercise of Stock Acquisition Rights *	(Note 5)	(Note 5)

Matters regarding transfer of Stock Acquisition Rights *	(Note 7)	(Note 7)

Matters regarding delivery of Stock Acquisition Rights in connection with an Organizational Restructuring Action *	(Note 8)	(Note 8)



The information as of the end of the fiscal year (March 31, 2025) is stated. Matters changed from the end of the fiscal year through the end of the month immediately preceding the filing date (January 31, 2026) are stated in [ ], and other matters have not changed from those as of the end of the fiscal year.

(Note 2) through (Note 4) and (Note 6) through (Note 9) are the same as (Note 2) through (Note 4) and (Note 6) through (Note 9) of “22) Extraordinary General Meeting of Shareholders held on August 25, 2022.”

(Note 1) Categories and number of grantees

The categories and number of grantees as of the end of the month immediately preceding the filing date (January 31, 2026) are as follows.

27th Series Officers and employees of the Company     65 persons

28th Series Officers and employees of the Company     65 persons

These stock acquisition rights were allotted to a trust for which Kotaeru Trust Co., Ltd. acts as trustee and were to be delivered to the persons designated as beneficiaries at the time the trust period expired. Thereafter, Kotaeru Trust Co., Ltd. made a request to waive all the stock acquisition rights, and as of April 30, 2025, except for the stock acquisition rights that had been delivered to the persons designated as beneficiaries as of that time, the stock acquisition rights held by Kotaeru Trust Co., Ltd. were extinguished.

(Note 5) Conditions for Exercise of stock acquisition rights

Except for the matters set forth below, the conditions for exercise of stock acquisition rights are the same as (Note 5) of “22) Extraordinary General Meeting of Shareholders held on August 25, 2022.”Notwithstanding Conditions for Exercise of stock acquisition rights 1), a holder may not exercise these stock acquisition rights unless, on any specified day during the period from the listing of Shares of the Company, etc. on a Financial Instruments Exchange market or a foreign financial instruments market until the last day of the exercise period, the market capitalization on such specified day (calculated in accordance with the following formula; the same shall apply hereinafter) has exceeded JPY 7 trillion at least once. If the market capitalization on such specified day exceeds JPY 7 trillion, the holder may exercise these stock acquisition rights from and after the day following such specified day.

29) 30) Extraordinary General Meeting of Shareholders held on August 25, 2022

Date of Resolution of General Meeting of Shareholders	August 25, 2022	August 25, 2022

Categories and number of grantees (persons) *	Kotaeru Trust Co., Ltd. (Note 1)	Kotaeru Trust Co., Ltd. (Note 1)

Number of Stock Acquisition Rights (units) *	358 [130] (Note 2)	358 [123] (Note 2)

Type, description and number of shares underlying the Stock Acquisition Rights (shares) *	Common stock 71,600 [26,000] (Note 2, 9)	Common stock 71,600 [24,600] (Note 2, 9)

Amount to be paid upon exercise of the Stock Acquisition Rights *	JPY 1,300 (Note 3, 9)	JPY 1,300 (Note 3, 9)

Exercise period of Stock Acquisition Rights	From April 1, 2026 to March 31, 2033	From April 1, 2027 to March 31, 2033

Issue price of shares and amount credited to capital in the event that shares are issued upon exercise of Stock Acquisition Rights *	Issue price: JPY 1,300 Amount credited to capital (Note 4, 9)	Issue price: JPY 1,300 Amount credited to capital (Note 4, 9)

Conditions for exercise of Stock Acquisition Rights *	(Note 5)	(Note 5)

Matters regarding transfer of Stock Acquisition Rights *	(Note 7)	(Note 7)

Matters regarding delivery of Stock Acquisition Rights in connection with an Organizational Restructuring Action *	(Note 8)	(Note 8)



The information as of the end of the fiscal year (March 31, 2025) is stated. Matters changed from the end of the fiscal year through the end of the month immediately preceding the filing date (January 31, 2026) are stated in [ ], and other matters have not changed from those as of the end of the fiscal year.

(Note 2) through (Note 9) are the same as (Note 2) through (Note 9) of “27) Extraordinary General Meeting of Shareholders held on August 25, 2022.”

(Note 1) Categories and number of grantees

The categories and number of grantees as of the end of the month immediately preceding the filing date (January 31, 2026) are as follows.

29th Series Officers and employees of the Company     65 persons

30th Series Officers and employees of the Company     65 persons

These stock acquisition rights were allotted to a trust for which Kotaeru Trust Co., Ltd. acts as trustee and were to be delivered to the persons designated as beneficiaries at the time the trust period expired. Thereafter, Kotaeru Trust Co., Ltd. made a request to waive all the stock acquisition rights, and as of April 30, 2025, except for the stock acquisition rights that had been delivered to the persons designated as beneficiaries as of that time, the stock acquisition rights held by Kotaeru Trust Co., Ltd. were extinguished.

32) 33) Extraordinary General Meeting of Shareholders held on August 25, 2022

Date of Resolution of General Meeting of Shareholders	August 25, 2022	August 25, 2022

Categories and number of grantees (persons) *	Kotaeru Trust Co., Ltd. (Note 1)	Kotaeru Trust Co., Ltd. (Note 1)

Number of Stock Acquisition Rights (units) *	414 [131] (Note 2)	414 [129] (Note 2)

Type, description and number of shares underlying the Stock Acquisition Rights (shares) *	Common stock 82,800 [26,200] (Note 2, 9)	Common stock 82,800 [25,800] (Note 2, 9)

Amount to be paid upon exercise of the Stock Acquisition Rights *	JPY 1,300 (Note 3, 9)	JPY 1,300 (Note 3, 9)

Exercise period of Stock Acquisition Rights	From April 1, 2024 to March 31, 2033	From April 1, 2025 to March 31, 2033

Issue price of shares and amount credited to capital in the event that shares are issued upon exercise of Stock Acquisition Rights *	Issue price: JPY 1,300 Amount credited to capital (Note 4, 9)	Issue price: JPY 1,300 Amount credited to capital (Note 4, 9)

Conditions for exercise of Stock Acquisition Rights *	(Note 5)	(Note 5)

Matters regarding transfer of Stock Acquisition Rights *	(Note 7)	(Note 7)

Matters regarding delivery of Stock Acquisition Rights in connection with an Organizational Restructuring Action *	(Note 8)	(Note 8)



The information as of the end of the fiscal year (March 31, 2025) is stated. Matters changed from the end of the fiscal year through the end of the month immediately preceding the filing date (January 31, 2026) are stated in [ ], and other matters have not changed from those as of the end of the fiscal year.

(Note 2) through (Note 4) and (Note 6) through (Note 9) are the same as (Note 2) through (Note 4) and (Note 6) through (Note 9) of “27) Extraordinary General Meeting of Shareholders held on August 25, 2022.”

(Note 1) Categories and number of grantees

The categories and number of grantees as of the end of the month immediately preceding the filing date (January 31, 2026) are as follows.

32nd Series Officers and employees of the Company     50 persons

33rd Series Officers and employees of the Company     50 persons

These stock acquisition rights were allotted to a trust for which Kotaeru Trust Co., Ltd. acts as trustee and were to be delivered to the persons designated as beneficiaries at the time the trust period expired. Thereafter, Kotaeru Trust Co., Ltd. made a request to waive all the stock acquisition rights, and as of April 30, 2025, except for the stock acquisition rights that had been delivered to the persons designated as beneficiaries as of that time, the stock acquisition rights held by Kotaeru Trust Co., Ltd. were extinguished.

(Note 5) Conditions for Exercise of satock acquisition rights

Except for the matters set forth below, the conditions for exercise of stock acquisition rights are the same as (Note 5) of “27) August 25, 2022 Extraordinary General Meeting of Shareholders.” Notwithstanding Conditions for Exercise of Stock Acquisition Rights 1), the stock acquisition rights holder may not exercise these stock acquisition rights unless, on at least one specified day during the period from the listing of Shares of the Company, etc. on an exchange market for financial instruments or a foreign financial instruments market to the last day of the exercise period, the market capitalization on such specified day (calculated in accordance with the following formula; the same applies hereinafter) exceeds ¥8 trillion. If the market capitalization on such specified day exceeds ¥8 trillion, the stock acquisition rights holder may exercise these stock acquisition rights from and after the day following such specified day.

34) 35) Extraordinary General Meeting of Shareholders held on August 25, 2022

Date of Resolution of General Meeting of Shareholders	August 25, 2022	August 25, 2022

Categories and number of grantees (persons) *	Kotaeru Trust Co., Ltd. (Note 1)	Kotaeru Trust Co., Ltd. (Note 1)

Number of Stock Acquisition Rights (units) *	415 [124] (Note 2)	395 [121] (Note 2)

Type, description and number of shares underlying the Stock Acquisition Rights (shares) *	Common stock 83,000 [24,800] (Note 2, 9)	Common stock 79,000 [24,200] (Note 2, 9)

Amount to be paid upon exercise of the Stock Acquisition Rights *	JPY 1,300 (Note 3, 9)	JPY 1,300 (Note 3, 9)

Exercise period of Stock Acquisition Rights	From April 1, 2026 to March 31, 2033	From April 1, 2027 to March 31, 2033

Issue price of shares and amount credited to capital in the event that shares are issued upon exercise of Stock Acquisition Rights *	Issue price: JPY 1,300 Amount credited to capital (Note 4, 9)	Issue price: JPY 1,300 Amount credited to capital (Note 4, 9)

Conditions for exercise of Stock Acquisition Rights *	(Note 5)	(Note 5)

Matters regarding transfer of Stock Acquisition Rights *	(Note 7)	(Note 7)

Matters regarding delivery of Stock Acquisition Rights in connection with an Organizational Restructuring Action *	(Note 8)	(Note 8)



The information as of the end of the fiscal year (March 31, 2025) is stated. Matters changed from the end of the fiscal year through the end of the month immediately preceding the filing date (January 31, 2026) are stated in [ ], and other matters have not changed from those as of the end of the fiscal year.

(Note 2) through (Note 9) are the same as (Note 2) through (Note 9) of “32) Extraordinary General Meeting of Shareholders held on August 25, 2022.”

(Note 1) Categories and number of grantees

The categories and number of grantees as of the end of the month immediately preceding the filing date (January 31, 2026) are as follows.

34th Series Officers and employees of the Company     50 persons

35th Series Officers and employees of the Company     50 persons

These stock acquisition rights were allotted to a trust for which Kotaeru Trust Co., Ltd. acts as trustee and were to be delivered to the persons designated as beneficiaries at the time the trust period expired. Thereafter, Kotaeru Trust Co., Ltd. made a request to waive all stock acquisition rights, and as of April 30, 2025, except for the stock acquisition rights that had been delivered to the persons designated as beneficiaries as of that time, the stock acquisition rights held by Kotaeru Trust Co., Ltd. were extinguished.

36) Extraordinary General Meeting of Shareholders held on August 25, 2022

Date of Resolution of General Meeting of Shareholders	August 25, 2022

Categories and number of grantees (persons) *	Kotaeru Trust Co., Ltd. (Note 1)

Number of Stock Acquisition Rights (units) *	395 [118] (Note 2)

Type, description and number of shares underlying the Stock Acquisition Rights (shares) *	Common stock 79,000 [23,600] (Note 2, 9)

Amount to be paid upon exercise of the Stock Acquisition Rights *	JPY 1,300 (Note 3, 9)

Exercise period of Stock Acquisition Rights	From April 1, 2028 to March 31, 2033

Issue price of shares and amount credited to capital in the event that shares are issued upon exercise of Stock Acquisition Rights *	Issue price: JPY 1,300 Amount credited to capital (Note 4, 9)

Conditions for exercise of Stock Acquisition Rights *	(Note 5)

Matters regarding transfer of Stock Acquisition Rights *	(Note 7)

Matters regarding delivery of Stock Acquisition Rights in connection with an Organizational Restructuring Action *	(Note 8)



The information as of the end of the fiscal year (March 31, 2025) is stated. Matters changed from the end of the fiscal year through the end of the month immediately preceding the filing date (January 31, 2026) are stated in [ ], and other matters have not changed from those as of the end of the fiscal year.

(Note 2) through (Note 9) are the same as (Note 2) through (Note 9) of “32) Extraordinary General Meeting of Shareholders held on August 25, 2022.”

(Note 1) Categories and number of grantees

The categories and number of grantees as of the end of the month immediately preceding the filing date (January 31, 2026) are as follows.

36th Series Officers and employees of the Company     50 persons

These stock acquisition rights were allotted to a trust for which Kotaeru Trust Co., Ltd. acts as trustee and were to be delivered to the persons designated as beneficiaries at the time the trust period expired. Thereafter, Kotaeru Trust Co., Ltd. made a request to waive all the stock acquisition rights, and as of April 30, 2025, except for the stock acquisition rights that had been delivered to the persons designated as beneficiaries as of that time, the stock acquisition rights held by Kotaeru Trust Co., Ltd. were extinguished.

37) 38) Extraordinary General Meeting of Shareholders held on August 25, 2022

Date of Resolution of Shareholders’ Meeting	August 25, 2022	August 25, 2022

Class and Number of Eligible Grantees (persons)	Kotaeru Trust Co., Ltd. (Note 1)	Kotaeru Trust Co., Ltd. (Note 1)

Number of Stock Acquisition Rights (units)	527 [175] (Note 2)	527 [171] (Note 2)

Type, details and number of shares underlying the stock acquisition rights (shares)	Common stock 105,400 [35,000] (Note 2, 9)	Common stock 105,400 [34,200] (Note 2, 9)

Amount to be paid in upon exercise of stock acquisition rights	JPY1,300 (Note 3, 9)	JPY1,300 (Note 3, 9)

Exercise period of stock acquisition rights	From April 1, 2024 to March 31, 2033	From April 1, 2025 to March 31, 2033

Issue price of shares and amount of capital included when shares are issued upon exercise of stock acquisition rights	Issue price: JPY1,300 Amount of capital included (Note 4, 9)	Issue price: JPY1,300 Amount of capital included (Note 4, 9)

Conditions for Exercise of Stock Acquisition Rights	(Note 5)	(Note 5)

Matters relating to transfer of stock acquisition rights	(Note 7)	(Note 7)

Matters relating to delivery of stock acquisition rights in connection with Organizational Restructuring Action	(Note 8)	(Note 8)



The information as of the end of the fiscal year (March 31, 2025) is stated. Matters changed from the end of the fiscal year through the end of the month immediately preceding the filing date (January 31, 2026) are stated in [ ], and other matters have not changed from those as of the end of the fiscal year.

(Note 2) through (Note 4) and (Note 6) through (Note 9) are the same as (Note 2) through (Note 4) and (Note 6) through (Note 9) of “32) Extraordinary General Meeting of Shareholders held on August 25, 2022.”

(Note 1) Categories and number of grantees

The categories and number of grantees as of the end of the month immediately preceding the filing date (January 31, 2026) are as follows.

37th Series Officers and employees of the Company    43 persons

38th Series Officers and employees of the Company    43 persons

These stock acquisition rights were allotted to a trust for which Kotaeru Trust Co., Ltd. acts as trustee and were to be delivered to the persons designated as beneficiaries at the time the trust period expired. Thereafter, Kotaeru Trust Co., Ltd. made a request to waive all the stock acquisition rights, and as of April 30, 2025, except for the stock acquisition rights that had been delivered to the persons designated as beneficiaries as of that time, the stock acquisition rights held by Kotaeru Trust Co., Ltd. were extinguished.

(Note 5) Conditions for Exercise of Stock Acquisition Rights

Except for the matters set forth below, the conditions for exercise of stock acquisition rights are the same as (Note 5) of “32) Extraordinary General Meeting of Shareholders held on August 25, 2022.” Notwithstanding Conditions for Exercise of the stock acquisition rights 1), the holder of the stock acquisition rights may not exercise these stock acquisition rights unless, on at least one specified day during the period from the listing of Shares of the Company, etc. on an exchange market for financial instruments or a foreign financial instruments market to the last day of the exercise period, the market capitalization on such specified day (calculated in accordance with the following formula; the same applies hereinafter) exceeds ¥9 trillion. If the market capitalization on such specified day exceeds ¥9 trillion, the holder of thstock acquisition holder may exercise these stock acquisition rights from and after the day following such specified day.

39) 40) Extraordinary General Meeting of Shareholders held on August 25, 2022

Date of Resolution of Shareholders’ Meeting	August 25, 2022	August 25, 2022

Class and Number of Eligible Grantees (persons)	Kotaeru Trust Co., Ltd. (Note 1)	Kotaeru Trust Co., Ltd. (Note 1)

Number of Stock Acquisition Rights (rights)	512 [168] (Note 2)	512 [167] (Note 2)

Type, details and number of shares underlying the stock acquisition rights (shares)	Common shares 102,400 [33,600] (Note 2, 9)	Common shares 102,400 [33,400] (Note 2, 9)

Amount to be paid in upon exercise of stock acquisition rights	¥1,300 (Note 3, 9)	¥1,300 (Note 3, 9)

Exercise period of stock acquisition rights	From April 1, 2026 to March 31, 2033	From April 1, 2027 to March 31, 2033

Issue price of shares and amount of capital included when shares are issued upon exercise of stock acquisition rights	Issue price: ¥1,300 Amount of capital included (Note 4, 9)	Issue price: ¥1,300 Amount of capital included (Note 4, 9)

Conditions for Exercise of Stock Acquisition Rights	(Note 5)	(Note 5)

Matters relating to transfer of stock acquisition rights	(Note 7)	(Note 7)

Matters relating to delivery of stock acquisition rights in connection with Organizational Restructuring Action	(Note 8)	(Note 8)



The information as of the end of the fiscal year (March 31, 2025) is stated. Matters changed from the end of the fiscal year through the end of the month immediately preceding the filing date (January 31, 2026) are stated in [ ], and other matters have not changed from those as of the end of the fiscal year.

(Note 2) through (Note 9) are the same as (Note 2) through (Note 9) of “37) Extraordinary General Meeting of Shareholders held on August 25, 2022.”

(Note 1) Categories and number of grantees

The categories and number of grantees as of the end of the month immediately preceding the filing date (January 31, 2026) are as follows.

39th Series Officers and employees of the Company	43 persons
40th Series Officers and employees of the Company	43 persons

These stock acquisition rights were allotted to a trust for which Kotaeru Trust Co., Ltd. acts as trustee and were to be delivered to the persons designated as beneficiaries at the time the trust period expired. Thereafter, Kotaeru Trust Co., Ltd. made a request to waive all the stock acquisition rights, and as of April 30, 2025, except for the stock acquisition rights that had been delivered to the persons designated as beneficiaries as of that time, the stock acquisition rights held by Kotaeru Trust Co., Ltd. were extinguished.

41) Extraordinary General Meeting of Shareholders held on August 25, 2022

Date of Resolution of Shareholders’ Meeting	August 25, 2022

Class and Number of Eligible Grantees (persons)	Kotaeru Trust Co., Ltd. (Note 1)

Number of Stock Acquisition Rights (units)	513 [161] (Note 2)

Type, details and number of shares underlying the stock acquisition rights (shares)	Common stock 102,600 [32,200] (Note 2, 9)

Amount to be paid in upon exercise of stock acquisition rights	JPY1,300 (Note 3, 9)

Exercise period of stock acquisition rights	From April 1, 2028 to March 31, 2033

Issue price of shares and amount of capital included when shares are issued upon exercise of stock acquisition rights	Issue price: JPY1,300 Amount of capital included (Note 4, 9)

Conditions for Exercise of Stock Acquisition Rights	(Note 5)

Matters relating to transfer of stock acquisition rights	(Note 7)

Matters relating to delivery of stock acquisition rights in connection with Organizational Restructuring Action	(Note 8)



The information as of the end of the fiscal year (March 31, 2025) is stated. Matters changed from the end of the fiscal year through the end of the month immediately preceding the filing date (January 31, 2026) are stated in [ ], and other matters have not changed from those as of the end of the fiscal year.

(Note 2) through (Note 9) are the same as (Note 2) through (Note 9) of “37) Extraordinary General Meeting of Shareholders held on August 25, 2022.”

(Note 1) Categories and number of grantees

The categories and number of grantees as of the end of the month immediately preceding the filing date (January 31, 2026) are as follows.

41st Series Officers and employees of the Company     43 persons

These stock acquisition rights were allotted to a trust for which Kotaeru Trust Co., Ltd. acts as trustee and were to be delivered to the persons designated as beneficiaries at the time the trust period expired. Thereafter, Kotaeru Trust Co., Ltd. made a request to waive all the stock acquisition rights, and as of April 30, 2025, except for the stock acquisition rights that had been delivered to the persons designated as beneficiaries as of that time, the stock acquisition rights held by Kotaeru Trust Co., Ltd. were extinguished.

42) 43) Extraordinary General Meeting of Shareholders held on August 25, 2022

Date of Resolution of General Meeting of Shareholders	August 25, 2022	August 25, 2022

Categories and number of grantees (persons) *	Kotaeru Trust Co., Ltd. (Note 1)	Kotaeru Trust Co., Ltd. (Note 1)

Number of Stock Acquisition Rights (units) *	828 [252] (Note 2)	828 [251] (Note 2)

Type, description and number of shares underlying the Stock Acquisition Rights (shares) *	Common stock 165,600 [50,400] (Note 2, 9)	Common stock 165,600 [50,200] (Note 2, 9)

Amount to be paid upon exercise of the Stock Acquisition Rights *	JPY 1,300 (Note 3, 9)	JPY 1,300 (Note 3, 9)

Exercise period of Stock Acquisition Rights	From April 1, 2024 to March 31, 2033	From April 1, 2025 to March 31, 2033

Issue price of shares and amount credited to capital in the event that shares are issued upon exercise of Stock Acquisition Rights *	Issue price: JPY 1,300 Amount credited to capital (Note 4, 9)	Issue price: JPY 1,300 Amount credited to capital (Note 4, 9)

Conditions for exercise of Stock Acquisition Rights *	(Note 5)	(Note 5)

Matters regarding transfer of Stock Acquisition Rights *	(Note 7)	(Note 7)

Matters regarding delivery of Stock Acquisition Rights in connection with an Organizational Restructuring Action *	(Note 8)	(Note 8)



The information as of the end of the fiscal year (March 31, 2025) is stated. Matters changed from the end of the fiscal year through the end of the month immediately preceding the filing date (January 31, 2026) are stated in [ ], and other matters have not changed from those as of the end of the fiscal year.

(Note 2) through (Note 4) and (Note 6) through (Note 9) are the same as (Note 2) through (Note 4) and (Note 6) through (Note 9) of “37) Extraordinary General Meeting of Shareholders held on August 25, 2022.”

(Note	1) Categories and number of grantees

The categories and number of grantees as of the end of the month immediately preceding the filing date (January 31, 2026) are as follows.

42nd Series Officers and employees of the Company	33 persons
43rd Series Officers and employees of the Company	33 persons

These stock acquisition rights were allotted to a trust for which Kotaeru Trust Co., Ltd. acts as trustee and were to be delivered to the persons designated as beneficiaries at the time the trust period expired. Thereafter, Kotaeru Trust Co., Ltd. made a request to waive all the stock acquisition rights, and as of April 30, 2025, except for the stock acquisition rights that had been delivered to the persons designated as beneficiaries as of that time, the stock acquisition rights held by Kotaeru Trust Co., Ltd. were extinguished.

(Note 5) Conditions for Exercise of the stock acquisition rights

Except for the matters set forth below, the conditions for exercise of stock acquisition rights are the same as (Note 5) of “37) Extraordinary General Meeting of Shareholders held on August 25, 2022.” Notwithstanding Conditions for Exercise of Stock Acquisition Rights 1), the holder of the stock acquisition rights may not exercise these stock acquisition rights unless, on at least one specified day during the period from the listing of Shares of the Company, etc. on an exchange market for financial instruments or a foreign financial instruments market to the last day of the exercise period, the market capitalization on such specified day (calculated in accordance with the following formula; the same applies hereinafter) exceeds ¥10 trillion. If the market capitalization on such specified day exceeds ¥10 trillion, the holder of the stock acquisition rights may exercise these stock acquisition rights from and after the day following such specified day.

44) 45) Extraordinary General Meeting of Shareholders held on August 25, 2022

Date of Resolution of Shareholders’ Meeting	August 25, 2022	August 25, 2022

Class and Number of Eligible Grantees (persons)	Kotaeru Trust Co., Ltd. (Note 1)	Kotaeru Trust Co., Ltd. (Note 1)

Number of Stock Acquisition Rights (units)	829 [248] (Note 2)	829 [243] (Note 2)

Type, details and number of shares underlying the stock acquisition rights (shares)	Common stock 165,800 [49,600] (Note 2, 9)	Common stock 165,800 [48,600] (Note 2, 9)

Amount to be paid in upon exercise of stock acquisition rights	JPY1,300 (Note 3, 9)	JPY1,300 (Note 3, 9)

Exercise period of stock acquisition rights	From April 1, 2026 to March 31, 2033	From April 1, 2027 to March 31, 2033

Issue price of shares and amount of capital included when shares are issued upon exercise of stock acquisition rights	Issue price: JPY1,300 Amount credited to capital (Note 4, 9)	Issue price: JPY1,300 Amount credited to capital (Note 4, 9)

Conditions for Exercise of Stock Acquisition Rights	(Note 5)	(Note 5)

Matters relating to transfer of stock acquisition rights	(Note 7)	(Note 7)

Matters relating to delivery of stock acquisition rights in connection with Organizational Restructuring Action	(Note 8)	(Note 8)



The information as of the end of the fiscal year (March 31, 2025) is stated. Matters changed from the end of the fiscal year through the end of the month immediately preceding the filing date (January 31, 2026) are stated in [ ], and other matters have not changed from those as of the end of the fiscal year.

(Note 2) through (Note 9) are the same as (Note 2) through (Note 9) of “42) Extraordinary General Meeting of Shareholders held on August 25, 2022.”

(Note 1) Categories and number of grantees

The categories and number of grantees as of the end of the month immediately preceding the filing date (January 31, 2026) are as follows.

44th Series Officers and employees of the Company	33 persons
45th Series Officers and employees of the Company	33 persons

These stock acquisition rights were allotted to a trust for which Kotaeru Trust Co., Ltd. acts as trustee and were to be delivered to the persons designated as beneficiaries at the time the trust period expired. Thereafter, Kotaeru Trust Co., Ltd. made a request to waive all the stock acquisition rights, and as of April 30, 2025, except for the stock acquisition rights that had been delivered to the persons designated as beneficiaries as of that time, the stock acquisition rights held by Kotaeru Trust Co., Ltd. were extinguished.

46) Extraordinary General Meeting of Shareholders held on August 25, 2022

Date of Resolution of General Meeting of Shareholders	August 25, 2022

Categories and number of grantees (persons) *	Kotaeru Trust Co., Ltd. (Note 1)

Number of Stock Acquisition Rights (units) *	829 [240] (Note 2)

Type, description and number of shares underlying the Stock Acquisition Rights (shares) *	Common stock 165,800 [48,000] (Note 2, 9)

Amount to be paid upon exercise of the Stock Acquisition Rights *	JPY 1,300 (Note 3, 9)

Exercise period of Stock Acquisition Rights	From April 1, 2028 to March 31, 2033

Issue price of shares and amount credited to capital in the event that shares are issued upon exercise of Stock Acquisition Rights *	Issue price: JPY 1,300 Amount credited to capital (Note 4, 9)

Conditions for exercise of Stock Acquisition Rights *	(Note 5)

Matters regarding transfer of Stock Acquisition Rights *	(Note 7)

Matters regarding delivery of Stock Acquisition Rights in connection with an Organizational Restructuring Action *	(Note 8)



The information as of the end of the fiscal year (March 31, 2025) is stated. Matters changed from the end of the fiscal year through the end of the month immediately preceding the filing date (January 31, 2026) are stated in [ ], and other matters have not changed from those as of the end of the fiscal year.

(Note 2) through (Note 9) are the same as (Note 2) through (Note 9) of “42) Extraordinary General Meeting of Shareholders held on August 25, 2022.”

(Note	1) Categories and number of grantees

The categories and number of grantees as of the end of the month immediately preceding the filing date (January 31, 2026) are as follows.

46th Series Officers and employees of the Company    33 persons

These stock acquisition rights were allotted to a trust for which Kotaeru Trust Co., Ltd. acts as trustee and were to be delivered to the persons designated as beneficiaries at the time the trust period expired. Thereafter, Kotaeru Trust Co., Ltd. made a request to waive all the stock acquisition rights, and as of April 30, 2025, except for the stock acquisition rights that had been delivered to the persons designated as beneficiaries as of that time, the stock acquisition rights held by Kotaeru Trust Co., Ltd. were extinguished.

47) Extraordinary General Meeting of Shareholders held on April 25, 2025

Date of Resolution of General Meeting of Shareholders	April 25, 2025

Categories and number of grantees (persons)	Employees of the Company; officers and employees of subsidiaries 1, 261

Number of Stock Acquisition Rights (units) *	38,191 [37, 111] (Note 1)

Type, description and number of shares underlying the Stock Acquisition Rights (shares) *	Common stock 7,638,200 [7, 422,200] (Note 1, 8)

Amount to be paid upon exercise of the Stock Acquisition Rights *	JPY 1,300 (Note 2, 8)

Exercise period of Stock Acquisition Rights	From April 25, 2027 to April 23, 2035

Issue price of shares and amount credited to capital in the event that shares are issued upon exercise of Stock Acquisition Rights *	Issue price: JPY 1,300 Amount credited to capital (Note 3, 8)

Conditions for exercise of Stock Acquisition Rights *	(Note 4)

Matters regarding transfer of Stock Acquisition Rights *	(Note 6)

Matters regarding delivery of Stock Acquisition Rights in connection with an Organizational Restructuring Action *	(Note 7)



The information as of the date of resolution to grant the stock acquisition rights (April 25, 2025) is stated. Matters changed from the date of resolution to grant the stock acquisition rights through the end of the month immediately preceding the filing date (January 31, 2026) are stated in [ ], and other matters have not changed from those as of the date of resolution to grant the stock acquisition rights.

(Note	1) Type and number of shares underlying the stock acquisition rights

The shares underlying these Stock Acquisition Rights shall be the Company’s common stock, and the number of shares underlying each Stock Acquisition Right (hereinafter, the “Number of Underlying Shares”) shall be one share. Provided, however, that after the allotment date of these Stock Acquisition Rights, if the Company conducts a stock split (including a gratis allotment of the Company’s common stock; the same shall apply hereinafter) or stock consolidation, the Number of Underlying Shares shall be adjusted in accordance with the following formula. Such adjustment shall be made only with respect to the number of shares underlying stock acquisition rights that remain unexercised at that time, and any fraction of less than one share resulting from such adjustment shall be rounded down.

Adjusted Number of Underlying Shares = Number of Underlying Shares before adjustment × ratio of split (or consolidation)

In addition, after the allotment date of these Stock Acquisition Rights, if the Company conducts a merger, company split, share exchange, share transfer or share delivery, or otherwise if it becomes necessary to adjust the Number of Underlying Shares in accordance with circumstances similar thereto, the Company may make appropriate adjustments to the Number of Underlying Shares within a reasonable range.

(Note 2) Amount of property to be contributed upon exercise of the stock acquisition rights

If the Company conducts a stock split or stock consolidation, the exercise price shall be adjusted in accordance with the following formula, and any fraction of less than one yen resulting from such adjustment shall be rounded up.

Adjusted exercise price	=	Exercise price before adjustment		1

			×	Ratio of split (or) consolidation

In addition, if the Company issues new shares or disposes of treasury shares of the Company’s common stock at a price lower than the exercise price before adjustment (excluding cases where new shares are issued or treasury shares are disposed of upon the exercise of stock acquisition rights, upon the exercise of a put option with respect to a class of shares other than common stock, or upon the activation of an acquisition provision of such shares, or cases where new shares are issued or treasury shares are delivered through a merger, company split, share exchange or share delivery), the exercise price shall be adjusted in accordance with the following formula, and any fraction of less than one yen resulting from such adjustment shall be rounded up.

Adjusted exercise price	=	Exercise price before adjustment	×	Number of Issued Shares	+	Number of newly issued shares × amount to be paid per share Exercise price before adjustment

Number of Issued Shares + number of newly issued shares

In the above formula, the term “Number of Issued Shares” means the total number of issued shares of the Company’s common stock less the number of shares of treasury stock of the Company’s common stock, and if the Company disposes of treasury shares of the Company’s common stock, the term “Number of Newly Issued Shares” shall be read as “Number of Treasury Shares to be Disposed of.”

Furthermore, in addition to the foregoing, after the allotment date of the stock acquisition rights, if the Company engages in a merger, company split, share exchange or share delivery, if stock acquisition rights or a class of shares other than common stock are issued under which the Company’s common stock will be delivered at a price lower than the exercise price before adjustment, or if it otherwise becomes necessary to adjust the exercise price in a manner similar to the foregoing, the Company may make appropriate adjustments to the exercise price within a reasonable range.

(Note 3) Matters regarding the increases in stated capital and capital surplus in the event that shares are issued upon exercise of stock acquisition rights (including the transfer of treasury shares in lieu of issuance; the same shall apply hereinafter).

1)

The amount of the increase in stated capital in the event that shares are issued upon exercise of stock acquisition rights shall be one-half of the maximum amount of increase in capital, etc. calculated in accordance with Article 17, paragraph 1 of the Company Accounting Regulations, and any fraction of less than one yen resulting from the adjustment shall be rounded up.

2)

The amount of the increase in capital surplus in the event that shares are issued upon exercise of stock acquisition rights shall be the amount obtained by subtracting the amount of the increase in stated capital specified in 1) above from the maximum amount of increase in capital, etc. described in 1) above.

(Note 4) Conditions for Exercise of Stock Acquisition Rights

1)

A holder of the stock acquisition rights may exercise these stock acquisition rights only if the Company’s shares are listed on a Financial Instruments Exchange market or a foreign financial instruments market. Provided, however, that during the periods set forth in (a) through (e) below, the number of these Stock Acquisition Rights that may be exercised by the holderof the stock acquisition rights shall be limited to the number specified in each of (a) through (e); and if 20% of the number of these stock acquisition rights allotted to the holder is not an integer, then with respect to (a) through (d), the maximum number shall be up to the sum of (i) the number obtained by multiplying the number obtained by rounding down the number corresponding to 20% of the number of these Stock Acquisition Rights allotted to the holder by the coefficient (with (a)=1, (b)=2, (c)=3, and (d)=4), and (ii) the smaller of the remainder obtained by dividing the number of these Stock Acquisition Rights allotted to the holder by 5 and such coefficient.

(a)	From the commencement date of the exercise period until April 28, 2028: up to 20% of the number of these Stock Acquisition Rights allotted

(b)

From the day following the end date of the period set forth in (a) for one year: up to 40% of the number of these Stock Acquisition Rights allotted in total, together with the Stock Acquisition Rights exercised during the period set forth in (a)

(c)

From the day following the end date of the period set forth in (b) for one year: up to 60% of the number of these Stock Acquisition Rights allotted in total, together with the Stock Acquisition Rights exercised during the periods set forth in (a) and (b)

(d)

From the day following the end date of the period set forth in (c) for one year: up to 80% of the number of these Stock Acquisition Rights allotted in total, together with the Stock Acquisition Rights exercised during the periods set forth in (a), (b) and (c)

(e)

From the day following the end date of the period set forth in (d) until the end date of the exercise period: up to 100% of the number of these Stock Acquisition Rights allotted in total, together with the Stock Acquisition Rights exercised during the periods set forth in (a), (b), (c) and (d)

2)

At the time of exercising these stock acquisition rights, the holder of these stock acquisition rights must be a director, executive officer, corporate auditor, or employee of the Company or its subsidiary; provided, however, that this shall not apply if the board of directors recognizes that there is a justifiable reason, including resignation upon expiration of the term of office, mandatory retirement, or other.

3)

Notwithstanding the provisions of 2) above, if the holder of the stock acquisition rights dies and therefore does not satisfy the exercise condition set forth in (ii) above, the heir(s) of the holder may exercise these stock acquisition rights that the holder of the stock acquisition rights would have been able to exercise if the holder of the stock acquisition rights were alive, only until the earlier of the date one year after the date of death of the holder and the expiration date of the exercise period.

4)

Notwithstanding the provisions of 2) and 3) above, if the holder dies and therefore does not satisfy the exercise condition set forth in 2) above, and the Company, after considering various circumstances, approves in writing the exercise of these Stock Acquisition Rights by the heir(s) of such holder, then even after the deadline set forth in 3) above, the heir(s) may exercise these stock acquisition rights that the holder of the stock acquisition rights would have been able to exercise if the holder were alive.

5)

Except as set forth in 3) and 4) above, succession to these stock acquisition rights by inheritance shall not be permitted. In addition, if an heir of the holder dies, re-inheritance of these stock acquisition rights shall not be permitted.

6)

If any of the following applies, the holder of the stock acquisition rights shall immediately forfeit the right to exercise the stock acquisition rights specified below among the remaining stock acquisition rights, even during the exercise period.

(a)	If the holder of the stock acquisition rights is sentenced to imprisonment or a more severe punishment (all remaining stock acquisition rights).

(b)

If the holder of the stock acquisition rights violates the work rules, etc. of the Company or its affiliated companies and becomes subject to disciplinary dismissal or resignation upon recommendation (all remaining stock acquisition rights), or otherwise becomes subject to disciplinary action (the number of remaining stock acquisition rights determined by the board of directors).

(c)

If the board of directors determines that it is not appropriate to permit the exercise of rights in light of the purpose of granting these stock acquisition rights (all remaining stock acquisition rights).

(d)

If the holder of the stock acquisition rights indicates, in writing in the form prescribed by the Company, an intention to waive all or part of these stock acquisition rights (the number of remaining stock acquisition rights that are the subject of such indication).

7)

If the exercise of stock acquisition rights would cause the total number of issued shares of the Company to exceed the total number of authorized shares as of such time, such exercise shall not be permitted.

8)	Exercise of less than one stock acquisition right shall not be permitted.

(Note 5) Matters Regarding Acquisition of the stock acquisition rights

1)

If approval of the general meeting of shareholders (or, if such approval is not required, a resolution of the board of directors) is obtained for a merger agreement in which the Company is the dissolving company, a split agreement or split plan for a company split in which the Company is the splitting company (limited to cases where such agreement/plan includes the matters set forth in Article 758, item 8 or Article 763, paragraph 1, item 12 of the Companies Act), or a share exchange agreement, share delivery plan or share transfer plan in which the Company becomes a wholly-owned subsidiary, the Company may acquire all of these Stock Acquisition Rights without consideration upon the arrival of a date separately determined by the board of directors of the Company.

2)

If, after an amendment to the Company’s articles of incorporation to make the Company’s common stock a class of shares with a call provision for all shares, a resolution is adopted at a general meeting of shareholders of the Company to acquire all of the Company’s common stock, a resolution is adopted by the board of directors of the Company to approve a demand by a special controlling shareholder of the Company for the other shareholders of the Company to sell their shares, etc., or a resolution is adopted at a general meeting of shareholders of the Company to approve a consolidation of the Company’s common stock accompanied by delisting, the Company may acquire all stock acquisition rights without consideration upon the arrival of a date separately determined by the board of directors of the Company.

3)

If, prior to exercising the stock acquisition rights, the holder becomes unable to exercise these Stock Acquisition Rights pursuant to the provisions set forth in (Note 4) 2) through 6) above, the Company may, upon the arrival of a date separately determined by the board of directors of the Company, acquire such stock acquisition rights without consideration.

(Note 6) Restrictions on Acquisition of Stock Acquisition Rights through Transfer

The acquisition of the stock acquisition rights through transfer shall require the approval of the board of directors of the Company.

(Note 7) Treatment of the stock acquisition rights in the Event of an Organizational Restructuring Action

In the event that the Company engages in a merger (limited to cases where the Company is dissolved as a result of the merger), an absorption-type split, an incorporation-type split, a share exchange or a share transfer (collectively, hereinafter, an “Organizational Restructuring Action”), the Company shall deliver, to the holders of stock acquisition rights, stock acquisition rights of the stock company listed in sub-items (a) through (e) of Article 236, paragraph 1, item 8 of the Companies Act (hereinafter, the “Reorganization Company”), in each case on the effective date of the Organizational Restructuring Action, in accordance with the following conditions; provided, however, that this shall apply only where the absorption-type merger agreement, incorporation-type merger agreement, absorption-type split agreement, incorporation-type split plan, share exchange agreement or share transfer plan stipulates that stock acquisition rights of the Reorganization Company will be delivered in accordance with the following conditions.

1)	Number of the stock acquisition rights of the Reorganization Company to be delivered The same number as the number of stock acquisition rights held by the holder shall be delivered, respectively.

2)	Type of shares of the Reorganization Company underlying the stock acquisition rights Such shares shall be common stock of the Reorganization Company.

3)

Number of shares of the Reorganization Company underlying the stock acquisition rights It shall be determined in accordance with (Note 1) above, taking into consideration the terms of the Organizational Restructuring Action.

4)

Amount of property to be contributed upon exercise of the stock acquisition rights The amount of property to be contributed upon exercise of each stock acquisition right to be delivered shall be the amount obtained by multiplying the post-reorganization exercise price (which is obtained by adjusting the exercise price determined in (Note 2) above, taking into consideration the terms and other conditions of the Organizational Restructuring Action) by the number of shares of the Reorganization Company underlying such stock acquisition rights determined in accordance with 3) above.

5)

Period during which the stock acquisition rights may be exercised From the later of the first day of the exercise period set forth in the exercise period of the stock acquisition rights described above and the effective date of the Organizational Restructuring Action, until the end date of the exercise period set forth in the exercise period of the stock acquisition rights described above.

6)

Matters regarding increases in stated capital and capital surplus in the event that shares are issued upon exercise of the stock acquisition rights It shall be determined in accordance with (Note 3) above.

7)

Restrictions on acquisition of stock acquisition rights through transfer With respect to restrictions on acquisition through transfer, approval pursuant to a resolution of the board of directors of the Reorganization Company (or, if the Reorganization Company does not have a board of directors, the general meeting of shareholders) shall be required.

8)	Other conditions for exercise of the stock acquisition rights It shall be determined in accordance with (Note 4) above.

9)	Events and conditions for acquisition of the stock acquisition rights It shall be determined in accordance with (Note 5) above.

10)	Other conditions shall be determined in accordance with the conditions of the Reorganization Company.

(Note 8) The Company implemented a 200-for-1 stock split of its common stock effective November 15, 2025. As a result, the “type, description and number of shares underlying the stock acquisition rights (shares),” “amount to be paid upon exercise of the stock acquisition rights,” “issue price of shares and amount credited to capital in the event that shares are issued upon exercise of the stock acquisition rights,” and the “Assumed Price” among the “conditions for exercise of the stock acquisition rights” have been adjusted.

48) Extraordinary General Meeting of Shareholders held on April 25, 2025

Date of Resolution of General Meeting of Shareholders	April 25, 2025

Categories and number of grantees (persons)	Directors of the Company, officers of the Company, directors of subsidiaries 6

Number of Stock Acquisition Rights (units) *	2,675 [2,675] (Note 1)

Type, description and number of shares underlying the Stock Acquisition Rights (shares) *	Common stock 535,000 [535,000] (Note 1, 8)

Amount to be paid upon exercise of the Stock Acquisition Rights *	JPY 1,300 (Note 2, 8)

Exercise period of Stock Acquisition Rights	From April 25, 2027 to April 23, 2035

Issue price of shares and amount credited to capital in the event that shares are issued upon exercise of Stock Acquisition Rights *	Issue price: JPY 1,300 Amount credited to capital (Note 3, 8)

Conditions for exercise of Stock Acquisition Rights *	(Note 4)

Matters regarding transfer of Stock Acquisition Rights *	(Note 6)

Matters regarding delivery of Stock Acquisition Rights in connection with an Organizational Restructuring Action *	(Note 7)



The information as of the date of resolution to grant the stock acquisition rights (April 25, 2025) is stated. Matters changed from the date of resolution to grant the stock acquisition rights through the end of the month immediately preceding the filing date (January 31, 2026) are stated in [  ], and other matters have not changed from those as of the date of resolution to grant the stock acquisition rights.

(Note 1) through (Note 3) and (Note 5) through (Note 8) are the same as (Note 1) through (Note 3) and (Note 5) through (Note 8) of “47) Extraordinary General Meeting of Shareholders held on April 25, 2025.”

(Note	4) Conditions for Exercise of the stock acquisition rights

1)

A holder of the stock acquisition rights may exercise these stock acquisition rights only if the Company’s shares are listed on a Financial Instruments Exchange market or a foreign financial instruments market. Provided, however, that during the periods set forth in (a) through (e) below, the number of these stock acquisition rights that may be exercised by the holder of the stock acquisition rights shall be limited to the number specified in each of (a) through (e); and if 20% of the number of these stock acquisition rights allotted to the holder of the stock acquisition rights is not an integer, then with respect to (a) through (d), the maximum number shall be up to the sum of (i) the number obtained by multiplying the number obtained by rounding down the number corresponding to 20% of the number of these Stock Acquisition Rights allotted to the holder by the coefficient (with (a)=1, (b)=2, (c)=3, and (d)=4), and (ii) the smaller of the remainder obtained by dividing the number of these Stock Acquisition Rights allotted to the holder by 5 and such coefficient.

(a)	From the commencement date of the exercise period until April 28, 2028: up to 20% of the number of these stock acquisition rights allotted

(b)

From the day following the end date of the period set forth in (a) for one year: up to 40% of the number of these stock acquisition rights allotted in total, together with the stock acquisition rights exercised during the period set forth in (a)

(c)

From the day following the end date of the period set forth in (b) for one year: up to 60% of the number of these stock acquisition rights allotted in total, together with the stock acquisition rights exercised during the periods set forth in (a) and (b)

(d)

From the day following the end date of the period set forth in (c) for one year: up to 80% of the number of these stock acquisition rights allotted in total, together with the stock acquisition rights exercised during the periods set forth in (a), (b) and (c)

(e)

From the day following the end date of the period set forth in (d) until the end date of the exercise period: up to 100% of the number of these stock acquisition rights allotted in total, together with the stock acquisition rights exercised during the periods set forth in (a), (b), (c) and (d)

2)

At the time of exercising these stock acquisition rights, the holder of these stock acquisition rights must be a director, executive officer, corporate auditor, or employee of the Company or its subsidiary; provided, however, that this shall not apply if the board of directors recognizes that there is a justifiable reason, including resignation upon expiration of the term of office, mandatory retirement, or other.

3)

Notwithstanding the preceding items, if any of the following events occurs during the period from the allotment date of these stock acquisition rights until the expiration date of the exercise period, the holder may not exercise any of the remaining stock acquisition rights. If a price specified in any of the following items is denominated in a currency other than Japanese yen, such price shall be converted into Japanese yen using the telegraphic transfer middle rate published by Mizuho Bank, Ltd. at the close of business hours on the immediately preceding bank business day of the day on which the event that could correspond to any of the events set forth below occurred (if for any reason such exchange rate is not published, the exchange rate reasonably determined by the Company on such preceding bank business day), with any fraction below the decimal point rounded down.

(a)

If shares of the Company’s common stock are issued or disposed of for consideration at a price lower than the exercise price of these stock acquisition rights (provided, however, that this excludes cases where the amount to be paid for such shares is a price that is deemed to differ from the value of the Company’s common stock at the time of such issuance or disposition (including cases where such shares are issued at a “particularly favorable amount” as set forth in Article 199, paragraph 3 or Article 200, paragraph 2 of the Companies Act, and cases of shareholder allotment), and excluding cases where the Company’s common stock is issued or disposed of upon the exercise of stock acquisition rights).

(b)

If new stock acquisition rights are issued with an exercise price lower than the exercise price of these stock acquisition rights (provided, however, that this excludes cases where such exercise price is set at a price that differs from the value of the Company’s common stock at the time of issuance of such stock acquisition rights).

(c)

If, during the period in which the Company’s common stock underlying these stock acquisition rights is listed on any Financial Instruments Exchange market or foreign financial instruments market, the closing price of ordinary trades of the Company’s common stock on such Financial Instruments Exchange market or foreign financial instruments market, or a price similar to such closing price, becomes a price lower than the exercise price of these Stock Acquisition Rights.

4)

Notwithstanding the provisions of 2) above, if the holder dies and therefore does not satisfy the exercise condition set forth in (ii) above, the heir(s) of the holder may exercise these Stock Acquisition Rights that the holder would have been able to exercise if the holder were alive, only until the earlier of the date one year after the date of death of the holder and the expiration date of the exercise period.

5)

Notwithstanding the provisions of 2) and 4) above, if the holder dies and therefore does not satisfy the exercise condition set forth in 2) above, and the Company, after considering various circumstances, approves in writing the exercise of these Stock Acquisition Rights by the heir(s) of such holder, then even after the deadline set forth in 4) above, the heir(s) may exercise these Stock Acquisition Rights that the holder would have been able to exercise if the holder were alive.

6)

Except as set forth in 4) and 5) above, succession to these stock acquisition rights by inheritance shall not be permitted. In addition, if an heir of the holder dies, re-inheritance of these stock acquisition rights shall not be permitted.

7)

If any of the following applies, the holder of the stock acquisition rights shall immediately forfeit the right to exercise the stock acquisition rights specified below among the remaining stock acquisition rights, even during the exercise period.

(a)	If the holder of the stock acquisition rights is sentenced to imprisonment or a more severe punishment (all remaining stock acquisition rights).

(b)

If the holder of the stock acquisition rights violates the work rules, etc. of the Company or its affiliated companies and becomes subject to disciplinary dismissal or resignation upon recommendation (all remaining stock acquisition rights), or otherwise becomes subject to disciplinary action (the number of remaining stock acquisition rights determined by the board of directors).

(c)

If the board of directors determines that it is not appropriate to permit the exercise of rights in light of the purpose of granting these Stock Acquisition Rights (all remaining stock acquisition rights).

(d)

If the holder of the stock acquisition rights indicates, in writing in the form prescribed by the Company, an intention to waive all or part of these stock acquisition rights (the number of the remaining stock acquisition rights that are the subject of such indication).

8)

If the exercise of the stock acquisition rights would cause the total number of issued shares of the Company to exceed the total number of authorized shares as of such time, such exercise shall not be permitted.

9)	Exercise of less than one stock acquisition right shall not be permitted.

49) Extraordinary General Meeting of Shareholders held on April 25, 2025

Date of Resolution of General Meeting of Shareholders	April 25, 2025

Categories and number of grantees (persons)	Directors of the Company, officers of the Company directors of subsidiaries 6

Number of Stock Acquisition Rights (units) *	2,845 [2,845] (Note 1)

Type, description and number of shares underlying the Stock Acquisition Rights (shares) *	Common stock 569,000 [569,000] (Note 1, 8)

Amount to be paid upon exercise of the Stock Acquisition Rights *	JPY 1 (Note 2, 8)

Exercise period of Stock Acquisition Rights	From June 1, 2025 to March 31, 2045

Issue price of shares and amount credited to capital in the event that shares are issued upon exercise of Stock Acquisition Rights *	Issue price: JPY 1 Amount credited to capital (Note 3, 8)

Conditions for exercise of Stock Acquisition Rights *	(Note 4, 8)

Matters regarding transfer of Stock Acquisition Rights *	(Note 6)

Matters regarding delivery of Stock Acquisition Rights in connection with an Organizational Restructuring Action *	(Note 7)



The information as of the date of resolution to grant the stock acquisition rights (April 25, 2025) is stated. Matters changed from the date of resolution to grant the stock acquisition rights through the end of the month immediately preceding the filing date (January 31, 2026) are stated in [  ], and other matters have not changed from those as of the date of resolution to grant the stock acquisition rights.

(Note 1) through (Note 3) and (Note 5) through (Note 7) are the same as (Note 1) through (Note 3) and (Note 5) through (Note 7) of “48) Extraordinary General Meeting of Shareholders held on April 25, 2025.”

(Note  4) Conditions for Exercise of the stock acquisition rights

1)

The holder of these stock acquisition rights may exercise these stock acquisition rights only if the Company’s shares are listed on a Financial Instruments Exchange market or a foreign financial instruments market.

2)

If, prior to the exercise of these stock acquisition rights, the holder of the stock acquisition rights resigns or retires from all positions as a director of a subsidiary of the Company and as an executive officer based on an executive services agreement, then except where there is a justifiable reason for such resignation or retirement, including resignation upon expiration of the term of office, mandatory retirement, death, retirement for reasons attributable to the Company, retirement for personal reasons (excluding cases where such retirement constitutes a change of employment to a competing company other than cases approved by the Company or cases where the holder assumes an office or employment at the request of the Company), or other justifiable reasons, the holder may not exercise these stock acquisition rights. If there is such a justifiable reason, the holder of the stock acquisition rights may exercise these stock acquisition rights only within 10 days from the day following the date on which all positions as a director of a subsidiary of the Company and as an executive officer based on an executive services agreement ceased, and may not exercise these stock acquisition rights after such deadline.

3)

Notwithstanding the provisions of 2) above, if the holder dies and therefore does not satisfy the exercise condition set forth in 2 above, the heir(s) of the holder may exercise these Stock Acquisition Rights that the holder would have been able to exercise if the holder were alive, only until the earlier of the date one year after the date of death of the holder and the expiration date of the exercise period.

4)

Notwithstanding the provisions of 3) above, if the holder dies and therefore does not satisfy the exercise condition set forth in 3) above, and the Company, after considering various circumstances, approves in writing the exercise of these Stock Acquisition Rights by the heir(s) of such holder, then even after the deadline set forth in 3) above, the heir(s) may exercise these stock acquisition rights that the holder of the stock acquisition rights would have been able to exercise if the holder of the stock acquisition rights were alive.

5)

Except as set forth in 3) and 4) above, succession to these stock acquisition rights by inheritance shall not be permitted. In addition, if an heir of the holder of the stock acquisition rights dies, re-inheritance of these stock acquisition rights shall not be permitted.

6)

Notwithstanding the items above, if any of the following events occurs during the period from the listing of Shares of the Company, etc. on a Financial Instruments Exchange market or a foreign financial instruments market until the expiration date of the exercise period of these stock acquisition rights, the holder of the stock acquisition rights may not exercise any of the remaining stock acquisition rights. If a price specified in any of the following items is denominated in a currency other than Japanese yen, such price shall be converted into Japanese yen using the telegraphic transfer middle rate published by Mizuho Bank, Ltd. at the close of business hours on the immediately preceding bank business day of the date on which the Assumed Price is calculated (if for any reason such exchange rate is not published, the exchange rate reasonably determined by the Company on such preceding bank business day), with any fraction below the decimal point rounded down.

After the allotment date of these Stock Acquisition Rights, if the Company conducts a stock split or stock consolidation, the Assumed Price shall be adjusted in accordance with the following formula, and any fraction of less than one yen resulting from the adjustment shall be rounded up.

Adjusted Assumed price	=	Assumed Price before adjustment	×	1
Ratio of split (or) consolidation

In addition, after the allotment date of these stock acquisition rights, if the Company issues new shares or disposes of treasury shares of the Company’s common stock at a price lower than the Assumed Price before adjustment (excluding cases where new shares are issued or treasury shares are disposed of upon the exercise of stock acquisition rights, upon the exercise of a put option with respect to a class of shares other than common stock, upon the activation of an acquisition provision of such shares, or where new shares are issued or treasury shares are delivered through a merger, company split, share exchange, share transfer or share delivery), the Assumed Price shall be adjusted in accordance with the following formula, and any fraction of less than one yen resulting from the adjustment shall be rounded up.

Adjusted Assumed price	=	Assumed Price before adjustment	×	Number of Issued Shares	+	Number of newly issued shares × amount to be paid per share Assumed Price before adjustment

Number of Issued Shares + number of newly issued shares

In the above formula, the term “Number of Issued Shares” means the total number of issued shares of the Company’s common stock less the number of shares of treasury stock of the Company’s common stock, and if the Company disposes of treasury shares of the Company’s common stock, the term “Number of Newly Issued Shares” shall be read as “Number of Treasury Shares to be Disposed of.”

Furthermore, in addition to the foregoing, after the allotment date of these Stock Acquisition Rights, if the Company engages in a merger, company split, share exchange, share transfer or share delivery, if stock acquisition rights or a class of shares other than common stock are issued under which the Company’s common stock will be delivered at a price lower than the Assumed Price before adjustment, or if it otherwise becomes necessary to adjust the Assumed Price in a manner similar to the foregoing, the Company may make appropriate adjustments to the Assumed Price within a reasonable range.

(a)

If shares of the Company’s common stock are issued or disposed of for consideration at a price lower than the Assumed Price (meaning JPY 1,300; hereinafter the same) (provided, however, that this excludes cases where the amount to be paid for such shares is a price that is deemed to differ from the value of the Company’s common stock at the time of such issuance or disposition (including cases where such shares are issued at a “particularly favorable amount” as set forth in Article 199, paragraph 3 or Article 200, paragraph 2 of the Companies Act, and cases of shareholder allotment), and excluding cases where the Company’s common stock is issued or disposed of upon the exercise of stock acquisition rights, upon the exercise of a put option with respect to a class of shares other than common stock, upon the activation of an acquisition provision of such shares, or in connection with a merger, company split, share exchange or share delivery).

(b)

If new stock acquisition rights are issued with an exercise price below the Assumed Price (provided, however, that this excludes cases where such exercise price is set at a price that differs from the value of the Company’s common stock at the time of issuance of such stock acquisition rights).

(c)

If, during the period in which Shares of the Company, etc. are listed on any Financial Instruments Exchange market or foreign financial instruments market, the closing price of ordinary trades of the Company’s common stock on such Financial Instruments Exchange market or foreign financial instruments market, or a price equivalent to such closing price, becomes a price below the Assumed Price.

7)

During the term of office as a director of the Company or its subsidiary or as an executive officer based on an executive services agreement, if any of the following applies, the holder shall immediately become unable to exercise these Stock Acquisition Rights.

(a)	If the holder of the stock acquisition rights comes to fall under the grounds for disqualification set forth in Article 331, paragraph 1, items 3 and 4 of the Companies Act

(b)

If the holder of the stock acquisition rights engages in a competing transaction prescribed in Article 356, paragraph 1, item 1 of the Companies Act without undergoing the procedures required under the Companies Act

(c)

If the holder of the stock acquisition rights engages in a conflict-of-interest transaction prescribed in Article 356, paragraph 1, item 2 or item 3 of the Companies Act without undergoing the procedures required under the Companies Act

(d)	If the holder is sentenced to imprisonment or a more severe punishment

(e)

If the holder engages in any act that harms the social credibility of the Company or a subsidiary or affiliated company of the Company, or any other act deemed to constitute a breach of trust against the Company or a subsidiary or affiliated company of the Company

(f)	If the board of directors determines that it is not appropriate to permit the exercise of rights in light of the purpose of granting these stock acquisition rights

8)

If the exercise of the stock acquisition rights would cause the total number of issued shares of the Company to exceed the total number of authorized shares as of such time, such exercise shall not be permitted.

9)	Exercise of less than one stock acquisition right shall not be permitted.

(Note 8) The Company implemented a 200-for-1 stock split of its common stock effective November 15, 2025. As a result, the “type, description and number of shares underlying the stock acquisition rights (shares),” “amount to be paid upon exercise of the stock acquisition rights,” “issue price of shares and amount credited to capital in the event that shares are issued upon exercise of the stock acquisition rights,” and the “Assumed Price” among the “conditions for exercise of the stock acquisition rights” have been adjusted.

(ii) [Description of rights plan]

Not applicable.

(iii) [Status of other share options, etc.]

Not applicable.

(3) [Changes in total number of issued shares, stated capital, etc.]

Date	Increase/decrease in total number of issued shares	Outstanding balance of total number of issued shares	Increase/ decrease in amount of stated capital (in one million Yen)	Outstanding balance of amount of stated capital (in one million Yen)	Increase/ decrease in amount of capital reserves (in one million Yen)	Outstanding balance of amount of capital reserves (in Yen)
July 15, 2020 (Note 1)	Common stock 180,000	Common stock 1,100,000 Class A preferred stock 700,000	9,000	90,000	9,000	53,653
August 7, 2020 (Note 2)	—	Common stock 1,100,000 Class A preferred stock 700,000	(40,954)	49,046	(44,653)	9,000
January 21, 2021 (Note 3)	Class A preferred stock 250,000	Common stock 1,100,000 Class A preferred stock 950,000	25,000	74,046	25,000	34,000
May 21, 2021 (Note 4)	Class A preferred stock 150,000	Common stock 1,100,000 Class A preferred stock 1,100,000	15,000	89,046	15,000	49,000

July 29, 2021 (Note 5)	—	Common stock 1,100,000 Class A preferred stock 1,100,000	(22,246)	66,800	(49,000)	—
July 30, 2021 (Note 6)	Class A preferred stock 550,000	Common stock 1,100,000 Class A preferred stock 1,650,000	55,000	121,800	55,000	55,000
April 1, 2022 (Note 7)	Common stock 560,000	Common stock 1,660,000 Class A preferred stock 1,650,000	—	121,800	—	55,000
July 29 , 2022 (Note 8)	—	Common stock 1,660,000 Class A preferred stock 1,650,000	(5,348)	116,452	(55,000)	—
October 1, 2022 (Note 9)	Common stock 1,090,000	Common stock 2,750,000 Class A preferred stock 1,650,000	—	116,452	—	—
March 31, 2023 (Note 10)	Class A preferred stock (1,650,000)	Common stock 2,750,000	—	116,452	—	—
July 30, 2023 (Note 11)	—	Common stock 2,750,000	(22,272)	94,180	—	—
August 2, 2024 (Note 12)	—	Common stock 2,750,000	(2,746)	91,434	—	—

April 4, 2025 (Note 13)	Common stock 159,012	Common stock 2,909,012	8,110	99,543	8,110	8,110
April 10, 2025 (Note 14)	Common stock 278,844	Common stock 3,187,856	52,861	152,405	52,861	60,971
November 15, 2025 (Note 15)	Common stock 634,383,344	Common stock 637,571,200	—	152,405	—	60,971

(Note 1) Paid third-party allotment

Main allottees: SoftBank Group Corp., SoftBank Corp., and Yahoo Corporation (currently LINE Yahoo Corporation)

Issue price: JPY 100,000

Amount credited to capital: JPY 50,000

(Note 2) Decrease in stated capital and capital surplus

Reason: loss compensation

Capital reduction ratio: 45.5%

(Note 3) Paid third-party allotment

Main allottees: SoftBank Group Corp., SoftBank Corp., and Yahoo Corporation

Issue price: JPY 200,000

Amount credited to capital: JPY 100,000

(Note 4) Paid third-party allotment

Main allottees: SoftBank Group Corp., SoftBank Corp., and Yahoo Corporation

Issue price: JPY 200,000

Amount credited to capital: JPY 100,000

(Note 5) Decrease in stated capital and capital surplus

Reason: loss compensation

Capital reduction ratio: 25.0%

(Note 6) Paid third-party allotment

Main allottees: SoftBank Group Corp., SoftBank Corp., and Yahoo Corporation

Issue price: JPY 200,000

Amount credited to capital: JPY 100,000

(Note 7) Exercise of conversion rights by Class A preferred shareholders into common stock

Issued 140,000 shares of common stock to SoftBank Corp., 280,000 shares of common stock to SVF II Piranha (DE) LLC, and 140,000 shares of common stock to Yahoo Corporation, in exchange for the same number of Class A preferred shares.

(Note 8) Decrease in stated capital and capital surplus

Reason: loss compensation

Capital reduction ratio: 4.4%

(Note 9) Exercise of conversion rights by Class A preferred shareholders into common stock

Issued 545,000 shares of common stock to SoftBank Corp. and 545,000 shares of common stock to Z Holdings Intermediate Co., Ltd., in exchange for the same number of Class A preferred shares.

(Note 10) Cancellation of treasury shares

(Note 11) Reduction of stated capital

Reason: loss compensation

Capital reduction ratio: 19.1%

(Note 12) Reduction of stated capital

Reason: loss compensation

Capital reduction ratio: 2.9%

(Note 13) Exercise of the stock acquisition rights

(Note 14) Paid third-party allotment

Main allottees: SVF II Piranha (DE) LLC, SoftBank Corp., and LINE Yahoo Corporation

Issue price: JPY 379,147

Amount credited to capital: JPY 189,573.5

(Note 15) Stock split

Implemented a 200-for-1 stock split of common stock

(4)	[Information on each shareholder]

Reference date: December 31, 2025
Items	Status of shares (number of shares constituting one unit: share)
	National and local governments	Financial institutions	Financial instruments business operators	Other corporations	Foreign corporations, etc.		Individuals and others	Total	Status of shares less than one unit (shares)
					Other than individuals	Individuals
Number of shareholders (persons)	—	—	—	3	1	—	—	4	—
Number of shares held (units)	—	—	—	420,808,400	216,762,800	—	—	637,571,200	—
Ratio of number of shares held (%)	—	—	—	66.00	34.00	—	—	100.00	—

(Note) As of the date on which the ADSs are listed on the Nasdaq Global Select Market, the unit number of shares of the Company will be 100 shares.

(5) [Information on major shareholders]

Reference date: December 31, 2025

Name	Address	Number of shares held(shares)	Ratio of number of shares held to the total number of issued shares (excluding treasury shares) (%)
B Holdings Co., Ltd.	1-3 Kioicho, Chiyoda-ku, Tokyo	318,721,600	49.99
SVF II Piranha (DE) LLC	251 Little Falls Drive, New Castle County, DE 19808, United States of America	216,762,800	34.00
SoftBank Corp.	1-7-1 Kaigan, Minato-ku, Tokyo	51,043,400	8.01
LINE Yahoo Corp.	1-3 Kioicho, Chiyoda-ku, Tokyo	51,043,400	8.01
Total	—	637,571,200	100.00

(Note)	Because the percentage of shares held is rounded to the third decimal place, the total of the breakdown may not equal 100%.

(6) [Status of voting rights]

(i) [Issued shares]

Reference date: December 31, 2025

Items	Number of shares (shares)		Number of voting rights (units)	Description
Shares with no voting rights	—	—	—	—
Shares with restricted voting rights (treasury shares, etc.)	—	—	—	—
Shares with restricted voting rights (other)	—	—	—	—
Shares with full voting rights (treasury shares, etc.)	—	—	—	—
Shares with full voting rights (other)	Common stock	637,571,200	637,571,200	—
Shares less than one unit	Common stock	—	—	—
Total number of issued shares		637,571,200	—	—
Number of voting rights held by all shareholders	—	—	637,571,200	—

(Note)	As of the date on which the ADSs are listed on the Nasdaq Global Select Market, the unit number of shares of the Company will be 100 shares.

(ii) [Treasury shares, etc.]

Not applicable.

(7) [Contents of share ownership system for officers and employees]

Not applicable.

2. [Status of acquisition, etc. of treasury shares]

[Class of shares, etc.]

(1) [Status of acquisition by resolution of shareholders meeting]

Not applicable.

(2) [Status of acquisition by resolution of board of directors]

Not applicable.

(3) [Acquisition not based on resolution of shareholders meeting or board of directors]

Not applicable.

(4) [Status of disposal of acquired treasury shares and holding of treasury shares]

Items	Latest business Year		Latest Period

	Number of Shares (shares)	Total disposal value (in one million yen)	Number of shares (shares)	Total disposal value (one million yen)
Acquired treasury shares for which subscribers were solicited	—	—	—	—
Acquired treasury shares which were canceled	—	—	—	—
Acquired treasury shares which were transferred in relation to merger, share exchange, or company split	—	—	—	—
Other (disposal in connection with exercise of stock options)	—	—	—	—
Number of treasury shares held	—	—	—	—

(Note)The treasury shares held during the period do not include the number of shares purchased as shares constituting less than one unit from March 31, 2025 to the date of submission of the Annual Securities Report.

3. [Dividend policy]

The Company recognizes the maximization of shareholder value as one of its important management issues; however, the Company is currently in a growth stage and believes that strengthening internal reserves is important for the long-term stability of its management base and the continuous expansion and development of its businesses, and therefore has not paid dividends since its establishment, including the current fiscal year. With respect to future dividends of surplus, the Company intends to determine them in comprehensive consideration of business performance, financial condition, future business, investments, etc.; however, at this time, the possibility and timing of dividend payments are undetermined.

The Company provides in its Articles of Incorporation that, in addition to two annual record dates for year-end dividends (March 31) and interim dividends (September 30), it may set a record date and pay dividends of surplus.

In addition, pursuant to Article 459, paragraph 1 of the Companies Act, except as otherwise provided by laws and regulations, the Company provides in its Articles of Incorporation that it may pay dividends of surplus by resolution of the Board of Directors without a resolution of the general meeting of shareholders; however, as of the date on which the ADSs are listed on Nasdaq Global Select Market, the decision-making body for dividends is scheduled to become only the Board of Directors through an amendment to the Articles of Incorporation.

4. [Status of corporate governance, etc.]

(1) [Outline of corporate governance]

In June 2023, the Company transitioned to a company with an Audit and Supervisory Committee in order to separate management oversight from business execution and to strengthen the oversight function of the Board of Directors and expedite decision-making, and, in order to enhance the effectiveness of governance, appointed four independent outside directors with diverse expertise and backgrounds.

(i) Description of the Company’s Organizational Bodies

1) Board of Directors

The Company’s Board of Directors consists of nine directors (including four independent outside directors) and, in accordance with laws and regulations and the “Board of Directors Regulations,” makes decisions on important matters relating to business execution and supervises the business execution of each director. In fiscal year 2024, in addition to convening general meetings of shareholders and deciding proposals to be submitted, the Board deliberated on medium- to long-term management plans and the annual budget, capital policies such as the issuance of new shares, and important agreements including confirmation of the fairness of related-party transactions with major shareholders and related companies, etc.; furthermore, the Board supervised the Company after receiving regular reports on the status of controls regarding BCP, information security, responses to material incidents, fraud countermeasures, human capital, etc., and reports regarding sustainability. In addition, for the period up to the scheduled filing date, the Board received reports on the status of preparations for listing the ADSs in the United States and, as the Board, confirmed and decided on necessary internal system improvements and the implementation of a stock split, amendment of the Articles of Incorporation, etc.

The attendance status of each director in fiscal year 2024 is as follows.

Name	Attendance Rate
Ichiro Nakayama	100% 15/15 meetings
Jun Shimba	100% 15/15 meetings
Takeshi Idezawa	100% 15/15 meetings
Yoshimitsu Goto	93% 14/15 meetings
Ken Miyauchi (Note)	93% 14/15 meetings
Yasuyoshi Karasawa	100% 15/15 meetings
Paul Yonamine	100% 15/15 meetings
Hiroko Kono	100% 15/15 meetings
Hiroto Kaneko	100% 15/15 meetings

(Note) Mr. Ken Miyauchi resigned upon the conclusion of the annual general meeting of shareholders in June 2025. The above attendance status is the record for the period during which he served in the relevant fiscal year.

2) Audit and Supervisory Committee

The Company’s Audit and Supervisory Committee consists of four Audit and Supervisory Committee members, all of whom are independent outside directors. With respect to overall business activities, the Committee conducts audits and oversight, as described in “(3) Status of Audit (i) Status of Audit and Supervisory Committee Audit,” including the appropriateness of policies, plans and procedures, the effectiveness of business implementation, and the status of compliance with laws and regulations.

(ii) Status of Development of the Internal Control System (including the status of development of the risk management system)

With respect to systems to ensure that directors’ execution of duties complies with laws and regulations and the Articles of Incorporation and other systems to ensure the propriety of operations, the Company has, in accordance with the Companies Act and Ministry of Justice ordinances, decided the following matters at its Board of Directors.

1) Systems to ensure that directors and employees execute duties in compliance with laws and regulations and the Articles of Incorporation From the standpoint of compliance with laws and regulations, the Company has established the “PayPay Group Code of Conduct” and uses it as a code of conduct for officers and employees. The Company has developed and implemented compliance regulations and education and training programs, and strives to detect and correct violations early through the Compliance Hotline Regulations, and thoroughly ensures the severance of relationships with anti-social forces.

2) Systems for the preservation and management of information relating to the execution of duties by directors

In accordance with the Companies Act, other relevant laws and regulations, and internal regulations, the Company has established systems to record and preserve information relating to the execution of duties by directors in documents or electronic media, and to manage it appropriately.

Specifically, the Company sets retention periods for minutes of meetings of the Board of Directors, approval request forms, contracts, important authorization documents, etc., and stores and manages them, and has a system under which directors and Audit and Supervisory Committee members can view them as necessary.

In addition, for electronic data, the Company controls access authorities and performs backups, etc., and takes sufficient measures to prevent tampering and information leaks.

3) Regulations and other systems for managing the risk of loss

The Company has established the “Risk Management Regulations” and “Crisis Management Regulations,” etc., and has constructed systems to appropriately manage various risks, such as compliance with laws and regulations, information security, natural disasters, system failures, and counterparty credit risk. The Company has established a Risk and Compliance Committee chaired by the CRO and the CCO, and the Committee formulates company-wide risk management policies, monitors the status of implementation, and takes countermeasures for material risk cases and reports on losses.

4) Systems to ensure efficient execution of duties by directors

For efficient execution of duties, the Company performs operations after clarifying authorities and responsibilities, and deliberates important matters through management meetings. The Board of Directors decides medium- to long-term management plans and single-year budgets, and strives to improve management efficiency.

5) Systems to ensure the propriety of operations within the corporate group

In group management, based on the “Regulations on Management of Related Companies,” the Company has established a reporting system from subsidiaries and provides approvals, guidance and support as necessary. An independent internal audit department conducts audits of the Company and subsidiaries, and has established risk management and emergency response systems for the entire group.

6) Systems to ensure that audits by the Audit and Supervisory Committee are conducted effectively

If the Audit and Supervisory Committee requests employees to assist it in the performance of its duties (assistant employees), the Company will assign dedicated personnel as necessary, ensure their independence, and has established reporting systems from directors and employees. Expenses borne by Audit and Supervisory Committee members in connection with the execution of their duties will be borne by the Company.

(iii) Details of Directors’ Remuneration (details divided between internal directors and outside directors)

In order to ensure independence and transparency in determining directors’ remuneration, the Company has established a Compensation Committee as a voluntary advisory body of the Board of Directors. The Compensation Committee consists of three directors: two independent outside directors and the Representative Director, and provides advice and proposals to the Board of Directors regarding the policies and details relating to the remuneration of each director.

Directors’ remuneration consists of fixed remuneration (base remuneration) and, in addition, variable remuneration based on the performance of the Company and the individual, as well as share-based remuneration that grants long-term incentives.

These are intended to contribute to the Company’s sustainable growth and enhancement of shareholder value.

In addition, officers’ remuneration is divided between internal directors and outside directors; for outside directors, only fixed remuneration is paid from the standpoint of ensuring independence.

On the other hand, for internal directors, the system includes performance-linked bonuses and share incentives, in addition to fixed remuneration.

Amounts of Directors’ Remuneration, etc.

Category	Number of Recipients	Amount of Remuneration, etc. (FY2024)
Director (including directors who are Audit and Supervisory Committee members)	5 persons	219 million yen

Total	5 persons	219 million yen

(iv) Liability of Directors

The Company and directors (excluding those who are executive directors, etc.) have entered into contracts, pursuant to Article 427, paragraph 1 of the Companies Act, to limit liability for damages under Article 423, paragraph 1 of the Companies Act. The limit of liability for damages under such contracts is the minimum liability amount prescribed by laws and regulations.

(v) Maximum Number of Directors

The Company provides in its Articles of Incorporation that the number of directors (excluding directors who are Audit and Supervisory Committee members) shall be 10 or less, and the number of directors who are Audit and Supervisory Committee members shall be 5 or less.

(vi) Requirements for Resolutions for Election of Directors

The Company provides in its Articles of Incorporation that resolutions to elect directors shall be made by a majority of the voting rights of shareholders present at a general meeting of shareholders where shareholders holding one-third or more of the voting rights of shareholders entitled to exercise voting rights are present, distinguishing between directors who are Audit and Supervisory Committee members and other directors, and that cumulative voting shall not be used for the election of directors.

(vii) Delegation, etc. of Matters to be Resolved at the General Meeting of Shareholders to the Board of Directors

1) Decision-making body for dividends of surplus, etc.

In order to flexibly implement dividends of surplus, etc., the Company provides in its Articles of Incorporation that matters relating to dividends of surplus, etc. set forth in each item of Article 459, paragraph 1 of the Companies Act may be determined by resolution of the Board of Directors; however, as of the date on which the ADSs are listed on Nasdaq Global Select Market, the decision-making body for dividends is scheduled to become only the Board of Directors through an amendment to the Articles of Incorporation.

2) Decision-making body for acquisition of treasury shares and for determining offering matters in the case of shareholder allotments

In order to implement flexible capital policies, the Company provides in its Articles of Incorporation that it may acquire treasury shares by resolution of the Board of Directors pursuant to Article 165, paragraph 2 of the Companies Act. In addition, pursuant to Article 202, paragraph 3 of the Companies Act, the Company provides in its Articles of Incorporation that it may determine, by resolution of the Board of Directors, the matters of an offering in cases where it grants shareholders the right to receive an allotment of shares; however, as of the date on which the ADSs are listed on Nasdaq Global Select Market, such provision is scheduled to be deleted through an amendment to the Articles of Incorporation.

(viii) Requirements for Special Resolutions of the General Meeting of Shareholders

The Company provides in its Articles of Incorporation that the resolutions set forth in Article 309, paragraph 2 of the Companies Act shall be made by a two-thirds or more of the voting rights of shareholders present at a general meeting of shareholders where shareholders holding one-third or more of the voting rights of shareholders entitled to exercise voting rights are present. This is intended to ensure smooth operation of general meetings of shareholders.

(ix) Measures to Prevent Harm to Shareholders’ Interests

With respect to related-party transactions exceeding a certain amount, the Company provides in its internal regulations that such transactions shall be deliberated by the Audit and Supervisory Committee, and that transactions with controlling shareholders among them shall also be deliberated by the Board of Directors. In conducting such transactions, the Company gives due consideration to, among other things, the necessity of the transaction and whether the transaction terms are not significantly different from transactions with third parties, and determines them fairly and appropriately.

(x) Voluntary Committees

The Company has established voluntary Nominating and Compensation Committees as advisory bodies of the Board of Directors, and the outline of each committee is as follows.

1) Nominating Committee

The Company has established a Nominating Committee as a voluntary advisory body consisting of three persons: two independent outside directors who are Audit and Supervisory Committee members and the Representative Director. The Committee is held at least once a year, and the attendance rate of its members is 100%. The Nominating Committee conducts examinations and discussions regarding the directors’ skills matrix and diversity and verification and examination of the Representative Director’s succession plan.

2) Compensation Committee

The Company has established a Compensation Committee as a voluntary advisory body consisting of three persons: two independent outside directors who are Audit and Supervisory Committee members and the Representative Director. The Committee is held at least once a year, and the attendance rate of its members is 100%. The Compensation Committee makes proposals regarding the remuneration system, evaluations and remuneration amounts for directors (excluding Audit and Supervisory Committee members).

(2) [Company’s officers]

(i) List of Directors and Officers

Men: 8 persons Women: 1 persons (Percentage of women among the total number of officers: 11.1%)

Title	Name	Date of birth	Brief biographical outline		Term of office	Number of shares held
Representative Director President, Corporate Officer, CEO	Ichiro Nakayama	September 21 1969	April 1994	Joined International Digital Communications Inc.(currently IDC Frontier Inc.)
			April 2013	Representative Director, IDC Frontier Inc.
			March 2016	Executive Vice President, Ikyu Corporation
			April 2017	Executive Vice President, Ikyu Corporation
			April 2018	Corporate Officer,Yahoo Japan Corporation
(currently LY Corporation)
			June 2018	President & Representative Director, CEO,
Corporate Officer, PayPay Corporation (to date)
			June 2018 October 2019	Executive Chairperson, Ikyu Corporation Corporate Officer, Z Holdings Corporation (currently LY Corporation)	(Note 2)	—
			November 2020	Director, Z Financial Corporation(currently LY Corporation)
			April 2021	Managing Corporate Officer, Yahoo Japan
Corporation (currently LY Corporation)
			May 2022	Director, Fukuoka SoftBank HAWKS Corp.
(to date)
			November 2023	Director, PayPay Bank Corporation (to date)
			July 2024	Representative Director, PayPay Securities

Director (Part-time)	Jun Shimba	November 15 1962		Corporation (to date)
			April 1985	Joined SOFTBANK Corp. Japan (current SoftBank Group Corp.)
			June 2005	Director, SOFTBANK BB Corp. (current SoftBank Corp.)	(Note 2)	—
			April 2006	Managing Executive Officer, Vodafone K.K. (current SoftBank Corp.)
			June 2007	Director & Managing Executive Officer, SOFTBANK BB Corp. (current SoftBank Corp.)

Title	Name	Date of birth	Brief biographical outline		Term of office	Number of shares held
			June 2007	Managing Corporate Officer, SoftBank Mobile Corp. (current SoftBank Corp.)

			June 2012	Director & Senior Managing Corporate Officer, SoftBank Corp.

			April 2015	Senior Managing Director, SoftBank Corp.

			April 2017	Representative Director & COO, SoftBank Corp.

			April 2017	Representative Director, President & CEO, SoftBank Payment Service Corp. (current SB Payment Service Corp.) (to date)

			April 2018	Representative Director & COO, Consumer Business Unit Head and Product Marketing Unit Head, In Charge of Government Relations, SoftBank Corp.

			June 2018	Director, PayPay Corporation (to date)

			December 2019	Representative Director & COO, Consumer Business Unit Head, Consumer Sales Unit Head,and Product & Marketing Unit Head, In Charge of Government Relations, SoftBank Corp.

			April 2021	Representative Director & COO, Consumer Business Unit Head, SoftBank Corp. (to date)

			April 2024	Representative Director & COO, SoftBank Corp. (to date)

Director (Part-time)	Takeshi Idezawa	June 9 1973	April 1996	Joined Asahi Mutual Life Insurance Company
			April 2007	CEO, livedoor Co., Ltd. (current NHN Techorus Corp.)
			January 2012	Director, General Manager of Web Service Division, NHN Japan Corporation (changed trade name to LINE Corporation in April 2013)	(Note 2)	-
			April 2014	Representative Director, COO, LINE Corporation (current A Holdings Corporation)
			April 2015	Representative Director, President and CEO, LINE Corporation (current A Holdings Corporation)
			October 2017	Representative Director, LINE Book Distribution Corporation

Title	Name	Date of birth	Brief biographical outline		Term of office	Number of shares held
			July 2018	Representative Director, Frontier Corporation LINE Digital

			February 2021	President & Representative Director, CEO, LINE Corporation (currently Z Intermediate Global Corporation)

			March 2021	Representative Director, Co-CEO, Z Holdings Corporation (currently LY Corporation)

			October 2022	Director, B Holdings Corporation

			April 2023	President & Representative Director, CEO, Marketing & Sales CPO, Z Holdings Corporation (currently LY Corporation)

			June 2023	Director, PayPay Corporation (to date)

			October 2023	President and Representative Director, CEO (Chief Executive Officer), LY Corporation (to date)

			October 2023	Director, Z Financial Corporation

			June 2025	President & Representative Director, B Holdings Corporation Joined Yasuda Trust and Banking Co., Ltd.

	Yoshimit su Goto	February 15 1963	April 1987	(current Mizuho Trust & Banking Co., Ltd.) Joined SoftBank Corp. (current SoftBank	(Note 2)	-
			June 2000	Group Corp.) Director, Vodafone K.K. (currently SoftBank
			April 2006	Corp.) Corporate Officer, Senior Vice President,
			July 2012	SoftBank Corp. (current SoftBank Group Corp.)
Director (Part-time)			October 2013	President & CEO and acting owner, Fukuoka SoftBank HAWKS Corp. (to date) Director, SoftBank Corp. (currently SoftBank
			June 2014	Group Corp.) Senior Vice President, SoftBank Corp.
			June 2015	(currently SoftBank Group Corp.)
			June 2017	Senior Vice President, SoftBank Group Corp.

Title	Name	Date of birth	Brief biographical outline		Term of office	Number of shares held
			April 2018	Senior Vice President, CFO & CISO, SoftBank Group Corp.

			June 2019	Director, PayPay Corporation (to date) Director, Senior Vice President, CFO, CISO &

			June 2020	CSusO, SoftBank Group Corp. Director, Corporate Officer, Senior Vice

			November 2020	President, CFO, CISO, CSusO, SoftBank Group Corp.

			June 2022	Director, Corporate Officer, Senior Vice President, CFO & CISO, SoftBank Group Corp.

			June 2025	Director, Corporate Officer, Senior Vice President, CFO, CISO & GCO, SoftBank Group Corp.(to date)

Director (Part-time)	Junichi Miyakawa	December 1 1965	December 1991	Representative Director & President, KK Momotaro Internet Representative Director & President, Nagoya	(Note 2)	-
			June 2000	Metallic Communications Corp. (current SoftBankCorp.) Representative Director & President, Tokyo
			January 2002	Metallic Communications Corp. (current SoftBankCorp.) Representative Director & President, Osaka
			January 2002	Metallic Communications Corp. (current SoftBank Corp.)
			April 2002	Representative Director & President, DTH Marketing Corp. (current SoftBank Corp.)
			August 2003	Director, SOFTBANK BB Corp. (current SoftBank Corp.)
			April 2006	Director & Executive Vice President (CTO), Vodafone K.K. (current SoftBank Corp.)
			June 2007	Director, Executive Vice President & CTO, SoftBank Corp.
			November 2014	Director & Senior Managing Corporate Officer, SoftBank Corp.
			November 2014	Technical Chief Operating Officer, Sprint Corporation (current Sprint LLC)

Title	Name	Date of birth	Brief biographical outline		Term of Office	Number of shares held
			April 2015	Senior Managing Director, SoftBank Corp.

			Augus 2015	Senior Technical Advisor, Sprint Corporation (current Sprint LLC)

			April 2017	Senior Managing Director & CTO, SoftBank Corp.

			December 2017	President and CEO, HAPS Mobile Inc. (current SoftBank Corp.)

			April 2018	Representative Director & CTO, Technology Unit Head and Technology Strategy Unit Head, SoftBank Corp.

			January 2019	President and CEO, MONET Technologies Inc.

			April 2021	President & CEO, SoftBank Corp. (to date)

			June 2021	Director, A Holdings Corporation (to date)

			June 2022	Director, MONET Technologies Inc.

			October, 2022	Chairperson & Representative Director, B Holdings Corporation (to date)

			April 2025 June 2025	Representative Director, A Holdings Corporation (to date) Director, PayPay Corporation (to date)

Title	Name	Date of birth	Brief biographical outline		Term of office	Number of shares held (shares)

Independent Outside Director (part-time), Audit and Supervisory Committee Member	Yasuyoshi Karasawa	October 27 1950	April 1975	Joined The Sumitomo Marine and Fire Insurance Co., Ltd.	(Note 3)	-
			June 2005	Director, Executive Officer, General Manager of Corporate Planning Department, Mitsui Sumitomo Insurance Co., Ltd.
			April 2006	Director, Managing Executive Officer, Mitsui Sumitomo Insurance Co., Ltd.
			April 2008	Director, Senior Executive Officer,Mitsui Sumitomo Insurance Co., Ltd.

Title	Name	Date of birth	Brief biographical outline		Term of office	Number of shares held (shares)

			April 2008	Director, Senior Executive Officer,Mitsui Sumitomo Insurance Co., Ltd. Director, Mitsui Sumitomo Insurance Group Holdings, Inc. (current MS&AD Insurance Group Holdings, Inc.)

			April 2009	Director, Senior Executive Officer, Mitsui Sumitomo Insurance Group Holdings, Inc.

			April 2010	Representative Director, President, CEO, Mitsui Sumitomo Insurance Co., Ltd.

			April 2010	Representative Director, Executive Officer, MS&AD Insurance Group Holdings, Inc.

			June 2014	Representative Director, President, CEO, MS&AD Insurance Group Holdings, Inc.

			April 2016	Representative Director, Chairman of the Board, Mitsui Sumitomo Insurance Co., Ltd.

			June 2020	Director, Chairman of the Board, MS&AD Insurance Group Holdings, Inc.

			April 2021	Director, Senior Advisor, Mitsui Sumitomo Insurance Co., Ltd.

			June 2021	Senior Advisor, Mitsui Sumitomo Insurance Co., Ltd. (to date)

			June 2023	Independent Outside Director, Audit and Supervisory Committee Member, PayPay Corporation (to date)

Independent Outside Director (part-time), Audit and Supervisory Committee Member	Paul Yonamine	August 20 1957	June 1979	Joined Peat, Marwick, Mitchell & Co. (current KPMG LLP)	(Note 3)	-
			May 1983	Registered as a Certified Public Accountant in the U.S.
			April 1995	Managing Partner, KPMG LLP Hawaii CEO, KPMG Global Solutions
			March 1997	K.K. (current PwC Advisory LLC)
			August 2001	Chairman & Representative Director of KPMG Global Solutions K.K.
			April 2006	President & CEO, Hitachi Consulting Co. Ltd.
			May 2010	Vice President, IBM Japan, Ltd.
			April 2013	Managing Partner, IBM Japan, Ltd.

Title	Name	Date of birth	Brief biographical outline		Term of office	Number of shares held (shares)
			January 2015	General Manager, IBM Japan, Ltd.

			March 2017	Director, GCA Corporation

			June 2017	Director, Central Pacific Bank

			July 2017	Chairman, GCA Corporation

			October 2018	Director & Non-Executive Chairman, Central Pacific Financial Corp.

			October 2018	Central Pacific Financial Corp. Chairman & CEO

			October 2018	Chairman & CEO, Executive Chairman, Central Pacific Bank

			June 2019	Outside Director, Sumitomo Mitsui Banking Corporation (to date)

			December 2020	Outside Director, Circlace Inc.

			May 2022	Outside Director, Seven & i Holdings Co., Ltd. (to date)

			January 2023	Chairman Emeritus & Director (Non Executive Director),Central Pacific Financial Corp.)

			January 2023	Chairman Emeritus & Director (Non Executive Director), Central Pacific Bank

			June 2023	Independent Outside Director, Audit and Supervisory Committee Member, PayPay Corporation (to date)

			November 2025	Chairman Emeritus, Central Pacific Bank (to date)

Independent Outside Director (part-time), Audit and Supervisory Committee Member			April 1989	Joined Mitsubishi Corporation	(Note 3)	-
	Hiroko	May 8	July 1992	Joined Capital International Research, Tokyo Office
	Kono	1965	January 2001	Capital Group Companies, Los Angeles Headquarters
			February 2003	Capital International Research, Washington Office
			July 2008	Capital International K.K., Tokyo Office

Title	Name	Date of birth	Brief biographical outline		Term of office	Number of shares held (shares)
			July 2011	Councilor and board member of the establishment preparatory foundation, International School of Asia, Karuizawa

			November 2013	Executive Director and Secretary General, International School of Asia, Karuizawa

			March 2016	Secretary General, United World College ISAK Japan

			November 2018	Executive Coach, COACH A Co., Ltd.

			May 2021	Outside Director, LIFE CORPORATION (to date)

			March 2022	Executive Coach, Officer, COACH A Co., Ltd.

			August 2022	Outside Director, Member of the Audit Committee, SATUDORA HOLDINGS CO., LTD. (to date)

			June 2023	Independent Outside Director, Audit and Supervisory Committee Member, PayPay Corporation (to date)

			July 2023	Senior Executive Coach, COACH A Co., Ltd. (to date)

Independent Outside Director (part-time), Audit and Supervisory Committee Member	Hiroto Kaneko	February 26 1957	April 1980	Joined Arthur Andersen Accounting Firm (current KPMG AZSA LLC)	(Note 3)	-
			March 1983	Registered as a Certified Public Accountant
			June 1988	Arthur Andersen, Germany Duesseldorf Office
			September 1999	Partner, Arthur Andersen (current KPMG)
			July 2000	Representative Partner, Asahi & Co. (current KPMG AZSA LLC)
			June 2005	Deputy General Manager, IFRS Division, KPMG AZSA LLC
			July 2010	Director, KPMG AZSA LLC
			July 2015	Managing Director, KPMG AZSA LLC
			July 2021	Head of Hiroto Kaneko Certified Public Accountant Office (to date)

Title	Name	Date of birth	Brief biographical outline		Term of office	Number of shares held (shares)
			March 2022	Outside Director and Audit Committee Member of Doctorbook INC.

			January 2023	Outside Director, H.I.S. Co., Ltd.

			June 2023	Independent Outside Director, Audit and Supervisory Committee Member, PayPay Corporation (to date)

			June 2023	Director, Member of the Audit Committee, Nisshin Seifun Group Inc. (to date)

			January 2024	Independent Outside Director, Member of Audit and Supervisory Committee, H.I.S. Co.,Ltd. (to date)

Total					0

(Note 1) Directors Mr. Yasuyoshi Karasawa, Mr. Paul Yonamine, Ms. Hiroko Kono and Mr. Hiroto Kaneko are independent outside directors.

(Note 2) The term of office of directors expires before the end date of the annual general meeting of shareholders relating to the fiscal year that ends within one year after their election.

(Note 3) The term of office of directors who are Audit and Supervisory Committee members expires upon the end of the annual general meeting of shareholders relating to the fiscal year that ends within two years after their election.

(Note 4) Mr. Yasuyoshi Karasawa, Mr. Paul Yonamine, Ms. Hiroko Kono and Mr. Hiroto Kaneko satisfy the requirements for outside directors under the Companies Act.

(Note 5) In order to separate decision-making and oversight functions from business execution functions and to execute business swiftly, the Company has introduced an executive officer system. The executive officers are as follows.

Position	Name

Executive Vice President and Executive Officer, Co-COO	Hajime Baba

Executive Vice President and Executive Officer, Co-COO	Masamichi Yasuda

Managing Executive Officer, CAO (Note 1) and CHRO	Masanori Sode

Managing Executive Officer, CFO	Wataru Kagechika

Executive Officer, CCO, CRO and DPO	Yosuke Terada

(Note 2)

Executive Officer, CMO	Hirofumi Fujii

Executive Officer	Takeshi Kasagawa

Executive Officer	Hiroki Kawata

Executive Officer	Toshiki Motoda

Executive Officer	Hideto Kozu

Executive Officer	Hiroto Takagi

Executive Officer	Masaki Misu

Executive Officer	Masayoshi Yanase

(Note 1)Abbreviation for Chief Administrative Officer

(Note 2)Abbreviation for Data Protection Officer

(ii)	Outside Directors

Currently, four of the Company’s nine directors are outside directors, and there are no special interests between each of them and the Company.

In appointing outside directors, the Company refers to, among other things, the Companies Act and the Tokyo Stock Exchange’s independence criteria for independent officers, and, based on their career history and relationships with the Company, determines them on the premise that their independence for performing their duties as outside officers can be ensured.

Mr. Yasuyoshi Karasawa has abundant business experience, including involvement in corporate planning, sales, public relations and financial planning, and has broad and advanced knowledge and experience in overall management, including experience as CEO of the MS&AD Insurance Group and serving as Chairman of the Board of Directors.

Leveraging such experience, the Company has appointed him as an independent outside director because it can expect him to play a sufficient role in providing appropriate advice on the Company’s management and supervising business execution, etc. In addition, there are no matters that may give rise to conflicts of interest with general shareholders.

Mr. Paul Yonamine has broad and advanced knowledge and experience regarding DX (digital transformation), organizational management, finance and accounting, etc., cultivated through extensive management experience, such as at consulting firms, as Representative Director of IBM Japan, Ltd., and as CEO of overseas financial institutions.

Leveraging such experience, the Company has appointed him as an independent outside director because it can expect him to play a sufficient role in providing appropriate advice on the Company’s management and supervising business execution, etc. In addition, there are no matters that may give rise to conflicts of interest with general shareholders.

Ms. Hiroko Kono has engaged in work at an investment company, as well as the launch and operation of an educational institution, and human resource development at a coaching company, and her experience and insight are highly evaluated.

Leveraging such experience, the Company has appointed her as an independent outside director because it can expect her to play a sufficient role in providing appropriate advice on the Company’s management and supervising business execution, etc. In addition, there are no matters that may give rise to conflicts of interest with general shareholders.

Mr. Hiroto Kaneko cultivated a global perspective at Arthur Andersen & Co. and, as a certified public accountant, has for many years been involved in various issues surrounding companies, and thus has abundant experience and high expertise in auditing and accounting consulting. He has also participated in management as a member of the management team and possesses insight as a manager.

Leveraging such experience, the Company has appointed him as an independent outside director because it can expect him to play a sufficient role in providing appropriate advice on the Company’s management and supervising business execution, etc. In addition, there are no matters that may give rise to conflicts of interest with general shareholders.For outside directors, the Company sends Board of Directors meeting materials in advance and provides advance explanations and discussions from each department as necessary. In addition, outside directors (Audit and Supervisory Committee members) endeavor to understand the situation from a broad management perspective and monitor governance. As described in 3) “Status of Audit,” they actively exchange opinions with the internal audit department and the accounting auditor and coordinate with them.

(3)	[Status of audit]

(i)	Status of Audit and Supervisory Committee Audit

1)	Organization, Personnel, etc. of the Audit and Supervisory Committee

The Company’s Audit and Supervisory Committee consists of four Audit and Supervisory Committee members (all of whom are independent outside directors). Of these, Mr. Hiroto Kaneko holds the qualification of Certified Public Accountant and has considerable knowledge of finance and accounting.

2)	Number of Meetings and Attendance of the Audit and Supervisory Committee

In fiscal year 2024, the Company held 15 Audit and Supervisory Committee meetings, and the attendance status of each Audit and Supervisory Committee member is as follows.

Name	Attendance Rate
Yasuyoshi Karasawa	93% 14/15 meetings
Paul Yonamine	87% 13/15 meetings
Hiroko Kono	100% 15/15 meetings
Hiroto Kaneko	100% 15/15 meetings

3)	Activities of the Audit and Supervisory Committee

The Audit and Supervisory Committee, in accordance with audit policies and division of duties, etc. determined by the Audit and Supervisory Committee, attended important meetings in cooperation with the Company’s internal control department, received reports from directors and employees, etc. on matters relating to the execution of their duties, requested explanations as necessary, reviewed important approval documents, etc., and investigated the status of operations and assets. With respect to subsidiaries, the Committee, as necessary, communicated and exchanged information with directors and statutory auditors, etc. of subsidiaries and received reports on their business.

In addition, the Committee monitored and verified whether the accounting auditor maintains an independent position and conducts appropriate audits, and received reports from the accounting auditor on the status of execution of its duties, requesting explanations as necessary.

Through these activities, the Audit and Supervisory Committee contributes to strengthening the Board of Directors’ function of supervising the execution of duties by directors and strives to maintain the Company’s sound management system.

(ii)	Status of Internal Audit

1)	Organization, Personnel and Procedures

The Company has established an Internal Audit Department (15 persons including the director and staff) as an independent organization directly under the Representative Director and President, and conducts internal audits.

The Company’s internal audits, based on a risk-based internal audit plan agreed to by the Audit and Supervisory Committee and approved by the Representative Director and President, evaluate, from a fair and independent position, the effectiveness of the systems for management and operation across the entire scope of management activities and the appropriateness of the status of business execution at the Company and related companies.

As a result of internal audits, the Company points out necessary items for improvement and follows up on the status of improvements, and strives to ensure the proper execution of duties of each department, etc. of the Company. The Company has adopted a dual reporting system under which the results of internal audits are reported to the Representative Director and President and the Audit and Supervisory Committee consisting of independent outside directors. The Company also reports audit results to relevant departments, etc. related to the organizations and services audited.

2)	Mutual cooperation among internal audit, Audit and Supervisory Committee audit and accounting audit, and relationship with the internal control department

At monthly regular meetings with Audit and Supervisory Committee members, the Company shares the results of internal audits, etc., and with the accounting auditor, periodically exchanges opinions and shares information including internal audit results to promote mutual cooperation. The Company also strives to enhance the effectiveness of internal audits throughout the Group by strengthening cooperation with internal audit departments of group companies.

The Company periodically shares information mutually with the internal control department and works in cooperation to enable effective and efficient internal audits.

(iii)	Status of Accounting Audit

1)	Name of Audit Firm

Deloitte Touche Tohmatsu LLC

2)	Continuous Audit Period

7 years

3)	Certified Public Accountants Who Executed the Audit Engagement

Designated Limited Liability Partner Engagement Partner Masayuki Yamada

Designated Limited Liability Partner Engagement Partner Ryo Sakai

Designated Limited Liability Partner Engagement Partner Ryohei Yamada

4)	Composition of Assistants for the Audit Engagement

Certified public accountants: 17; Others: 19

5)	Reason the filing company selected the certified public accountants, etc. (the reason for nominating and the policy for appointment and dismissal)

The reason the Audit and Supervisory Committee selected Deloitte Touche Tohmatsu LLC as the accounting auditor is that, under the Audit and Supervisory Committee Audit Standards, the Committee is to confirm the system to ensure that the accounting auditor performs its duties appropriately, and, after requesting explanations from the accounting auditor as necessary and considering and examining comprehensively the quality control, audit organization, independence, expertise, etc. necessary for proper accounting audits, the Committee determined that it was appropriate.

In addition, if the Audit and Supervisory Committee determines that the accounting auditor falls under any of the items set forth in Article 340, paragraph 1 of the Companies Act, the Audit and Supervisory Committee will dismiss the accounting auditor with the consent of all Audit and Supervisory Committee members. In addition, the Audit and Supervisory Committee comprehensively evaluates the accounting auditor’s independence and expertise, as well as the appropriateness of audit methods and results. Based on this evaluation, if the Audit and Supervisory Committee determines that it is difficult for the accounting auditor to perform its duties appropriately, or determines that a change is necessary to ensure the appropriateness of the audit, the Committee will decide the content of proposals regarding the dismissal or non-reappointment of the accounting auditor to be submitted to the general meeting of shareholders.

6)

Evaluation of the certified public accountants, etc. by the Audit and Supervisory Committee, etc. of the filing company Under the Audit and Supervisory Committee Audit Standards, the Audit and Supervisory Committee is to confirm the system to ensure that the accounting auditor performs its duties appropriately, and, based on such standards, evaluated the audit firm’s quality control, audit team, audit fees, communication with the Audit and Supervisory Committee, relationship with management, group audits, fraud risk, and whether the accounting auditor has the independence and expertise required, etc., and concluded that reappointment is appropriate for the current period.

(iv)	Details of Audit Fees, etc.

1)	Fees to Certified Public Accountants, etc.

Category	Previous Consolidated Fiscal Year		Current Consolidated Fiscal Year
	Fees Based on Audit and Attestation Services (million yen)	Fees Based on Non-audit Services (million yen)	Fees Based on Audit and Attestation Services (million yen)	Fees Based on Non-audit Services (million yen)
Filing Company	1,037	6	1,896	6
Consolidated Subsidiaries	956	4	167	3

Total	1,993	10	2,063	9

Previous consolidated fiscal year

The Company’s non-audit services consisted of SOC1 report-related work. The non-audit services at consolidated subsidiaries consisted of assurance services regarding compliance with laws and regulations related to the segregation management of customer assets.

Current consolidated fiscal year

The Company’s non-audit services consisted of SOC1 report-related work. The non-audit services at consolidated subsidiaries consisted of assurance services regarding compliance with laws and regulations related to the segregation management of customer assets.

2)	Fees to organizations belonging to the same network (Deloitte Touche Tohmatsu Limited) as the certified public accountants, etc. (Excluding (1)

Category	Previous Consolidated Fiscal Year		Current Consolidated Fiscal Year
	Fees Based on Audit and Attestation Services (million yen)	Fees Based on Non-audit Services (million yen)	Fees Based on Audit and Attestation Services (million yen)	Fees Based on Non-audit Services (million yen)
Filing Company	—	—	—	9
Consolidated Subsidiaries	3	43	4	16

Total	3	43	4	25

Previous consolidated fiscal year

The Company had no non-audit services. The non-audit services at consolidated subsidiaries consisted mainly of support services for building an anti-money laundering and counter-terrorist financing (AML/CFT) framework, and consulting services related to the invoice system.

Current consolidated fiscal year

The Company’s non-audit services consisted of market research, etc. The non-audit services at consolidated subsidiaries consisted mainly of support services for building an anti-money laundering and counter-terrorist financing (AML/CFT) framework, and consulting services related to the invoice system.

3)	Details of fees based on other material audit and attestation services

Previous consolidated fiscal year

The description is omitted because there are no material fees to be disclosed.

Current consolidated fiscal year

The description is omitted because there are no material fees to be disclosed.

4)	Policy for Determining Audit Fees

After receiving the annual audit plan from the certified public accountants, etc. and discussing its contents with them, the Company comprehensively considers the plan from the perspectives of effectiveness and efficiency and determines the audit fees.

In addition, from the standpoint of ensuring the independence of the certified public accountants, etc., the Company obtains the consent of the Audit and Supervisory Committee when determining the amount of audit fees.

5)	Reason the Audit and Supervisory Committee Consented to the Accounting Auditor’s Remuneration, etc.

Taking into account the “Practical Guidelines on Cooperation with Accounting Auditors” published by the Japan Corporate Auditors Association, the Audit and Supervisory Committee confirmed and considered the contents of the accounting auditor’s audit plan, the status of the accounting audit’s performance, and the basis for calculating the remuneration estimate, etc., and, as a result, gave its consent under Article 399, paragraph 1 of the Companies Act with respect to the accounting auditor’s remuneration, etc.

(4)	[Remuneration for officers, etc.]

As the Company is an unlisted company, there are no matters to be stated. The details of officers’ remuneration are described in “4 Status of Corporate Governance, etc. (1)Overview of Corporate Governance (iii) Details of Directors’ Remuneration (details divided between internal directors and outside directors)”.

(5)	[Status of holding of shares]

(i)	Criteria and Concept for Classification of Investment Shares

As the Company does not hold any investment shares, it has not established criteria and concepts for classification of investment shares. When holding investment shares, the Company intends to determine whether to hold them based on comprehensive consideration of the rationality of the purpose of holding and economic rationality, etc., at the Board of Directors.

(ii)	Investment shares held for purposes other than pure investment purposes

Not applicable.

(iii)	Investment shares held for pure investment purposes

Not applicable.

Section 5. [Status of accounting]

The financial statements of the Company and its subsidiaries that are included in this document consist of consolidated financial statements (including the notes thereto) as of and for the years ended March 31, 2024 and 2025, condensed consolidated financial statements as of and for six months ended September 30, 2024 and 2025, and condensed financial statements as of and nine months ended December 31, 2024 and 2025. The consolidated financial statements as of and for the years ended March 31, 2025 and 2024 and condensed consolidated financial statements as of and for nine months ended December 31, 2025 and 2024 in Securities Registration Statement (“SRS”) correspond in all material respects to the consolidated financial statements as of and for the years ended March 31, 2025 and 2024, the condensed financial statements as of and for nine months ended December 31, 2025 and 2024 included in the Form F-1 which is filed with the U.S. Securities and Exchange Commission (“SEC”) on February 12, 2026. The consolidated financial statements (including the notes thereto) as of and for the years ended March 31, 2025 and 2024 and condensed consolidated financial statements as of and for nine months ended December 31, 2025 and 2024 in this document is replaced with the consolidated financial statements as of and for the years ended March 31, 2025 and 2024, the condensed financial statements as of and for nine months ended December 31, 2025 and 2024 included in the Form F-1 which is filed with SEC on February 12, 2026. The condensed financial statements (including the notes thereto) as of and for six months ended September 30, 2025 and 2024 in SRS correspond in all material respects to the condensed financial statements as of and for six months ended September 30, 2025 and 2024 included in Second Amendment to Draft Registration Statement which is filed with SEC on December 17, 2025. The condensed financial statements (including the notes thereto) as of and for six months ended September 30, 2025 and 2024 in this document is replaced with the condensed financial statements as of and for six months ended September 30, 2025 and 2024 included in Second Amendment to Draft Registration Statement which is filed with SEC on December 17, 2025. However, since the financial statements included in SRS were prepared in accordance with Financial Instrument and Exchange Act in Japan, they may differ in presentation structure as well as date of approval of financial statements from those included in the Form F-1. The following financial statements should be read in conjunction with the Form F-1 that is filed with SEC. The standalone financial statements (including the notes thereto) as of and for the years ended March 31, 2025 and 2024 in this document is an English translation of the standalone financial statements (including the notes thereto) as of and for the years ended March 31, 2025 and 2024 in the SRS.

1. [Consolidated Financial Statements, etc.]

(1) Consolidated Financial Statements

PayPay Corporation

Consolidated Statements of Financial Position

			(In millions of yen)

	Notes	April 1, 2023 Restated	March 31, 2024 Restated	March 31, 2025
Assets
Cash and cash equivalents	9,37	859,313	744,323	369,811
Guarantee deposits	10,37	282,291	321,885	244,229
Call loans	37	98,000	116,083	63,000
Accounts receivable	11,37	188,111	137,760	141,054
Loans and advances to customers	12,37	1,217,427	1,528,552	1,927,607
Securities	13,37	468,837	769,157	1,075,748
Other financial assets	14,37	17,021	20,761	23,130
Property and equipment	15	14,300	14,535	14,493
Right-of-use assets	16	9,728	8,852	14,799
Intangible assets	17	56,545	61,690	65,672
Goodwill	17,18	9,919	9,919	15,157
Investment accounted for using the equity method		—	—	1,012
Deferred tax assets	19	29,198	34,261	49,392
Other assets	20	37,578	38,604	37,001

Total assets		3,288,268	3,806,382	4,042,105

See Notes to Consolidated Financial Statements

			(In millions of yen)

	Notes	April 1, 2023 Restated	March 31, 2024 Restated	March 31, 2025
Liabilities
Deposits	21,37	1,876,176	2,136,577	2,385,939
Accounts payable	22,37	673,063	808,449	949,397
Income tax payables		2,739	4,109	6,477
Borrowings	23,37	494,540	603,218	399,578
Other financial liabilities	24,37	20,961	31,361	34,207
Provisions	25	2,603	7,295	7,041
Lease liabilities	16,23,37	8,698	7,734	12,097
Deferred tax liabilities	19	—	98	377
Other liabilities	26	17,948	16,290	23,261

Total liabilities		3,096,728	3,615,131	3,818,374

Shareholders’ equity
Issued capital	29	116,452	94,180	91,434
Share premium	29	17,972	14,617	13,727
Accumulated deficit	3,29	(62,259)	(43,516)	(4,887)
Accumulated other comprehensive loss	29	(108)	(119)	(379)

Equity attributable to owners of the parent company		72,057	65,162	99,895

Non-controlling interests	38	119,483	126,089	123,836

Total shareholders’ equity		191,540	191,251	223,731

Total liabilities and shareholders’ equity		3,288,268	3,806,382	4,042,105

See Notes to Consolidated Financial Statements

Consolidated Statements of Profit or Loss

			(In millions of yen)

		For the year ended
	Notes	March 31, 2023 Restated	March 31, 2024 Restated	March 31, 2025
Transaction and service income		146,927	174,127	203,595
Interest income		50,285	73,884	88,442
Gains (losses) on financial instruments		2,079	4,641	5,529
Other operating income		1,903	1,959	1,512

Total revenue	7,31,32,33	201,194	254,611	299,078

Point expenses		(42,283)	(45,402)	(50,362)
Settlement related cost		(38,482)	(39,992)	(43,662)
Employee benefit expenses		(30,476)	(37,764)	(41,483)
Professional and outsourcing services expenses		(30,547)	(34,800)	(28,767)
Provision for loss allowance		(15,187)	(23,006)	(23,942)
Other operating expenses		(64,767)	(73,636)	(75,352)

Total operating expenses	7,27,34	(221,742)	(254,600)	(263,568)

Operating profit (loss)	7	(20,548)	11	35,510
Share of loss of a joint venture accounted for using the equity method		—	—	(549)

Profit (loss) before tax		(20,548)	11	34,961
Income tax (expense) benefit	19	(4,398)	(841)	4,196

Profit (loss) for the year		(24,946)	(830)	39,157

Attributable to
Owners of the parent company		(25,856)	(3,350)	36,170
Non-controlling interests	38	910	2,520	2,987

				(In yen)
Earnings (loss) per share
Earnings (loss) per share attributable to owners of the parent company [1]
Basic earnings (loss) per share	35	(58.7)	(6.1)	65.8
Diluted earnings (loss) per share	35	(58.7)	(6.1)	65.8

[1]	The share split occurred and became effective on November 15, 2025 and earnings per share has been retrospectively adjusted. Refer to Note 42, Subsequent Events for details of share split.

See Notes to Consolidated Financial Statements

Consolidated Statements of Comprehensive Income

			(In millions of yen)

		For the year ended
	Notes	March 31, 2023 Restated	March 31, 2024 Restated	March 31, 2025
Profit (loss) for the year		(24,946)	(830)	39,157
Other comprehensive income (loss) for the year, net of tax
Items that may be reclassified subsequently to profit or loss
Changes in the fair value of debt instruments at FVTOCI		(1,147)	(1,110)	(3,525)
Reclassification to profit or loss of debt instruments at FVTOCI on derecognition		420	(21)	71
Exchange differences on translation of foreign operations	29	(7)	11	(10)

Total comprehensive income (loss) for the year, net of tax		(25,680)	(1,950)	35,693

Total comprehensive income (loss) for the year, net of tax attributable to
Owners of the parent company		(25,907)	(3,361)	35,910
Non-controlling interests		227	1,411	(217)

See Notes to Consolidated Financial Statements

Consolidated Statements of Changes in Equity

For the year ended March 31, 2023 (Restated)

							(In millions of yen)
		Equity attributable to owners of the parent company
	Notes	Issued capital	Share premium	Accumulated deficit	Accumulated other comprehensive loss	Total	Non- controlling interests	Total shareholders’ equity
Balance as of April 1, 2022		121,800	56,230	(55,056)	—	122,974	45,749	168,723
Retrospective adjustments from transactions under common control [1]		—	6,545	(1,209)	(57)	5,279	58,784	64,063

Balance as of April 1, 2022		121,800	62,775	(56,265)	(57)	128,253	104,533	232,786
Loss for the year		—	—	(25,856)	—	(25,856)	910	(24,946)
Other comprehensive loss	29	—	—	—	(51)	(51)	(683)	(734)

Total comprehensive income (loss) for the year		—	—	(25,856)	(51)	(25,907)	227	(25,680)

Dividends paid to non-controlling interests [2].	30	—	—	—	—	—	(33,644)	(33,644)
Dividends paid to the ultimate parent company [2]	30	—	(862)	(4,067)	—	(4,929)	—	(4,929)
Transfer from issued capital to share premium [3]		(5,348)	5,348	—	—	—	—	—
Transfer from share premium to accumulated deficit [3]		—	(60,348)	60,348	—	—	—	—
Changes due to business combinations of entities under common control - PayPay Card Corporation	8	—	(1,317)	(36,419)	—	(37,736)	(14,853)	(52,589)
Capital contributions from shareholders in relation to stock option plans	29,36	—	1,945	—	—	1,945	—	1,945
Changes in interests in subsidiaries [2]		—	9,718	—	—	9,718	62,971	72,689
Other		—	713	—	—	713	249	962

Total transactions with owners and other transactions		(5,348)	(44,803)	19,862	—	(30,289)	14,723	(15,566)

Balance as of March 31, 2023		116,452	17,972	(62,259)	(108)	72,057	119,483	191,540

[1]

The acquisition of PayPay Bank Corporation and PayPay Securities Corporation, which were accounted for as a business combination of entities under common control, have been reflected retrospectively in preparing the consolidated financial statements. These entities are deemed to have been acquired by PayPay Corporation as of April 1, 2022. Refer to Note 3, Restatements and Changes in Presentation for details.

[2]

In relation to business combination of entities under common control, any equity transactions undertaken by subsidiaries under common control with entities outside of the Company and its subsidiaries before the date of the actual transaction by the Company are included within “Dividends paid to the ultimate parent company”, “Dividends paid to non-controlling interests” and “Changes in interests in subsidiaries”.

[3]	These transfers were carried out to offset the accumulated deficit of the Company. Refer to Note 29, Issued Capital and Reserves for details.

See Notes to Consolidated Financial Statements

For the year ended March 31, 2024 (Restated)

							(In millions of yen)

		Equity attributable to owners of the parent company
	Notes	Issued capital	Share premium	Accumulated deficit	Accumulated other comprehensive loss	Total	Non- controlling interests	Total shareholders’ equity
Balance as of April 1, 2023		116,452	17,972	(62,259)	(108)	72,057	119,483	191,540
Loss for the year		—	—	(3,350)	—	(3,350)	2,520	(830)
Other comprehensive loss	29	—	—	—	(11)	(11)	(1,109)	(1,120)

Total Comprehensive income (loss) for the year		—	—	(3,350)	(11)	(3,361)	1,411	(1,950)

Dividends paid to non-controlling interests [1]	30	—	—	—	—	—	(1,604)	(1,604)
Dividends paid to the ultimate parent company [1]	30	—	—	(179)	—	(179)	—	(179)
Transfer from issued capital to share premium [2]		(22,272)	22,272	—	—	—	—	—
Transfer from share premium to accumulated deficit [2]		—	(22,272)	22,272	—	—	—	—
Changes in interests in subsidiaries [1]		—	(3,355)	—	—	(3,355)	6,799	3,444

Total transactions with owners and other transactions		(22,272)	(3,355)	22,093	—	(3,534)	5,195	1,661

Balance as of March 31, 2024		94,180	14,617	(43,516)	(119)	65,162	126,089	191,251

[1]

In relation to business combination of entities under common control, any equity transactions undertaken by subsidiaries under common control with entities outside of the Company and its subsidiaries before the date of the actual transaction by the Company are included within “Dividends paid to the ultimate parent company”, “Dividends paid to non-controlling interests” and “Changes in interests in subsidiaries”.

[2]	These transfers were carried out to offset the accumulated deficit of the Company. Refer to Note 29, Issued Capital and Reserves for details.

See Notes to Consolidated Financial Statements

For the year ended March 31, 2025

							(In millions of yen)

		Equity attributable to owners of the parent company
	Notes	Issued capital	Share premium	Accumulated deficit	Accumulated other comprehensive loss	Total	Non- controlling interests	Total shareholders’ equity
Balance as of April 1, 2024 (Restated)		94,180	14,617	(43,516)	(119)	65,162	126,089	191,251
Profit for the year		—	—	36,170	—	36,170	2,987	39,157
Other comprehensive loss	29	—	—	—	(260)	(260)	(3,204)	(3,464)

Total Comprehensive income (loss) for the year		—	—	36,170	(260)	35,910	(217)	35,693

Dividends paid to non-controlling interests [1]	30	—	—	—	—	—	(2,519)	(2,519)
Dividends paid to the ultimate parent company [1]	30	—	—	(283)	—	(283)	—	(283)
Transfer from issued capital to share premium [2]		(2,746)	2,746	—	—	—	—	—
Transfer from share premium to accumulated deficit [2]		—	(2,746)	2,746	—	—	—	—
Changes in interests in subsidiaries [1]		—	(485)	—	—	(485)	485	—
Other		—	(405)	(4)	—	(409)	(2)	(411)

Total transactions with owners and other transactions		(2,746)	(890)	2,459	—	(1,177)	(2,036)	(3,213)

Balance as of March 31, 2025		91,434	13,727	(4,887)	(379)	99,895	123,836	223,731

[1]

In relation to business combination of entities under common control, any equity transactions undertaken by subsidiaries under common control with entities outside of the Company and its subsidiaries before the date of the actual transaction by the Company are included within “Dividends paid to the ultimate parent company”, “Dividends paid to non-controlling interests” and “Changes in interests in subsidiaries”.

[2]	These transfers were carried out to offset the accumulated deficit of the Company. Refer to Note 29, Issued Capital and Reserves for details.

See Notes to Consolidated Financial Statements

Consolidated Statements of Cash Flows

			(In millions of yen)

		For the year ended
	Notes	March 31, 2023 Restated	March 31, 2024 Restated	March 31, 2025
Cash flows from (used in) operating activities
Profit (loss) before tax		(20,548)	11	34,961
Adjustments for:
Depreciation and amortization	15,16,17	14,655	18,591	21,391
Loss on disposal of property and equipment and intangible assets	15,17	324	1,495	696
Other income and costs		(616)	(1,552)	618
Changes in assets and liabilities:
Guarantee deposits	10	(17,545)	(39,594)	77,656
Call loans		(18,000)	(18,083)	53,083
Accounts receivable	11	(45,580)	50,350	(3,266)
Loans and advances to customers	12	(348,301)	(311,125)	(399,055)
Securities	13	(45,828)	(45,476)	(31,256)
Deposits	21	302,122	260,400	249,362
Accounts payable	22	19,800	130,744	145,558
Other financial liabilities	24	(44,565)	9,759	2,327
Provisions	25	509	4,438	(1,864)
Other		12,445	(6,117)	11,920

Cash provided by (used in) operations		(191,128)	53,841	162,131

Income tax paid		(3,721)	(4,472)	(6,870)
Income tax refunded		147	606	588

Net cash provided by (used in) operating activities		(194,702)	49,975	155,849

Cash flows from (used in) investing activities
Purchases of securities	13	(228,227)	(437,408)	(463,314)
Proceeds from sale of securities	13	274,870	189,836	177,885
Purchases of property and equipment	15	(10,284)	(4,584)	(4,822)
Purchases of intangible assets	17	(19,097)	(17,911)	(17,264)
Proceeds from divestiture of business	41	4,596	—	—
Proceeds from withdrawal of deposits with a related party	39	562,000	600,000	—
Payments of deposits with a related party	39	(393,000)	(600,000)	—
Payment for acquisition of subsidiaries	8	—	—	(5,759)
Purchase of investment accounted for using the equity method		—	—	(1,360)
Other		(844)	(3,316)	(5,343)

Net cash provided by (used in) investing activities		190,014	(273,383)	(319,977)

See Notes to Consolidated Financial Statements

			(In millions of yen)

		For the year ended
	Notes	March 31, 2023 Restated	March 31, 2024 Restated	March 31, 2025
Cash flows from (used in) financing activities
Net increase (decrease) in short-term borrowings	23	85,000	30,000	(128,700)
Proceeds from long-term borrowings	23	519,000	595,100	842,300
Repayments of long-term borrowings	23	(543,045)	(516,422)	(917,898)
Repayments of lease liabilities	23	(2,742)	(2,409)	(2,820)
Proceeds from stock issuances to non-controlling interests		72,689	3,444	—
Payment for the purchase of the equity interest of a subsidiary, through business combinations of entities under common control	8	(63,000)	—	—
Dividends paid to non-controlling interests	30	(33,644)	(1,604)	(2,519)
Dividends paid to the ultimate parent company	30	(4,929)	(179)	(283)
Other		2,657	—	(405)

Net cash provided by (used in) financing activities		31,986	107,930	(210,325)

Effect of exchange rate changes on cash and cash equivalents		419	488	(59)

Increase (decrease) in cash and cash equivalents		27,717	(114,990)	(374,512)
Cash and cash equivalents at the beginning of the year	9	831,596	859,313	744,323

Cash and cash equivalents at the end of the year	9	859,313	744,323	369,811

See Notes to Consolidated Financial Statements

Notes to Consolidated Financial Statements

1. Reporting Entity

PayPay Corporation (the “Company”, “we”, “us”, or “our”) was incorporated in June 2018 in Japan as a corporation (kabushiki kaisha) in accordance with the Companies Act of Japan (the “Companies Act”). The Company’s registered office is located at 1-3, Kioicho, Chiyoda-ku, Tokyo, Japan. The Company’s consolidated financial statements are comprised of the Company and its subsidiaries (collectively, the “Group”). The Group is composed of two reportable segments: Payment segment and Financial service segment. Payment segment includes payment settlement services and related services through our PayPay app, and payment credit services such as revolving and installment payment options and cash advances. Financial service segment includes internet banking services, securities intermediary services and PayPay Point investment-related services, and loan management services.

On October 1, 2023, Z Holdings Corporation, a shareholder of the Company, carried out intra-group reorganizations with its wholly owned subsidiaries mainly including LINE Corporation and Yahoo Japan Corporation, and changed its name to LY Corporation. All the transactions and events pertaining to LY Corporation including those which occurred prior to the name change are referred to as those of LY Corporation in the following notes.

The Company is 57.9% owned directly by B Holdings Corporation, 30.2% by SVF II Piranha (DE) LLC, 5.9% by LY Corporation and 5.9% by SoftBank Corp. The ultimate parent company of the Company is SoftBank Group Corp. (“SBG”).

The intermediate parent of the Company is B Holdings Corporation, which is owned by SBG through the following entities: LY Corporation, A Holdings Corporation, and SoftBank Corp. On October 1, 2022, we acquired all of the shares of PayPay Card Corporation from Yahoo Japan Corporation (currently LY Corporation), a subsidiary of SBG.

In April 2025, the Company acquired shares of PayPay Securities Corporation and PayPay Bank Corporation, which had been under common control of SBG and made both subsidiaries of the Company. The acquisitions of PayPay Securities Corporation and PayPay Bank Corporation were accounted for by the pooling of interests method as business combinations under common control. The Group’s consolidated financial statements are retrospectively adjusted to reflect the consolidation of PayPay Bank Corporation and PayPay Securities Corporation from April 1, 2022. Refer to Note 3, Restatements and Changes in Presentation and Note 8, Business Combinations for further details.

The following diagram illustrates our corporate structure as of March 31, 2025. Certain entities that are immaterial to our results of operations, business and financial condition are omitted.

2.	Basis of Preparation

(1)	Compliance with IFRS® Accounting Standards

The Group’s consolidated financial statements have been prepared on a going concern basis in accordance with IFRS Accounting Standards issued by the International Accounting Standards Board (“IASB”). The term “IFRS Accounting Standards” also includes International Accounting Standards (“IASs”) and the related interpretations of the interpretations committees (Standard Interpretations Committee (“SIC”) and International Financial Reporting Interpretations Committee (“IFRIC”)).

(2)	Basis of Measurement

The Group’s consolidated financial statements have been prepared on a historical cost basis except for items such as financial instruments measured at fair value as described in Note 4, Material Accounting Policies, and business combinations under common control accounted for using the book value in the ultimate parent company’s consolidated financial statements.

(3)	Functional Currency and Presentation Currency

Unless otherwise indicated, the Group’s consolidated financial statements are presented in Japanese yen, which is both the functional currency of the Company and presentation currency of the Group, and amounts are rounded to the nearest million Japanese yen.

3.	Restatements and Changes in Presentation

Retrospective Adjustments Resulting from Business Combinations of Entities under Common Control (“BCUCC”)

The acquisitions of PayPay Securities Corporation and PayPay Bank Corporation were accounted for by the pooling of interests method as business combinations of entities under common control. Refer to Note 8, Business Combinations for further details.

The Group’s consolidated statements of financial position as of April 1, 2023 and March 31, 2024, consolidated statements of profit or loss, consolidated statements of comprehensive income, consolidated statements of changes in equity and consolidated statements of cash flows for the years ended March 31, 2023 and 2024 are retrospectively adjusted for the consolidation of the financial statements of PayPay Securities Corporation, PayPay Bank Corporation and their subsidiaries from April 1, 2022.

Changes in Presentation

Moreover, changes in presentation of the Group’s consolidated financial statements have been made to the previously issued consolidated financial statements, mainly because the retrospective inclusion of the financial statements of PayPay Bank Corporation has resulted in certain retrospective adjustments given the different nature of its banking business compared to our historical operations. This also resulted in the removal of a separation of our assets and liabilities into current and non-current on the consolidated balance sheet and these disclosures are included in Note 28, Classification of Current and Non-current to these consolidated financial statements.

Retrospective Adjustments Resulting from the Share Split

On October 29, 2025, the Company’s Board of Directors approved a share split of the Company’s common shares, which is effective as of November 15, 2025. The share split does not affect total equity or shareholders’ proportionate interests. However, the number of shares or stock options, the exercise price and the fair value of the shares or stock options, and per share calculations are retrospectively adjusted and disclosed based on the new number of shares. Refer to Note 29, Issued Capital and Reserves, Note 35, Earnings Per Share, Note 36, Share-based Payments, and Note 42, Subsequent Events, for further details.

The consolidated statements of changes in equity and the consolidated statements of cash flows and the related footnote disclosures were restated accordingly to reflect such restatements.

In addition, the previously reported consolidated financial statements disclosed below were only issued to the shareholders of the Company.

Consolidated Statement of Financial Position as of April 1, 2023

			(In millions of yen)
Presentation Previously Reported	Previously Reported	Reclassification	BCUCC	Restated	Presentation Restated
Assets					Assets
Current assets
Cash and cash equivalents	641,228	—	218,085	859,313	Cash and cash equivalents
	—	—	98,000	98,000	Call loans
Accounts receivable, current	614,552	(426,777)	336	188,111	Accounts receivable
Guarantee deposits	135,118	—	147,173	282,291	Guarantee deposits
	—	596,917	620,510	1,217,427	Loans and advances to customers
	—	—	468,837	468,837	Securities
Other financial assets, current	238	914	15,869	17,021	Other financial assets
Other current assets	5,633	(5,633)	—	—

Total current assets	1,396,769	—	—	—

Non current assets
Accounts receivable, non-current	170,140	(170,140)	—	—
Property and equipment	12,313	—	1,987	14,300	Property and equipment
Right-of-use assets	8,631	—	1,097	9,728	Right-of-use assets
Goodwill	9,176	—	743	9,919	Goodwill
Intangible assets	45,102	—	11,443	56,545	Intangible assets
Deferred tax assets	26,869	—	2,329	29,198	Deferred tax assets
Other financial assets, non-current	914	(914)	—	—
Other non-current assets	31,854	5,633	91	37,578	Other assets

Total non-current assets	304,999	—	—	—

Total assets	1,701,768	—	1,586,500	3,288,268	Total assets

Consolidated Statement of Financial Position as of April 1, 2023 (Continued)

			(In millions of yen)
Presentation Previously Reported	Previously Reported	Reclassification	BCUCC	Restated	Presentation Restated
Liabilities					Liabilities
Current liabilities
Accounts payable	671,341	1,504	218	673,063	Accounts payable
PayPay Users’ deposits	292,362	—	1,583,814	1,876,176	Deposits
Contract liabilities, current	1,651	(1,651)	—	—
Loan payables and commercial papers, current	357,972	(357,972)	—	—
	—	640,740	(146,200)	494,540	Borrowings
Lease liabilities, current	1,715	5,969	1,014	8,698	Lease liabilities
Income tax payables	1,382	—	1,357	2,739	Income tax payables
Provisions, current	546	1,638	419	2,603	Provisions
Other financial liabilities, current	12,522	(1,496)	9,935	20,961	Other financial liabilities
Other current liabilities	12,829	2,936	2,183	17,948	Other liabilities

Total current liabilities	1,352,320	—	—	—

Non-current liabilities
Contract liabilities, non-current	1,247	(1,247)	—	—
Loan payables, non-current	282,768	(282,768)	—	—
Lease liabilities, non-current	5,969	(5,969)	—	—
Provisions, non-current	1,638	(1,638)	—	—
Other financial liabilities, non-current	8	(8)	—	—
Other non-current liabilities	38	(38)	—	—

Total non-current liabilities	291,668	—	—	—

Total liabilities	1,643,988	—	1,452,740	3,096,728	Total liabilities

Shareholders’ equity					Shareholders’ equity
Issued capital	116,452	—	—	116,452	Issued capital
Share premium	1,645	—	16,327	17,972	Share premium
Accumulated deficit	(60,310)	—	(1,949)	(62,259)	Accumulated deficit
Accumulated other comprehensive loss	(7)	—	(101)	(108)	Accumulated other comprehensive loss

Equity attributable to shareholders of the Company	57,780	—	14,277	72,057	Equity attributable to owners of the parent company
		—	119,483	119,483	Non-controlling interests

Total shareholders’ equity	57,780	—	133,760	191,540	Total shareholders’ equity

Total liabilities and shareholders’ equity	1,701,768	—	1,586,500	3,288,268	Total liabilities and shareholders’ equity

Consolidated Statement of Financial Position as of March 31, 2024

			(In millions of yen)
Presentation Previously Reported	Previously Reported	Reclassification	BCUCC	Restated	Presentation Restated
Assets					Assets
Current assets
Cash and cash equivalents	580,751	—	163,572	744,323	Cash and cash equivalents
	—	—	116,083	116,083	Call loans
Accounts receivable, current	694,548	(556,614)	(174)	137,760	Accounts receivable
Guarantee deposits	206,614	—	115,271	321,885	Guarantee deposits
	—	805,550	723,002	1,528,552	Loans and advances to customers
	—	14,395	754,762	769,157	Securities
Other financial assets, current	2,470	1,031	17,260	20,761	Other financial assets
Other current assets	6,731	(6,731)	—	—

Total current assets	1,491,114	—	—	—

Non current assets
Accounts receivable, non-current	248,936	(248,936)	—	—
Property and equipment	11,717	—	2,818	14,535	Property and equipment
Right-of-use assets	7,683	—	1,169	8,852	Right-of-use assets
Goodwill	9,176	—	743	9,919	Goodwill
Intangible assets	49,392	—	12,298	61,690	Intangible assets
Investments accounted for using the equity method	5,244	—	(5,244)	—
Deferred tax assets	30,586	—	3,675	34,261	Deferred tax assets
Other financial assets, non-current	15,426	(15,426)	—	—
Other non-current assets	31,434	6,731	439	38,604	Other assets

Total non-current assets	409,594	—	—	—

Total assets	1,900,708	—	1,905,674	3,806,382	Total assets

Consolidated Statement of Financial Position as of March 31, 2024 (Continued)

			(In millions of yen)
Presentation Previously Reported	Previously Reported	Reclassification	BCUCC	Restated	Presentation Restated
Liabilities					Liabilities
Current liabilities
Accounts payable	802,162	1,046	5,241	808,449	Accounts payable
PayPay Users’ deposits	329,694	—	1,806,883	2,136,577	Deposits
Contract liabilities, current	2,557	(2,557)	—	—
Loan payables and commercial papers, current	543,268	(543,268)	—	—
	—	669,318	(66,100)	603,218	Borrowings
Lease liabilities, current	1,683	5,161	890	7,734	Lease liabilities
Income tax payables	2,131	—	1,978	4,109	Income tax payables
Provisions, current	5,272	1,593	430	7,295	Provisions
	—	—	98	98	Deferred tax liabilities
Other financial liabilities, current	15,724	(998)	16,635	31,361	Other financial liabilities
Other current liabilities	10,716	3,394	2,180	16,290	Other liabilities

Total current liabilities	1,713,207	—	—	—

Non-current liabilities
Contract liabilities, non-current	807	(807)	—	—
Loan payables, non-current	126,050	(126,050)	—	—
Lease liabilities, non-current	5,161	(5,161)	—	—
Provisions, non-current	1,593	(1,593)	—	—
Other financial liabilities, non-current	48	(48)	—	—
Other non-current liabilities	30	(30)	—	—

Total non-current liabilities	133,689	—	—	—

Total liabilities	1,846,896	—	1,768,235	3,615,131	Total liabilities

Shareholders’ equity					Shareholders’ equity
Issued capital	94,180	—	—	94,180	Issued capital
Share premium	1,645	—	12,972	14,617	Share premium
Accumulated deficit	(42,017)	—	(1,499)	(43,516)	Accumulated deficit
Accumulated other comprehensive income	4	—	(123)	(119)	Accumulated other comprehensive loss

Equity attributable to shareholders of the Company	53,812	—	11,350	65,162	Equity attributable to owners of the parent company

	—	—	126,089	126,089	Non-controlling interests

Total shareholders’ equity	53,812	—	137,439	191,251	Total shareholders’ equity

Total liabilities and shareholders’ equity	1,900,708	—	1,905,674	3,806,382	Total liabilities and shareholders’ equity

Consolidated Statement of Profit or Loss for the year ended March 31, 2023

			(In millions of yen)
Presentation Previously Reported	Previously Reported	Reclassification	BCUCC	Restated	Presentation Restated
Revenue	123,371	—	23,556	146,927	Transaction and service income
Interest income	40,139	(429)	10,575	50,285	Interest income
	—	91	1,988	2,079	Gains on financial instruments
Other operating income	1,872	430	(399)	1,903	Other operating income

Total revenue and other income	165,382	92	35,720	201,194	Total revenue

	—	(42,283)	—	(42,283)	Point expenses
	—	(29,362)	(9,120)	(38,482)	Settlement related cost
	—	(25,160)	(5,316)	(30,476)	Employee benefit expenses
	—	(23,572)	(6,975)	(30,547)	Professional and outsourcing services expenses
	—	(14,928)	(259)	(15,187)	Provision for loss allowance
	—	(51,700)	(13,067)	(64,767)	Other operating expenses

Operating expenses	(187,231)	226	(34,737)	(221,742)	Total operating expenses

Operating loss	(21,849)	318	983	(20,548)	Operating loss

Finance income	524	(524)	—	—
Finance costs	(206)	206	—	—

Loss before tax	(21,531)	—	983	(20,548)	Loss before tax

Income tax expense	(2,725)	—	(1,673)	(4,398)	Income tax expense

Loss for the year	(24,256)	—	(690)	(24,946)	Loss for the year

Attributable to					Attributable to
Shareholders of the Company	(25,213)	—	(643)	(25,856)	Owners of the parent company
Non-controlling interests	957	—	(47)	910	Non-controlling interests
Earnings (loss) per share					Earnings (loss) per share
Earnings (loss) per share attributable to shareholders of the Company [1]					Earnings (loss) per share attributable to owners of the parent company [1]
Basic loss per share	(57.2)	—	(1.5)	(58.7)	Basic loss per share
Diluted loss per share	(57.2)	—	(1.5)	(58.7)	Diluted loss per share

[1]	The share split occurred and became effective on November 15, 2025 and earnings per share has been retrospectively adjusted. Refer to Note 42, Subsequent Events for details of share split.

Consolidated Statement of Profit or Loss for the year ended March 31, 2024

			(In millions of yen)
Presentation Previously Reported	Previously Reported	Reclassification	BCUCC	Restated	Presentation Restated
Revenue	150,147	(13)	23,993	174,127	Transaction and service income
Interest income	59,619	(606)	14,871	73,884	Interest income
		13	4,628	4,641	Gains on financial instruments
Other operating income	1,742	13	204	1,959	Other operating income

Total revenue and other income	211,508	(593)	43,696	254,611	Total revenue

	—	(45,402)	—	(45,402)	Point expenses
	—	(30,161)	(9,831)	(39,992)	Settlement related cost
	—	(30,981)	(6,783)	(37,764)	Employee benefit expenses
	—	(26,456)	(8,344)	(34,800)	Professional and outsourcing services expenses
	—	(22,650)	(356)	(23,006)	Provision for loss allowance
	—	(59,393)	(14,243)	(73,636)	Other operating expenses

Operating expenses	(216,011)	968	(39,557)	(254,600)	Total operating expenses

Operating loss	(4,503)	375	4,139	11	Operating profit

Finance income	447	(447)	—	—
Finance costs	(72)	72	—	—
Share of loss of associates accounted for using the equity method	(1,352)	—	1,352	—

Loss before tax	(5,480)	—	5,491	11	Profit before tax

Income tax benefit	1,501	—	(2,342)	(841)	Income tax expense

Loss for the year	(3,979)	—	3,149	(830)	Loss for the year

Attributable to					Attributable to
Shareholders of the Company	(3,979)	—	629	(3,350)	Owners of the parent company
Non-controlling interests	—	—	2,520	2,520	Non-controlling interests
Earnings (loss) per share					Earnings (loss) per share
Earnings (loss) per share attributable to shareholders of the Company [1]					Earnings (loss) per share attributable to owners of the parent company [1]
Basic loss per share	(7.2)	—	1.1	(6.1)	Basic loss per share
Diluted loss per share	(7.2)	—	1.1	(6.1)	Diluted loss per share

[1]	The share split occurred and became effective on November 15, 2025 and earnings per share has been retrospectively adjusted. Refer to Note 42, Subsequent Events for details of share split.

Consolidated Statement of Comprehensive Income for the year ended March 31, 2023

		(In millions of yen)
Presentation Previously Reported	Previously Reported	BCUCC	Restated	Presentation Restated
Loss for the year	(24,256)	(690)	(24,946)	Loss for the year
Other comprehensive income (loss) for the year, net of tax				Other comprehensive income (loss) for the year, net of tax
Items that may be reclassified subsequently to profit or loss				Items that may be reclassified subsequently to profit or loss
	—	(1,147)	(1,147)	Changes in the fair value of debt instruments at FVTOCI
	—	420	420	Reclassification to profit or loss of debt instruments at FVTOCI on derecognition
Exchange differences on translation of foreign operations	(7)	—	(7)	Exchange differences on translation of foreign operations

Total comprehensive loss for the year, net of tax	(24,263)	(1,417)	(25,680)	Total comprehensive loss for the year, net of tax

Total comprehensive loss for the year, net of tax attributable to				Total comprehensive loss for the year, net of tax attributable to
Shareholders of the Company	(25,220)	(687)	(25,907)	Owners of the parent company
Non-controlling interests	957	(730)	227	Non-controlling interests

Consolidated Statement of Comprehensive Income for the year ended March 31, 2024

		(In millions of yen)
Presentation Previously Reported	Previously Reported	BCUCC	Restated	Presentation Restated
Loss for the year	(3,979)	3,149	(830)	Loss for the year
Other comprehensive income (loss) for the year, net of tax				Other comprehensive income (loss) for the year, net of tax
Items that may be reclassified subsequently to profit or loss				Items that may be reclassified subsequently to profit or loss
	—	(1,110)	(1,110)	Changes in the fair value of debt instruments at FVTOCI
	—	(21)	(21)	Reclassification to profit or loss of debt instruments at FVTOCI on derecognition
Exchange differences on translation of foreign operations	11	—	11	Exchange differences on translation of foreign operations

Total comprehensive loss for the year, net of tax	(3,968)	2,018	(1,950)	Total comprehensive loss for the year, net of tax

Total comprehensive loss for the year, net of tax attributable to				Total comprehensive loss for the year, net of tax attributable to
Shareholders of the Company	(3,968)	607	(3,361)	Owners of the parent company
Non-controlling interests	—	1,411	1,411	Non-controlling interests

Consolidated Statement of Cash Flows for the year ended March 31, 2023

			(In millions of yen)
Presentation Previously Reported	Previously Reported	Reclassification	BCUCC	Restated	Presentation Restated
Cash flows from (used in) operating activities					Cash flows from (used in) operating activities
Loss before tax	(21,531)	—	983	(20,548)	Loss before tax
Adjustments for:					Adjustments for:
Depreciation and amortization	10,511	—	4,144	14,655	Depreciation and amortization
Loss on disposal of property and equipment and intangible assets	292	—	32	324	Loss on disposal of property and equipment and intangible assets
Other income and costs	2,052	(2,017)	(651)	(616)	Other income and costs
Changes in assets and liabilities:					Changes in assets and liabilities:
	—	—	(18,000)	(18,000)	Call loans
Accounts receivable	(187,657)	144,688	(2,611)	(45,580)	Accounts receivable
Guarantee deposits	(33,623)	—	16,078	(17,545)	Guarantee deposits
	—	(144,688)	(203,613)	(348,301)	Loans and advances to customers
	—	—	(45,828)	(45,828)	Securities
Accounts payable	19,807	—	(7)	19,800	Accounts payable
PayPay Users’ deposits	111,159	(111,159)	—	—
	—	111,159	190,963	302,122	Deposits
Contract liabilities	637	(637)	—	—
Provisions	180	—	329	509	Provisions
Other financial liabilities	(3,771)	—	(40,794)	(44,565)	Other financial liabilities
Consumption tax payable	10,835	(10,835)	—	—
Other	(3,805)	11,445	4,805	12,445	Other

Cash used in operations	(94,914)	(2,044)	(94,170)	(191,128)	Cash provided by (used in) operations

Interest and dividend received	523	(523)	—	—
Interest paid	(2,567)	2,567	—	—
Income tax paid	(1,679)	—	(2,042)	(3,721)	Income tax paid
Income tax refunded	126	—	21	147	Income tax refunded

Net cash used in operating activities	(98,511)	—	(96,191)	(194,702)	Net cash used in operating activities

Cash flows from (used in) investing activities					Cash flows from (used in) investing activities
	—	(4)	(228,223)	(228,227)	Purchases of securities
	—	—	274,870	274,870	Proceeds from sale of securities
Purchases of property and equipment	(9,553)	—	(731)	(10,284)	Purchases of property and equipment
Purchases of intangible assets	(14,254)	—	(4,843)	(19,097)	Purchases of intangible assets
Proceeds from divestiture of business	4,596	—	—	4,596	Proceeds from divestiture of business
Proceeds from withdrawal of cash deposits for group financing	562,000	—	—	562,000	Proceeds from withdrawal of deposits with a related party
Payments of cash deposits for group financing	(393,000)	—	—	(393,000)	Payments of deposits with a related party
Other	(850)	4	2	(844)	Other

Net cash provided by investing activities	148,939	—	41,075	190,014	Net cash provided by investing activities

Consolidated Statement of Cash Flows for the year ended March 31, 2023 (Continued)

			(In millions of yen)
Presentation Previously Reported	Previously Reported	Reclassification	BCUCC	Restated	Presentation Restated
Cash flows from (used in) financing activities					Cash flows from (used in) financing activities
Repayment of lease liabilities	(2,184)	—	(558)	(2,742)	Repayments of lease liabilities
Net increase in loan payables, current	38,851	(38,851)	—	—
	—	85,000	—	85,000	Net increase in short-term borrowings
Proceeds from loan payables, non-current	78,200	(78,200)	—	—
Repayment of loan payables, non-current	(22,896)	22,896	—	—
Proceeds from commercial papers	463,000	(463,000)	—	—
Repayment of commercial papers	(433,000)	433,000	—	—
	—	541,200	(22,200)	519,000	Proceeds from long-term borrowings
	—	(502,045)	(41,000)	(543,045)	Repayments of long-term borrowings
	—	—	72,689	72,689	Proceeds from stock issuances to non-controlling interests
Payment for the purchase of the equity interest of subsidiaries, through transactions under common control	(63,000)	—	—	(63,000)	Payment for the purchase of the equity interest of a subsidiary, through business combinations of entities under common control
Dividends paid to non-controlling interests	(32,168)	—	(1,476)	(33,644)	Dividends paid to non-controlling interests
Dividends paid to the ultimate parent company	(4,832)	—	(97)	(4,929)	Dividends paid to the ultimate parent company
Proceeds from capital contributions from shareholders in relation to stock option plans	1,945	(1,945)	—	—
Other	957	1,945	(245)	2,657	Other

Net cash provided by financing activities	24,873	—	7,113	31,986	Net cash provided by financing activities

Effect of exchange rate changes on cash and cash equivalents	(41)	—	460	419	Effect of exchange rate changes on cash and cash equivalents

Increase in cash and cash equivalents	75,260	—	(47,543)	27,717	Increase in cash and cash equivalents
Cash and cash equivalents at the beginning of the year	565,968	—	265,628	831,596	Cash and cash equivalents at the beginning of the year

Cash and cash equivalents at the end of the year	641,228	—	218,085	859,313	Cash and cash equivalents at the end of the year

Consolidated Statement of Cash Flows for the year ended March 31, 2024

			(In millions of yen)
Presentation Previously Reported	Previously Reported	Reclassification	BCUCC	Restated	Presentation Restated
Cash flows from (used in) operating activities					Cash flows from (used in) operating activities
Loss before tax	(5,480)	—	5,491	11	Profit before tax
Adjustments for:					Adjustments for:
Depreciation and amortization	13,891	—	4,700	18,591	Depreciation and amortization
Loss on disposal of property and equipment and intangible assets	1,203	—	292	1,495	Loss on disposal of property and equipment and intangible assets
Share of loss of associates accounted for using the equity method	1,352	—	(1,352)	—
Other income and costs	2,290	(2,380)	(1,462)	(1,552)	Other income and costs
Changes in assets and liabilities:					Changes in assets and liabilities:
	—	—	(18,083)	(18,083)	Call loans
Accounts receivable	(158,792)	199,534	9,608	50,350	Accounts receivable
Guarantee deposits	(71,496)	—	31,902	(39,594)	Guarantee deposits
	—	(199,534)	(111,591)	(311,125)	Loans and advances to customers
	—	—	(45,476)	(45,476)	Securities
Accounts payable	130,819	—	(75)	130,744	Accounts payable
PayPay Users’ deposits	37,333	(37,333)	—	—
	—	37,333	223,067	260,400	Deposits
Contract liabilities	466	(466)	—	—
Provisions	4,740	—	(302)	4,438	Provisions
Other financial liabilities	3,686	—	6,073	9,759	Other financial liabilities
Consumption tax payable	(3,623)	3,623	—	—
Other	1,277	(3,163)	(4,231)	(6,117)	Other

Cash used in operations	(42,334)	(2,386)	98,561	53,841	Cash provided by (used in) operations

Interest and dividend received	432	(432)	—	—
Interest paid	(2,818)	2,818	—	—
Income tax paid	(1,961)	—	(2,511)	(4,472)	Income tax paid
Income tax refunded	606	—	—	606	Income tax refunded

Net cash used in operating activities	(46,075)	—	96,050	49,975	Net cash provided by operating activities

Cash flows from (used in) investing activities					Cash flows from (used in) investing activities
	—	(14,394)	(423,014)	(437,408)	Purchases of securities
	—	—	189,836	189,836	Proceeds from sale of securities
Purchases of property and equipment	(3,190)	—	(1,394)	(4,584)	Purchases of property and equipment
Purchases of intangible assets	(13,940)	—	(3,971)	(17,911)	Purchases of intangible assets
Proceeds from withdrawal of cash deposits for group financing	600,000	—	—	600,000	Proceeds from withdrawal of deposits with a related party
Payments of cash deposits for group financing	(600,000)	—	—	(600,000)	Payments of deposits with a related party
Purchases of investments accounted for using the equity method	(6,597)	—	6,597	—
Payments into term deposits	(1,740)	1,740	—	—
Purchases of debt instruments	(14,394)	14,394	—	—
Other	(1,438)	(1,740)	(138)	(3,316)	Other

Net cash used in investing activities	(41,299)	—	(232,084)	(273,383)	Net cash used in investing activities

Consolidated Statement of Cash Flows for the year ended March 31, 2024 (Continued)

			(In millions of yen)
Presentation Previously Reported	Previously Reported	Reclassification	BCUCC	Restated	Presentation Restated
Cash flows from (used in) financing activities					Cash flows from (used in) financing activities
Repayment of lease liabilities	(1,778)	—	(631)	(2,409)	Repayments of lease liabilities
Net increase in loan payables, current	30,000	—	—	30,000	Net increase in short-term borrowings
Proceeds from loan payables, current	3,000	(3,000)	—	—
Repayment of loan payable, current	(3,000)	3,000	—	—
Proceeds from loan payables, non-current	52,000	(52,000)	—	—
Repayment of loan payables, non-current	(32,422)	32,422	—	—
Proceeds from commercial papers	460,000	(460,000)	—	—
Repayment of commercial papers	(481,000)	481,000	—	—
	—	515,000	80,100	595,100	Proceeds from long-term borrowings
	—	(516,422)	—	(516,422)	Repayments of long-term borrowings
	—	—	3,444	3,444	Proceeds from stock issuances to non-controlling interests
	—	—	(1,604)	(1,604)	Dividends paid to non-controlling interests
	—	—	(179)	(179)	Dividends paid to the ultimate parent company

Net cash provided by financing activities	26,800	—	81,130	107,930	Net cash provided by financing activities

Effect of exchange rate changes on cash and cash equivalents	97	—	391	488	Effect of exchange rate changes on cash and cash equivalents

Decrease in cash and cash equivalents	(60,477)	—	(54,513)	(114,990)	Decrease in cash and cash equivalents
Cash and cash equivalents at the beginning of the year	641,228	—	218,085	859,313	Cash and cash equivalents at the beginning of the year

Cash and cash equivalents at the end of the year	580,751	—	163,572	744,323	Cash and cash equivalents at the end of the year

4.	Material Accounting Policies

(1)	Basis of Consolidation

Subsidiaries

Subsidiaries are entities controlled by the Company. The consolidated financial statements include the accounts of the Group, which are directly or indirectly controlled by the Company (or the Group). Control is generally conveyed by ownership of the majority of voting rights. The Group controls an entity when the Group has power over the entity, is exposed, or has rights, to variable returns from the involvement with the entity and has the ability to affect those returns through its power over the entity. The Group reassesses whether it controls an entity if facts and circumstances indicate that there are changes to one or more of the elements of control.

The subsidiaries’ financial statements are consolidated from the date when control is acquired (the “acquisition date”) until the date when the control is lost. For the accounting policies for business combinations of entities under common control, refer to the section below (2) Business Combinations.

When necessary, adjustments are made to the financial statements of subsidiaries to bring their accounting policies in line with the Group’s accounting policies. Non-controlling interests in a subsidiary are accounted for separately from the parent’s ownership interests in a subsidiary. Profit or loss and each component of other comprehensive income are attributed to the owners of the parent company and non-controlling interests, even if this results in the non-controlling interests having a deficit balance. A change in the ownership interest of a subsidiary, without a loss of control, is accounted for as an equity transaction. Any difference between the adjustment to the non-controlling interests and the fair value of the consideration paid or received is recognized directly in shareholders’ equity as equity attributable to the owners of the parent company.

Intercompany balances and transactions have been eliminated upon consolidation.

(2)	Business Combinations

Business combinations are accounted for using the acquisition method at the acquisition date, except acquisitions under common control which are outside the scope of IFRS 3 “Business Combinations” (“IFRS 3”).

The consideration transferred in business combinations is measured at fair value, which is calculated as the sum of the acquisition-date fair values of assets transferred by the Group, liabilities incurred by the Group to the former owners of the acquiree, and the equity interest issued by the Group in exchange for control of the acquiree. Acquisition-related costs are recognized in profit or loss as incurred.

At the acquisition date, the identifiable assets acquired and the liabilities assumed are recognized at their fair value, except for the following:

•

deferred tax assets or liabilities and assets or liabilities related to employee benefits are recognized and measured in accordance with IAS 12 “Income Taxes” and IAS 19 “Employee Benefits,” respectively;

•

liabilities or equity instruments related to share-based payment arrangements of the acquiree or share-based payment arrangements of the Group entered into to replace share-based payment arrangements of the acquiree are measured in accordance with IFRS 2 “Share-based Payment,” at the acquisition date; and

•	assets or disposal groups that are classified as held for sale are measured in accordance with IFRS 5 “Non-current Assets Held for Sale and Discontinued Operations.”

The excess of the consideration transferred and the amount of any non-controlling interest in the acquiree over the fair value of the identifiable net assets acquired at the acquisition date is recorded as goodwill. If the consideration transferred and the amount of any non-controlling interest in the acquiree is less than the fair value of the identifiable net assets of the acquired subsidiary, the difference is immediately recognized in profit or loss.

On an acquisition-by-acquisition basis, the Group chooses a measurement basis of non-controlling interests at either fair value or the proportionate share of the recognized amount of the acquiree’s identifiable net assets. When a business combination is achieved in stages, the Group’s previously held interest in the acquiree is remeasured at fair value at the acquisition date and is accounted for in the same way that the Group has disposed of the interest in the acquiree. The amounts arising from changes in the value of interests in the acquiree prior to the acquisition date that have previously been recognized in other comprehensive income are accounted for in the same way that the Group has disposed of the interest in the acquiree.

If the initial accounting for a business combination is incomplete by the end of the fiscal year, the Group reports in its consolidated financial statements provisional amounts for the items for which the accounting is incomplete. The Group retrospectively adjusts the provisional amounts recognized at the acquisition date as an adjustment during the measurement period when it acquires new information about facts and circumstances that existed as of the acquisition date that, if known, would have affected the recognized amounts for the business combination. The measurement period shall not exceed one year from the acquisition date.

Business combinations under common control are not under the scope of IFRS 3. In accordance with IAS 8 “Accounting Policies, Changes in Accounting Estimates and Errors”, management is required to develop an accounting policy in the absence of an IFRS that specifically applies to such transactions. The Group opted to apply the pooling of interests method, recognizing the effects of the business combination under common control. For business combinations between entities under common control (all of the combining companies or businesses are ultimately controlled by the same party or parties both before and after the business combination, and the control is not transitory), the Group accounts for those transactions based on the book value of the ultimate parent company, and regardless of the actual date of the transaction under common control, retrospectively consolidates the financial statements of the acquired companies as if they had always been combined to the earliest comparative period or from the date in which the ultimate parent company acquired those businesses, if later than the beginning of the earliest comparative period. Non-controlling interest is calculated for all periods presented using the same percentage of ownership calculated by our ultimate parent. Payment for the purchase of the equity interest of subsidiary, through business combinations under common control, is presented in cash flows from financing activities in the Consolidated Statement of Cash Flows.

(3)	Foreign Currency Translation

(i)	Transactions denominated in foreign currencies

Transactions in currencies other than the functional currency (foreign currencies) are recognized at the rates of exchange prevailing on the dates of the transactions. At each reporting date, monetary assets and liabilities that are denominated in foreign currencies are retranslated at the rates prevailing at that date. Non-monetary items carried at fair value that are denominated in foreign currencies are translated at the rates prevailing at the date when the fair value was determined. Non-monetary items that are measured in terms of historical cost in a foreign currency are not retranslated.

Exchange differences are recognized in profit or loss in the period in which they arise.

(ii)	Foreign operations

For the purposes of presenting these consolidated financial statements, the assets and liabilities of the Group’s foreign operations are translated into Japanese yen using exchange rates prevailing at the end of the consolidated financial position presented. Income and expense items are translated into Japanese yen using the rates at the dates of the transaction or the average exchange rates for the period. Exchange differences arising from translating the financial statements of foreign operations are recognized in other comprehensive income and cumulative differences are included in accumulated other comprehensive income.

(4)	Financial Instruments

(i)	Recognition

Financial assets and financial liabilities are recognized in the Group’s Consolidated Statements of Financial Position when the Group becomes a party to the contractual provisions of the instrument.

Financial assets and financial liabilities are initially measured at fair value, except for account receivables that do not have a significant financing component which are measured at transaction price. Transaction costs that are directly attributable to the acquisition or issuance of financial assets and financial liabilities (other than financial assets and financial liabilities measured at fair value through profit or loss) are added to or deducted from the fair value of the financial assets or financial liabilities, as appropriate, on initial recognition. Transaction costs directly attributable to the acquisition of financial assets or financial liabilities measured at fair value through profit or loss are recognized immediately in profit or loss.

(ii)	Non-derivative Financial Assets

Non-derivative financial assets are classified as either financial assets measured at amortized cost, debt instruments measured at fair value through other comprehensive income (“FVTOCI”) or financial assets measured at fair value through profit or loss (“FVTPL”). The classification of financial assets is determined at the date of initial recognition, depending on the nature and characteristics as well as the purpose of obtaining those financial assets.

All regular way purchases or sales of financial assets are recognized and derecognized using trade date accounting. Regular way purchases or sales are purchases or sales of financial assets that require delivery of assets within the time frame established by regulation or convention in the marketplace.

(A)	Financial assets measured at amortized cost

Financial assets that meet the following conditions are measured subsequently at amortized cost:

•	The financial asset is held within a business model whose objective is to hold financial assets in order to collect contractual cash flows; and

•	The contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

The amortized cost of a financial asset is the amount at which the financial asset is measured at initial recognition minus the principal repayments, plus the cumulative amortization using the effective interest method of any difference between that initial amount and the maturity amount.

The effective interest method is a method of calculating the amortized cost of a financial instrument and of allocating interest income or expense over the relevant period. The effective interest rate is the rate that discounts estimated future cash payments (including all fees and points paid or received that form an integral part of the effective interest rate, transaction costs and other premiums or discounts) through the expected life of the financial instrument, or (where appropriate) a shorter period, to the amortized cost of a financial instrument.

The gross carrying amount of a financial asset is the amortized cost of a financial asset before adjusting for any loss allowance.

(B)	Debt instruments measured at FVTOCI

Debt instruments that meet the following conditions are measured subsequently at FVTOCI:

•	The financial asset is held within a business model whose objective is achieved by both collecting contractual cash flows and selling the financial assets; and

•	The contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

After initial recognition, debt instruments measured at FVTOCI are measured at fair value and the valuation gains and losses resulting from changes in fair value are recognized in other comprehensive income. Subsequently, changes in the carrying amount because of foreign exchange gains and losses, impairment gains or losses are recognized in profit or loss.

(C)	Financial assets measured at FVTPL

Financial assets that are not classified as financial assets measured at amortized cost or debt instruments measured at FVTOCI are measured at FVTPL. Financial assets measured at FVTPL are measured at fair value at the end of each reporting period, with gains or losses from change in fair value recognized in profit or loss.

Dividend from equity instruments is recognized in Gains (losses) on financial instruments.

(D)	Impairment of financial assets

The Group recognizes a loss allowance for financial assets measured at amortized cost, debt instruments measured at FVTOCI and undrawn loan commitments. At each reporting date, the Group assesses whether credit risk associated with financial assets has increased significantly since the initial recognition. If the credit risk on the financial instrument has not increased significantly since initial recognition, the Group measures the loss allowance for that financial instrument at an amount equal to 12-month expected credit losses (“ECL”) (Stage 1). Whether the credit risk associated with a financial asset has increased significantly since initial recognition is determined by reviewing the risk of default each reporting date and comparing it with the risk of default at the time of initial recognition. In addition, the Group recognizes lifetime ECL, when there has been a significant increase in credit risk since initial recognition (Stage 2 and Stage 3). For accounts receivables result from transactions that are within the scope of IFRS 15 “Revenue from Contracts with Customers” (“IFRS 15”), and that do not contain significant financing components, the Group applies the simplified approach under IFRS 9 “Financial Instruments” (“IFRS 9”), which requires expected lifetime losses to be measured from the initial recognition.

The Group considers that default has occurred mainly when a financial asset is more than 90 days past due, the contractual conditions have been modified or the obligor is experiencing significant financial difficulty unless the Group has reasonable and supportable information to demonstrate that a more significant default criterion is more appropriate.

ECLs are estimated in a way that reflects the following:

•	An unbiased, probability-weighted amount calculated by evaluating a range of possible outcomes;

•	The time value of money; and

•	Reasonable and supportable information that is available without undue cost or effort at the reporting date about past events, current conditions, and forecasts of future economic conditions.

The Group takes into account not only historical information but also reasonably expected future events and other factors. Specifically, the Group calculates the ECLs by using the average probability of default (“PD”) and loss given default (“LGD”) based on the historical data of PD and LGD during the certain past periods, where PD and LGD are expected to be at the approximate level during the past periods. In addition, when various macroeconomic indicators are expected to deteriorate in the future and the PD and LGD are expected to increase, the Group adjusts PD and LGD by using macroeconomic indicators, such as GDP and unemployment rate, which are correlated with expected credit loss.

The amount of ECL is updated at each reporting date to reflect changes in credit risk since initial recognition of the respective financial instrument. The Group recognizes an impairment gain or loss in profit or loss for financial instruments with a corresponding adjustment to their carrying amount through a loss allowance account. The amount of reversal with respect to previously recorded impairment loss is also recognized in profit or loss.

The Group writes-off the carrying amount of a financial asset when management concludes it is unlikely it will recover the face value in its entirety or a portion thereof.

(E)	Derecognition of financial assets

The Group derecognizes a financial asset only when the contractual rights to the cash flows from the asset expire, or it transfers the rights to receive the contractual cash flows on the financial asset in a transaction in which substantially all the risks and rewards of ownership of the financial asset are transferred to another entity. If the Group neither transfers nor retains substantially all the risks and rewards of ownership and continues to control the transferred financial asset, the Group recognizes its retained interest in the financial asset and its associated liability for amounts it may have to pay. If the Group retains substantially all the risks and rewards of ownership of a transferred financial asset, the Group continues to recognize the financial asset and recognizes a collateralized borrowing for the proceeds received.

When derecognizing a financial asset measured at amortized cost, the difference between the asset’s carrying amount and the sum of the consideration received and receivable is recognized in profit or loss. In addition, when derecognizing an investment in a debt instrument classified as at FVTOCI, the cumulative gain or loss previously recorded in the investment’s revaluation reserve in accumulated other comprehensive income is reclassified to profit or loss. In contrast, when derecognizing an investment in an equity instrument which the Group has elected on initial recognition to measure at FVTOCI, the cumulative gain or loss previously accumulated in the investment revaluation reserve in accumulated other comprehensive income is not reclassified to profit or loss but is transferred to retained earnings.

(iii)	Non-derivative Financial Liabilities

Non-derivative financial liabilities are classified as either financial liabilities measured at FVTPL or financial liabilities measured at amortized cost. Classification of non-derivative financial liabilities is determined at the date of initial recognition. When the transaction price of the non-derivative financial liabilities differs from the fair value at initial recognition and the fair value is based on a valuation technique that uses only data from observable markets, the Group recognizes the difference between the fair value at initial recognition and the transaction price as a gain or loss.

After initial recognition, the Group measures financial liabilities measured at FVTPL at fair value. Any gains and losses resulting from changes in fair value as well as interest expenses are recognized in profit or loss.

Financial liabilities measured at amortized cost are subsequently measured at amortized cost using the effective interest rate method after initial recognition.

The Group derecognizes financial liabilities when, and only when, the obligations are discharged, cancelled, or expired. The difference between the carrying amount of the financial liability derecognized and the consideration paid and payable is recognized in profit or loss.

PayPay Balance and Other Items

PayPay Balance and Other Items refers to deposits by users of PayPay Settlement Services (“PayPay Users”) and points accrued by PayPay Users in our PayPay Points program.

The Group records financial liabilities related to PayPay Balance and Other Items as Deposits on the Group’s Consolidated Statements of Financial Position because they represent a current obligation to return the cash deposited or to pay for purchases carried out by our customers.

There are four types of transactions included as part of PayPay Balance and Other Items: PayPay Money, PayPay Money Lite, PayPay Points, and PayPay Gift Voucher.

PayPay Money and PayPay Money Lite are topped up with cash by PayPay Users whereas PayPay Points are awarded through promotions and campaigns rather than topped up by PayPay Users. PayPay Gift Voucher are granted to PayPay Users in accordance with the contracts made between the Group and certain merchants.

PayPay Users can withdraw the balance in PayPay Money, but not balances in PayPay Money Lite, PayPay Points and PayPay Gift Voucher. PayPay Money and PayPay Money Lite are deemed deposits in accordance with the Act on Settlement of Funds (Act No. 59 of June 24, 2009, hereinafter referred to as the “Payment Services Act”) of Japan.

When an entity becomes subject to the Payment Services Act, it is legally required to make a deposit, and as a result, guarantee deposits are recorded on the Group’s Consolidated Statements of Financial Position. Refer to Note 10, Guarantee Deposits for details.

In the event that the Group discontinues its operations, it is required to refund the balance of PayPay Money, PayPay Money Lite and PayPay Gift Voucher in cash.

When PayPay Points are granted to PayPay Users, the Group accounts for those either as point expenses or as a deduction of revenue, based on the judgment on whether those are consideration payable to a customer. Refer to revenue recognition policy section below at (15) Revenue for further details.

PayPay Point Investment Service

PayPay Users can choose to convert their PayPay Points to “PayPay Investment Points”. PayPay Investment Points are financial obligations indexed to the performance of certain exchange traded funds (“ETFs”). Whenever a PayPay User sells a part or the whole of their PayPay Investment Points, the consideration is immediately converted back to PayPay Points.

PayPay Investment Points are accounted for as hybrid financial liabilities and the embedded derivatives related to the indexation to ETFs are bifurcated from the host contracts. The host deposit contracts are measured at amortized cost while the embedded derivatives are measured at FVTPL.

PayPay Investment Points are included in Deposits in the Group’s Consolidated Statements of Financial Position and changes in the value of PayPay Investment Points based on the chosen index are recognized in Gains (losses) on financial instruments in the Group’s Consolidated Statements of Profit or Loss.

(iv)	Derivative instruments

Derivative instruments are financial instruments that derive their value from the price of underlying items such as equities, interest rates or other indices. The Group utilizes derivatives including foreign exchange margin trading, forward contracts and futures and bond futures primarily to manage interest rates risks and foreign exchange risks.

Derivatives are recognized initially and are subsequently measured at FVTPL. Derivatives are classified as assets when their fair value is positive or as liabilities when their fair value is negative. This includes embedded derivatives in financial liabilities, which are bifurcated from the host contract when they meet the definition of a derivative on a stand-alone basis.

(v)	Offsetting Financial Assets and Financial Liabilities

Financial assets and financial liabilities are offset, and the net amount presented in the Group’s Consolidated Statements of Financial Position when, and only when, the Group has a legally enforceable right to offset the recognized amounts, and intends either to settle on a net basis, or to realize the asset and settle the liability simultaneously.

(vi)	Call loans

Call loans represent inter-bank loans, measured at amortized cost. The fair values of call loans are considered to approximate the carrying amount. Impairment is assessed at each reporting date, with any losses recognized in profit or loss.

(5)	Cash and Cash Equivalents

Cash and cash equivalents comprise cash in hand, demand deposits, and short-term investments with an original maturity of three months or less that are readily convertible to a known amount of cash, and which are subject to an insignificant risk of changes in value. Cash deposits for group financing are not classified as cash equivalents because they can be withdrawn only upon the consent of LY Corporation.

(6)	Property and Equipment (Excluding Right-of-use Assets)

Property and equipment are recorded and measured at cost and carried at its cost less accumulated depreciation and accumulated impairment losses, if any. The cost of an item of property and equipment includes any costs directly attributable to bringing the asset to the location and condition necessary for it to be capable of operating in the manner intended by management. The cost includes borrowing costs directly attributed to the acquisition, construction, or production of a qualifying asset, if any. Refer to the section below (8) Borrowing Costs for details of borrowing cost capitalization policy.

The depreciable amount of property and equipment is determined after deducting its estimated residual value from the historical cost, and it is depreciated using the straight-line method over the useful life. The estimated useful lives of major assets owned by the Group are as follows:

Estimated useful lives (years)
Leasehold improvements	1-18
Furniture and fixtures	1-20

The residual values and estimated useful lives are reviewed at the end of each reporting period, with the effect of any changes in estimate accounted for on a prospective basis.

(7)	Intangible Assets

Intangible assets with finite useful lives that are acquired separately and internally generated intangible assets are carried at cost less accumulated amortization and accumulated impairment losses, if any. Intangible assets also includes the asset that are related to customer relationships which is acquired in a business combination, and such asset is recognized only when it is probable that the future economic benefits that are attributed to the asset will flow to the Group and the cost of the asset can be reliably measured. The amount of initial recognition for internally generated intangible assets is the sum of the expenditures incurred during the development period, where the development period starts from the date when technical and commercial feasibility of the asset have been established, and ends when the development is completed. The costs include borrowing costs directly attributable to the acquisition, construction, or production of a qualifying asset, if any. Refer to the section below (8) Borrowing Costs for details of borrowing cost capitalization policy. Amortization is recognized on a straight-line basis over their estimated useful lives.

The estimated useful lives of the major intangible assets owned by the Group are as follows:

Estimated useful lives (years)
Internally generated software	1-15
Externally acquired software	1-5
Customer relationship intangible assets	10-15

The estimated useful lives are reviewed at the end of each reporting period, with the effect of any changes in estimate accounted for on a prospective basis. Intangible assets with indefinite useful lives that are acquired separately are carried at cost less accumulated impairment losses, if any. There are no intangible assets with indefinite useful lives.

Research and development

Expenditures on research activities, undertaken with the prospect of gaining new scientific or technical knowledge and understanding, are recognized in profit or loss as incurred. Development expenditures are capitalized only if development costs can be measured reliably, the product or process is technically and commercially feasible, future economic benefits are probable, and the Group intends to and has sufficient resources to complete development and to use or sell the asset. Other development expenditures are recognized in profit or loss as incurred.

(8)	Borrowing Costs

The Group capitalizes borrowing costs directly attributable to the acquisition, construction or production of a qualifying asset as part of the cost of that asset. Other borrowing costs are expensed as incurred. A qualifying asset is an asset that requires a substantial period of time to get ready for its intended use or sale.

When the Group borrows funds specifically for the purpose of acquiring a qualifying asset, the Group determines the amount of borrowing costs eligible for capitalization as the actual borrowing costs incurred on that borrowing during the period less any investment income on the temporary investment of those borrowings.

When the Group borrows funds generally and uses them for the purpose of acquiring a qualifying asset, the Group determines the amount of borrowing costs eligible for capitalization by applying a capitalization rate to the expenditures on that asset, which is the effective interest rate of the general borrowing. The capitalization rate is the weighted average of the borrowing costs applicable to all the borrowings of the Group that are outstanding during the period, other than borrowings made specifically for the purpose of acquiring other qualifying assets until substantially all the activities necessary to prepare that asset for its intended use are complete. The amount of borrowing costs that the Group capitalizes during a period does not exceed the amount of borrowing costs incurred during that period.

(9)	Leases

The Group assesses whether a contract is, or contains, a lease, at inception. If the contract transfers the right to control the use of the identified assets in exchange for consideration for a period of time, the contract is, or contains, a lease.

Group as lessee

The Group recognizes a right-of-use asset and a corresponding lease liability with respect to all lease arrangements in which it is the lessee, except for those with a term of one year or less (the “short-term leases”), and leases of low-value assets.

For leases or contracts that include leases, the Group accounts for the lease components separately from the non-lease components by allocating the consideration in the contract based on the ratio of the independent price of the lease component and the total amount of the independent price of the non-lease component.

The right-of-use assets comprise the initial measurement of the corresponding lease liabilities, lease payments made at or before the commencement days, less any lease incentives received and any initial direct costs. They are subsequently measured at cost less accumulated depreciation and impairment losses, if any.

Whenever the Group incurs an obligation for costs to dismantle and remove a leased asset, restore the site on which it is located or restore the underlying asset to the condition required by the terms and conditions of the lease, a provision is recognized and measured in accordance with IAS 37 “Provisions, Contingent Liabilities and Contingent Assets”. To the extent that the costs relate to a right-of-use asset, the costs are included in the related right-of-use asset.

The Group does not recognize right-of-use assets for intangible asset leases.

Right-of-use assets are depreciated over the shorter period of lease term and useful life of the right-of-use asset. If a lease transfers ownership of the underlying asset or the cost of the right-of-use asset reflects that the Group expects to exercise a purchase option, the related right-of-use asset is depreciated over the useful life of the underlying asset. The depreciation starts at the commencement date of the lease.

The lease liability is initially measured at the present value of the lease payments that are not paid at the commencement date, discounted by using the rate implicit in the lease. If this rate cannot be readily determined, the Group uses its incremental borrowing rate.

The lease liability is presented as a separate line in the Group’s Consolidated Statements of Financial Position.

The total amount of lease payments included in the measurement of lease liabilities consists of the following:

•	Fixed payments (including in-substance fixed payments), less any lease incentives receivable;

•	Variable lease payments that depend on an index or a rate, initially measured using the index or rate as at the commencement date;

•	Amounts expected to be payable by the lessee under residual value guarantees;

•	The exercise price of a purchase option if the lessee is reasonably certain to exercise that option;

•	The lease payment for the option term if it is reasonably certain that the extension option will be exercised; and

•	Payments of penalties for terminating the lease, if the lease term reflects the lessee exercising an option to terminate the lease.

The lease liability is subsequently measured by increasing the carrying amount to reflect interest on the lease liability (using the effective interest method) and by reducing the carrying amount to reflect the lease payments made.

The Group remeasures the lease liability (and makes a corresponding adjustment to the related right-of-use asset) whenever:

•

The lease term has changed or there is a significant event or change in circumstances resulting in a change in the assessment of exercise of a purchase option, in which case the lease liability is remeasured by discounting the revised lease payments using a revised discount rate,

•

The lease payments change due to changes in an index or rate or a change in expected payment under a guaranteed residual value, in which cases the lease liability is remeasured by discounting the revised lease payments using an unchanged discount rate (unless the lease payments change is due to a change in a floating interest rate, in which case a revised discount rate is used), or

•

A lease contract is modified, and the lease modification is not accounted for as a separate lease, in which case the lease liability is remeasured based on the lease term of the modified lease by discounting the revised lease payments using a revised discount rate at the effective date of the modification.

The Group did not make any such adjustments during the periods presented. For short-term leases and leases of low value assets, the Group recognizes the lease payments as an operating expense on a straight-line basis over the term of the lease unless another systematic basis is more representative of the time pattern in which economic benefits from the leased assets are consumed.

(10)	Impairment of Non-financial Assets

Non-financial assets other than goodwill

At the end of each reporting period, the Group reviews the carrying amounts of its non-financial assets to determine whether there is any indication that those assets have suffered an impairment loss. If such indication exists, the recoverable amount of the asset is estimated to determine the extent of the impairment loss if any.

Recoverable amount is the higher of fair value less costs of disposal and value in use. Where the asset does not generate cash flows that are independent from other assets, the Group estimates the recoverable amount of the cash-generating unit (“CGU”) to which the asset belongs. A CGU is the smallest identifiable group of assets that generates cash inflows that are largely independent of the cash inflows from other assets or groups of assets. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset for which the estimates of future cash flows have not been adjusted.

If the recoverable amount of an asset (or a CGU) is estimated to be less than its carrying amount, the carrying amount of the asset (or a CGU) is reduced to its recoverable amount. An impairment loss is recognized immediately in profit or loss, unless the relevant asset is carried at a revalued amount, in which case the impairment loss is treated as a revaluation decrease and to the extent that the impairment loss is greater than the related revaluation surplus, the excess impairment loss is recognized in profit or loss.

Where an impairment loss subsequently reverses, the carrying amount of the asset (or a CGU) is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognized for the asset (or a CGU) in prior years. A reversal of an impairment loss is recognized immediately in profit or loss to the extent that it eliminates the impairment loss which has been recognized for the asset in prior years. Any increase in excess of original carrying amount is treated as a revaluation increase.

Goodwill

Goodwill acquired in a business combination is, from the acquisition date, allocated to each CGU or CGU group that is expected to benefit from the synergies arising from the combination, irrespective of whether other assets or liabilities of the acquiree are assigned to those units. A CGU or CGU group to which goodwill has been allocated is tested for impairment annually, or more frequently when there is an indication that the unit may be impaired. If the recoverable amount of the CGU or CGU group is less than its carrying amount, the impairment loss is allocated first to reduce the carrying amount of any goodwill allocated to the unit and then to the other assets of the unit pro rata based on the carrying amount of each asset in the unit. Impairment losses are recognized in profit or loss, and impairment losses recognized for goodwill are not reversed in subsequent periods. On disposal of the relevant CGU or CGU group, the attributable amount of goodwill is included in the determination of the profit or loss on disposal.

(11)	Provisions

Provisions are recognized when the Group has a present obligation (legal or constructive) as a result of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle that obligation and a reliable estimate can be made of the amount of the obligation.

The amount recognized as a provision is the best estimate of the consideration required to settle the present obligation at the reporting date, considering the risks and uncertainties surrounding the obligation. Where a provision is measured using the cash flows estimated to settle the present obligation, its carrying amount is the present value of those cash flows when the effect of the time value of money is material. The discount amount over time is recognized as a finance cost.

The Group’s provisions include loss allowance for undrawn loan commitments. Refer to the section above (4) Financial Instruments for further details of loss allowance for undrawn loan commitments.

(12)	Employee Benefits

(i)	Short-term Employee Benefits

Short-term employee benefits are benefits that are expected to be settled wholly before twelve months after the end of the reporting period in which the employee provided services. A liability is recognized for short-term employee benefits on an accrual basis in the reporting period in which the related service is rendered at the undiscounted amount of the benefits expected to be paid in exchange for that service.

(ii)	Other Long-term Employee Benefits

Liabilities recognized in respect of other long-term employee benefits are measured at the present value of the estimated future cash outflows in respect of services provided by employees up to the reporting date.

(iii)	Post-employment Benefits

For defined contribution plans, when the employees render services, the contribution payables are recognized in profit or loss.

(13)	Issued Capital and Share Premium

Common shares and Class A preferred shares issued by the Company are recognized at the issue price in equity. In addition, transaction costs directly attributable to the issuance of such equity instruments are deducted from equity.

(14)	Share-Based Payments

The Group has stock option plans as share-based payment awards. The stock options are conditional upon the achievement of business performance and service period of the employees until the performance condition is satisfied. The expenses for share-based payments are charged to operating expenses in the Group’s Consolidated Statements of Profit or Loss based on most likely outcome of the performance condition, net of estimated forfeitures, over the vesting period for the services received as consideration for the stock option.

The expenses for share-based payments are recorded in the Consolidated Statements of Profit or Loss and as an increase in share premium in the Consolidated Statements of Changes in Equity.

At each reporting date, the Group revises its estimate of the number of stock options expected to vest because of the effect of non-market-based vesting conditions. The impact of the revision of the original estimates, if any, is recognized in profit or loss such that the cumulative expense reflects the revised estimate, with a corresponding adjustment to share premium. There were no operating expenses recognized in the Group’s Consolidated Statements of Profit or Loss in connection with share-based payments, as it was not deemed probable that the IPO condition would be achieved.

(15)	Revenue

(i)	Major Revenue Streams

The Group’s major revenue streams are as follows:

(A)	Transaction and service income

Transaction and service income represents Revenue from contracts with customers. This revenue mainly consists of a. Payment Settlement Services and b. Financial Services. The Group applies the five-step process in accordance with IFRS 15 to determine the appropriate manner and timing of revenue recognition.

•	Identify the contract with a customer (step 1)

•	Identify the performance obligations in the contract (step 2)

•	Determine the transaction price (step 3)

•	Allocate the transaction price to the performance obligations in the contract (step 4)

•	Recognize revenue when the Group satisfies a performance obligation (step 5)

The Group recognizes revenue for the transfer of services that reflects the consideration to which the Group expects to be entitled to receive in exchange for the promised services. Revenue is measured based on the consideration promised for services provided in the ordinary course of business, less applicable sales and other taxes, as well as consideration payable to a customer. Revenue of the Group does not include estimates of significant variable considerations or significant financing components. For most of the Group’s principal revenue streams described below, revenue is recognized at a point in time and no material advance consideration is received from customers. Accordingly, transactions that give rise to contract liabilities are limited.

a.	Payment Settlement Services

Payment Settlement Services are composed of PayPay Settlement Services, Credit Payment Settlement Services and Acquiring Services, and Debit Payment Settlement Services.

•	PayPay Settlement Services

The Group enters into Payment and Settlement Service Agreements with PayPay Merchants [1] who are determined to be our customer under IFRS 15 (step 1). PayPay Settlement Services generally include the following transactions and procedures within the Group, PayPay Merchant and PayPay User:

•	PayPay User funds their PayPay Balance and Other Items by various methods including ATM, bank transfer, and credit card issued by the Group.

•	PayPay User makes a purchase transaction and makes a payment to a PayPay Merchant by utilizing their PayPay Balance and Other Items or PayPay Credit [2] through our PayPay app.

•	PayPay Merchant provides the record of the purchase transaction between PayPay Merchant and PayPay User to the Group and the Group approves of the purchase transaction.

•	The Group is entitled to the settlement fee upon approval of each purchase transaction. The Group retains the fee and remits the net purchase transaction amount to the PayPay Merchant.

The Group’s performance obligation is to provide payment settlement platform for transactions and support settlements of purchase transactions between the PayPay Merchant and the PayPay User in which the Group acts as the principal providing the payment settlement service (step 2). The Group charges settlement fee for a purchase transaction settled through our PayPay app based on the transaction amount and predetermined rate in accordance with the Payment and Settlement Services Agreement (step 3), which is applied to the single performance obligation noted above (step 4). The performance obligation is fulfilled upon approval of the purchase transaction and settlement of purchase transaction amount to the PayPay Merchant, in which the Group determines whether the settlement should be completed on our platform. The revenue is then recognized at a point in time when the performance obligation is fulfilled (step 5).

PayPay Settlement Services are included in the Payment segment.

[1]

PayPay Merchants are companies that the Group provides the PayPay Settlement Services platform to as a method of payment in their stores based on Payment and Settlement Service Agreements between the Group and the PayPay Merchants.

[2]

Under PayPay Credit, PayPay Users link and register their PayPay Card in our PayPay app. PayPay Users make payment by PayPay Credit to the PayPay Merchants, and PayPay Users will pay the transaction amount to PayPay Card due to the credit card closing date.

•	Credit Payment Settlement Services and Acquiring Services

A credit card transaction generally includes the following procedures between credit card issuers, cardholders, credit card merchants, acquirers and payment processing networks such as VISA, Mastercard and JCB:

•	A cardholder uses their credit card at a credit card merchant with the credit card issuer’s authorization in a purchase transaction.

•	The credit card merchant presents the purchase transaction data to an acquirer.

•	The acquirer presents the purchase transaction data to the credit card issuer via the payment processing networks.

•

The credit card issuer authorizes the purchase transaction and delivers funds for the settlement of the transaction amount to the acquirer, minus the interchange fee, via the payment processing networks.

•	The acquirer delivers funds received from the credit card issuer to settle the transaction amount to the credit card merchant, minus the merchant fee.

•	The credit card issuer collects funds from the cardholder.

(a)	Credit Payment Settlement Services

The Group, as the credit card issuer, enters into PayPay Card Comprehensive Merchant Agreements with credit card merchants, Credit Merchants Terms and Conditions with cardholders, and various credit card license agreements with payment processing networks (step 1). In accordance with these agreements, the Group agrees to provide credit card payment settlement services to credit card merchants, payment processing network, and cardholders so that cardholders can make purchases at the credit card merchants by using their credit card.

The Group issues a credit card, known as PayPay Card, in accordance with the license agreements with payment processing networks. When PayPay Card is used in a purchase transaction at a credit card merchant, the Group is involved in a purchase transaction as the credit card issuer and the Group provides Credit Payment Settlement Services.

For Credit Payment Settlement Services, the Group’s performance obligation is to provide credit card payment settlement services, including transfer of purchase transaction data and authorization for a purchase transaction (step 2), to the credit card merchants, payment processing networks, and cardholders who are determined to be our customer under IFRS 15.

The Group charges settlement fee to credit card merchants and payment processing networks based on the transaction amount and the predetermined rate (step 3), which is applied to the single performance obligation above (step 4).

The performance obligation is fulfilled when the credit card settlement service is completed, specifically upon receipt of purchase transaction data from an acquirer and the purchase transaction is authorized (step 5). The settlement fee recognized by the Group as revenue pursuant to IFRS 15 under contracts related to Credit Payment Settlement Services is paid to the Group approximately within two months from the satisfaction of the performance obligation.

Credit Payment Settlement Services are included in the Payment segment.

(b)	Acquiring Services

The Group enters into an Acquiring Services Agreement with credit card merchants who are determined to be our customer under IFRS 15 (step 1).

When a credit card issued by another credit card issuer is used to purchase goods or services at a credit card merchant, the Group is involved in such a purchase transaction as the acquirer and the Group provides Acquiring Services to the credit card merchant. The Group assists the credit card merchant to obtain the credit card issuer’s authorization through the payment processing networks to process the purchase transaction by transferring purchase transaction data. The credit card merchant who receives a benefit from the service pays consideration to the Group in exchange.

The Group has a performance obligation to provide Acquiring Services by obtaining credit card issuer’s authorization, transferring purchase transaction data, and processing the purchase transaction (step 2). The amount of revenue recognized by the Group is calculated based on the settlement amount of the purchase transaction and the predetermined rate, less interchange fees charged by the credit card issuer (step 3), which is applied to the single performance obligation above (step 4).

This performance obligation is fulfilled when the credit card issuer’s authorization is obtained by the Group, after the receipt of the purchase transaction data from the credit card merchant (step 5).

The fee recognized by the Group as revenue pursuant to IFRS 15 under contracts related to Acquiring Services is paid approximately two business days after the time of satisfying the performance obligation. The cost of Acquiring Services, such as brand fee, charged by the payment processing networks is recorded as commission fees within operating expenses.

Acquiring Services are included in the Payment segment.

•	Debit Payment Settlement Services

Debit card payment is a payment method where the amount is immediately deducted from the bank account at the time the payment is confirmed with the card.

Unlike credit card payments, there is no deferred payment element, and the amount used can only be paid within the balance available in the account.

A debit card transaction generally includes the following procedures between debit card issuers, cardholders, debit card merchants, acquirers and payment processing networks such as VISA.

•	A cardholder uses their debit card at a debit card merchant with the debit card issuer’s authorization in a purchase transaction.

•	The debit card merchant presents the purchase transaction data to an acquirer.

•	The acquirer presents the purchase transaction data to the debit card issuer via the payment processing networks.

•

The debit card issuer authorizes the purchase transaction and delivers funds for the settlement of the transaction amount to the acquirer, minus the interchange fee, via the payment processing networks.

•	The acquirer delivers funds received from the debit card issuer to settle the transaction amount to the debit card merchant, minus the merchant fee.

•	The debit card issuer collects funds from the cardholder at the same time as the withdrawal from the bank account immediately.

The Group, as the debit card issuer, enters into License Agreements with payment processing networks (step 1). In accordance with the agreements, the Group agrees to provide debit card payment settlement services, which enable the debit card user to make a purchase transaction and payment by the debit card at merchant.

For Debit Payment Settlement Services, the Group’s performance obligation is to provide debit card payment settlement services to payment processing networks who are determined to be customer under IFRS 15, including authorization for a purchase transaction and transfer of purchase transaction data (step 2).

The Group charges fee as a transaction price for debit card payment settlement services arising from a purchase transaction settled by debit card, is calculated by multiplying the transaction amount by the predetermined rate (step 3), which is applied to the single performance obligation above (step 4).

The performance obligation is fulfilled when the service is completed, specifically upon receipt of transaction data from an acquirer (step 5). The fee recognized by the Group as revenue pursuant to IFRS 15 under contracts related to Debit Payment Settlement Services is paid to the Group approximately within two months from the satisfaction of the performance obligation.

Debit Payment Settlement Services are included in the Financial service segment.

b.	Financial Services

Financial Services mainly consists of remittances and bank transfer transactions. Users, companies, and other institutions request various remittances and bank transfer transactions based on the terms and conditions (step 1). The Group has a performance obligation to provide the service of depositing the money into the specified bank account as requested by the customer (step 2). Remittance and bank transfer fees are calculated at a prescribed rate or unit price according to the transaction amount and number of transactions (step 3) related to the single performance obligation (step 4). The Group recognizes revenue associated with these transactions at the point in time the service is provided (step 5).

(B)	Interest Income

The Group earns interest income from revolving, installment, cash advance services rendered to cardholders, loan arrangements entered with customers and treasury investments made for the provision of securities services and investment trust-related services.

In recognition of interest income, the Group uses the effective interest rate method. The effective interest rate is the rate that exactly discounts estimated future cash receipts through the expected life of the financial instrument to the gross carrying amount of the financial asset (before adjusting for expected credit losses).

Interest income from non-credit impaired financial assets is recognized by applying the effective interest rate to the gross carrying amount of the asset; for credit impaired financial assets, the effective interest rate is applied to the net carrying amount after deducting the allowance for expected credit losses. The interest rate is set as a fixed rate or is determined based on the length of repayment period.

Interest income is recognized under the effective interest rate method in accordance with IFRS 9.

Interest income is included both in the Payment segment and the Financial service segment.

(C)	Gains (losses) on financial instruments

Financial income mainly comprises, such as dividend income and changes in fair value of financial instruments measured at FVTPL. For further details, refer to the section above (4) Financial Instruments.

(D)	Other operating income

Other operating income consists primarily of expired income associated with PayPay Points Code, and also includes other incidental fees. The Group issues PayPay Points Code to PayPay Merchants and other institutions for PayPay Users. By using PayPay Points Code granted by these PayPay Merchants and other institutions, PayPay Users can fund their PayPay Balance and Other Items on our PayPay app. As PayPay Points Code expires over periods of inactivity, the Group recognizes income when it expires.

(ii)	Consideration Payable to a Customer

The Group has consideration payable to a customer which includes PayPay Points to cardholders through which the Group intends to increase the number of customers and payment transactions. Refer to the section above (4) Financial Instruments for further details of non-derivative financial liabilities.

The Group concluded that PayPay Points do not represent a material right under IFRS 15 because these do not include an option to the cardholders to acquire any distinct services or goods from the Group in the future. The accumulated PayPay Points can be used to acquire additional goods or services from third parties or to convert in PayPay Investment Points which represent investments in third parties. Therefore, consideration payable to a customer is accounted for as a reduction of revenue unless the payment to the customer is in exchange for a distinct good or service, which could result in the consideration payable to a customer exceeding the corresponding revenue, and is recognized on the later of when revenue for the transfer of the service is recognized or the consideration is paid or promised to pay.

If a consideration payable to a customer is an upfront payment, the Group recognizes it as an asset to the extent that the Group reasonably expects to generate future revenue associated with the payment, and, in such case, subsequently reduces revenue when or as the related services are rendered to the customer. Refer to Note 20, Other Assets for further details of an asset with respect to the consideration payable to a customer.

(iii)	Incremental Costs of Obtaining a Contract

Incremental costs of obtaining a contract are recognized as assets when the Group expects to recover such costs by generating future revenue associated with the payment. The incremental costs of obtaining a contract are those costs that would not have been incurred if the contract had not been obtained. The portion of incremental costs that is not recoverable is expensed when it is incurred. The Group recognizes an asset for the incremental costs of obtaining a contract with a customer for the amount that the Group expects to recover, which is recorded in other assets on the Group’s Consolidated Statements of Financial Position. The asset is amortized over the estimated period that services to which the asset relates are transferred to the customer on a straight-line basis. If the amortization period that the Group otherwise would have recognized is one year or less, the Group applies practical expedient recognizing incremental costs of obtaining a contract as an expense. Refer to Note 20, Other Assets and Note 31, Revenue.

(16)	Income Tax

Income tax expense comprises current and deferred tax. Current tax and deferred tax are recognized in profit or loss, except to the extent that they relate to business combinations and items recognized directly in equity or in other comprehensive income.

(i)	Current Tax

Current tax is measured at the amount expected to be paid to or recovered from the taxation authorities, using the tax rates and tax laws that have been enacted or substantively enacted by the end of the reporting period.

(ii)	Deferred Tax

Deferred tax is the tax expected to be payable or recoverable on differences between the carrying amounts of assets and liabilities in the financial statements and the corresponding tax bases used in the computation of taxable profit, and is accounted for using balance sheet liability method. Deferred tax liabilities are generally recognized for all taxable temporary differences and deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized, except for the following temporary differences:

•	Taxable temporary differences arising from initial recognition of goodwill.

•

Taxable temporary differences arising from the initial recognition of assets or liabilities in a transaction which is not a business combination, affects neither accounting profit or loss nor taxable profit or tax loss and does not give rise to equal taxable and deductible temporary differences.

•

Deductible temporary differences associated with investments in subsidiaries and a joint venture, where it is not probable that the temporary difference will reverse in the foreseeable future or there will be taxable profit against which the temporary differences can be utilized.

•

Taxable temporary differences associated with investments in subsidiaries and a joint venture, where the Group is able to control the timing of the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future.

The Group recognizes deferred tax assets to the extent that it is probable that future taxable profit will be available.

Deferred tax assets are recognized by considering whether it is probable that part or all of deductible temporary differences and tax loss carry forwards can be deducted against future taxable profit and income taxes based on projected future taxable profit and tax planning. The estimation of future taxable profit is calculated based on financial budgets approved by management of the Group, and it is based on management’s judgments and assumptions. Deferred tax assets related to operating loss carry forwards and in excess of deferred tax liabilities have been recognized as it is estimated that future taxable profits will be available to realize such assets.

Deferred tax is measured at the tax rates that are expected to apply to the period when the asset is realized or the liability is settled, based on tax rates and tax laws that have been enacted or substantively enacted at the end of the reporting date.

Deferred tax assets and liabilities are offset, only when the Group has a legally enforceable right to set off current tax assets against current tax liabilities, and the same taxation authority levies income taxes either on the same taxable entity or on different taxable entities which intend either to settle current tax liabilities and assets on a net basis or to realize the assets and settle the liabilities simultaneously.

The carrying amount of deferred tax assets is reviewed at each reporting date and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow all or part of the asset to be recovered.

(iii)	Uncertainty over Income Tax Treatments

Uncertain tax positions as of each reporting date have been analyzed by the Group in accordance with IFRIC 23 “Uncertainty over Income Tax Treatments”. The Company recognizes the effect of uncertain income tax positions only if those positions are more likely than not of being sustained.

The Group records a provision for uncertain tax positions if it is probable that the Group will have to make a payment to tax authorities upon their examination of a tax position. This provision is measured at the Group’s best estimate of the amount expected to be paid. Provisions are reversed to income in provision for (recovery of) income taxes in the period in which management determines they are no longer required or as determined by statute.

(17)	Earnings Per Share

Basic earnings per share (“EPS”) is calculated by dividing profit or loss attributable to the holders of common shares of the Company by the weighted average number of common shares outstanding for each reporting period. Profit or loss attributable to the holders of common shares of the Company is the same as the profit or loss for the year attributable to owners of the parent company.

Diluted EPS is calculated by dividing profit or loss attributable to the holders of common shares of the Company by the weighted average number of common shares outstanding for each reporting period plus the weighted average number of common shares assuming the conversion of all dilutive potential common shares into common shares. Profit or loss attributable to holders of common shares increased by the after-tax amount of dividends recognized in the period in respect of the dilutive potential common shares and is adjusted for any other changes in income or expense that would result from the conversion of the dilutive potential ordinary shares. Potential common shares are antidilutive when their conversion to common shares would increase earnings per share or decrease loss per share. The calculation of diluted earnings per share does not assume conversion, exercise, or other issue of potential common shares that would have an antidilutive effect on earnings per share.

5.	Critical Accounting Judgments and Key Sources of Estimation Uncertainty

The preparation of the Group’s consolidated financial statements requires the management to make judgments, estimates, and assumptions that affect the reported amounts of revenues, expenses, assets and liabilities, and the accompanying disclosures. These estimates and assumptions are based on the best judgment of the management considering historical experience and various factors deemed to be reasonable as of the end of reporting period. Given their nature, uncertainty about these estimates and assumptions could result in outcomes that require a material adjustment to the carrying amount of assets or liabilities affected in future periods.

The estimates and assumptions are continuously reviewed by the management, as these estimates may change as new events occur. The effects of a change in estimates and assumptions are recognized in the period of the change and in any future periods effected.

The Group has following areas of critical accounting judgments made and accounting estimates and assumptions made that have significant effects on the reported amount in the consolidated financial statements:

(1)	Business combinations under common control

As disclosed in Note 4, Material Accounting Policies, for business combinations between entities under common control, the Group accounts for such transactions based on the book values of the ultimate parent company, SBG, and regardless of the actual date of the transactions under common control, retrospectively consolidates the financial statements of the acquired companies as if they had always been combined to the earliest comparative period or from the date in which the ultimate parent company acquired those businesses, if later than the beginning of the earliest comparative period.

(2)	Impairment

(i)	Assets

Non-financial assets other than goodwill

Assets, such as property and equipment, right-of-use assets, intangible assets with definite useful lives disclosed in Note 15, Property and Equipment, Note 16, Leases, Note 17, Goodwill and Intangible Assets, are assessed for indications of impairment at the end of the reporting period. The Group evaluates both internal and external sources of information to assess whether impairment indicators exist. Some of the impairment indicators are evidence of obsolescence or significant adverse changes in the technological, market, economic or legal environment in which the Group (or an associate) operates, or in the market to which the asset is dedicated. If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent, if any, of the impairment loss. The recoverable amount is the greater of its value in use and its fair value less cost to sell. An impairment loss is recognized and the carrying amount is adjusted to be equal to its recoverable amount, if the carrying amount of an asset or a CGU exceeds its recoverable amount. The Group identified no impairment indicators for property and equipment, right-of-use assets, and intangible assets as of March 31, 2024 and 2025, except for the assets held by PayPay Securities Corporation.

Goodwill

A goodwill impairment test requires the Group to exercise judgment and assess whether the carrying value of the CGU or CGU group to which goodwill has been allocated can be supported by the recoverable amount of such CGU or CGU group to which goodwill has been allocated.

The recoverable amount of a CGU or CGU group has been determined based on a value in use calculation which involves the use of estimates. The main assumptions used in the value in use calculation include the discount rate, terminal growth rate and expected future cash flow projections for a period of up to five years from financial budgets approved by the management. Cash flow projections beyond the planning period are extrapolated using terminal growth rates. Cash flow projections take into account past experience and represent management’s best estimates. These assumptions can be subject to significant adjustments from such factors as user trend, spending on marketing, IT spending of corporations, and market conditions, such as competitors. The key assumptions used to determine the recoverable amounts of the different CGU or CGU group to which goodwill has been allocated are disclosed and further explained in Note 18, Impairment of Goodwill.

(ii)	Financial assets measured at amortized cost, debt instruments measured at FVTOCI, and undrawn loan commitments

The Group assesses the ECL associated with financial assets measured at amortized cost, debt instruments measured at FVTOCI, and undrawn loan commitments. The impairment methodology depends on whether there has been a significant increase in credit risk of the individual financial asset or the asset group including the financial asset. A significant increase in credit risk of the respective financial asset is assessed by considering default risk at the reporting date and comparing it to that at the date of initial recognition. Especially, the financial asset is deemed to be in default when the contractual payment is 90 days or more past due, the contractual conditions have been modified, or the obligor is experiencing significant financial difficulty. The ECL estimation is performed based on unbiased, probability-weighted cash flows calculated by evaluating a range of possible outcomes and the time value of money. The estimation also considers the forecasts of future economic conditions and reasonably expected future events, further expected increase in default probability and deterioration in macro-economic indices, such as GDP or unemployment rate. Refer to Note 4, Material Accounting Policies and Note 37, Financial Instruments for further details.

(3)	Recoverability of Deferred Tax Assets

Regarding temporary differences, which are differences between carrying value of an asset or liability in the Group’s Consolidated Statements of Financial Position and its tax base, the Group recognizes deferred tax assets and deferred tax liabilities. In considering their recoverability, the Group assesses the likelihood of their deferred tax assets being recovered within a reasonably foreseeable timeframe. Refer to Note 4, Material Accounting Policies and Note 19, Income Tax for further details.

(4)	Share-based Payments

Share-based payment expenses related to stock options granted to directors, corporate officers and employees are estimated based on the options’ fair value. In the absence of a public trading market, the Group exercised significant judgment in determining fair value of common shares at the grant date and these options have not been recognized as they depend on the Company’s completing an initial public offering (“IPO”). Valuation is based on all relevant facts and circumstances known at the time of valuation, including but not limited to factors such as historical financial results and projections of the Group’s future operating and financial performance; market performance of comparable publicly traded companies; overall economic and industry outlook; and third-party valuations of the Group’s common shares at the grant date. There were no share-based payment expenses recognized in the Group’s Consolidated Statements of Profit or Loss for the years ended March 31, 2023, 2024 and 2025, as it was not deemed probable that the IPO condition would be achieved. Once achievement of the IPO condition is deemed probable, the Group will recognize share-based payment expenses based on the estimated fair value of stock options determined at the grant date. Refer to Note 36, Share-based Payments for further details.

6.	Standards Issued but Not Yet Effective

On April 9, 2024, the IASB published IFRS 18 “Presentation and Disclosure in Financial Statements” (“IFRS 18”). IFRS 18, which replaces IAS 1, “Presentation of Financial Statements”, introduces new disclosure requirements regarding the required presentation of operating, investing, financing, income taxes, and discontinued operations categories, management performance measures and improvement on grouping information within the financial statements. IFRS 18 is effective for annual reporting periods beginning on or after January 1, 2027, with early adoption permitted.

The Group is currently assessing the impact of adopting the new standard.

Other than noted above, the Group reviewed the following standards and concluded that the standards do not materially affect its financial reporting.

Standards and amendments	Effective date	Date of adoption by the Group
Lack of Exchangeability (Amendments to IAS 21 “The Effects of Changes in Foreign Exchange Rates”)	January 1, 2025	April 1, 2025
The Classification and Measurement of Financial Instruments (Amendments to IFRS 9 and IFRS 7 “Financial Instruments: Disclosures” (“IFRS 7”))	January 1, 2026	April 1, 2026
Annual Improvements to IFRS Accounting Standards—Volume 11	January 1, 2026	April 1, 2026
Contracts Referencing Nature-dependent Electricity (Amendments to IFRS 9 and IFRS 7)	January 1, 2026	April 1, 2026
IFRS 19 “Subsidiaries without Public Accountability: Disclosures”	January 1, 2027	April 1, 2027

7.	Segment Information

(1)	Overview of Reportable Segments

The Group’s operating segments are components of the Group that engage in business activities from which they may earn revenues and incur expenses, and those components’ discrete financial information is available. Such operating segments engage in business activities that earn revenues and incur expenses and the operating segments are subject to regular review by the Chief Executive Officer (“CEO”), who is the Group’s Chief Operating Decision Maker (“CODM”), in deciding how to allocate resources and in assessing performance.

Accordingly, the Group has two operating segments, Payment segment and Financial service segment, which are also reportable segments that are determined based on the nature of services as described below. The reportable segments were revised from PayPay segment and PayPay Card segment to Payment segment and Financial service segment due to the change of segment management classifications triggered by the business combinations of PayPay Securities Corporation and PayPay Bank Corporation, which are described in Note 8, Business Combinations. Furthermore, the Group’s consolidated statements of profit or loss for the years ended March 31, 2023 and 2024 are retrospectively adjusted for the consolidation of the financial statements of PayPay Securities Corporation, PayPay Bank Corporation and their subsidiaries. Refer to Note 3, Restatements and Changes in Presentation for further details. As a result, the figures for the fiscal years ended March 31, 2023 and 2024 have been restated.

(i)	Payment segment

The Payment segment mainly consists of PayPay Corporation and PayPay Card Corporation. This segment includes payment settlement services and related services offered through our PayPay app and payment credit services such as revolving and installment payment options and cash advances.

(ii)	Financial service segment

The Financial service segment mainly consists of PayPay Bank Corporation, PayPay Securities Corporation, and Credit Engine Group, Inc. This segment includes financial service such as internet banking services, securities intermediary services and PayPay Point investment-related services, and loan management services.

(2)	Profit or Loss for the Group’s Reportable Segments

The Group’s CODM primarily uses revenue and operating profit or loss to allocate resources and assess performance. The Group’s segment profit or loss for each reportable segment is prepared in the same basis as the Group’s consolidated financial statements. The total of individual segment profit or loss is equivalent to operating profit or loss presented on the Group’s Consolidated Statements of Profit or Loss.

Segment financial information presented below does not include assets or liabilities, as the Group’s CODM does not allocate resources or assess performance based on such information.

Inter-segment transaction prices are determined in the same manner as arm’s length transactions with external customers.

For the year ended March 31, 2023

(In millions of yen)

	Payment	Financial service	Inter-segment eliminations	Consolidated
Transaction and service income
Revenue from external customers	123,412	23,515	—	146,927
Inter-segment revenue	469	1,818	(2,287)	—

Total transaction and service income	123,881	25,333	(2,287)	146,927

Interest income	39,711	10,574	—	50,285
Gains (losses) on financial instruments	551	1,528	—	2,079
Other operating income	1,791	112	—	1,903

Total revenue	165,934	37,547	(2,287)	201,194

Operating expenses	(187,030)	(36,999)	2,287	(221,742)

Segment (loss) profit [1]	(21,096)	548	—	(20,548)

[1]	The consolidated amount of segment loss is equivalent to loss before tax in the consolidated statement of profit or loss for the year ended March 31, 2023.

For the year ended March 31, 2024

(In millions of yen)

	Payment	Financial service	Inter-segment eliminations	Consolidated
Transaction and service income
Revenue from external customers	149,310	24,817	—	174,127
Inter-segment revenue	823	2,081	(2,904)	—

Total transaction and service income	150,133	26,898	(2,904)	174,127

Interest income	59,013	14,871	—	73,884
Gains (losses) on financial instruments	405	4,236	—	4,641
Other operating income	1,756	203	—	1,959

Total revenue	211,307	46,208	(2,904)	254,611

Operating expenses	(215,084)	(42,420)	2,904	(254,600)

Segment profit (loss) [1]	(3,777)	3,788	—	11

[1]	The consolidated amount of segment profit is equivalent to profit before tax in the consolidated statements of profit or loss for the year ended March 31, 2024.

For the year ended March 31, 2025

(In millions of yen)

	Payment	Financial service	Inter-segment eliminations	Consolidated
Transaction and service income
Revenue from external customers	176,597	26,998	—	203,595
Inter-segment revenue	1,454	1,362	(2,816)	—

Total transaction and service income	178,051	28,360	(2,816)	203,595

Interest income	68,623	19,819	—	88,442
Gains (losses) on financial instruments	276	5,253	—	5,529
Other operating income	1,304	208	—	1,512

Total revenue	248,254	53,640	(2,816)	299,078

Operating expenses	(217,898)	(48,486)	2,816	(263,568)

Segment profit	30,356	5,154	—	35,510

(Reconciliation to profit before tax)
Share of loss of a joint venture accounted for using the equity method				(549)

Profit before tax				34,961

(3)	Geographical Information

Almost all revenues from external customers of the Group were generated in Japan, which is the Company’s country of domicile, for the years ended March 31, 2023, 2024 and 2025. In addition, the assets of the Group were primarily located in Japan, as of March 31, 2024 and 2025.

(4)	Service Information

The services provided and the amount of revenue are described in revenue section within Note 4, Material Accounting Policies and Note 31, Revenue.

(5)	Information about Major Customers

Revenue from transactions with a single external customer amounting to 10% or more of the revenue on the Group’s Consolidated Statements of Profit or Loss is as follows:

			(In millions of yen)

		For the year ended
	Related segment	March 31, 2023	March 31, 2024	March 31, 2025
LY Corporation	Payment segment and Financial service segment	22,031	—	—

The intra-group reorganizations of LY Corporation, the Group’s parent company, were carried out on October 1, 2023. Refer to Note 1, Reporting Entity and Note 39, Related Party Transactions for further details of the transactions with LY Corporation. For the years ended March 31, 2023, the amount of revenue represent transactions with Yahoo Japan Corporation (currently LY Corporation). For the years ended March 31, 2024 and 2025, the amount of revenue are not presented because they are less than 10% of the revenue in the Group’s Consolidated Statements of Profit or Loss.

8.	Business Combinations

For the year ended March 31, 2023

Acquisition of PayPay Card Corporation and the PayPay Trademark

During the year ended March 31, 2023, the Company entered into a series of transactions which resulted in the acquisition of PayPay Card Corporation and the credit card merchant acquiring business from SBG.

On October 1, 2022, the Company acquired all of the shares of PayPay Card Corporation from Yahoo Japan Corporation (currently LY Corporation), a subsidiary of SBG, making PayPay Card Corporation a wholly owned subsidiary of the Company and therefore consolidated in our financial statements. Immediately prior to the acquisition, Yahoo Japan Corporation transferred its credit card merchant acquiring business to PayPay Card Corporation.

PayPay Card Corporation is engaged in the Credit Payment Settlement Services under the PayPay Trademark. With the acquisition of PayPay Card Corporation, the Group aimed to enhance collaboration with the Payment Settlement Services and plans to further expand its market share in the cashless services market by providing PayPay Settlement Services and Credit Payment Settlement Services. Prior to the acquisition, PayPay Card Corporation paid 37,000 million yen of dividends, and upon acquisition, 63,000 million yen of cash was paid to Yahoo Japan Corporation. Refer to Note 30, Dividends for further details.

The transaction was accounted for as a business combination of entities under common control as the Company and PayPay Card Corporation were controlled by SBG before and after the acquisition. As a business combination of entities under common control, the Group applied the pooling of interests method recognizing the effects of the business combination from April 1, 2021. In all periods presented in these consolidated financial statements, the Group recognized the assets, liabilities, and results of operations of PayPay Card Corporation at the historical book values recorded by SBG in its consolidated financial statements. The Group had held a non-controlling interest up until it acquired all the PayPay Card Corporation shares. On October 1, 2022, the actual transaction date, the Group recognized a decrease in non-controlling interests, a decrease in share premium, and an increase in accumulated deficit at amounts of 14,853 million yen, 1,317 million yen and 36,419 million yen, respectively, as all of the non-controlling interests were derecognized and the differences between the consideration paid and the non-controlling interests derecognized were recorded as equity as share premium in the Consolidated Statements of Financial Position. Also, the Group recognized 63,000 million yen cash used in Payments for the purchase of the equity interest of subsidiaries, through business combinations of entities under common control in the Consolidated Statements of Cash Flows.

As a result of the application of the pooling of interests method, the Group recognized goodwill arising from this acquisition. This goodwill has been allocated to the Group’s cash generating unit in which the PayPay Card Corporation operations are included. Refer to Note 18, Impairment of Goodwill for further details.

In addition to the acquisition of PayPay Card Corporation, Z Holdings Corporation (currently LY Corporation), a subsidiary of SBG, transferred to the Company “PayPay” trademark and related rights including design rights, domain names and copyrights (collectively, “the PayPay Trademark”). At the same time, the Company and Z Holdings Corporation concluded a contract for the Company to license the PayPay Trademark to Z Holdings Corporation for an indefinite period. The Company did not pay or receive any cash or other consideration for the two contracts.

The Group did not recognize an intangible asset for the PayPay Trademark as it was an internally generated intangible asset and had no carrying value in SBG’s financial statements.

For the year ended March 31, 2024

There were no significant business combinations.

For the year ended March 31, 2025

There were no significant business combinations.

Acquisition of PayPay Securities Corporation and PayPay Bank Corporation in April 2025

The Company entered a series of transactions and acquired PayPay Securities Corporation and PayPay Bank Corporation from SBG in April 2025.

On April 1, 2025, the Company acquired additional 31.0% common shares of PayPay Securities Corporation, in which the Company had held 35.0% of the common shares prior to the transactions. The common shares were acquired from SoftBank Corp. and LY Corporation, subsidiaries of SBG. PayPay Securities Corporation also issued to the Company additional common shares on April 1, 2025 for total consideration of 12,807 million yen. As a result of the transactions, the Company held 75.2% of the common shares of PayPay Securities Corporation as of April 1, 2025. Also, on April 11, 2025, the Company acquired 47.1% of the common shares and all the non-voting Class A preferred shares of PayPay Bank Corporation from Z Financial Corporation (currently LY Corporation after a merger on August 1, 2025), a subsidiary of SBG, and Mitsui Sumitomo Insurance Co., Ltd. for consideration of 117,378 million yen. After the conversion of the non-voting Class A preferred shares of PayPay Bank Corporation into common shares, effective April 28, 2025, the Company held 75.5% of the common shares of PayPay Bank Corporation.

PayPay Securities Corporation is engaged in the securities intermediary business and PayPay Point investment service related business, and PayPay Bank Corporation is engaged in the internet banking business. Through the transactions, the Group aims to create synergies in the Payment Settlement Services and plans to further expand its market share in the cashless services market by providing PayPay Settlement Services and internet banking and securities intermediary services.

Those transactions were accounted for as business combinations of entities under common control as the Company and PayPay Securities Corporation as well as PayPay Bank Corporation were controlled by SBG before and after the transactions. As business combinations of entities under common control, the Group applied the pooling of interests method recognizing the effects of the business combination from April 1, 2022. In all periods presented in these consolidated financial statements, the Group recognized the assets, liabilities, and results of operations of PayPay Securities Corporation and PayPay Bank Corporation at the historical book values recorded by SBG in its consolidated financial statements. The resulting effects of the transactions were presented as retrospective adjustments in the consolidated financial statements as of and for the year ended March 31, 2023 and 2024.

As a result of the application of the pooling of interests method, the Group recognized its share of the corresponding goodwill previously recognized by SBG based on historical cost. This goodwill has been allocated to the Group’s cash generating unit in which PayPay Securities Corporation’s operations are included. There is no goodwill recognized arising from the acquisition of PayPay Bank Corporation.

The Group’s consolidated statements of financial position as of April 1, 2023 and March 31, 2024, and consolidated statements of profit or loss, consolidated statements of comprehensive income, consolidated statements of changes in equity, and consolidated statements of cash flows for the years ended March 31, 2023 and 2024 are retrospectively adjusted for the consolidation of the financial statements of PayPay Securities Corporation and PayPay Bank Corporation from April 1, 2022.Refer to Note 3, Restatements and Changes in Presentation for further details.

9.	Cash and Cash Equivalents

Cash and cash equivalents are as follows:

	(In millions of yen)

	March 31, 2024	March 31, 2025
Payment:
Cash and demand deposits	489,955	141,289
Restricted cash related to transfers of credit card receivables	1,630	734

Subtotal	491,585	142,023
Financial service:
Cash and demand deposits	20,931	15,530
Deposits with the Bank of Japan [1]	231,807	212,258

Subtotal	252,738	227,788

Total	744,323	369,811

[1]

The Company’s banking subsidiary, PayPay Bank Corporation, is required by the Act on the Reserve Deposit Requirement System to deposit with the Bank of Japan an amount exceeding a certain ratio of deposits (legal reserve), and it deposits an amount exceeding the legal reserve.

10.	Guarantee Deposits

Guarantee deposits are as follows:

	(In millions of yen)

	March 31, 2024	March 31, 2025
Payment:
Guarantee deposits under Payment Services Act [1][3]	206,614	219,466

Subtotal	206,614	219,466
Financial service:
Deposits to central counterparty [2][3]	90,200	—
Other [3]	25,071	24,763

Subtotal	115,271	24,763

Total	321,885	244,229

[1]

In accordance with the Payment Services Act, the Group is required to deposit certain amounts with Legal Affairs Bureau (the “guarantee deposit”) for the unused prepaid balance deposited by users. The guarantee deposit amount must cover 100% of the total unused prepaid balance of PayPay Money. The Group also has PayPay Money Lite for which the Group is required to deposit the amount equal to 50% of the total unused prepaid balance.

[2]

Cash pledged by a subsidiary engaged in the banking business to Japanese Banks’ Payment Clearing Network as collateral for exchange settlements. During the year ended March 31, 2025, cash deposits were replaced with government bond deposits. Refer to Note 13, Securities and Note 37, Financial Instruments for further details.

[3]	Guarantee deposits are classified as financial assets measured at amortized cost.

11.	Accounts Receivable

Accounts receivable are as follows:

	(In millions of yen)

	March 31, 2024	March 31, 2025
Settlement receivables [1][4]	92,140	94,087
Other receivables [2][4]	46,594	47,819
Loss allowance [3]	(974)	(852)

Total	137,760	141,054

[1]

Receivables primarily due from external payment service providers, who collect the amount equivalent to PayPay Balance and Other Items charged by PayPay Users through their payment methods on behalf of the Group.

[2]

Other receivables include mainly cash deposits collected by financial institutions from users, but not yet paid out to the Group. The balance of such items were 22,544 million yen and 28,054 million yen as of March 31, 2024 and 2025, respectively.

[3]	The changes in loss allowance for accounts receivable are shown in Note 37, Financial Instruments.
[4]	These assets are classified as financial assets measured at amortized cost.

12.	Loans and Advances to Customers

Loans and advances to customers are as follows:

	(In millions of yen)

	March 31, 2024	March 31, 2025
Payment:
Credit card receivables	836,712	1,045,681
Loss allowance [1]	(31,161)	(43,739)

Subtotal	805,551	1,001,942
Financial service:
Mortgage loans [2]	508,404	664,594
Overdraft	215,178	261,943
Other	193	383
Loss allowance [1]	(774)	(1,255)

Subtotal	723,001	925,665

Total	1,528,552	1,927,607

[1]	For further details of loss allowance, refer to credit risk management section within Note 37, Financial Instruments.
[2]

Mortgage loans include the loans acquired from a financial institution with a guarantee up to 1% provided by the seller, which amounts to 199,005 million yen and 187,471 million yen as of March 31, 2024 and 2025 respectively.

13.	Securities

Securities are as follows:

	(In millions of yen)
	March 31, 2024	March 31, 2025
Payment:
Government securities [1]	14,395	35,953

Subtotal	14,395	35,953
Financial service:
Government securities [2]	185,339	329,062
Corporate and other debt securities [2]	246,736	295,707
Asset backed securities	207,531	282,333
Exchange traded funds [3]	114,711	132,509
Equity securities	445	184

Subtotal	754,762	1,039,795

Total	769,157	1,075,748

[1]	Government securities within Payment segment are purchased for the purpose of meeting the deposit requirement under the Payment Services Act. Refer to Note 10, Guarantee Deposits for details.
[2]	These securities include assets pledged as collateral at the Bank of Japan and Japanese Banks’ Payment Clearing Network. Refer to Note 37, Financial Instruments for further details.
[3]	Exchange traded funds are mainly held for PayPay Point investment-related business.

14.	Other Financial Assets

Other financial assets are as follows:

	(In millions of yen)
	March 31, 2024	March 31, 2025
Receivables from third party operators of deposit machines [1][2]	8,289	5,747
Office security deposits [1]	1,832	3,725
Time deposits [1][3]	1,816	3,677
Derivative assets [4]	2,591	2,234
Accrued interest [1]	1,707	2,177
Trade date accrual[1]	1,249	1,903
Accrued income [1]	1,819	1,741
Other [5]	1,458	1,926

Total	20,761	23,130

[1]	These assets are classified as financial assets measured at amortized cost.
[2]	The balance mainly consists of the deposits made by customers of PayPay Bank Corporation which is retained at third party operators of deposit machines.
[3]	Refer to Note 37, Financial Instruments for further details.
[4]	These assets are classified as financial assets measured at FVTPL.
[5]	These assets primarily consist of financial assets measured at amortized cost.

15.	Property and Equipment

Changes in property and equipment are as follows:

(1)	Acquisition Cost

			(In millions of yen)
	Leasehold improvements	Furniture and fixtures	Construction in progress	Total
Balance as of April 1, 2023	2,514	17,862	967	21,343
Additions	504	3,028	1,596	5,128
Transfer from construction in progress	8	1,257	(1,265)	—
Disposals	(280)	(2,707)	(1)	(2,988)
Other	—	1	(491)	(490)

Balance as of March 31, 2024	2,746	19,441	806	22,993

Additions	432	3,222	1,676	5,330
Transfer from construction in progress	6	1,264	(1,270)	—
Disposals	(35)	(1,592)	(9)	(1,636)
Other	(112)	(86)	(647)	(845)

Balance as of March 31, 2025	3,037	22,249	556	25,842

(2)	Accumulated Depreciation and Impairment Losses

			(In millions of yen)
	Leasehold improvements	Furniture and fixtures	Construction in progress	Total
Balance as of April 1, 2023	687	6,356	—	7,043
Depreciation	469	3,261	—	3,730
Disposals	(279)	(2,119)	—	(2,398)
Impairment Losses	—	83	—	83

Balance as of March 31, 2024	877	7,581	—	8,458

Depreciation	455	3,658	—	4,113
Disposals	(24)	(1,018)	—	(1,042)
Other	(100)	(80)		(180)

Balance as of March 31, 2025	1,208	10,141	—	11,349

(3)	Book Value

			(In millions of yen)
	Leasehold improvements	Furniture and fixtures	Construction in progress	Total
Balance as of March 31, 2024	1,869	11,860	806	14,535
Balance as of March 31, 2025	1,829	12,108	556	14,493

Amounts related to property and equipment under construction are shown as construction in progress. There were no property and equipment with restrictions on ownership or pledged as a collateral. Depreciation is included in operating expenses in the Group’s Consolidated Statements of Profit or Loss. There was no borrowing cost capitalized on property and equipment. For commitments regarding the acquisition of property and equipment, refer to Note 40, Commitments.

16.	Leases

The Group has no significant sublease arrangements. For cash flows related to leases, refer to Note 23, Borrowings and Lease Liabilities.

Group as a lessee

(1)	Nature of the Leases

The Group enters into lease contracts primarily for the use of rental offices as well as company housing for employees. Some of the lease agreements include extension and termination options, but there are no purchase options, escalation clauses, or significant restrictions on additional borrowings or additional leases imposed by the lease agreement.

The majority of the extension options are for the same period as the original lease contract, and termination options are for early termination with advance notification of three or six months. These options are exercised as necessary to enable the Group to utilize the underlying asset in its business. In determining the lease term, all relevant facts and circumstances that create an economic incentive for the lessee to exercise the option to extend the lease, or not to exercise the option to terminate the lease are considered. Right-of-use assets and lease liabilities are measured reflecting the lease term based on the management’s best estimate about whether an extension or termination option will be exercised at the lease commencement date or when the management reassess the lease terms.

(2)	Lease-related Expenses

Lease-related expenses are as follows:

		(In millions of yen)
	For the year ended
	March 31, 2023	March 31, 2024	March 31, 2025
Depreciation expenses on right-of-use assets – Buildings	2,909	2,541	2,732
Depreciation expenses on right-of-use assets – Other	56	64	90
Interest expenses on lease liabilities	69	72	92
Expenses relating to short-term leases	250	208	167
Expenses relating to leases of low-value assets excluding short-term lease expenses	113	186	176

Total lease-related expenses	3,397	3,071	3,257

Total cashout flow	3,127	2,832	3,038

Refer to Note 37, Financial Instruments for the maturity analysis of the financial liabilities including lease liabilities.

(3)	Book Value of Right-of-use Assets

The movements of the book value of right-of-use assets are as follows:

(In millions of yen)
	Buildings	Other	Total
Balance as of April 1, 2023	9,626	102	9,728
Increase due to new lease agreements and remeasurement of lease liabilities	1,842	402	2,244
Decrease due to termination of lease agreements and remeasurement of lease liabilities	(383)	(9)	(392)
Depreciation	(2,541)	(64)	(2,605)
Other	(104)	(19)	(123)

Balance as of March 31, 2024	8,440	412	8,852

Increase due to new lease agreements and remeasurement of lease liabilities	9,026	43	9,069
Decrease due to termination of lease agreements and remeasurement of lease liabilities	(207)	0	(207)
Depreciation	(2,732)	(90)	(2,822)
Other	(61)	(32)	(93)

Balance as of March 31, 2025	14,466	333	14,799

17.	Goodwill and Intangible Assets

Changes in goodwill and intangible assets are as follows:

(1)	Acquisition Cost

				(In millions of yen)
		Intangible Assets
	Goodwill	Software	Software in progress	Customer relationship	Total
Balance as of April 1, 2023	9,919	65,020	33,332	4,527	102,879
Acquisitions	—	4,546	6,783	—	11,329
Internal development	—	244	6,860	—	7,104
Transfer from software in progress	—	42,884	(42,884)	—	—
Disposals	—	(1,731)	(59)	—	(1,790)
Other	—	(765)	(450)	—	(1,215)

Balance as of March 31, 2024	9,919	110,198	3,582	4,527	118,307

Acquisitions	5,238	4,794	4,082	1,097	9,973
Internal development	—	193	7,373	—	7,566
Transfer from software in progress	—	11,767	(11,767)	—	—
Disposals	—	(3,047)	(79)	—	(3,126)
Other	—	(83)	(187)	—	(270)

Balance as of March 31, 2025	15,157	123,822	3,004	5,624	132,450

(2)	Accumulated Amortization and Impairment Losses

				(In millions of yen)
		Intangible Assets
	Goodwill	Software	Software in progress	Customer relationship	Total
Balance as of April 1, 2023	—	43,758	224	2,352	46,334
Amortization	—	10,810	—	408	11,218
Impairment loss	—	95	—	—	95
Disposals	—	(883)	—	—	(883)
Other	—	(147)	—	—	(147)

Balance as of March 31, 2024	—	53,633	224	2,760	56,617

Amortization	—	12,733	—	438	13,171
Impairment loss	—	—	—	—	—
Disposals	—	(3,024)	—	—	(3,024)
Other	—	14	—	—	14

Balance as of March 31, 2025	—	63,356	224	3,198	66,778

(3)	Book Value

				(In millions of yen)
		Intangible Assets
	Goodwill	Software	Software in progress	Customer relationship	Total
Balance as of March 31, 2024	9,919	56,565	3,358	1,767	61,690
Balance as of March 31, 2025	15,157	60,466	2,780	2,426	65,672

There were no intangible assets with restrictions on ownership or pledged as a collateral. Amortization of intangible assets is included in operating expenses in the Group’s Consolidated Statements of Profit or Loss. For commitments regarding the acquisition of intangible assets, refer to Note 40, Commitments.

18.	Impairment of Goodwill

(1)	Goodwill Allocated to CGU or CGU group

Annual impairment testing for goodwill was performed as of January 1, 2024 and 2025 for the years ended March 31, 2024 and 2025, respectively.

Goodwill resulting from the acquisition of PayPay Card Corporation was allocated to one CGU, PayPay Card CGU, which is included in the Payment segment, for impairment testing purposes. PayPay Card CGU includes PayPay Card Corporation acquired on October 1, 2022, which is retrospectively consolidated as if such transaction was executed by the Group prior to the transfer or April 1, 2021. On October 1, 2022, we acquired all of the shares of PayPay Card Corporation from Yahoo Japan Corporation (currently LY Corporation). Immediately prior to the acquisition, Yahoo Japan Corporation transferred its credit card merchant acquiring business to PayPay Card Corporation. The acquisition of PayPay Card Corporation was accounted for as a transaction under common control since we, Yahoo Japan Corporation and PayPay Card Corporation are all controlled by SBG. Refer to Note 8, Business Combinations for more details.

The carrying amount of goodwill allocated to the CGU or CGU group for impairment testing is as follows:

	(In millions of yen)
	March 31, 2024	March 31, 2025
PayPay Card CGU	9,176	9,176
Other CGUs or CGU groups	743	5,981

Total	9,919	15,157

(2)	Measurement Method for Recoverable Amounts of Goodwill

PayPay Card CGU

The recoverable amount of the CGU was determined based on a value in use calculation using cash flow projections and dividend projections for a period of up to five years from financial budgets approved by the Group’s management.

Cash flow projections and dividend projections take into account past experience and represent management’s best estimates.

The main assumptions used in the value in use calculation include the pre-tax discount rate, terminal growth rate and expected future dividends. These assumptions can be subject to significant adjustments due to factors such as marketing budgets and market conditions, such as competitors. Dividends beyond the planning periods were extrapolated using terminal growth rates. To estimate the pre-tax discount rate that reflects the time value of money and the risks specific to the CGU, the Group has assumed a risk-free rate equal to one-month average market yield on 10-year Japanese government bonds at the date of performing the annual impairment test. The Group also incorporates risk premiums, such as company specific premium including size risk premium and equity premium, in the pre-tax discount rate. The terminal growth rates are based on the long-term average inflation rates of Japan, which take into consideration external macroeconomic sources of data.

The significant assumptions used in the value in use calculations are as follows:

	For the year ended March 31, 2024
	Pre-tax discount rate	Terminal growth rate
PayPay Card CGU	10.3%	1.5%

	For the year ended March 31, 2025
	Pre-tax discount rate	Terminal growth rate
PayPay Card CGU	10.2%	1.5%

No impairment losses were recognized for goodwill for the years ended March 31, 2024 and 2025, as a result of the annual impairment testing.

(3)	Sensitivity to Changes in Assumptions

The Group conducted an analysis of the sensitivity of the impairment test to changes in the significant assumptions used to determine the recoverable amount for the CGU or CGU group.

For all the CGUs or CGU groups, in the opinion of the Group’s management, the recoverable amount has considerably exceeded the carrying amount of the CGU or CGU group, and the outcomes of the impairment tests are not sensitive to cause material changes in any of the assumptions underlying the cash flow projections, including discount rates, for the periods presented for the CGU or CGU group.

19.	Income Tax

(1)	Deferred Tax

The major movements of deferred tax assets and liabilities are as follows:

For the year ended March 31, 2024

	Balance as of April 1, 2023	Amounts recorded under profit or loss	Amounts recognized under other comprehensive loss	Other	Balance as of March 31, 2024
Deferred tax assets
Operating loss carryforwards	6,597	(1,751)	—	—	4,846
Loss allowance	7,103	8,275	—	—	15,378
Impairment	2,519	(335)	—	—	2,184
Assets revaluation of acquired business	12,383	(3,125)	—	—	9,258
Lease liabilities	2,877	(421)	—	—	2,456
Accrued liabilities	377	623	—	—	1,000
Deposits	51	14	—	—	65
Securities	749	(172)	521	—	1,098
Asset retirement obligation	553	11	—	—	564
Loans and advances to customers	1,236	636	—	—	1,872
Other	1,607	(91)	—	(21)	1,495

Subtotal	36,052	3,664	521	(21)	40,216

Deferred tax liabilities
Capitalized card acquisition cost	1,903	(544)	—	—	1,359
Right-of-use assets	3,228	(387)	—	—	2,841
Accounts receivable	483	57	—	—	540
Other	1,240	73	—	—	1,313

Subtotal	6,854	(801)	—	—	6,053

Deferred tax, net	29,198	4,465	521	(21)	34,163

The amounts of deferred tax assets and deferred tax liabilities on the Consolidated Statements of Financial Position are as follows:

(In millions of yen)
March 31, 2024
Deferred tax assets	34,261
Deferred tax liabilities	98

Deferred tax, net	34,163

For the year ended March 31, 2025

	Balance as of April 1, 2024	Amounts recorded under profit or loss	Amounts recognized under other comprehensive loss	Other	Balance as of March 31, 2025
Deferred tax assets
Operating loss carryforwards	4,846	(2,052)	—	—	2,794
Loss allowance	15,378	6,191	—	—	21,569
Impairment	2,184	(819)	—	—	1,365
Assets revaluation of acquired business	9,258	(2,647)	—	—	6,611
Lease liabilities	2,456	2,789	—	—	5,245
Accrued liabilities	1,000	(567)	—	—	433
Deposits	65	12,668	—	—	12,733
Securities	1,098	184	1,501	—	2,783
Asset retirement obligation	564	494	—	—	1,058
Loans and advances to customers	1,872	1,004	—	—	2,876
Other	1,495	822	—	10	2,327

Subtotal	40,216	18,067	1,501	10	59,794

Deferred tax liabilities
Capitalized card acquisition cost	1,359	(492)	—	—	867
Right-of-use assets	2,841	1,961	—	—	4,802
Lease receivables	—	1,422	—	—	1,422
Accounts receivable	540	1,472	—	—	2,012
Other	1,313	(570)	—	933	1,676

Subtotal	6,053	3,793	—	933	10,779

Deferred tax, net	34,163	14,274	1,501	(923)	49,015

The amounts of deferred tax assets and deferred tax liabilities on the Consolidated Statements of Financial Position are as follows:

(In millions of yen)
March 31, 2025
Deferred tax assets	49,392
Deferred tax liabilities	377

Deferred tax, net	49,015

Deferred tax assets which belong to each company in the Group that recorded losses as of March 31, 2024 and 2025 are 30,471 million yen and 12,772 million yen, respectively.

(2)	Deductible Temporary Differences and Carryforward of Unused Tax Losses for Which No Deferred Tax Asset is Recognized in the Group’s Consolidated Statements of Financial Position

Deductible temporary differences and carryforward of unused tax losses for which deferred tax assets are not recognized are as follows:

	(In millions of yen)
	March 31, 2024	March 31, 2025
Deductible temporary differences	181,562	135,389
Carryforward of unused tax losses	151,051	141,868

Total	332,613	277,257

Breakdown of carryforward of unused tax losses by expiry date for which deferred tax assets are not recognized are as follows:

	(In millions of yen)
	March 31, 2024	March 31, 2025
Within 1 year	197	315
Between 1 year and 2 years	315	887
Between 2 years and 3 years	887	1,529
Between 3 years and 4 years	1,529	—
5 years and after	148,123	139,137

Total	151,051	141,868

The Company and certain of its domestic subsidiaries apply the Japanese Group Relief System effective from the year ended March 31, 2024. However, the deductible temporary differences and carryforward of unused tax losses for which deferred tax assets are not recognized that are presented in the above table do not include the amounts related to local taxes (inhabitant tax and enterprise tax), which are not subject to the Japanese Group Relief System.

As of March 31, 2024 and 2025, the amounts of deductible temporary differences related to local taxes (inhabitant tax and enterprise tax) were 144,356 million yen and 103,230 million yen, and the amounts of carryforward of unused tax losses were 161,620 million yen and 142,730 million yen, respectively,

(3)	Taxable Temporary Differences Relating to Investments in Subsidiaries for which Deferred Tax Liabilities have not been Recognized

There were no material taxable temporary differences relating to investments in subsidiaries for which deferred tax liabilities have not been recognized as of March 31, 2024 and 2025.

(4)	Income Tax Expense (Benefit)

The components of income tax expense (benefit) are as follows:

		(In millions of yen)
	For the year ended
	March 31, 2023	March 31, 2024	March 31, 2025
Current tax expense	4,418	5,306	10,078
Deferred tax expense (benefit)	(20)	(4,465)	(14,274)
Changes related to origination and reversal of temporary differences [1][2]	(20)	(4,628)	(13,095)
Changes in the tax rate [3]	—	163	(1,179)

Total	4,398	841	(4,196)

		(In millions of yen)
	For the year ended
	March 31, 2023	March 31, 2024	March 31, 2025
Income tax recognized directly in equity	(13,795)	—	—
Income tax recognized in other comprehensive income	(321)	(521)	(1,501)

[1]

The results for the year ended March 31, 2025 include deferred tax benefits of 12,736 million yen arising from the recognition of deferred tax assets on deductible temporary differences following the reassessment of their recoverability.

[2]	For details, refer to the changes in deferred tax assets and liabilities at the section (1) above.
[3]

Amendments to the Japanese tax regulations were enacted into law on March 31, 2025. As a result of these amendments, the Japanese statutory effective tax rate is scheduled to be increased from 31.46% to approximately 32.34% effective from the year ending March 31, 2027. The Group measured deferred tax assets and deferred tax liabilities at the tax rates that are expected to apply to the period when the assets are realized or the liabilities are settled.

(5)	Reconciliation of the Statutory Effective Tax Rate and the Actual Effective Tax Rate

The reconciliation of the statutory effective tax rate and the actual effective tax rate are as follows:

	For the year ended
	March 31, 2023	March 31, 2024	March 31, 2025
Japanese statutory effective tax rate [1]	31.46%	31.46%	31.46%
Permanent non-deductible items	(3.69)	877.15	(0.46)
Assessment of the recoverability of deferred tax assets	(40.96)	10,522.38	(41.39)
Additional taxable profit [2]	(5.71)	341.31	1.23
Income tax imposed at the trust in relation to stock option plans	(3.60)	—	—
Change in tax rate [3]	—	1,441.10	(3.37)
Tax credits	—	(2,773.17)	(0.92)
Share of loss of a joint venture accounted for using the equity method	—	—	0.49
Tax rate difference between subsidiaries	—	(989.88)	0.58
Other	1.10	(2,004.09)	0.38

Actual effective tax rate	(21.40)%	7,446.26%	(12.00)%

[1]	Japanese statutory effective tax rate is calculated based on corporate tax, inhabitant tax and enterprise tax applicable to the Group.
[2]

For added value component of the enterprise tax, there are certain additional taxable items such as employee benefit expenses that are included in taxable profit and loss carryforward cannot be utilized.

[3]	Due to tax reform enacted during the year ended March 31, 2024, a certain subsidiary will apply the size-based enterprise tax from the year ending March 31, 2027.

Amendments to the Japanese tax regulations were enacted into law on March 31, 2025. As a result of these amendments, the Japanese statutory effective tax rate is scheduled to be increased from 31.46% to approximately 32.34% effective from the year ending March 31, 2027. The Group measured deferred tax assets and deferred tax liabilities at the tax rates that are expected to apply to the period when the assets are realized or the liabilities are settled.

20.	Other Assets

Other assets are as follows:

	(In millions of yen)
	March 31, 2024	March 31, 2025
Customer incentives [1]	23,514	20,504
Incremental costs of obtaining a contract [2]	7,317	8,882
Prepaid expenses	6,543	6,497
Income tax receivables	699	328
Other	531	790

Total	38,604	37,001

[1]

The Group has consideration payable to a customer for PayPay Points for cardholders. PayPay Points for cardholders are capitalized based on recoverability and those that are not recoverable are expensed as incurred. Capitalized points are amortized on a straight-line basis over the period of ten years from which the related revenue is expected to be recognized when cardholders use their credit cards.

The amortization expenses recorded as a reduction of revenue for the years ended March 31, 2023, 2024 and 2025 were 3,817 million yen, 4,230 million yen, and 4,464 million yen, respectively.
[2]	Refer to Note 31, Revenue for further details of incremental costs of obtaining a contract.

21.	Deposits

Deposits are as follows:

	(In millions of yen)
	March 31, 2024	March 31, 2025
Payment:
PayPay Users’ deposits [1][2]	329,694	391,595

Subtotal	329,694	391,595
Financial service:
Demand deposits	1,570,373	1,688,643
Time deposits	114,861	152,393
Deposits from customers in the securities business	109,765	142,236
Other	11,884	11,072

Subtotal	1,806,883	1,994,344

Total	2,136,577	2,385,939

[1]

PayPay Users’ deposits are PayPay Balance and Other Items held by PayPay Users in PayPay Settlement Services. For further details of PayPay Balance and Other Items, refer to financial instruments section within Note 4, Material Accounting Policies.

[2]

PayPay Users’ deposits include PayPay Money which PayPay Users can withdraw at user’s discretion. The balance of PayPay Money amounts to 131,878 million yen and 170,030 million yen as of March 31, 2024 and 2025 respectively.

22.	Accounts Payable

Accounts payable are as follows:

	(In millions of yen)
	March 31, 2024	March 31, 2025
Settlement payable [1]	760,150	902,682
Credit card payable [1]	27,121	27,913
Other payables [1]	21,178	18,802

Total	808,449	949,397

[1]	These accounts payable are classified as financial liabilities measured at amortized cost.

23.	Borrowings and Lease Liabilities

(1)	Components of Borrowings and Lease Liabilities

Components of borrowings and lease liabilities are as follows:

	(In millions of yen)
	March 31, 2024	March 31, 2025
Borrowings
Payment:
Loan payables [1]	389,318	213,050
Commercial papers [2]	112,000	84,000

Subtotal	501,318	297,050
Financial service:
Loan payables [1]	101,900	102,528

Subtotal	101,900	102,528

Total	603,218	399,578

Lease liabilities
Payment	6,844	11,121
Financial service	890	976

Total	7,734	12,097

[1]	The weighted average interest rates of the outstanding loan payables as of March 31, 2024 and 2025 were 0.36% and 0.55%, respectively.
[2]	The weighted average interest rates of the outstanding commercial papers as of March 31, 2024 and 2025 were 0.08% and 0.59%, respectively.

Significant financial covenants on the loan payables of PayPay Card Corporation

PayPay Card Corporation is subject to the following financial covenants with respect to a portion of its loan payables from financial institutions and was in compliance with such covenants for the years ended March 31, 2024 and 2025. All financial covenants are determined based on PayPay Card Corporation stand-alone financial information.

(i)	Net assets on a stand-alone basis must not be negative for each fiscal year.

(ii)	Net assets as of each fiscal year-end should be equal to or greater than 75% of the net assets as of the end of the previous fiscal year or March 31, 2021, whichever is higher.[1]

(iii)	Should not incur operating losses or ordinary losses for two consecutive fiscal years.

(iv)	Required to remain a subsidiary of LY Corporation.

(v)	Must maintain a minimum issuer rating of BBB- by a rating agency, and in absence of such rating, LY Corporation must maintain a minimum issuer rating of BBB+.

[1]	Management performs financial covenants review and concluded that PayPay Card Corporation’s restricted net assets amounts to 616,011 million yen as of March 31, 2025.

(2)	Changes in Liabilities Arising from Financing Activities

The table below details changes in the Group’s liabilities arising from financing activities, including both cash flows and non-cash transactions. Liabilities arising from financing activities are those for which cash flows were, or future cash flows will be, classified as cash flows from financing activities in the Group’s Consolidated Statements of Cash Flows.

For the year ended March 31, 2023

			(In millions of yen)
			Non-cash transactions
	Carrying amount as of April 1, 2022	Cash flows	Addition [1]	Decrease [2]	Carrying amount as of March 31, 2023
Lease liabilities	9,533	(2,742)	2,306	(399)	8,698
Loan payables	451,301	30,955	—	(120,716)	361,540
Commercial papers	103,000	30,000	—	—	133,000

Total	563,834	58,213	2,306	(121,115)	503,238

For the year ended March 31, 2024

			(In millions of yen)
			Non-cash transactions
	Carrying amount as of April 1, 2023	Cash flows	Addition [1]	Decrease [2]	Carrying amount as of March 31, 2024
Lease liabilities	8,698	(2,409)	1,837	(392)	7,734
Loan payables	361,540	129,678	—	—	491,218
Commercial papers	133,000	(21,000)	—	—	112,000

Total	503,238	106,269	1,837	(392)	610,952

For the year ended March 31, 2025

			(In millions of yen)
			Non-cash transactions
	Carrying amount as of April 1, 2024	Cash flows	Addition [1]	Decrease [2]	Carrying amount as of March 31, 2025
Lease liabilities	7,734	(2,820)	7,204	(21)	12,097
Loan payables	491,218	(176,298)	658	—	315,578
Commercial papers	112,000	(28,000)	—	—	84,000

Total	610,952	(207,118)	7,862	(21)	411,675

[1]	Addition of lease liabilities and loan payables mainly resulted from new contracts.
[2]

Decrease in loan payables resulted from a derecognition of loan payables that had been accounted for by the pooling of interests method under a business combination of entities under common control. The loan payables derecognized were a part of the credit card merchant acquiring business, but those were not transferred to PayPay Card Corporation on October 1, 2022. Refer to Note 8, Business Combinations for further details.

Decrease in lease liabilities resulted from payment of lease liabilities during the period.

24.	Other Financial Liabilities

Other financial liabilities are as follows:

	(In millions of yen)
	March 31, 2024	March 31, 2025
Suspense receipt [1][2]	15,772	12,826
Advances received [1]	7,249	12,016
Accrued expenses	5,799	6,840
Trade date accrual [1]	1,267	1,336
Derivative liabilities [3]	1,226	1,186
Other	48	3

Total	31,361	34,207

[1]	These liabilities are classified as financial liabilities measured at amortized cost.
[2]	Suspense receipts are mainly temporary accounts related to transfer of funds to other banks that are in progress.
[3]	These liabilities are classified as financial liabilities measured at FVTPL.

25.	Provisions

Changes in provisions are as follows:

			(In millions of yen)
	Loss allowance for undrawn loan commitments	Asset retirement obligations	Other	Total
Balance as of April 1, 2023	426	1,848	329	2,603
Changes in ECL	4,740	—	—	4,740
Additions	—	103	—	103
Unwinding of discount	—	2	—	2
Utilized	—	(143)	—	(143)
Reversal	—	—	(302)	(302)
Other	—	292	—	292

Balance as of March 31, 2024	5,166	2,102	27	7,295

Changes in ECL	(1,836)	—	—	(1,836)
Additions	—	1,841	—	1,841
Unwinding of discount	—	3	—	3
Utilized	—	(83)	(27)	(110)
Reversal	—	—	—	—
Other	—	(152)	—	(152)

Balance as of March 31, 2025	3,330	3,711	—	7,041

Loss allowance for undrawn loan commitments

Refer to Note 37, Financial Instruments for details of the Group’s credit risk management.

Asset retirement obligations

The Group recognizes asset retirement obligations for restoring leased properties to their original conditions upon termination of the lease contract based on contracts and agreements. The asset retirement obligations are measured using a discounted cash flow model at a pre-tax discount rate which can be reasonably estimated. The estimated future cash flow represents the management’s best estimates of the expenses expected to be incurred for restoring an asset to its original condition specified in the lease contracts. These expenses are expected to be paid after the estimated period of use. However, the amounts will be affected by future business plans including extension or termination of lease contracts.

26.	Other Liabilities

Other liabilities are as follows:

	(In millions of yen)
	March 31, 2024	March 31, 2025
Consumption tax payables	2,732	9,118
Accrued bonuses	4,211	4,647
Accrued paid leave	3,872	4,105
Contract liabilities	3,364	2,900
Other tax payables	804	819
Other	1,307	1,672

Total	16,290	23,261

27.	Employee Benefits

(1)	Defined Contribution Plan

The amounts recognized as operating expenses in the Group’s Consolidated Statements of Profit or Loss in respect of the defined contribution plans, including publicly provided plans, are as follows:

		(In millions of yen)
	For the year ended
	March 31, 2023	March 31, 2024	March 31, 2025
Contribution	2,500	3,459	3,910

(2)	Employee Benefit Expenses

Employee benefit expenses included in operating expenses in the Group’s Consolidated Statements of Profit or Loss are 30,476 million yen, 37,764 million yen and 41,483 million yen for the years ended March 31, 2023, 2024 and 2025, respectively. For further details, refer to Note 34, Operating Expenses.

Employee benefit expenses include salaries, bonuses, statutory welfare expenses. Refer to Note 39, Related Party Transactions for details of compensation of key management personnel.

28.	Classification of Current and Non-current

As of March 31, 2024

			(In millions of yen)
	Collection or settlement period
	12 months or less	Over 12 months	Total
Assets
Cash and cash equivalents	744,323	—	744,323
Guarantee deposits	321,885	—	321,885
Call loans	116,083	—	116,083
Accounts receivable	137,760	—	137,760
Loans and advances to customers	617,349	911,203	1,528,552
Securities	181,055	588,102	769,157
Other financial assets	18,909	1,852	20,761
Property and equipment	—	14,535	14,535
Right-of-use assets	—	8,852	8,852
Intangible assets	—	61,690	61,690
Goodwill	—	9,919	9,919
Deferred tax assets	—	34,261	34,261
Other assets	6,950	31,654	38,604

Total assets	2,144,314	1,662,068	3,806,382

Liabilities
Deposits	2,122,209	14,368	2,136,577
Accounts payable	808,449	—	808,449
Income tax payables	4,109	—	4,109
Borrowings	375,268	227,950	603,218
Other financial liabilities	31,313	48	31,361
Provisions	5,300	1,995	7,295
Lease liabilities	2,179	5,555	7,734
Deferred tax liabilities	—	98	98
Other liabilities	14,942	1,348	16,290

Total liabilities	3,363,769	251,362	3,615,131

As of March 31, 2025

			(In millions of yen)
	Collection or settlement period
	12 months or less	Over 12 months	Total
Assets
Cash and cash equivalents	369,811	—	369,811
Guarantee deposits	244,229	—	244,229
Call loans	63,000	—	63,000
Accounts receivable	141,054	—	141,054
Loans and advances to customers	794,538	1,133,069	1,927,607
Securities	225,867	849,881	1,075,748
Other financial assets	19,372	3,758	23,130
Property and equipment	—	14,493	14,493
Right-of-use assets	—	14,799	14,799
Intangible assets	—	65,672	65,672
Goodwill	—	15,157	15,157
Investments accounted for using the equity method	—	1,012	1,012
Deferred tax assets	—	49,392	49,392
Other assets	5,742	31,259	37,001

Total assets	1,863,613	2,178,492	4,042,105

Liabilities
Deposits	2,371,052	14,887	2,385,939
Accounts payable	949,396	1	949,397
Income tax payables	6,477	—	6,477
Borrowings	201,978	197,600	399,578
Other financial liabilities	34,203	4	34,207
Provisions	3,662	3,379	7,041
Lease liabilities	2,739	9,358	12,097
Deferred tax liabilities	—	377	377
Other liabilities	22,610	651	23,261

Total liabilities	3,592,117	226,257	3,818,374

29.	Issued Capital and Reserves

(1)	Authorized Shares and Issued Capital

The movement of authorized shares and shares issued is as follows:

(In thousands of shares)
	Number of authorized shares	Number of shares issued [2][3][4]
Common shares [1]
April 1, 2022	500,000	220,000
Increase during the year [2]	1,100,000	330,000
Decrease during the year	—	—

March 31, 2023	1,600,000	550,000

Increase during the year	—	—
Decrease during the year	—	—

March 31, 2024	1,600,000	550,000

Increase during the year	—	—
Decrease during the year	—	—

March 31, 2025 [3]	1,600,000	550,000

	Number of authorized shares	Number of shares issued [2][3][4]
Class A preferred shares [4]
April 1, 2022	400,000	330,000
Increase during the year	—	—
Decrease during the year [2]	—	(330,000)

March 31, 2023	400,000	—

Increase during the year	—	—
Decrease during the year [5]	(400,000)	—

March 31, 2024	—	—

Increase during the year	—	—
Decrease during the year	—	—

March 31, 2025	—	—

[1]

Holders of common shares are entitled to receive dividends. Each common share carries one vote at general meetings of shareholders. All shares issued by the Group have no par value and the Group holds no Treasury Shares of the Company. Common shares are reserved for issue under outstanding share options. Refer to Note 36, Share-based Payments for details of the number of common shares and the relevant terms. The number of shares presented above are retrospectively adjusted in respect of the share split that occurred on November 15, 2025. Refer to Note 42, Subsequent Events, for further details.

[2]	Increase/decrease due to the exercise of conversion right by Class A preferred shareholder to common shares.
[3]	All common shares are fully paid.
[4]

Class A preferred shares have no voting rights, and have preference in dividend payments, while both of Class A preferred shares and common shares have the same rights to residual assets of the Group. The holders of Class A preferred shares have right of conversion of one Class A preferred share to one common share on and after April 1, 2022.

[5]	Decrease due to the abolishment of the provision in the articles of incorporation related to Class A preferred shares.

(2)	Share Premium and Retained Earnings

(i)	Share Premium

Legal capital reserve

Under the Companies Act, at least 50% of the proceeds of certain issuances of share capital shall be credited to issued capital. The remaining proceeds shall be credited to share premium. The Companies Act permits, upon approval at the general shareholders’ meeting, the transfer of amounts from share premium to issued capital.

Transaction costs of equity transaction

Transaction costs of an equity transaction are directly deducted from share premium.

Capital contributions from shareholders in relation to stock option plans

The Group has a trust-type stock option plan for directors, corporate officers and employees. Under the stock option plan, SoftBank Corp. and Z Holdings Corporation (currently LY Corporation), which are the shareholders of the Company, contributed their funds to the Trust. Refer to Note 36, Share-Based Payments for further details.

(ii)	Retained Earnings

Legal earnings reserve

The Companies Act requires that an amount equal to at least 10% of dividends from surplus, as defined under the Companies Act, shall be appropriated as capital reserve (part of share premium), or appropriated for legal earnings reserve (part of retained earnings) until the aggregate amount of capital reserve and legal earnings reserve is equal to 25% of share capital. The legal earnings reserve may be used to eliminate or reduce a deficit or be transferred to other retained earnings upon approval at the general shareholders’ meetings.

(3)	Accumulated other comprehensive income (loss)

Changes in accumulated other comprehensive income (loss) are as follows:

		(In millions of yen)
	Changes in debt instruments measured at FVTOCI	Exchange differences on translation of foreign operations
Balance as of April 1, 2023	(101)	(7)
Other comprehensive income (loss) (attributable to owners of the parent company)	(22)	11

Balance as of March 31, 2024	(123)	4

Other comprehensive income (loss) (attributable to owners of the parent company)	(250)	(10)

Balance as of March 31, 2025	(373)	(6)

30.	Dividends

The following dividends paid by the Group were included in the Group’s Consolidated Statements of Changes in Equity for the years ended March 31, 2023, 2024 and 2025.

	Class of shares	Amount of dividends (In millions of yen)	Dividends per share (Yen)	Effective date
For the year ended March 31, 2023
PayPay Card Corporation September 6, 2022, extraordinary general meeting of shareholders	Common shares	37,000	11,858,974	September 30, 2022
PayPay Bank Corporation June 23, 2022, general meeting of shareholders	Common shares	1,573	2,070	June 24, 2022
For the year ended March 31, 2024
PayPay Bank Corporation June 22, 2023, general meeting of shareholders	Common shares	783	1,030	June 23, 2023
	Class A preferred stock	1,000	1,133	June 23, 2023
For the year ended March 31, 2025
PayPay Bank Corporation June 21, 2024, general meeting of shareholders	Common shares	1,228	1,616	June 24, 2024
	Class A preferred stock	1,574	1,782	June 24, 2024

Dividends applicable to the owners of the parent company included in the total cash dividends for the years ended March 31, 2023, 2024 and 2025 were 4,929 million yen, 179 million yen and 283 million yen, respectively.

31.	Revenue

(1)	Disaggregation of Revenue

(i)	Revenue recognized from contracts with customers and other sources

	(In millions of yen)
	For the year ended
	March 31, 2023	March 31, 2024	March 31, 2025
Revenue from contracts with customers
Transaction and service income	146,927	174,127	203,595
Revenue from other sources
Interest income [1]	50,285	73,884	88,442
Gains (losses) on financial instruments	2,079	4,641	5,529
Other operating income	1,903	1,959	1,512

Total	201,194	254,611	299,078

[1]

The Group pays guarantee fees to third-party financial institutions to mitigate the credit risk of loans and advances to customers. In accordance with IFRS 9, these guarantee fees, which represent amounts paid by the Group, are included in the calculation under the effective interest method and therefore reduce interest income. The guarantee fees were 10,659 million yen, 14,707 million yen and 18,163 million yen for the years ended March 31, 2023, 2024 and 2025, respectively.

(ii)	Disaggregation of revenue from contracts with customers by type of service

For the year ended March 31, 2023

	(In millions of yen)
	Payment	Financial service	Total
Payment Settlement Services
PayPay Settlement Services	115,935	—	115,935
Credit Payment Settlement Services and Acquiring Services [1]	34,662	—	34,662
Debit Payment Settlement Services	—	4,805	4,805
Payment settlement services deduction [2]	(41,654)	(1,019)	(42,673)
Subtotal	108,943	3,786	112,729
Financial Services	—	19,301	19,301
Other [3][4]	14,469	428	14,897

Total [5]	123,412	23,515	146,927

For the year ended March 31, 2024

	(In millions of yen)
	Payment	Financial service	Total
Payment Settlement Services
PayPay Settlement Services	151,673	—	151,673
Credit Payment Settlement Services and Acquiring Services [1]	31,917	—	31,917
Debit Payment Settlement Services	—	4,731	4,731
Payment settlement services deduction [2]	(52,669)	(1,171)	(53,840)
Subtotal	130,921	3,560	134,481
Financial Services	—	20,867	20,867
Other [3][4]	18,389	390	18,779

Total [5]	149,310	24,817	174,127

For the year ended March 31, 2025

	(In millions of yen)
	Payment	Financial service	Total
Payment Settlement Services
PayPay Settlement Services	193,237	—	193,237
Credit Payment Settlement Services and Acquiring Services [1]	37,192	—	37,192
Debit Payment Settlement Services	—	5,077	5,077
Payment settlement services deduction [2]	(77,161)	(1,309)	(78,470)
Subtotal	153,268	3,768	157,036
Financial Services	—	22,269	22,269
Other [3][4]	23,329	961	24,290

Total [5]	176,597	26,998	203,595

[1]

Revenue from Credit Payment Settlement Services and Acquiring Services is presented net of interchange fees charged by the credit card issuer in respect of Acquiring Services, as the Group recognizes revenue based on the settlement amount of the purchase transaction and the predetermined rate, less such interchange fees. The interchange fees were 12,620 million yen, 12,427 million yen and 10,819 million yen for the years ended March 31, 2023, 2024 and 2025, respectively. Refer to the major revenue streams section within Note 4, Material Accounting Policies for more details.

[2]	Payment settlement services deduction mainly consists of rewards given to customers, all the deduction is related to the Payment Settlement Services only.
[3]

Other in the Payment segment includes revenues primarily earned from a monthly paid subscription plan for PayPay Merchants, and is presented net of a revenue deduction, which amounts to 188 million yen, 1,870 million yen and 3,408 million yen for the fiscal years ended March 31, 2023, 2024 and 2025, respectively. These deductions mainly relate to consideration payable to customers in connection with annual membership fees for PayPay Card Gold.

[4]	Other in the Financial service segment includes revenues primarily earned from system platform services provided by Credit Engine Group, Inc.
[5]	Almost all revenues from external customers of the Group were generated in Japan, which is the Company’s country of domicile, for the years ended March 31, 2023, 2024 and 2025.
[6]	For further details of each service category, refer to major revenue streams section within Note 4, Material Accounting Policies.

(2)	Assets Recognized from the Incremental Costs of Obtaining a Contract

Contract costs are incurred mainly in the PayPay Card’s business.

The Group outsources marketing activities to third-party companies to promote card membership and pays commissions to the third-party companies based on the number of new cardholders acquired by the Group through the third-party companies’ promotions. The commission payment represents an incremental cost of obtaining a contract, because it is a cost that would not have been incurred if the contract for the Credit Payment Settlement Services had not been obtained.

Since August 2024, the Group also outsources marketing activities to a joint venture, PayPay SC Corporation to promote PayPay Settlement Services and pays commissions to the joint venture based on the number of new merchants acquired by the Group through the joint venture’s promotions. The commission payment represents an incremental cost of obtaining a contract, because it is a cost that would not have been incurred if the contract for the PayPay Settlement Services had not been obtained.

Refer to Note 20, Other Assets for details.

	(In millions of yen)
	April 1, 2023	March 31, 2024	March 31, 2025
Assets recognized from the costs to obtain contracts with customers	6,316	7,317	8,882

	(In millions of yen)
	For the year ended
	March 31, 2023	March 31, 2024	March 31, 2025
Amortization expenses of assets recognized from the costs to obtain contracts with customers	803	1,043	1,297

(3)	Consideration Payable to a Customer

For consideration payable to a customer accounted for as an asset, refer to customer incentives in Note 20, Other Assets.

32.	Income and Expenses on Financial Instruments

Income and Expenses on Financial Instruments are as follows:

For the year ended March 31, 2023

(in millions of yen)
	Financial assets measured at FVTPL	Debt instruments measured at FVTOCI	Equity instruments measured at FVTOCI	Financial assets measured at amortized cost	Financial liabilities measured at amortized cost	Derivative instruments	Total
Income
Gains (losses) on financial instruments
Net gains (losses) recognized in profit or loss	62	(591)	—	(18)	459	1,757	1,669
Dividend income	410	—	0	—	—	—	410

Subtotal	472	(591)	0	(18)	459	1,757	2,079
Interest income	(103)	1,572	—	48,782	—	34	50,285

Expenses
Interest expenses [1]	—	—	—	—	1,513	2	1,515
Impairment losses (gains) on financial assets [2][3]	—	—	—	15,665	—	—	15,665

For the year ended March 31, 2024

(in millions of yen)
	Financial assets measured at FVTPL	Debt instruments measured at FVTOCI	Equity instruments measured at FVTOCI	Financial assets measured at amortized cost	Financial liabilities measured at amortized cost	Derivative instruments	Total
Income
Gains (losses) on financial instruments
Net gains (losses) recognized in profit or loss	42,073	43	—	33	412	(38,612)	3,949
Dividend income	692	—	0	—	—	—	692

Subtotal	42,765	43	0	33	412	(38,612)	4,641
Interest income	—	1,577	—	72,247	—	60	73,884

Expenses
Interest expenses [1]	—	—	—	—	1,930	1	1,931
Impairment losses (gains) on financial assets [2][3]	—	—	—	18,881	—	—	18,881

For the year ended March 31, 2025

(in millions of yen)
	Financial assets measured at FVTPL	Debt instruments measured at FVTOCI	Equity instruments measured at FVTOCI	Financial assets measured at amortized cost	Financial liabilities measured at amortized cost	Derivative instruments	Total
Income
Gains (losses) on financial instruments
Net gains (losses) recognized in profit or loss	7,401	(90)	—	667	(3)	(3,680)	4,295
Dividend income	1,234	—	0	—	—	—	1,234

Subtotal	8,635	(90)	0	667	(3)	(3,680)	5,529
Interest income	(147)	1,850	—	86,689	—	50	88,442

Expenses
Interest expenses [1]	—	—	—	—	4,253	1	4,254
Impairment losses (gains) on financial assets [2][3]	—	—	—	26,468	—	—	26,468

[1]	Interest expenses are included in other operating expenses presented in the Consolidated Statements of Profit or Loss.
[2]	Impairment losses (gains) on financial assets are included in provision for loss allowance presented in the Consolidated Statements of Profit or Loss.
[3]	The following adjustments would reconcile impairment losses (gains) on financial assets with provision for loss allowance presented in the Consolidated Statements of Profit or Loss:

(in millions of yen)
	For the year ended
	March 31, 2023	March 31, 2024	March 31, 2025
Impairment losses (gains) on financial assets	15,665	18,881	26,468
Provisions for credit losses on loan commitments	39	4,740	(1,836)
Write-offs	(517)	(615)	(690)

Provision for loss allowance	15,187	23,006	23,942

33.	Other Operating Income

Other operating income is as follows:

	(In millions of yen)
	For the year ended
	March 31, 2023	March 31, 2024	March 31, 2025
Gain on expiration of contractual obligation [1]	604	1,258	1,216
Received secondment and expense contributions	78	—	276
Government grants	86	574	—
Subcontracting fees	1,084	—	35
Recoveries of written off receivables	17	13	15
Other	34	113	(30)

Total	1,903	1,959	1,512

[1]

The gain on expiration of contractual obligation mainly consists of gains from expiration of PayPay Points Code. For further details, refer to other operating income section within Note 4, Material Accounting Policies.

34.	Operating Expenses

Operating expenses by nature are as follows:

For the year ended March 31, 2023

	(In millions of yen)
	Payment	Financial service	Inter-segment eliminations	Consolidated
Point expenses [1]	42,283	—	—	42,283
Settlement related cost [2]	29,802	9,120	(440)	38,482
Employee benefit expenses [3]	25,160	5,316	—	30,476
Professional and outsourcing services expenses [4]	23,572	7,025	(50)	30,547
Provision for loss allowance	14,928	259	—	15,187
Other operating expenses
Depreciation and amortization	9,708	4,144	—	13,852
License fees	11,133	—	—	11,133
Advertising and promotion expenses	11,160	3,649	(499)	14,310
Tax and charges	5,162	1,942	—	7,104
Interest expenses	2,541	208	(1,234)	1,515
Amortization of contract cost	803	—	—	803
Other	10,778	5,336	(64)	16,050

Subtotal	51,285	15,279	(1,797)	64,767

Total	187,030	36,999	(2,287)	221,742

For the year ended March 31, 2024

	(In millions of yen)
	Payment	Financial service	Inter-segment eliminations	Consolidated
Point expenses [1]	45,402	—	—	45,402
Settlement related cost [2]	30,660	9,832	(500)	39,992
Employee benefit expenses [3]	30,981	6,783	—	37,764
Professional and outsourcing services expenses [4]	26,456	8,516	(172)	34,800
Provision for loss allowance	22,650	356	—	23,006
Other operating expenses
Depreciation and amortization	12,849	4,700	—	17,549
License fees	15,899	—	—	15,899
Advertising and promotion expenses	7,955	4,050	(547)	11,458
Tax and charges	4,270	2,248	—	6,518
Interest expenses	2,814	544	(1,427)	1,931
Amortization of contract cost	1,043	—	—	1,043
Other	14,105	5,391	(258)	19,238

Subtotal	58,935	16,933	(2,232)	73,636

Total	215,084	42,420	(2,904)	254,600

For the year ended March 31, 2025

	(In millions of yen)
	Payment	Financial service	Inter-segment eliminations	Consolidated
Point expenses [1]	50,362	—	—	50,362
Settlement related cost [2]	33,645	10,592	(575)	43,662
Employee benefit expenses [3]	32,984	8,499	—	41,483
Professional and outsourcing services expenses [4]	19,887	8,997	(117)	28,767
Provision for loss allowance	23,368	574	—	23,942
Other operating expenses
Depreciation and amortization	14,705	5,388	—	20,093
License fees	18,027	—	—	18,027
Advertising and promotion expenses	6,896	4,528	(693)	10,731
Tax and charges	3,038	2,014	—	5,052
Interest expenses	2,628	2,278	(652)	4,254
Amortization of contract cost	1,297	—	—	1,297
Other	11,061	5,616	(779)	15,898

Subtotal	57,652	19,824	(2,124)	75,352

Total	217,898	48,486	(2,816)	263,568

[1]

Point expenses are incurred primarily when the Group grants reward points to PayPay User through various reward programs, which PayPay User can use reward points at the merchants to pay off balance due in a purchase transaction.

[2]

Settlement related cost includes fees paid to banks for users to charge their PayPay Balance from their bank accounts and brand or network fees paid to international card brands. Settlement related cost also includes interbank transaction fees.

[3]	Refer to Note 27, Employee Benefits for details.
[4]	Professional and outsourcing services expenses include customer service related costs, system development labor, and other professional services.

35.	Earnings Per Share

(1)	Basis for Calculation of Basic Earnings Per Share

The profit (loss) for the year and the weighted average number of shares used in the calculation of basic earnings per share (“EPS”) are as follows:

	For the year ended
	March 31, 2023	March 31, 2024	March 31, 2025
Profit (loss) for the year attributable to owners of the parent company (Million yen)	(25,856)	(3,350)	36,170
Weighted average number of issued common shares for the year (Thousand shares) [1]	440,701	550,000	550,000

Basic earnings (loss) per share (Yen) [1]	(58.7)	(6.1)	65.8

[1]	The share split occurred and became effective on November 15, 2025 and earnings per share has been retrospectively adjusted. Refer to Note 42, Subsequent Events for details of share split.

(2)	Basis for Calculation of Diluted Earnings Per Share

The calculation of the diluted earnings per share is based on the following data:

	For the year ended
	March 31, 2023	March 31, 2024	March 31, 2025
Profit (loss) for the year attributable to owners of the parent company (Million yen)	(25,856)	(3,350)	36,170
Weighted average number of issued common shares for the year (Thousand shares) [1]	440,701	550,000	550,000
Effects of dilutive potential common shares [2]	—	—	—

Weighted average number of common shares adjusted for the effect of dilution (Thousand shares) [1]	440,701	550,000	550,000

Diluted earnings (loss) per share (Yen) [1]	(58.7)	(6.1)	65.8

[1]	The share split occurred and became effective on November 15, 2025 and earnings per share has been retrospectively adjusted. Refer to Note 42, Subsequent Events for details of share split.
[2]

The potential dilutive effect of the 1st series of Stock Options is not disclosed as the estimated difference between basic and diluted earnings per share was determined not to be material. In addition, the Class A preferred shares were anti-dilutive, and the 2nd to 46th series of Stock Options had an IPO condition as their condition of vesting, and therefore were not included in the computation of diluted earnings per share. Refer to Note 36, Share-based Payments.

36.	Share-based Payments

Note that the number of the shares or stock options, the exercise price, and the fair value of shares on the grant date presented below have been retrospectively adjusted in respect of the share split that occurred on November 15, 2025. Refer to Note 42, Subsequent Events, for further details.

(1)	Overview of the Stock Option

The 1st Stock Options

The Group has granted stock options as share-based payment awards to non-employees for the software development service provided to the Group. The option holder has the right to acquire the Company’s common shares upon exercise. The option holder may exercise the options at any time subsequent to vesting and no later than the expiration date.

The 2nd to 46th series of Stock Options

The Group has a trust-type stock option plan for directors, corporate officers and employees (“the Trust-type Plan”) to attract and retain exceptionally qualified and talented human resources to achieve the Group’s business goals. Under the Trust-type Plan, SoftBank Corp. and Z Holdings Corporation (currently LY Corporation), which are the owners of the parent company, contributed their funds to the Trust and the Trust acquired a total of 11,636 thousand shares of the 2nd to 46th series of the stock options (“the Trust-type Stock Options”) from the Company on August 29, 2022. In addition, on a predetermined date, according to the instructions of the Company, the Trust-type Stock Options will be granted to the directors, corporate officers and other employees of the Company or its subsidiaries.

The number of Trust-type Stock Options issued to the Trust is shown in the table below.

Number of Trust-type Stock Options issued to the Trust

(In thousands shares)
	Exercisable period (Five periods)
Market condition (Nine conditions)	From April 1, 2024 to March 31, 2033	From April 1, 2025 to March 31, 2033	From April 1, 2026 to March 31, 2033	From April 1, 2027 to March 31, 2033	From April 1, 2028 to March 31, 2033
None	843	843	843	843	838
3 trillion yen	416	387	387	386	386
4 trillion yen	359	328	324	308	308
5 trillion yen	248	248	192	108	108
6 trillion yen	174	174	161	161	125
7 trillion yen	73	73	73	73	73
8 trillion yen	84	84	84	80	80
9 trillion yen	107	107	104	104	104
10 trillion yen	167	167	167	167	167

Total	2,471	2,411	2,335	2,230	2,189

For the year ended March 31, 2023, a total of 4,589 thousand shares of Trust-type Stock Options were granted to directors, corporate officers and other employees. There was no stock option issued in 2024. As of March 31, 2025, the Trust holds a total of 7,047 thousand shares of Trust-type Stock Options.

In addition, the Trust are consolidated to the Group’s Consolidated Statements of Financial Position and Consolidated Statements of Profit or Loss.

(2)	Stock Options Outstanding

The Group’s stock options outstanding as of March 31, 2025 are as follows:

Year of grant and name	2020 1st Stock Options [5]	2022 2nd to 6th Stock Options	2022 7th to 46th Stock Options
Grant date	September 30, 2020	December 5, 2022	December 5, 2022
Grantee	SVF II Piranha (DE) LLC	Directors, corporate officers and other employees	Directors, corporate officers and other employees
Number of options granted	31,802 thousand shares	See the table below [4]	See the table below [4]
Settlement method	Equity settlement	Equity settlement	Equity settlement
Exercisable period	From September 30, 2020 to September 29, 2030	See the table below [4]	See the table below [4]
Conditions of vesting	Vested upon grant	Service condition [1] IPO condition [2]	Service condition [1] IPO condition [2] Market condition [3]

[1]	Service condition

Holders of stock options must be directors, corporate officers, or other permanent employees of the Company or its subsidiaries at the time of exercising the rights. The stock options are forfeited upon resignation from the Group. However, this shall not apply in cases where the Board of Directors approves the condition such as retirement due to expiration of term of office or mandatory retirement age.

[2]	IPO condition

Holders of stock options may exercise their stock options only when the Company’s shares are listed on a financial instruments exchange market.

[3]	Market condition

Holders of stock options may not exercise their stock options unless the market capitalization exceeds a certain threshold [4] on a specific date at least once during the period from the listing of the Company’s shares on a financial instruments exchange market to the last day of the exercisable period.

[4]	Number of stock options granted, exercisable period and market condition

There are five exercisable periods and nine market capitalization conditions, therefore, the Group has a total of 45 types of Stock Options. The number of Trust-type Stock Options granted during the year ended March 31, 2023 is as follows.

Number of Trust-type Stock Options granted

(In thousands shares)
	Exercisable period (Five periods)
Market condition (Nine conditions)	From April 1, 2024 to March 31, 2033	From April 1, 2025 to March 31, 2033	From April 1, 2026 to March 31, 2033	From April 1, 2027 to March 31, 2033	From April 1, 2028 to March 31, 2033
None	444	444	442	376	342
3 trillion yen	187	165	152	144	136
4 trillion yen	123	115	107	98	89
5 trillion yen	82	74	63	51	38
6 trillion yen	52	50	47	44	31
7 trillion yen	28	28	27	26	26
8 trillion yen	27	27	26	25	25
9 trillion yen	36	35	35	35	33
10 trillion yen	52	52	51	50	49

Total	1,031	990	950	849	769

[5]	Exercise of 2020 1st Stock Options

2020 1st Stock Options are exercised on April 4, 2025, all of which held by SVF II Piranha (DE) LLC. The weighted average share price at the date of exercise was 1,300 yen.

(3)	Expenses Arising from Share-based Payments

There were no operating expenses recognized in the Group’s Consolidated Statements of Profit or Loss in connection with share-based payments for the years ended March 31, 2023, 2024 and 2025, as it was not deemed probable that the IPO condition would be achieved.

(4)	Details of the Stock Options

Details of the stock options are as follows:

The 1st Stock Options

	For the year ended
	March 31, 2023		March 31, 2024		March 31, 2025
	Number of stock options (Thousand shares)	Weighted average exercise price (Yen)	Number of stock options (Thousand shares)	Weighted average exercise price (Yen)	Number of stock options (Thousand shares)	Weighted average exercise price (Yen)
Outstanding at the beginning of the year	31,802	500	31,802	500	31,802	500
Granted	—	—	—	—	—	—
Exercised	—	—	—	—	—	—
Forfeited	—	—	—	—	—	—
Expired	—	—	—	—	—	—

Outstanding at the end of the year [1]	31,802	500	31,802	500	31,802	500

Exercisable at the end of the year	31,802	500	31,802	500	31,802	500

[1]	The weighted average remaining contractual lives in relation to the stock options outstanding as of March 31, 2023, 2024 and 2025 were 7.5 years, 6.5 years and 5.5 years, respectively.

The 2nd to 46th Stock Options

	For the year ended
	March 31, 2023		March 31, 2024		March 31, 2025
	Number of stock options (Thousand shares)	Weighted average exercise price (Yen)	Number of stock options (Thousand share)	Weighted average exercise price (Yen) [1]	Number of stock options (Thousand shares)	Weighted average exercise price (Yen) [1]
Outstanding at the beginning of the year	—	—	4,516	1,300	4,299	1,300
Granted	4,589	1,300	—	—	—	—
Exercised	—	—	—	—	—	—
Forfeited	(73)	1,300	(217)	1,300	(288)	1,300
Expired	—	—	—	—	—	—

Outstanding at the end of the year [2]	4,516	1,300	4,299	1,300	4,011	1,300

Exercisable at the end of the year	—	—	—	—	—	—

[1]	All stock options are exercisable at 1,300 yen.
[2]	The weighted average remaining contractual lives in relation to the stock options outstanding as of March 31, 2023, 2024 and 2025 were 10 years, 9 years and 8 years, respectively.

(5)	Fair Value Measurement

Fair value of stock options were measured as follows:

Year of grant and name	2022 2nd to 46th Stock Options
Weighted average fair value	285 yen
Valuation method used	Monte-Carlo simulation	[1]
Key inputs and assumptions
Exercise price	1,300 yen
Fair value of common share on grant date	1,750 yen
Exercise period	10.32 years
Expected dividend yield	1.4%
Expected volatility [2]	36.1%
Risk-free interest rate	0.30%

[1]

Monte-Carlo simulation requires various highly subjective assumptions, including expected volatility, expected life of stock options, expected dividend yield, and fair value of common share at the time of option grants.

[2]	The expected volatility was derived from the historical volatility over a period similar to the expected life of the stock options for publicly listed companies that are comparable to the Group.

There were no stock options granted during the years ended March 31, 2024, and 2025, respectively.

37.	Financial Instruments

(1)	Capital Management

The Group’s capital management policy is to realize and maintain the capital composition at optimized levels in order to sustain mid-term and long-term growth and maximize the corporate value.

The main indicators used by the Group in capital management are as follows:

	March 31, 2024	March 31, 2025
Total shareholders’ equity	191,251	223,731
Equity capital ratio [1] (%)	5.02%	5.54%

[1]	Equity capital ratio is calculated as total shareholders’ equity divided by total liabilities and equity.

PayPay Bank Corporation, the Company’s banking subsidiary in Japan, is subject to the capital adequacy guidelines set by the Financial Services Agency of Japan, which are based on the Basel Capital Accord. Under the guidelines, PayPay Bank Corporation is classified as a Domestically Active Bank and required to maintain a minimum capital adequacy ratio, namely no less than 4.0%, of capital against the amount of risk weighted assets.

The table below presents PayPay Bank Corporation’s capital adequacy ratio, core capital, total capital and risk-weighted assets under Japanese GAAP.

	(In millions of yen)
	For the year ended
	March 31, 2024	March 31, 2025
Capital adequacy ratio	18.19%	16.76%
Core Capital	139,551	145,215
Total Capital	128,417	132,575
Risk-weighted assets	705,909	790,957

Other companies below in the Group are also required to maintain their own capital-related ratio and equity balance defined by the capital regulations as follows:

Company	Laws and regulations	Requirements
PayPay Corporation	Payment Services Act	Maintenance of minimum required equity amount
PayPay Card Corporation	Installment Sales Act	Maintenance of minimum required equity ratio
PayPay Securities Corporation	Financial Instruments and Exchange Act	Maintenance of minimum required capital-to-risk ratio

Each company in the Group adequately meets the capital requirements under the laws and regulations.

(2)	Financial Risk Management

The Group is exposed to financial risks, including credit risk, liquidity risk, and market risk, relating to its operations. Therefore, we regularly monitor such financial risks and follow policies implemented to mitigate risk exposures.

(i)	Credit Risk

The Group is exposed to the debtors’ credit risk arising from its operating activities. Generally, the credit risk is related to accounts receivable from cardholders, payment service providers and PayPay Merchants, loan arrangements to banking customers, and loan commitments for cardholders.

(A)	Credit risk management

The Group assesses credit cardholders’ credit risk in accordance with internal policy upon entering into an agreement with cardholders. The Group also monitors mainly collection status of each cardholder to manage potential uncollectible amounts.

As for the credit card receivables from cardholders, in the event of delinquency, the terms of the contracts may be modified for the purpose of facilitating collections, and the original contractual cash flows would change.

While most of the credit card receivables are from cardholders based in Japan, the Group is working to prevent or reduce credit risk through the risk management procedures described above.

For banking customers’ credit risk, the Group has established a credit risk management system in its internal regulations and strives to control credit risk in accordance with the internal “Credit Policy”. In addition, the Group has established regulations for credit review, concentration risk and write off. In order to avoid excessive concentrations of risk, the Group’s policies and procedures include specific guidelines to focus on maintaining a diversified portfolio by establishing an adequate credit limit. The Audit Department, which is independent from each division, regularly audits the credit risk management status, checks credit operations, and reports the results of the audit to the Board of Directors.

The Group derecognized these financial assets for which the contractual cash flows have been modified and recognized purchased or originated credit-impaired financial assets, where the change in the discounted present value of the cash flows under the new terms of these financial assets changed by more than 10% from the discounted present value of the remaining cash flows of the original terms.

As of March 31, 2024 and 2025, there were no modifications of the contractual cash flows of financial assets where the modification did not result in derecognition.

For general credit risks other than the credit risk above, the Group conducts credit investigations and establishes a credit line in order to manage credit risks. The Group periodically monitors the status of debtors, past dues and outstanding balances in accordance with the internal Credit Management Regulations.

The maximum credit risk exposure as of March 31, 2024 and 2025 is the carrying amount after impairment of the respective financial assets that is recognized in the Group’s Consolidated Statements of Financial Position, except for loan commitments.

The maximum credit risk exposure to loan commitments is as follows:

	(In millions of yen)
	March 31, 2024	March 31, 2025
Loan commitments [1]	13,335,627	11,140,640
Undrawn loan commitments	12,381,436	9,954,633
Loss allowance	(5,166)	(3,330)

[1] Loan commitments are mainly related to shopping under credit and cash limits provided to the credit card holders, which are classified as Stage 1.

(B)	Analysis by credit risk rating grades

a. Businesses other than banking business

The following table details the gross carrying amounts of financial assets for the businesses other than banking business subsequently measured at amortized cost [1] by due date:

As of March 31, 2024

					(In millions of yen)
		Financial assets with loss allowance measured at lifetime ECL
	Financial assets with loss allowance measured at 12-month ECL	Accounts receivables for which simplified approach is applied	Financial assets with significant increase in credit risk since initial recognition	Credit- impaired financial assets	Financial assets that are purchased or originated credit- impaired	Total
Not past due	1,593,048	2,062	—	—	—	1,595,110
Within 30 days	66,319	54	2,552	1,148	103	70,176
Within 31 to 90 days	—	97	3,627	3,770	1,300	8,794
Over 90 days	—	393	—	25,869	7,191	33,453

Total	1,659,367	2,606	6,179	30,787	8,594	1,707,533

As of March 31, 2025

					(In millions of yen)
		Financial assets with loss allowance measured at lifetime ECL
	Financial assets with loss allowance measured at 12-month ECL	Accounts receivables for which simplified approach is applied	Financial assets with significant increase in credit risk since initial recognition	Credit- impaired financial assets	Financial assets that are purchased or originated credit- impaired	Total
Not past due	1,479,394	1,914	—	—	—	1,481,308
Within 30 days	66,830	28	2,781	948	95	70,682
Within 31 to 90 days	—	3	4,486	3,250	1,383	9,122
Over 90 days	—	494	—	36,389	10,103	46,986

Total	1,546,224	2,439	7,267	40,587	11,581	1,608,098

[1]

These assets include cash and cash equivalents, guarantee deposits, accounts receivable, loans and advances to customers, securities and other financial assets on the Group’s Consolidated Statements of Financial Position. All of the loss allowance for the financial assets other than credit card receivables and settlement receivables in the tables are measured at 12-month ECL as of March 31, 2024 and 2025. In addition, all of those financial assets except for credit card receivables and settlement receivables were not past due as of March 31, 2024 and 2025.

b. Banking business

For the banking business, financial assets are segregated into following credit qualities based on internal risk assessments by debtors.

Classification of debtors	Basis of classification
Performing	Account not classified as either
Credit Watch	Account designated for elevated attention
At Risk or Default	Account where there is an increased likelihood that default may exist based on qualitative and quantitative factors

As of March 31, 2024

			(In millions of yen)
		Financial assets with loss allowance measured at lifetime ECL
	Financial assets with loss allowance measured at 12- month ECL	Financial assets with significant increase in credit risk since initial recognition	Credit- impaired financial assets	Total
Performing	1,843,753	—	—	1,843,753
Credit Watch	—	1,024	—	1,024
At Risk or Default	—	—	1,351	1,351

Total	1,843,753	1,024	1,351	1,846,128

As of March 31, 2025

			(In millions of yen)
		Financial assets with loss allowance measured at lifetime ECL
	Financial assets with loss allowance measured at 12- month ECL	Financial assets with significant increase in credit risk since initial recognition	Credit- impaired financial assets	Total
Performing	2,143,066	—	—	2,143,066
Credit Watch	—	1,849	—	1,849
At Risk or Default	—	—	1,680	1,680

Total	2,143,066	1,849	1,680	2,146,595

(C)	Measurement in loss allowances

The amount of loss allowances is calculated based on PD, LGD and the exposure at default (“EAD”) as well as other reasonably available forward-looking information, and measured on a collective basis after grouping the accounts receivables, debt instruments measured at FVTOCI, loans and loan commitments by product and duration of past due.

The Group considers that there has been a significant increase in credit risk mainly when payments are more than 30 days past due. For loans in the banking business, there has been a significant increase in credit risk when payments are more than 10 days past due or in case of multiple late payments occurred. In assessing whether the credit risk has increased significantly, the Group considers reasonably available and supportable information in addition to past due information.

The Group defines a receivable to be in default mainly when the contractual payment is 90 days or more past due, the contractual conditions have been modified, or the obligor is experiencing significant financial difficulty. Credit impairment is considered to have occurred for receivables that are judged to be in default.

The Group measures the loss allowances of the financial assets at an amount equal to the amount of expected credit losses from possible defaults in the next 12 months after the end of the reporting period if the credit risk has not increased significantly since the initial recognition (12-month expected credit losses). If credit risk on the financial assets at the end of the reporting period have increased significantly since the initial recognition, the loss allowances are measured at an amount equal to the expected credit losses that result from all possible default events over the expected life (lifetime expected credit losses).

However, for accounts receivables result from transactions that are within the scope of IFRS 15, and that do not contain significant financing components, the amount of loss allowances is measured at an amount equal to lifetime expected credit losses, regardless of whether or not there is a significant increase in credit risk from the time of initial recognition.

There was collateral for mortgage loans and guarantee contracts for some loans.

The movements in loss allowances for the financial assets are as follows:

For the year ended March 31, 2024

				(In millions of yen)
		Financial assets with loss allowance measured at lifetime ECL
	Financial assets with loss allowance measured at 12-month ECL	Accounts receivables for which simplified approach is applied	Financial assets with significant increase in credit risk since initial recognition	Credit-impaired financial assets	Total
Balance as of April 1, 2023	5,881	99	1,687	13,587	21,254
Provision for credit loss, net of reversal	7,029	490	11	—	7,530
Write-offs	(1,623)	(0)	(522)	(6,077)	(8,222)
Transfer between stages	(245)	—	(821)	1,066	—
Changes in risk variables	(2,220)	—	953	13,614	12,347

Balance as of March 31, 2024	8,822	589	1,308	22,190	32,909

For the year ended March 31, 2025

			(In millions of yen)
		Financial assets with loss allowance measured at lifetime ECL
	Financial assets with loss allowance measured at 12-month ECL	Accounts receivables for which simplified approach is applied	Financial assets with significant increase in credit risk since initial recognition	Credit-impaired financial assets	Total
Balance as of April 1, 2024	8,822	589	1,308	22,190	32,909
Provision for credit loss, net of reversal	3,851	(84)	81	—	3,848
Write-offs	(1,621)	(1)	(709)	(13,622)	(15,953)
Transfer between stages	(205)	—	(647)	852	—
Changes in risk variables	(142)	—	1,539	23,661	25,058
Other	(45)	—	—	29	(16)
Balance as of March 31, 2025	10,660	504	1,572	33,110	45,846

Loss allowances mainly relate to credit card receivables and loans.

The total amount of undiscounted expected credit losses at initial recognition on financial assets that were purchased or originated credit-impaired as of March 31, 2024 and 2025 were 7,755 million yen and 14,881 million yen, respectively.

There was no significant increase or decrease in the loss allowance relating to financial assets that are purchased or originated credit-impaired.

There was no financial asset that the credit risk that has been modified while the loss allowance was measured at an amount equal to lifetime expected credit losses, has improved to the extent that the loss allowance reverted to being measured at an amount equal to 12-month expected credit losses for the years ended March 31, 2024 and 2025.

There were no significant changes in the gross carrying amount that affected changes in the allowance for the years ended March 31, 2024 and 2025.

The amount of financial assets which has been written off but subject to ongoing collection activity was not significant for the years ended March 31, 2024 and 2025.

(ii)	Liquidity Risk

(A)	Management of liquidity risk related to financing

Liquidity risk is the risk that the Group will encounter difficulty in meeting the obligations associated with its financial liabilities including derivative instruments that are settled by delivering cash or another financial asset. The Group is exposed to liquidity risk in funding, use and repayment of cash in relation to its business operation. In order to prevent and reduce the liquidity risk, the Group invests, in principle, in highly liquid and low-risk financial instruments. The Group holds a sufficient amount of cash and cash equivalents and receivables with maturities of mainly two months so that the Group’s liquidity and stability can be ensured. And for the banking business, in order to prevent excessive reliance on short-term funds (overnight to one month) in financing, the Group sets an upper limit on the amount of short-term financing required and monitors compliance with this limit on a daily basis. In addition, the Group monitors the balance of assets that can be converted into cash in order to secure the liquidity in emergencies such as large withdrawals of customers’ deposits in the financial businesses.

The Group finances its funds through deposits from customers in the financial businesses, loan payables, commercial papers and financing through liquidation of receivables.

(B)	The balance of financial liabilities by repayment date

The following table details the balance of financial liabilities by repayment date. The contractual cash flow amount below reflects cash flow presented on an undiscounted cash flow basis, including interest expense.

As of March 31, 2024

						(In millions of yen)
	Book value	Contractual cash flow	Within 1 year	Within 1-2 years	Within 2-3 years	Within 3-4 years	Within 4-5 years	More than 5 years
Non-derivative financial liabilities
Deposits	2,136,577	2,136,634	2,122,237	4,655	3,060	1,293	1,054	4,335
Accounts payable	808,449	808,449	808,449	—	—	—	—	—
Borrowings	603,218	606,274	376,402	63,739	28,692	35,483	91,446	10,512
Other financial liabilities	30,135	30,135	30,087	48	—	—	—	—
Lease liabilities	7,734	7,969	2,243	1,178	986	899	857	1,806
Derivative financial liabilities
Other financial liabilities	1,226	1,226	1,226	—	—	—	—	—

Total liabilities	3,587,339	3,590,687	3,340,644	69,620	32,738	37,675	93,357	16,653

Off-balance sheet item
Undrawn loan commitments	—	12,381,436	12,381,436	—	—	—	—	—

As of March 31, 2025

	(In millions of yen)
	Book value	Contractual cash flow	Within 1 year	Within 1-2 years	Within 2-3 years	Within 3-4 years	Within 4-5 years	More than 5 years
Non-derivative financial liabilities
Deposits	2,385,939	2,386,132	2,371,106	3,531	4,065	695	1,761	4,974
Accounts payable	949,397	949,397	949,396	1	—	—	—	—
Borrowings	399,578	401,819	202,992	59,136	37,083	91,446	11,012	150
Other financial liabilities	33,021	33,021	33,017	4	—	—	—	—
Lease liabilities	12,097	12,661	2,933	2,373	2,288	2,247	1,805	1,015
Derivative financial liabilities
Other financial liabilities	1,186	1,186	1,186	—	—	—	—	—

Total liabilities	3,781,218	3,784,216	3,560,630	65,045	43,436	94,388	14,578	6,139

Off-balance sheet item
Undrawn loan commitments	—	9,954,633	9,954,633	—	—	—	—	—

(C)	Lines of credit

The Group has lines of credit with financial institutions for borrowing arrangements and liquidation arrangements of credit card receivables. The remaining lines of credit available are as follows:

	(In millions of yen)
	March 31, 2024	March 31, 2025
Committed lines of credit
Total	1,812	3,673
Used	—	—

Remaining	1,812	3,673

Uncommitted lines of credit
Total	908,400	910,200
Used	(237,600)	(109,900)

Remaining	670,800	800,300

Total remaining lines of credit available	672,612	803,973

(iii)	Market Risk

(A)	Foreign exchange risk management

The Group has exposure to foreign exchange risks on transactions denominated in currencies other than the functional currencies. The main foreign currency used for transactions of the Group is the U.S. dollar (“USD”).

The group enters into forward exchange contracts, foreign exchange futures and other contracts in response to currency exposures resulting from on-balance sheet assets and liabilities denominated in foreign currencies in order to limit the net foreign exchange position by currency to an appropriate level.

For the banking business, identifying assets and liabilities subject to foreign exchange risk, the Group sets a risk limit for the investment amount and the present value fluctuation amount arising from that portfolio, and manages its compliance with the limit on a daily basis. In addition, the Group regularly analyzes the changes in present value due to exchange rate fluctuations and monitors the impact on assets and liabilities.

Through the risk management procedures described above, the Group’s net foreign exchange risk exposure and the effects on profit or loss before tax and shareholders’ equity are not material.

(B)	Interest rate risk management

The Group raises capital through interest-bearing borrowings and deposits, including those with floating interest rates, and hence is exposed to the risk of an increase in the interest payments resulting from rising interest rates. In order to prevent or reduce the risk of interest rate fluctuations, the Group maintains an appropriate mix of interest-bearing debt with fixed and floating interest rates to hedge the risk of interest rate fluctuations. For floating interest rate debt, the Group also continuously monitors interest rate fluctuations.

The sensitivity analysis was performed by using balances of the outstanding financial liabilities (including deposits and borrowings bearing floating interest rates) as of March 31, 2024 and 2025, assuming such liabilities were outstanding for the full fiscal year immediately before the respective dates, while holding all other variables constant.

The effects on profit or loss before tax and shareholders’ equity as a result of interest rate fluctuations are as follows:

As of March 31, 2024
			(In millions of yen)
	Profit before tax		Shareholders’ equity
	Increase in interest rate by 1%	Decrease in interest rate by 1%	Increase in interest rate by 1%	Decrease in interest rate by 1%
Interest expense	(18,165)	18,165	(12,505)	12,505

As of March 31, 2025
			(In millions of yen)
	Profit before tax		Shareholders’ equity
	Increase in interest rate by 1%	Decrease in interest rate by 1%	Increase in interest rate by 1%	Decrease in interest rate by 1%
Interest expense	(18,085)	18,085	(12,500)	12,500

For the banking business, identifying assets and liabilities subject to interest rate risk management, the Group sets a risk limit for the amount of fluctuation in the present value arising from the portfolio and manages compliance with the limit on a daily basis. In addition, the Group regularly analyzes the change in present value in response to changes in the shape of the yield curve (flattening and steepening) and monitors the impact on assets and liabilities. Risk monitoring is carried out by the Risk Management Department, which is independent from the business division, after organizationally separating the front, middle and back offices. Monitoring results are reported internally on a daily basis and regularly to the ALM Committee and the Board of Directors.

At PayPay Bank Corporation, financial assets exposed to interest rate risk are mainly debt instruments. The fluctuation of the fair value of these financial assets, given certain fluctuations in interest rates, is used in quantitative analysis as part of the process to manage interest rate risk. As the debt instruments are measured at FVTOCI, the change in interest rate only affects the shareholders’ equity but not profits before tax.

PayPay Bank Corporation calculates the “BPV” (Basis Point Value: the change in market value when interest rates change by 0.01%) for these financial instruments as the change in the present value of the portfolio due to interest rate fluctuations, and uses this for quantitative analysis in interest rate risk management. When calculating BPV, PayPay Bank Corporation breaks down the target financial instruments into appropriate cash flows for each product classification by characteristics of the financial instruments, and applies the change rates derived from interest rate fluctuations for each period determined by the PayPay Bank Corporation.

The fluctuation is based on the assumption that risk variables other than interest rates are held constant, and does not take into account the correlation between interest rates and other risk variables.

As of March 31, 2024

			(In millions of yen)
	Profit before tax		Shareholders’ equity
	Increase in interest rate by 1%	Decrease in interest rate by 1%	Increase in interest rate by 1%	Decrease in interest rate by 1%
Fair value gains (losses)	—	—	10,141	(10,141)

As of March 31, 2025

			(In millions of yen)
	Profit before tax		Shareholders’ equity
	Increase in interest rate by 1%	Decrease in interest rate by 1%	Increase in interest rate by 1%	Decrease in interest rate by 1%
Fair value gains (losses)	—	—	9,225	(9,225)

In the calculation of the above table, debt securities held to maturity are excluded as they are not affected by changes in market interest rates.

(3)	Fair Value of Financial Instruments

(i)	The Group referred to the levels of the fair value hierarchy for financial instruments measured at fair value in the consolidated financial statements based on the following inputs:

•	Level 1 inputs are quoted prices in active markets for identical assets or liabilities.

•

Level 2 inputs are quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•

Level 3 inputs are derived from valuation techniques in which one or more significant inputs or value drivers are unobservable, which reflect the reporting entity’s own assumptions that market participants would use in establishing a price.

Transfers between levels of fair value hierarchy are recognized as if they occurred at each reporting date. There were no material transfers between the levels for the years ended March 31, 2024 and 2025.

(ii)	The following table presents financial instruments measured at fair value on a recurring basis by level within the fair value hierarchy.

As of March 31, 2024

			(In millions of yen)
	Fair value
	Level 1	Level 2	Level 3	Total
Securities
Financial assets measured at FVTPL
Debt instruments
Exchange traded funds	104,473	10,238	—	114,711
Equity instruments
Equity securities	445	—	—	445
Financial assets measured at FVTOCI
Debt instruments
Government securities	4,323	9,531	—	13,854
Corporate and other debt securities	—	112,792	9,663	122,455
Asset backed securities	—	—	204,271	204,271
Other financial assets
Financial assets measured at FVTPL
Derivative assets	269	2,322	—	2,591

Total	109,510	134,883	213,934	458,327

Other financial liabilities
Financial liabilities measured at FVTPL
Derivative liabilities	250	976	—	1,226

Total	250	976	—	1,226

As of March 31, 2025

			(In millions of yen)
	Fair value
	Level 1	Level 2	Level 3	Total
Securities
Financial assets measured at FVTPL
Debt instruments
Exchange traded funds	132,509	—	—	132,509
Equity instruments
Equity securities	184	—	—	184
Financial assets measured at FVTOCI
Debt instruments
Government securities	4,639	6,786	—	11,425
Corporate and other debt securities	—	87,492	8,200	95,692
Asset backed securities	—	—	279,442	279,442
Other financial assets
Financial assets measured at FVTPL
Derivative assets	228	2,006	—	2,234

Total	137,560	96,284	287,642	521,486

Other financial liabilities
Financial liabilities measured at FVTPL
Derivative liabilities	102	1,084	—	1,186

Total	102	1,084	—	1,186

(iii)

The following table compares the fair value and carrying amount of the financial assets and financial liabilities. These are not measured at fair values in the Group’s Consolidated Statements of Financial Position, but for which fair values are disclosed. Certain financial instruments with short-term maturities are not included as their carrying amounts approximate their fair value.

As of March 31, 2024

				(In millions of yen)
	Book value	Fair value
		Level 1	Level 2	Level 3	Total
Financial assets measured at amortized cost
Loan and advances
Mortgage loans	508,404	—	—	514,038	514,038
Overdraft	215,178	—	—	251,109	251,109
Other	193	—	—	193	193
Securities
Debt instruments
Government securities	185,880	29,612	139,713	—	169,325
Corporate and other debt securities	124,281	—	115,580	—	115,580
Asset backed securities	3,260	—	—	3,267	3,267

Total	1,037,196	29,612	255,293	768,607	1,053,512

Financial liabilities measured at amortized cost
Deposits
Demand deposits	1,570,373	—	1,570,373	—	1,570,373
Time deposits	114,861	—	114,775	—	114,775
Borrowings
Loan payables	491,218	—	101,370	387,928	489,298

Total	2,176,452	—	1,786,518	387,928	2,174,446

As of March 31, 2025

				(In millions of yen)
	Book value	Fair value
		Level 1	Level 2	Level 3	Total
Financial assets measured at amortized cost
Loan and advances
Mortgage loans	664,594	—	—	673,236	673,236
Overdraft	261,943	—	—	327,971	327,971
Other	383	—	—	383	383
Securities
Debt instruments
Government securities	353,590	126,188	220,256	—	346,444
Corporate and other debt securities	200,015	—	195,886	—	195,886
Asset backed securities	2,891	—	—	2,866	2,866

Total	1,483,416	126,188	416,142	1,004,456	1,546,786

Financial liabilities measured at amortized cost
Deposits
Demand deposits	1,688,643	—	1,688,643	—	1,688,643
Time deposits	152,393	—	152,222	—	152,222
Borrowings
Loan payables	315,578	—	99,354	210,907	310,261

Total	2,156,614	—	1,940,219	210,907	2,151,126

(iv)	Fair value of financial instruments is measured as follows:

(A)	Debt instruments

Fair values of the debt instruments that consist of Japanese government bonds and municipal bonds are evaluated at quoted prices for the identical assets in active markets and those are classified as Level 1.

Fair values of the debt instruments that consist of exchange traded funds are evaluated at quoted prices for the identical assets in active markets and those are classified as Level 1.

Fair values of the debt instruments that consist of corporate bonds are calculated by each contract using discounted future cash flows according to the contract period using an interest rate that reflects the credit risk. Those that are measured using market-observable inputs such as interest rates reflecting external credit ratings are classified as Level 2, and those that use unobservable inputs such as unobservable credit spread of the issuers of the debt instruments are classified as Level 3.

The Risk Management Department quarterly evaluates whether the quoted price meets the eligibility of fair value under IFRS 13 by determining whether there is a certain discrepancy between the quoted price and the price calculated by the Financial Planning Department on a sample basis by type of debt instruments.

(B)	Equity instruments

Fair values of the equity instruments that consist of listed shares are evaluated at quoted prices for the identical assets in active markets and those are classified as Level 1.

(C)	Asset backed securities

These securities include residential mortgage backed, credit card asset backed, installment receivables backed, and other asset backed securities. The markets for these securities are not active, and fair values of the asset backed securities are evaluated using broker or dealer quotations of identical or similar securities where the significant inputs are yields, prepayment rates, default probabilities and loss severities. Because such significant inputs are unobservable, these are classified as Level 3.

The Group monitors whether there is a continuing discrepancy between the quotations from brokers or dealers and the value calculated by the Risk Management Department on a daily basis using discounted future cash flows. In addition, the Risk Management Department quarterly evaluates whether the quoted price meets the eligibility of fair value under IFRS 13 by determining whether there is a certain discrepancy between the quoted price and the price calculated by the Financial Planning Department on a sample basis by type of asset backed securities.

(D)	Derivative instruments

Fair values of the derivative instruments that consist of listed derivatives are evaluated at quoted prices for the identical derivatives in active markets and those are classified as Level 1.

Fair values of the derivative instruments that consist of over-the-counter foreign currency derivatives are evaluated using broker or dealer quotations derived by discounted future cash-flow method where the significant inputs are future foreign exchange rates and interest rates. These are classified as Level 2.

(E)	Loans and advances

Fair values of the loans and advances are measured based on the discounted cash flow model using an interest rate considering the credit spread that is based on the internal rating and loan terms. Because the credit spread is a significant unobservable input, these are classified as Level 3.

(F)	Deposits

Fair values of the on-demand deposits that are paid immediately upon demand on the statement of financial position date are measured at fair value at that amount.

Fair values of the time deposits are measured based on the discounted present value obtained by discounting future cash flows applying current rates for deposits of similar remaining maturities. For those with a short remaining maturity (six months or less), fair value is approximately equal to book value, so the book value is recorded as fair value. These are classified as Level 2.

(G)	Borrowings

Fair values of the borrowings are measured based on the discounted cash flow model using an interest rate considering the Group’s own credit spread that would be used for borrowing with the same terms and maturity. The borrowings mainly consists of those classified as Level 3 since the Group’s own credit spread is used for fair value measurement which is unobservable.

Other financial instruments not listed above, such as call loans, are settled mainly within one year and book value approximates their fair value.

(v)	The changes in financial instruments categorized as Level 3

The changes in financial instruments categorized as Level 3 are as follows:

For the year ended March 31, 2024

	(in millions of yen)
	Financial assets measured at FVTOCI
	Asset backed securities	Debt instruments	Total
Fair value as of April 1, 2023	171,182	11,063	182,245
Purchase	90,500	—	90,500
Total gain or loss for the year:
Included in other comprehensive income or loss	(540)	(0)	(540)
Sales and settlement	(56,871)	(1,400)	(58,271)
Other	—	—	—

Fair value as of March 31, 2024	204,271	9,663	213,934

For the year ended March 31, 2025

	(in millions of yen)
	Financial assets measured at FVTOCI
	Asset backed securities	Debt instruments	Total
Fair value as of April 1, 2024	204,271	9,663	213,934
Purchase	138,261	—	138,261
Total gain or loss for the year:
Included in other comprehensive income or loss	(1,964)	(63)	(2,027)
Sales and settlement	(61,126)	(1,400)	(62,526)
Other	—	—	—

Fair value as of March 31, 2025	279,442	8,200	287,642

(vi)	Valuation techniques and inputs

The valuation techniques used to measure the fair value of major assets classified as Level 3, significant unobservable inputs, and their range are as follows:

Financial assets	Valuation technique	Significant unobservable inputs
Asset backed securities	Discounted cash flows	Discount margin/spreads Constant prepayment rate Constant default rate

Loan and advances Debt instruments	Discounted cash flows	Credit spread

The fair values of the asset backed securities were determined using broker or dealer quotes. The broker or dealer quotes used are non-binding and reflect indicative pricing based on proprietary models and assumptions. The Group does not have access to the specific inputs used by the brokers or dealers and, as such, is unable to provide quantitative information regarding the significant unobservable inputs.

The Group believes that the use of broker or dealer quotes represents the best estimate of fair value, given the lack of active markets and observable inputs for these instruments.

(A)	Discount margin/spreads

Discount margin/spreads represent the discount rates used when calculating the present value of future cash flows. In discounted cash flow models, such spreads are added to the benchmark rate when discounting the future expected cash flows. Hence, these spreads reduce the net present value of an asset. They generally reflect the premium an investor expects to achieve over the benchmark interest rate to compensate for the higher risk driven by the uncertainty of the cash flows caused by the credit quality of the asset.

(B)	Constant prepayment rate

The constant prepayment rates represent the expected future speed at which a loan portfolio will be repaid ahead of the contractual terms of the underlying loans. Hence, this rate reduces the net present value of the asset backed securities when it is high.

(C)	Constant default rate

The constant default rate reflects the percentage of loans within a pool of loans on which the borrowers have fallen behind in making payments to their lender by more than 90 days. Hence, this rate reduces the net present value of the asset backed securities when it is high.

(D)	Credit spread

The credit spread represents the discount rate used when calculating the present value of future cash flows. In discounted cash flow models, such a spread is added to the benchmark rate when discounting the future expected cash flows. Hence, this spread reduces the net present value of debt instruments. The credit spread reflects the additional net yield an investor can earn from a security with more credit risk relative to one with less credit risk.

(4)	Transfers of financial assets that do not meet the requirements for derecognition

(i)	Transfer of financial assets pertaining to Code-based Payment Business

The Group transfers certain settlement receivables included in accounts receivable to an external payment service provider. These transferred receivables subject to recourse obligation that makes the Group obligated to pay in the case of the debtor’s default and other specific conditions. As the Group bears credit risks arising from such transactions until collection of receivables, the Group has not substantially transferred all risks and rewards and therefore, such receivables are not derecognized.

The balances of transferred receivables that did not meet the requirement for derecognition of financial assets were 22,390 million yen and 21,615 million yen, which were included in accounts receivable in the Group’s Consolidated Statements of Financial Position, as of March 31, 2024 and 2025, respectively. The amounts received due to the transfer were 4,209 million yen and 3,269 million yen, which were included in other financial liabilities in the Group’s Consolidated Statements of Financial Position, as of March 31, 2024 and 2025, respectively. As these financial instruments are settled in a short period of time, the carrying amounts are equal to or reasonably approximate to their fair values, and consequently net positions are equal to or reasonably approximate to the difference between the fair value of the transferred assets and the associated liabilities.

This liability will be settled when the payment for the transferred assets by the original debtors is made and the Group is unable to utilize the transferred assets until the settlement is made. The difference between the amount of transferred assets and related liabilities as of March 31, 2024 and 2025 are because of timing difference between the transfer and the collection.

(ii)	Transfers of receivables arising from the credit card business

The Group transfers certain credit card receivables included in loans and advances to customers to financial institutions. Certain transferred receivables are subject to recourse obligation that makes the Group obligated to pay the transferee in the case of the debtor’s default and other conditions. As the Group bears credit risks arising from such transfers until the collection of such receivables, the Group has not substantially transferred all risks and rewards and therefore, such receivables are not derecognized.

The balances of receivables transferred that did not meet the requirement for derecognition of financial assets were 8,271 million yen and 1,144 million yen which were included in loans and advances to customers in the Group’s Consolidated Statements of Financial Position, as of March 31, 2024 and 2025, respectively. The amounts received from the transferee were 200,000 million yen and 70,000 million yen, which were included in borrowings in the Consolidated Statements of Financial Position, as of March 31, 2024 and 2025, respectively.

This borrowing will be derecognized when the payment for the transferred receivables by the original debtors received is executed and until such payment is received the Group is unable to utilize the transferred receivables. The difference between the amount of transferred receivables and related borrowing for the years ended March 31, 2024 and 2025 are due to collection of credit card receivables.

(5)	Assets Pledged as Collateral

The carrying amounts of assets pledged as collateral are as follows:

	(In millions of yen)
	March 31, 2024	March 31, 2025
Guarantee deposits [1][3]	92,758	2,133
Loans and advances to customers [2]	31,054	30,982
Securities [1][3]	188,301	249,056
Other [3]	1,852	3,713

Total	313,965	285,884

[1]	Securities and Cash are pledged at the Bank of Japan and Japanese Banks’ Payment Clearing Network for financing and exchange settlement by PayPay Bank Corporation.

[2]

The Group does not derecognize credit card receivables that are transferred to securitization trusts. The amounts of borrowings from securitization backed by pledged loans and advances to customers was 55,000 million yen as of March 31, 2024 and 2025. The transfers of receivables that do not meet the requirements for derecognition are shown in (ii) Transfers of receivables arising from the credit card business above.

[3]	Financial institutions have the right to dispose of the assets pledged as collateral and appropriate the amount or offset the amount due in case of a default.

(6)	Offsetting of Financial Assets and Financial Liabilities

The offsetting information regarding financial assets and financial liabilities is as follows:

As of March 31, 2024

	(In millions of yen)
	Gross amounts of recognized financial assets and financial liabilities	Amounts offset in Consolidated Statements of Financial Position	Net amounts presented in Consolidated Statements of Financial Position	Net amounts
Financial assets
Accounts receivable
Settlement receivables	59,816	(23,685)	36,131	36,131
Other receivables	12,630	(12,630)	—	—
Loans and advances to customers
Credit card receivables	8	(8)	—	—
Other financial assets
Receivables from third party operators of deposit machines	36,682	(29,124)	7,558	7,558

Financial liabilities
Accounts payable
Settlement payables	791,447	(35,498)	755,949	755,949
Credit card payables	24,082	(316)	23,766	23,766
Other payables	3,355	(8)	3,347	3,347
Other financial liabilities
Accrued expenses	502	(502)	—	—
Suspense receipts	36,942	(29,123)	7,819	7,819

As of March 31, 2025

	(In millions of yen)
	Gross amounts of recognized financial assets and financial liabilities	Amounts offset in Consolidated Statements of Financial Position	Net amounts presented in Consolidated Statements of Financial Position	Net amounts
Financial assets
Accounts receivable
Settlement receivables	54,611	(21,904)	32,707	32,707
Other receivables	15,396	(15,396)	—	—
Loans and advances to customers
Credit card receivables	1	(1)	—	—
Other financial assets
Receivables from third party operators of deposit machines	21,418	(16,075)	5,343	5,343

Financial liabilities
Accounts payable
Settlement payables	934,212	(36,473)	897,739	897,739
Credit card payables	27,742	(373)	27,369	27,369
Other payables	545	(1)	544	544
Other financial liabilities
Accrued expenses	454	(454)	—	—
Suspense receipts	19,496	(16,075)	3,421	3,421

The Group has no enforceable master netting arrangement or similar agreement.

38.	Subsidiaries

(1)	Information on Subsidiaries

The Group’s consolidated financial statements include the following subsidiaries.

			Percentage of ownership
Name	Primary business activities	Country of incorporation	March 31, 2023	March 31, 2024	March 31, 2025
PayPay Card Corporation [1]	Credit card business	Japan	100	100	100
PayPay India Private Limited	Software development	India	100	100	100
PayPay Bank Corporation [2]	Banking business	Japan	6	6	6
PayPay Securities Corporation [3]	Security intermediary business	Japan	20	30	29
PPSC Investment Service Corporation [4]	PayPay Point investment related business	Japan	20	30	29
Credit Engine Group, Inc. [5]	Holding company operation of Credit Engine Group	Japan	—	—	100
Credit Engine, Inc. [5] [6]	Software development	Japan	—	—	100
LENDY Servicing, Inc. [6]	Servicer	Japan	—	—	100
CE Asset, Inc. [6]	Servicer	Japan	—	—	100
Credit Engine Asia Pte. Ltd. [6]	Servicer	Singapore	—	—	100

[1]

As stated in Note 4, Material Accounting Policies, the Group consolidated the financial statements of PayPay Card Corporation retrospectively from April 1, 2021 as PayPay Card Corporation was acquired through a business combination of entities under common control with Yahoo Japan Corporation (currently LY Corporation).

[2]

As stated in Note 3, Restatements and Changes in Presentation, the Group consolidated the financial statements of PayPay Bank Corporation retrospectively from April 1, 2022 as PayPay Bank Corporation was acquired through a business combination of entities under common control with Z Financial Corporation (currently LY Corporation), a subsidiary of SBG. Refer to Note 8, Business Combinations for details.

[3]

As stated in Note 3, Restatements and Changes in Presentation, the Group consolidated the financial statements of PayPay Securities Corporation retrospectively from April 1, 2022 as PayPay Securities Corporation was acquired through a business combination of entities under common control with SoftBank Corp. and LY Corporation, subsidiaries of SBG. Refer to Note 8, Business Combinations for details.

[4]	This is the subsidiary of PayPay Securities Corporation as a result of business combinations of entities under common control with SoftBank Corp. and LY Corporation, subsidiaries of SBG.
[5]

Effective April 1, 2025, Credit Engine Group, Inc. absorbed its wholly owned subsidiary, Credit Engine, Inc., with the former as the surviving company and the latter as the disappearing company. On the same date, the surviving company changed its corporate name to Credit Engine, Inc.

[6]	These are subsidiaries of Credit Engine Group, Inc. as a result of a business combination.

The Group sponsors a number of trusts created with the objective of facilitating securitization transactions for our receivables.

The Group consolidates the trusts and continues to recognize the receivables transferred to the trusts. Other than the investment in the subordinated beneficial interests, the Group does not have any other contractual arrangements that could require the Group to provide financial support to any of the trusts.

(2)	Summarized Financial Information and Other Information on Subsidiaries with Significant Non-controlling Interests

The summarized financial information and other information on subsidiaries with significant non-controlling interests for the years ended March 31, 2023, 2024 and 2025 are as follows:

PayPay Bank Corporation

(i)	General Information

	March 31, 2023	March 31, 2024	March 31, 2025
Ownership of the non-controlling interests (%) [1]	94	94	94

[1]

Non-controlling interests of PayPay Bank Corporation represent the share of PayPay Bank Corporation not owned by the Company’s ultimate parent company, SBG, prior to the actual date of the business combination of entities under common control on April 11, 2025. Such non-controlling interests arise as the Company applied the pooling of interests method of accounting for the acquisition of PayPay Bank Corporation retrospectively.

	(In millions of yen)
	March 31, 2024	March 31, 2025
Accumulated amount attributable to non-controlling interests in PayPay Bank Corporation	119,562	119,427

	(In millions of yen)
	For the year ended
	March 31, 2023	March 31, 2024	March 31, 2025
Profit for the year attributable to non-controlling interests in PayPay Bank Corporation	3,562	5,037	5,052

(ii)	Summarized financial information

(In millions of yen)
	March 31, 2024	March 31, 2025
Total assets	2,051,330	2,179,939
Total liabilities	1,918,631	2,048,079
Total shareholders’ equity	132,699	131,860

	(In millions of yen)
	For the year ended
	March 31, 2023	March 31, 2024	March 31, 2025
Total revenue	38,187	43,322	49,658
Profit for the year	3,868	5,483	5,368
Total comprehensive income for the year, net of tax	3,141	4,351	1,915

	(In millions of yen)
	For the year ended
	March 31, 2023	March 31, 2024	March 31, 2025
Net cash provided by (used in) operating activities	(10,534)	38,709	82,238
Net cash used in investing activities	(2,858)	(238,302)	(102,940)
Net cash provided by (used in) financing activities	48,358	77,686	(3,645)
Effect of exchange rate changes on cash and cash equivalents	460	392	(11)

Increase (decrease) in cash and cash equivalents	35,426	(121,515)	(24,358)

39.	Related Party Transactions

The following tables provide significant balances and related party transactions for the years ended March 31, 2023, 2024 and 2025. For information about the Group’s structure, including the parent companies, refer to Note 1, Reporting Entity.

(1)	Transactions with Related Parties

For the year ended March 31, 2023

Significant balances and transactions between the Group and related parties are as follows:

Settlement and Other Operating Transactions

					(In millions of yen)
Relationship	Name	Transactions	Profit or loss [1]	Settlement amounts [2]	Outstanding receivable (payable) balances [3]
Parent company [4]	SoftBank Corp.	Granting PayPay Points to users on behalf of SoftBank Corp. [5]	—	17,745	1,509
					(341)
		Securitization transaction involving receivables	—	20,513	47,779
Subsidiary of parent company	SB Payment Service Corporation	Utilizing settlement system for merchants [6]	10,695	853,120	94,319
					(700)
Subsidiary of parent company	Yahoo Japan Corporation (currently LY Corporation)	Rendering settlement service [7]	13,768	1,858,411	(136,014)
		Bearing PayPay Points for user incentives [8]	16,397	—	(2,631)

[1]	Profit or loss shows the amount that is recorded in the Group’s Consolidated Statements of Profit or Loss.
[2]	Settlement amounts show the volume of settlements in millions of yen for settlement related services that are recorded as a balance sheet item and not recorded as profit or loss.
[3]	The receivable and payable amounts outstanding are unsecured and will be settled in cash.
[4]	SoftBank Corp. was a subsidiary of parent company until September 30, 2022 and became a parent company on October 1, 2022.
[5]	The Group grants PayPay Points to users on behalf of SoftBank Corp. and claims those amounts to SoftBank Corp.
[6]

The Group utilizes SB Payment Service Corporation’s settlement system for merchants, which enables users to collectively pay for charging PayPay Balance and Other Items and billings of telecommunication services of SoftBank Corp.

[7]	The Group renders settlement services such as for Yahoo Japan Corporation’s EC businesses.
[8]	The Group pays PayPay Points for user incentives awarded mainly by making purchases on Yahoo Japan Corporation’s EC business.

Financial Transactions

				(In millions of yen)
Relationship	Name	Transactions	Interest amounts	Outstanding receivable (payable) balances
Parent company [1]	Z Holdings Corporation (currently LY Corporation)	Loan payables and interest expenses	423	(95,102)
		Deposits and interest received	493	—

[1]	Z Holdings Corporation was a subsidiary of parent company until September 30, 2022 and became a parent company on October 1, 2022.

Equity Transactions

There are no significant impacts either on assets or liabilities as of March 31, 2023 or profit or loss for the year ended March 31, 2023 arising from the transactions listed in the table below.

	(In millions of yen)
Relationship	Name	Transactions	Amount
Subsidiary of parent company	Yahoo Japan Corporation (currently LY Corporation)	Acquisition of shares [1]	63,000
Subsidiary of parent company	Z Financial Corporation (currently LY Corporation)	Issuance of new shares [2]	69,933

[1]	On October 1, 2022, the Company acquired all of the shares of PayPay Card Corporation from Yahoo Japan Corporation, a subsidiary of SBG. Refer to Note 8, Business Combinations for details.

[2]	PayPay Bank Corporation issued Class A preferred shares at 79,200 yen per share.

For the year ended March 31, 2024

Significant balances and transactions between the Group and related parties are as follows:

Settlement and Other Operating Transactions

			(In millions of yen)
Relationship	Name	Transactions	Profit or loss [1]	Settlement amounts [2]	Outstanding receivable (payable) balances [3]
Parent company	SoftBank Corp.	Granting PayPay Points to users on behalf of SoftBank Corp. [4]	—	19,888	3,350
					(184)
		Securitization transaction involving receivables	—	51,543	80,278
Parent company	LY Corporation	Rendering settlement service [5]	15,701	1,768,955	(138,749)
		Bearing PayPay Points for user incentives [6]	6,573	—	(844)
Subsidiary of parent company	SB Payment Service Corporation	Utilizing settlement system for merchants [7]	10,245	912,322	36,144
					(4,471)
		Rendering settlement service [7]	—	419,058	(22,240)

[1]	Profit or loss shows the amount that is recorded in the Group’s Consolidated Statements of Profit or Loss.
[2]	Settlement amounts show the volume of settlements in millions of yen for settlement related services that are recorded as a balance sheet item and not recorded as profit or loss.
[3]	The receivable and payable amounts outstanding are unsecured and will be settled in cash.
[4]	The Group grants PayPay Points to users on behalf of SoftBank Corp. and claims those amounts to SoftBank Corp.
[5]

The Group renders settlement services such as for LY Corporation’s EC businesses. The amounts of profit or loss and settlement amount are total of those with Yahoo Japan Corporation on and before September 30, 2023 and those with LY Corporation after September 30, 2023, due to the intra-group reorganizations of LY Corporation on October 1, 2023. Refer to Note 1, Reporting Entity for further details of the intra-group reorganizations of LY Corporation.

[6]	The Group pays PayPay Points for user incentives awarded mainly by making purchases on LY Corporation’s EC business.
[7]

The Group utilizes SB Payment Service Corporation’s settlement system for merchants, which enables users to collectively pay for charging PayPay Balance and Other Items and billings of telecommunication services of SoftBank Corp.

Financial Transaction

	(In millions of yen)
Relationship	Name	Transactions	Interest amounts	Outstanding receivable (payable) balances
Parent company	LY Corporation	Loan payables and interest expenses [1]	502	(95,100)
		Deposits and interest received [1]	428	—

[1]

Interest amount is total of those with Z Holdings Corporation on and before September 30, 2023 and those with LY Corporation after September 30, 2023, due to the intra-group reorganizations of LY Corporation on October 1, 2023. Refer to Note 1, Reporting Entity for further details of the intra-group reorganizations of LY Corporation.

For the year ended March 31, 2025

Significant balances and transactions between the Group and related parties are as follows:

Settlement and Other Operating Transactions

			(In millions of yen)
Relationship	Name	Transactions	Profit or loss [1]	Settlement amounts [2]	Outstanding receivable (payable) balances [3]
Parent company	SoftBank Corp.	Granting PayPay Points to users on behalf of SoftBank Corp. [4]	—	36,385	4,546
					(259)
		Securitization transaction involving receivables	—	72,914	123,050
Parent company	LY Corporation	Rendering settlement service [5]	18,253	1,825,130	(148,646)
		Bearing PayPay Points for user incentives [6]	2,814	—	(474)
Subsidiary of parent company	SB Payment Service Corporation	Utilizing settlement system for merchants [7]	8,806	615,825	32,275
					(3,531)
		Rendering settlement service [7]	—	721,382	(39,036)

[1]	Profit or loss shows the amount that is recorded in the Group’s Consolidated Statements of Profit or Loss.
[2]	Settlement amounts show the volume of settlements in millions of yen for settlement related services that are recorded as a balance sheet item and not recorded as profit or loss.
[3]	The receivable and payable amounts outstanding are unsecured and will be settled in cash.
[4]	The Group grants PayPay Points to users on behalf of SoftBank Corp. and claims those amounts to SoftBank Corp.
[5]	The Group renders settlement services such as for LY Corporation’s EC businesses.
[6]	The Group pays PayPay Points for user incentives awarded mainly by making purchases on LY Corporation’s EC business.
[7]

The Group utilizes SB Payment Service Corporation’s settlement system for merchants, which enables users to collectively pay for charging PayPay Balance and Other Items and billings of telecommunication services of SoftBank Corp.

Financial Transactions

	(In millions of yen)
Relationship	Name	Transactions	Interest amounts	Outstanding receivable (payable) balances
Parent company	LY Corporation	Loan payables and interest expenses	493	(50,052)

(2)	Compensation for Key Executives

The compensation for our key executives (directors) is as follows:

	(In millions of yen)
	For the year ended
Types of compensation	March 31, 2023	March 31, 2024	March 31, 2025
Remuneration and bonuses	280	231	262

Total	280	231	262

40.	Commitments

Significant commitments for the purchase of goods and services are as follows:

	(In millions of yen)
	March 31, 2024	March 31, 2025
Purchase contracts for services	8,460	3,738
Intangible assets	1,183	1,138
Other	243	192

Total	9,886	5,068

41.	Supplemental Cash Flow Information

(1)	Classification of cash flows in Financial Services segment

The Group classifies the cash flows from changes in assets and liabilities associated with its banking business, such as loans and advances and deposits from customers, as cash flows from operating activities in the Consolidated Statements of Cash Flows because the changes are derived from the principal revenue-producing activities.

(2)	Significant Non-cash Transactions

Significant non-cash transactions are as follows:

	(In millions of yen)
	For the year ended
	March 31, 2023	March 31, 2024	March 31, 2025
Increase in right-of-use assets	2,112	1,852	8,862

42.	Subsequent Events

Acquisitions of PayPay Securities Corporation and PayPay Bank Corporation in April 2025

The Company entered into a series of transactions which resulted in the acquisitions of PayPay Securities Corporation and PayPay Bank Corporation carved out from SBG in April 2025. These transactions were completed on April 1, 2025, and April 11, 2025, respectively. Refer to Note 8, Business Combinations for further details.

The Third-party Allotment and the Exercise of the 1st Stock Options in April 2025

For the acquisition of PayPay Bank Corporation, the board of directors of the Company authorized the issuance of new shares to SoftBank Corp., LY Corporation, and SVF II Piranha (DE) LLC on December 13, 2024. Based on such authorization, the proceeds from the issuance of new shares in the amount of 105,722 million yen was received on April 10, 2025.

In addition, on April 4, 2025, all of the 1st Stock Options issued by the Company and held by SVF II Piranha (DE) LLC were exercised. Refer to Note 36, Share-based Payments for further details of the 1st Stock Options.

The details of the newly issued shares through a third-party allotment and the exercise of the 1st stock options are as follows:

	Third-party allotment	Exercise of the 1st Stock Options
Type of issued shares	Common shares	Common shares
Number of issued shares	55,769 thousand shares	31,802 thousand shares
Issue price	1,896 yen per share	500 yen per share
Total issuance amount	105,722 million yen	15,901 million yen
Number of shares issued to each underwriter (the stock option holder)	SoftBank Corp. (18,404 thousand shares) LY Corporation (18,404 thousand shares) SVF II Piranha (DE) LLC (18,961 thousand shares)	SVF II Piranha (DE) LLC (31,802 thousand shares)
Increase in issued capital	52,861 million yen	8,110 million yen
Increase in capital reserve	52,608 million yen	7,752 million yen
Payment period	From March 1, 2025 to August 29, 2025	—
Payment completion date	April 10, 2025	April 4, 2025

Note that the number of issued shares and the issue price presented above are retrospectively adjusted in respect of the share split that occurred on November 15, 2025. Refer to the section below Share Split in November 2025, for further details.

Share Split in November 2025

(1)	Resolution to Approve the Share Split

On October 29, 2025, the Company’s Board of Directors approved a share split of the Company’s common shares, which is effective as of November 15, 2025.

(2)	Purpose of the Share Split

The purpose of the share split is to enhance the liquidity of the Company’s shares and to expand the investor base by lowering the investment unit per share.

(3)	Overview of the Share Split

(i)	Method of the Share Split

As of November 14, 2025, each share of common stock held by shareholders recorded or registered in the final register of shareholders as on that date was split at a ratio of 200 shares for one share.

(ii)	Number of Shares to Be Increased as a Result of the Share Split

	Number of shares authorized (thousand shares)	Number of shares issued (thousand shares)
Before the share split	8,000	3,188
Increase in shares resulting from the share split	1,592,000	634,383

After the share split	1,600,000	637,571

(iii)	Effective Date of the Share Split

November 15, 2025.

(iv)	Accounting Treatment and Impact on Per Share Information

The share split does not affect total equity or shareholders’ proportionate interests. However, the number of shares or stock options, the exercise price and the fair value of the shares or stock options, and per share calculations are retrospectively adjusted and disclosed based on the new number of shares. Refer to Note 3, Restatement and Changes in Presentation for a detailed description of the manner in which the event affected the presentation of the consolidated financial statements.

Investment of Binance Japan Inc. in September 2025

On September 16, 2025, the Company acquired 40% of the shares of Binance Japan Inc., a cryptocurrency exchange in Japan. The Company will classify the entity as an associate accounted for using the equity method. The financial impact of this acquisition on the consolidated financial statements for the fiscal year ending March 31, 2026, is considered immaterial.

43.	Approval of Consolidated Financial Statements

The consolidated financial statements have been approved by Wataru Kagechika, Managing Corporate Officer and Chief Financial Officer, on December 17, 2025.

PayPay Corporation

Condensed Consolidated Statements of Financial Position (Unaudited)

	(In millions of yen)
	Notes	March 31, 2025	September 30, 2025
Assets
Cash and cash equivalents	7	369,811	386,583
Guarantee deposits	8	244,229	215,419
Call loans		63,000	106,000
Accounts receivable	9	141,054	183,205
Loans and advances to customers	10	1,927,607	2,094,582
Securities	11	1,075,748	1,351,723
Other financial assets		23,130	27,180
Property and equipment		14,493	14,752
Right-of-use assets		14,799	13,732
Intangible assets	12	65,672	66,595
Goodwill		15,157	15,157
Investments accounted for using the equity method		1,012	12,631
Deferred tax assets	13	49,392	103,570
Other assets		37,001	38,948

Total assets		4,042,105	4,630,077

	(In millions of yen)
	Notes	March 31, 2025	September 30, 2025
Liabilities
Deposits	14	2,385,939	2,731,145
Accounts payable	15	949,397	953,601
Income tax payables		6,477	6,164
Borrowings	16	399,578	546,763
Other financial liabilities		34,207	54,158
Provisions		7,041	7,528
Lease liabilities	16	12,097	10,742
Deferred tax liabilities		377	115
Other liabilities		23,261	17,237

Total liabilities		3,818,374	4,327,453

Shareholders’ equity
Issued capital	17	91,434	152,405
Share premium	17	13,727	37,260
Retained earnings (Accumulated deficit)	17	(4,887)	77,933
Accumulated other comprehensive loss	17	(379)	(574)

Equity attributable to owners of the parent company		99,895	267,024

Non-controlling interests		123,836	35,600

Total shareholders’ equity		223,731	302,624

Total liabilities and shareholders’ equity		4,042,105	4,630,077

See Notes to Condensed Consolidated Financial Statements

Condensed Consolidated Statements of Profit or Loss (Unaudited)

	(In millions of yen)
		For the six months ended
	Notes	September 30, 2024	September 30, 2025
Transaction and service income	18	94,345	118,907
Interest income	18	42,315	53,313
Gains (losses) on financial instruments	18	2,453	5,523
Other operating income		939	889

Total revenue		140,052	178,632

Point expenses		(23,642)	(28,421)
Settlement related cost		(21,151)	(23,901)
Employee benefit expenses		(20,675)	(21,729)
Professional and outsourcing services expenses		(13,714)	(14,814)
Provision for loss allowance		(11,136)	(11,313)
Other operating expenses		(35,405)	(42,002)

Total operating expenses	19	(125,723)	(142,180)

Operating profit		14,329	36,452
Share of loss of investments accounted for using the equity method		(252)	(163)

Profit before tax		14,077	36,289
Income tax benefit	13	1,277	47,740

Profit for the period		15,354	84,029

Attributable to
Owners of the parent company		13,986	83,097
Non-controlling interests		1,368	932

			(In yen)
Earnings per share
Earnings per share attributable to owners of the parent company [1]
Basic earnings per share	20	25.4	131.0
Diluted earnings per share	20	25.4	131.0

[1]	The share split occurred and became effective on November 15, 2025 and earnings per share has been retrospectively adjusted. Refer to Note 26, Subsequent Events for details of share split.

See Notes to Condensed Consolidated Financial Statements

Condensed Consolidated Statements of Profit or Loss (Unaudited)

	(In millions of yen)
		For the three months ended
	Notes	September 30, 2024	September 30, 2025
Transaction and service income	18	48,458	62,091
Interest income	18	21,011	27,878
Gains (losses) on financial instruments	18	826	1,962
Other operating income		622	547

Total revenue		70,917	92,478

Point expenses		(12,219)	(15,268)
Settlement related cost		(10,716)	(12,329)
Employee benefit expenses		(10,708)	(10,946)
Professional and outsourcing services expenses		(6,983)	(7,077)
Provision for loss allowance		(5,645)	(6,073)
Other operating expenses		(17,163)	(20,297)

Total operating expenses	19	(63,434)	(71,990)

Operating profit		7,483	20,488
Share of loss of investments accounted for using the equity method		(252)	(58)

Profit before tax		7,231	20,430
Income tax benefit	13	2,813	52,790

Profit for the period		10,044	73,220

Attributable to
Owners of the parent company		9,276	72,586
Non-controlling interests		768	634

			(In yen)
Earnings per share
Earnings per share attributable to owners of the parent company [1]
Basic earnings per share	20	16.9	113.9
Diluted earnings per share	20	16.9	113.9

[1]	The share split occurred and became effective on November 15, 2025 and earnings per share has been retrospectively adjusted. Refer to Note 26, Subsequent Events for details of share split.

See Notes to Condensed Consolidated Financial Statements

Condensed Consolidated Statements of Comprehensive Income (Unaudited)

	(In millions of yen)
		For the six months ended
	Notes	September 30, 2024	September 30, 2025
Profit for the period		15,354	84,029
Other comprehensive income (loss) for the period, net of tax
Items that may be reclassified subsequently to profit or loss
Changes in the fair value of debt instruments at FVTOCI		(494)	(53)
Exchange differences on translation of foreign operations		(12)	(13)

Total comprehensive income for the period, net of tax		14,848	83,963

Total comprehensive income for the period, net of tax attributable to
Owners of the parent company		13,911	82,933
Non-controlling interests		937	1,030

Condensed Consolidated Statements of Comprehensive Income (Unaudited)

	(In millions of yen)
		For the three months ended
	Notes	September 30, 2024	September 30, 2025
Profit for the period		10,044	73,220
Other comprehensive income (loss) for the period, net of tax
Items that may be reclassified subsequently to profit or loss
Changes in the fair value of debt instruments at FVTOCI		825	(925)
Exchange differences on translation of foreign operations		(21)	(4)

Total comprehensive income for the period, net of tax		10,848	72,291

Total comprehensive income for the period, net of tax attributable to
Owners of the parent company		9,285	71,882
Non-controlling interests		1,563	409

See Notes to Condensed Consolidated Financial Statements

Condensed Consolidated Statements of Changes in Equity (Unaudited)

For the six months ended September 30, 2024

	(In millions of yen)
		Equity attributable to owners of the parent company
	Notes	Issued capital	Share premium	Accumulated deficit	Accumulated other comprehensive loss	Total	Non- controlling interests	Total shareholders’ equity
Balance as of April 1, 2024 (Restated)		94,180	14,617	(43,516)	(119)	65,162	126,089	191,251
Profit for the period		—	—	13,986	—	13,986	1,368	15,354
Other comprehensive loss		—	—	—	(75)	(75)	(431)	(506)

Total Comprehensive income (loss) for the period		—	—	13,986	(75)	13,911	937	14,848

Dividends paid to non-controlling interests [1]		—	—	—	—	—	(2,519)	(2,519)
Dividends paid to the ultimate parent company [1]		—	—	(283)	—	(283)	—	(283)
Transfer from issued capital to share premium [2]		(2,746)	2,746	—	—	—	—	—
Transfer from share premium to accumulated deficit [2]		—	(2,746)	2,746	—	—	—	—
Changes in interests in subsidiaries [1]		—	34	—	—	34	(34)	—
Other		—	—	(2)	—	(2)	(1)	(3)

Total transactions with owners and other transactions		(2,746)	34	2,461	—	(251)	(2,554)	(2,805)

Balance as of September 30, 2024		91,434	14,651	(27,069)	(194)	78,822	124,472	203,294

[1]

In relation to business combination of entities under common control, any equity transactions undertaken by subsidiaries under common control with entities outside of the Company and its subsidiaries before the date of the actual transaction by the Company are included within “Dividends paid to the ultimate parent company”, “Dividends paid to non-controlling interests” and “Changes in interests in subsidiaries”.

[2]	These transfers were carried out to offset the accumulated deficit of the Company. Refer to Note 17, Issued Capital and Reserves for details.

For the six months ended September 30, 2025

	(In millions of yen)
		Equity attributable to owners of the parent company
	Notes	Issued capital	Share premium	Retained earnings (Accumulated deficit)	Accumulated other comprehensive loss	Total	Non- controlling interests	Total shareholders’ equity
Balance as of April 1, 2025		91,434	13,727	(4,887)	(379)	99,895	123,836	223,731
Profit for the period		—	—	83,097	—	83,097	932	84,029
Other comprehensive income (loss)		—	—	—	(164)	(164)	98	(66)

Total Comprehensive income (loss) for the period		—	—	83,097	(164)	82,933	1,030	83,963

Dividends paid to non-controlling interests		—	—	—	—	—	(2,909)	(2,909)
Dividends paid to the ultimate parent company		—	—	(311)	—	(311)	—	(311)
Issuance of new shares	17	60,971	60,360	—	—	121,331	—	121,331
Changes due to business combinations of entities under common control - PayPay Securities Corporation and PayPay Bank Corporation	6	—	(36,827)	—	—	(36,827)	(86,358)	(123,185)
Other		—	—	34	(31)	3	1	4

Total transactions with owners and other transactions		60,971	23,533	(277)	(31)	84,196	(89,266)	(5,070)

Balance as of September 30, 2025		152,405	37,260	77,933	(574)	267,024	35,600	302,624

See Notes to Condensed Consolidated Financial Statements

Condensed Consolidated Statements of Cash Flows (Unaudited)

	(In millions of yen)
		For the six months ended
	Notes	September 30, 2024	September 30, 2025
Cash flows from (used in) operating activities
Profit before tax		14,077	36,289
Adjustments for:
Depreciation and amortization		10,084	12,281
Loss on disposal of property and equipment and intangible assets		362	339
Other income and costs		705	(380)
Changes in assets and liabilities:
Guarantee deposits	8	107,164	28,810
Call loans		40,078	(43,000)
Accounts receivable	9	(18,408)	(42,164)
Loans and advances to customers	10	(114,751)	(166,975)
Securities		(21,904)	(57,209)
Deposits	14	110,562	345,207
Accounts payable	15	(58,022)	4,921
Other financial liabilities		(1,922)	19,670
Provisions		(1,816)	(50)
Other		8,051	(3,289)

Cash used in operations		74,260	134,450

Income tax paid		(4,424)	(7,739)
Income tax refunded		586	860

Net cash provided by operating activities		70,422	127,571

Cash flows from (used in) investing activities
Purchases of securities	11	(242,044)	(308,161)
Proceeds from sale of securities	11	95,278	90,146
Purchases of property and equipment		(2,148)	(3,575)
Purchases of intangible assets	12	(8,617)	(8,761)
Purchase of investment accounted for using the equity method		(1,360)	(11,655)
Other		(2,039)	(2,358)

Net cash used in investing activities		(160,930)	(244,364)

	(In millions of yen)
		For the six months ended
	Notes	September 30, 2024	September 30, 2025
Cash flows from (used in) financing activities
Net increase (decrease) in borrowings, current	16	(90,000)	40,000
Proceeds from long-term borrowings	16	319,700	652,150
Repayments of long-term borrowings	16	(288,218)	(544,966)
Repayments of lease liabilities	16	(1,194)	(1,526)
Proceeds from issuance of new common shares		—	121,331
Payments for the purchase of the equity interest of subsidiaries, through business combinations of entities under common control	6	—	(130,185)
Dividends paid to non-controlling interests		(2,519)	(2,909)
Dividends paid to the ultimate parent company		(283)	(311)
Other		1	—

Net cash provided by (used in) financing activities		(62,513)	133,584

Effect of exchange rate changes on cash and cash equivalents		(115)	(19)

Increase (decrease) in cash and cash equivalents		(153,136)	16,772
Cash and cash equivalents at the beginning of the period	7	744,323	369,811

Cash and cash equivalents at the end of the period	7	591,187	386,583

See Notes to Condensed Consolidated Financial Statements

Notes to Condensed Consolidated Financial Statements (Unaudited)

1.	Reporting Entity

PayPay Corporation (the “Company”, “we”, “us”, or “our”) was incorporated in June 2018 in Japan as a corporation (kabushiki kaisha) in accordance with the Companies Act of Japan (the “Companies Act”). The Company’s registered office is located at 1-3, Kioicho, Chiyoda-ku, Tokyo, Japan. The Company’s condensed consolidated financial statements are comprised of the Company and its subsidiaries (collectively, the “Group”). The Group is composed of two reportable segments, Payment segment and Financial service segment. Payment segment includes payment settlement services and related services through our PayPay app, and payment credit services such as revolving and installment payment options and cash advances. Financial service segment includes internet banking services, securities intermediary services and PayPay Point investment-related services, and loan management services.

The Company is 49.99% owned directly by B Holdings Corporation, 34.0% by SVF II Piranha (DE) LLC, 8.01% by LY Corporation and 8.01% by SoftBank Corp. The ultimate parent company of the Company is SoftBank Group Corp. (“SBG”).

The intermediate parent of the Company is B Holdings Corporation, which is owned by SBG through the following entities: Intermediary Holding Company; LY Corporation, A Holdings Corporation and SoftBank Corp.

On September 16, 2025, the Company acquired 40% of the shares of Binance Japan Inc., a cryptocurrency exchange in Japan. The Company has classified the entity as an associate accounted for using the equity method.

2.	Basis of Preparation

(1)	Compliance with International Accounting Standards 34 “Interim Financial Reporting” (“IAS 34”)

The Group’s condensed consolidated financial statements have been prepared on a going concern basis in accordance with IAS 34 issued by the International Accounting Standards Board.

The Group’s condensed consolidated financial statements do not contain all the information required in the annual consolidated financial statements and should be read in conjunction with the consolidated financial statements as of and for the fiscal years ended March 31, 2024 and 2025, which have been prepared in accordance with IFRS Accounting Standards as issued by the International Accounting Standards Board (“IASB”).

(2)	Basis of Measurement

The Group’s condensed consolidated financial statements have been prepared on a historical cost basis except for items such as financial instruments measured at fair value, and business combinations under common control accounted for using the book values in the ultimate parent company’s consolidated financial statements.

(3)	Functional Currency and Presentation Currency

Unless otherwise indicated, the Group’s condensed consolidated financial statements are presented in Japanese yen, which is both the functional currency of the Company and presentation currency of the Group, and amounts are rounded to the nearest million Japanese yen.

3.	Material Accounting Policies

The material accounting policies applied in the Group’s condensed consolidated financial statements are consistent with those of the consolidated financial statements as of and for the fiscal years ended March 31, 2024 and 2025, except for the following.

Income taxes

Income tax expense for interim periods is determined by applying the estimated annual effective tax rate to profit before tax, in accordance with IAS 34 Interim Financial Reporting. The estimated annual effective tax rate reflects management’s current expectations for the full fiscal year, based on assessments performed at each group company, and is subject to change as new information becomes available. Any revisions to these estimates are recognized in the interim period in which the changes occur.

4.	Use of Estimates and Judgments

The preparation of the Group’s condensed consolidated financial statements requires the management to make estimates and assumptions that affect the reported amounts of revenues, expenses, assets and liabilities, and the accompanying disclosures. These estimates and assumptions are based on the best judgment of the management considering historical experience and various factors deemed to be reasonable as of the end of the reporting period. Given their nature, uncertainty about these estimates and assumptions could result in outcomes that require a material adjustment to the carrying amount of assets or liabilities affected in future periods.

The estimates and assumptions are continuously reviewed by the management as these estimates may change as new events occur. The effects of a change in estimates and assumptions are recognized in the period of the change and in any future periods affected.

Except for the reassessment of deferred tax assets, the condensed consolidated financial statements are prepared based on the same judgments, estimates and assumptions as those applied and described in the consolidated financial statements as of and for the years ended March 31, 2024 and 2025. For further details, refer to Note 13, Income Tax.

5.	Segment Information

(1)	Overview of Reportable Segments

The Group’s operating segments are components of the Group that engage in business activities from which they may earn revenues and incur expenses, and those components’ discrete financial information is available. Such operating segments engage in business activities that earn revenues and incur expenses and the operating segments are subject to regular review by the Chief Executive Officer (“CEO”), who is the Group’s Chief Operating Decision Maker (“CODM”), in deciding how to allocate resources and in assessing performance.

Accordingly, the Group has two operating segments, Payment segment and Financial service segment, which are also reportable segments that are determined based on the Group’s corporate structure and the nature of services as described below.

(i)	Payment segment

The Payment segment mainly consists of PayPay Corporation and PayPay Card Corporation. This segment includes payment settlement services and related services offered through our PayPay app and payment credit services such as revolving and installment payment options and cash advances.

(ii)	Financial service segment

The Financial service segment mainly consists of PayPay Bank Corporation, PayPay Securities Corporation, and Credit Engine, Inc. This segment includes financial service such as internet banking services, securities intermediary services and PayPay Point investment-related services, and loan management services.

(2)	Profit or Loss for the Group’s Reportable Segments

The Group’s CODM primarily uses revenue and operating profit or loss to allocate resources and assess performance. The Group’s segment profit or loss for each reportable segment is prepared in the same basis as the Group’s condensed consolidated financial statements. The total of individual segment profit or loss is equivalent to operating profit or loss presented on the Group’s Condensed Consolidated Statements of Profit or Loss.

Segment financial information presented below does not include assets or liabilities, as the Group’s CODM does not allocate resources or assess performance based on such information.

Inter-segment transaction prices are determined in the same manner as arm’s length transactions with external customers.

For the six months ended September 30, 2024

(In millions of yen)
	Payment	Financial service	Inter-segment eliminations	Consolidated
Transaction and service income
Revenue from external customers	81,704	12,641	—	94,345
Inter-segment revenue	670	870	(1,540)	—

Total transaction and service income	82,374	13,511	(1,540)	94,345

Interest income	33,253	9,062	—	42,315
Gains (losses) on financial instruments	(218)	2,671	—	2,453
Other operating income	853	86	—	939

Total revenue	116,262	25,330	(1,540)	140,052

Operating expenses	(104,232)	(23,031)	1,540	(125,723)

Segment profit	12,030	2,299	—	14,329

(Reconciliation to profit before tax)
Share of loss of investments accounted for using the equity method				(252)

Profit before tax				14,077

For the six months ended September 30, 2025

(In millions of yen)
	Payment	Financial service	Inter-segment eliminations	Consolidated
Transaction and service income
Revenue from external customers	104,501	14,406	—	118,907
Inter-segment revenue	484	390	(874)	—

Total transaction and service income	104,985	14,796	(874)	118,907

Interest income	39,720	13,593	—	53,313
Gains (losses) on financial instruments	1,802	3,721	—	5,523
Other operating income	799	90	—	889

Total revenue	147,306	32,200	(874)	178,632

Operating expenses	(115,781)	(27,273)	874	(142,180)

Segment profit	31,525	4,927	—	36,452

(Reconciliation to profit before tax)
Share of loss of investments accounted for using the equity method				(163)

Profit before tax				36,289

For the three months ended September 30, 2024

(In millions of yen)
	Payment	Financial service	Inter-segment eliminations	Consolidated
Transaction and service income
Revenue from external customers	41,995	6,463	—	48,458
Inter-segment revenue	328	385	(713)	—

Total transaction and service income	42,323	6,848	(713)	48,458

Interest income	16,356	4,655	—	21,011
Gains (losses) on financial instruments	(393)	1,219	—	826
Other operating income	566	56	—	622

Total revenue	58,852	12,778	(713)	70,917

Operating expenses	(52,722)	(11,425)	713	(63,434)

Segment profit	6,130	1,353	—	7,483

(Reconciliation to profit before tax)
Share of loss of investments accounted for using the equity method				(252)

Profit before tax				7,231

For the three months ended September 30, 2025

(In millions of yen)
	Payment	Financial service	Inter-segment eliminations	Consolidated
Transaction and service income
Revenue from external customers	54,858	7,233	—	62,091
Inter-segment revenue	237	202	(439)	—

Total transaction and service income	55,095	7,435	(439)	62,091

Interest income	20,459	7,419	—	27,878
Gains (losses) on financial instruments	239	1,723	—	1,962
Other operating income	494	53	—	547

Total revenue	76,287	16,630	(439)	92,478

Operating expenses	(59,258)	(13,171)	439	(71,990)

Segment profit	17,029	3,459	—	20,488

(Reconciliation to profit before tax)
Share of loss of investments accounted for using the equity method				(58)

Profit before tax				20,430

6.	Business Combinations

For the six months ended September 30, 2024

There were no significant business combinations.

For the six months ended September 30, 2025

Acquisition of PayPay Securities Corporation and PayPay Bank Corporation

The Company entered a series of transactions and acquired PayPay Securities Corporation and PayPay Bank Corporation from SBG in April 2025.

On April 1, 2025, the Company acquired additional 31.0% common shares of PayPay Securities Corporation, in which the Company had held 35.0% of the common shares prior to the transactions. The common shares were acquired from SoftBank Corp. and LY Corporation, subsidiaries of SBG. PayPay Securities Corporation also issued to the Company additional common shares on April 1, 2025 for total consideration of 12,807 million yen. As a result of the transactions, the Company held 75.2% of the common shares of PayPay Securities Corporation as of April 1, 2025. Also, on April 11, 2025, the Company acquired 47.1% of the common shares and all the non-voting Class A preferred shares of PayPay Bank Corporation from Z Financial Corporation (currently LY Corporation after a merger on August 1, 2025), a subsidiary of SBG, and Mitsui Sumitomo Insurance Co., Ltd. for consideration of 117,378 million yen. After the conversion of the non-voting Class A preferred shares of PayPay Bank Corporation into common shares, effective April 28, 2025, the Company held 75.5% of the common shares of PayPay Bank Corporation.

PayPay Securities Corporation is engaged in the securities intermediary business and PayPay Point investment service related business, and PayPay Bank Corporation is engaged in the internet banking business. Through the transactions, the Group aims to create synergies in the Payment Settlement Services and plans to further expand its market share in the cashless services market by providing PayPay Settlement Services and internet banking and securities intermediary services.

Those transactions were accounted for as business combinations of entities under common control as the Company and PayPay Securities Corporation as well as PayPay Bank Corporation were controlled by SBG before and after the transactions. As business combinations of entities under common control, the Group applied the pooling of interests method, recognizing the effects of the business combination from April 1, 2022. In all periods presented in these condensed consolidated financial statements, the Group recognized the assets, liabilities, and results of operations of PayPay Securities Corporation and PayPay Bank Corporation at the historical book values recorded by SBG in its consolidated financial statements. On April 1 and 11, 2025, the Company acquired common shares of PayPay Securities Corporation and common shares and Class A preferred shares of PayPay Bank Corporation, respectively, increasing the Company’s ownership interests. As a result, the Group derecognized non-controlling interest of those entities in total shareholder’s equity, which resulted in 86,358 million yen decrease in non-controlling interest and 36,827 million yen decrease in share premium in the Condensed Consolidated Statements of Financial Position as of September 30, 2025. Also, the Group recognized 130,185 million yen cash used in Payments for the purchase of the equity interest of subsidiaries, through business combinations of entities under common control in the Condensed Consolidated Statements of Cash Flows.

As a result of the application of the pooling of interests method, the Group recognized its share of the corresponding goodwill previously recognized by SBG based on historical cost. This goodwill has been allocated to the Group’s cash generating unit in which PayPay Securities Corporation’s operations are included. There is no goodwill recognized arising from the acquisition of PayPay Bank Corporation.

7.	Cash and Cash Equivalents

Cash and cash equivalents are as follows:

	(In millions of yen)
	March 31, 2025	September 30, 2025
Payment:
Cash and demand deposits	141,289	95,936
Restricted cash related to transfers of credit card receivables	734	420

Subtotal	142,023	96,356
Financial service:
Cash and demand deposits	15,530	18,246
Time deposits (maturities of three months or less)	—	1,003
Deposits with the Bank of Japan [1]	212,258	270,978

Subtotal	227,788	290,227

Total	369,811	386,583

[1]

The Company’s banking subsidiary, PayPay Bank Corporation, is required by the Act on the Reserve Deposit Requirement System to deposit with the Bank of Japan an amount exceeding a certain ratio of deposits (legal reserve), and it deposits an amount exceeding the legal reserve.

8.	Guarantee Deposits

Guarantee deposits are as follows:

	(In millions of yen)
	March 31, 2025	September 30, 2025
Payment:
Guarantee deposits under Payment Services Act [1][2]	219,466	192,711

Subtotal	219,466	192,711
Financial service:
Other [2][3]	24,763	22,708

Subtotal	24,763	22,708

Total	244,229	215,419

[1]

In accordance with the Payment Services Act, the Group is required to deposit certain amounts with Legal Affairs Bureau (the “guarantee deposit”) for the unused prepaid balance deposited by users. The guarantee deposit amount must cover 100% of the total unused prepaid balance of PayPay Money. The Group also has PayPay Money Lite for which the Group is required to deposit the amount equal to 50% of the total unused prepaid balance.

[2]	Guarantee deposits are classified as financial assets measured at amortized cost.
[3]	These are mainly cash segregated as deposits for customers.

9.	Accounts Receivable

Accounts receivable are as follows:

	(In millions of yen)
	March 31, 2025	September 30, 2025
Settlement receivables [1][3]	94,087	95,300
Other receivables [2][3]	47,819	88,731
Loss allowance	(852)	(826)

Total	141,054	183,205

[1]

Receivables primarily due from external payment service providers, who collect the amount equivalent to PayPay Balance and Other Items charged by PayPay Users through their payment methods on behalf of the Group.

[2]

Other receivables include mainly cash deposits collected by financial institutions from users, but not yet paid out to the Group. The balances were 28,054 million yen and 66,753 million yen as of March 31, 2025 and September 30, 2025, respectively.

[3]	These assets are classified as financial assets measured at amortized cost.

10.	Loans and advances to customers

Loans and advances to customers are as follows:

	(In millions of yen)
	March 31, 2025	September 30, 2025
Payment:
Credit card receivables	1,045,681	1,114,017
Loss allowance	(43,739)	(38,210)

Subtotal	1,001,942	1,075,807
Financial service:
Mortgage loans [1]	664,594	731,279
Overdraft	261,943	288,702
Other	383	309
Loss allowance	(1,255)	(1,515)

Subtotal	925,665	1,018,775

Total	1,927,607	2,094,582

[1]

Mortgage loans include the loans acquired from a financial institution with a guarantee up to 1% provided by the seller, which amounts to 187,471 million yen and 181,601 million yen as of March 31, 2025 and September 30, 2025, respectively.

11.	Securities

Securities are as follows:

	(In millions of yen)
	March 31, 2025	September 30, 2025
Payment:
Government securities [1]	35,953	72,741

Subtotal	35,953	72,741
Financial service:
Government securities [2]	329,062	444,624
Corporate and other debt securities [2]	295,707	352,966
Asset backed securities	282,333	292,342
Exchange traded funds [3]	132,509	188,810
Equity securities	184	240

Subtotal	1,039,795	1,278,982

Total	1,075,748	1,351,723

[1]	Government securities within Payment segment are purchased for the purpose of meeting the deposit requirement under the Payment Services Act. Refer to Note 8, Guarantee Deposits for details.
[2]	These securities include assets pledged as collateral at the Bank of Japan and Japanese Banks’ Payment Clearing Network.
[3]	Exchange traded funds are mainly held for PayPay Point investment-related business.

12.	Intangible Assets

Changes of intangible assets are as follows:

	(In millions of yen)
	2024	2025
Balance as of April 1	61,690	65,672
Additions	8,259	8,758
Amortization	(6,808)	(7,554)
Other	(202)	(281)

Balance as of September 30	62,939	66,595

13.	Income Tax

The Group regularly assesses the recoverability of deferred tax assets in accordance with IAS12 “Income Taxes”, considering whether it is probable that sufficient taxable profit will be available to utilize deductible temporary differences and carryforward of unused tax losses.

As of September 30, 2025, the Company reassessed the recoverability of its deferred tax assets in light of projections of future taxable profit. As a result, the Company recognized additional deferred tax assets relating to deductible temporary differences and carryforward of unused tax losses that had not been previously recognized. The basis for this conclusion is as follows:

•	It has become probable that taxable profit will be generated for two consecutive fiscal years at the end of the current fiscal year.

•	The unused tax losses resulted from identifiable causes that are unlikely to recur in the future.

•

Based on a critical assessment of historical performance and approved business plans for the next four years, the Company concluded that sufficient taxable profit is expected to be generated during the periods in which the carryforward of unused tax losses can be utilized.

Accordingly, as of September 30, 2025, the Company recognized additional deferred tax assets of 57,535 million yen. These changes were mainly attributable to the recognition of deferred tax assets of 17,178 million yen arising from temporary differences related to deposits and 32,231 million yen arising from carryforward of unused tax losses.

As a result, deductible temporary differences and carryforward of unused tax losses for which deferred tax assets are not recognized are as follows:

	(In millions of yen)
	March 31, 2025	September 30, 2025
Deductible temporary differences	135,389	68,307
Carryforward of unused tax losses	141,868	34,576

Total	277,257	102,883

Breakdown of carryforward of unused tax losses by expiry date for which deferred tax assets are not recognized are as follows:

	(In millions of yen)
	March 31, 2025	September 30, 2025
Within 1 year	315	887
Between 1 year and 2 years	887	1,529
Between 2 years and 3 years	1,529	—
Between 3 years and 4 years	—	1,559
5 years and after	139,137	30,601

Total	141,868	34,576

14.	Deposits

Deposits are as follows:

	(In millions of yen)
	March 31, 2025	September 30, 2025
Payment:
PayPay Users’ deposits [1][2]	391,595	426,108

Subtotal	391,595	426,108
Financial service:
Demand deposits	1,688,643	1,929,899
Time deposits	152,393	163,015
Deposits from customers in the securities business	142,236	200,892
Other	11,072	11,231

Subtotal	1,994,344	2,305,037

Total	2,385,939	2,731,145

[1]	PayPay Users’ deposits are PayPay Balance and Other Items held by PayPay Users in PayPay Settlement Services.
[2]

PayPay Users’ deposits include PayPay Money which PayPay Users can withdraw at user’s discretion. The balance of PayPay Money amounts to 170,030 million yen and 189,087 million yen as of March 31, 2025 and September 30, 2025 respectively.

15.	Accounts Payable

Accounts payable are as follows:

	(In millions of yen)
	March 31, 2025	September 30, 2025
Settlement payable [1]	902,682	911,749
Credit card payable [1]	27,913	24,943
Other payables [1]	18,802	16,909

Total	949,397	953,601

[1]	These accounts payable are classified as financial liabilities measured at amortized cost.

16.	Borrowings and Lease Liabilities

Components of Borrowings and lease liabilities are as follows:

	(In millions of yen)
	March 31, 2025	September 30, 2025
Borrowings
Payment:
Loan payables [1]	213,050	259,675
Commercial papers	84,000	105,000

Subtotal	297,050	364,675
Financial service:
Loan payables [1]	102,528	182,088

Subtotal	102,528	182,088

Total	399,578	546,763

Lease liabilities
Payment	11,121	10,068
Financial service	976	674

Total	12,097	10,742

[1]

In the Payment segment, the increase mainly arises from a higher balance of securitization of loans and advances to customers. In the Financial service segment, the increase is mainly attributable to a higher balance of repurchase agreements.

17.	Issued Capital and Reserves

(1)	Authorized Shares and Issued Capital

The movement of authorized shares and shares issued is as follows:

(In thousands of shares)
	Number of authorized shares	Number of shares issued [2][3]
Common shares [1]
April 1, 2025	1,600,000	550,000
Increase during the year [2]	—	87,571
Decrease during the year	—	—

September 30, 2025 [3]	1,600,000	637,571

[1]

Holders of common shares are entitled to receive dividends. Each common share carries one vote at general meetings of shareholders. All shares issued by the Group have no par value and the Group holds no Treasury Shares of the Company. Common shares are reserved for issue under outstanding share options. Refer to Note 21, Share-based Payments for details of the number of common shares and the relevant terms. The number of shares presented above are retrospectively adjusted in respect of the share split that occurred on November 15, 2025. Refer to Note 26, Subsequent Events, for further details.

[2]

During the six months ended September 30, 2025, the Company implemented a third-party allotment of new shares to SoftBank Corp., LY Corporation, and SVF II Piranha (DE) LLC. Also, all of the 1st Stock Options issued by the Company and held by SVF II Piranha (DE) LLC were exercised. Refer to Note 23, Related Party Transactions.

[3]	All common shares are fully paid.

(2)	Share Premium and Retained Earnings

(i)	Share Premium

Legal capital reserve

Under the Companies Act, at least 50% of the proceeds of certain issuances of share capital shall be credited to issued capital. The remaining proceeds shall be credited to share premium. The Companies Act permits, upon approval at the general shareholders’ meeting, the transfer of amounts from share premium to issued capital.

Transaction costs of equity transaction

Transaction costs of an equity transaction were directly deducted from share premium. The amount deducted for the six months ended September 30, 2025 was 293 million yen.

(ii)	Retained Earnings

Legal earnings reserve

The Companies Act requires that an amount equal to at least 10% of dividends from surplus, as defined under the Companies Act, shall be appropriated as capital reserve (part of share premium), or appropriated for legal earnings reserve (part of retained earnings) until the aggregate amount of capital reserve and legal earnings reserve is equal to 25% of share capital. The legal earnings reserve may be used to eliminate or reduce a deficit or be transferred to other retained earnings upon approval at the general shareholders’ meetings.

(3)	Accumulated other comprehensive loss

Changes in accumulated other comprehensive loss are as follows:

	(In millions of yen)
	Changes in debt instruments measured at FVTOCI	Exchange differences on translation of foreign operations
Balance as of April 1, 2025	(373)	(6)
Other comprehensive loss (attributable to owners of the parent company)	(182)	(13)

Balance as of September 30, 2025	(555)	(19)

18.	Revenue

(1)	Disaggregation of Revenue

(i)	Revenue recognized from contracts with customers and other sources

	(In millions of yen)
	For the six months ended
	September 30, 2024	September 30, 2025
Revenue from contracts with customers
Transaction and service income	94,345	118,907
Revenue from other sources
Interest income [1]	42,315	53,313
Gains (losses) on financial instruments	2,453	5,523
Other operating income	939	889

Total	140,052	178,632

	(In millions of yen)
	For the three months ended
	September 30, 2024	September 30, 2025
Revenue from contracts with customers
Transaction and service income	48,458	62,091
Revenue from other sources
Interest income [1]	21,011	27,878
Gains (losses) on financial instruments	826	1,962
Other operating income	622	547

Total	70,917	92,478

[1]

The Group pays guarantee fees to third-party financial institutions to mitigate the credit risk of loans and advances to customers. In accordance with IFRS 9, these guarantee fees, which represent amounts paid by the Group, are included in the calculation under the effective interest method and therefore reduce interest income. The guarantee fees were 8,671 million yen and 10,584 million yen for the six months ended September 30, 2024 and 2025, respectively, and 4,396 million yen and 5,372 million yen for the three months ended September 30, 2024 and 2025, respectively.

(ii)	Disaggregation of revenue from contracts with customers by type of service

For the six months ended September 30, 2024

	(In millions of yen)
	Payment	Financial service	Total
Payment Settlement Services
PayPay Settlement Services	89,011	—	89,011
Credit Payment Settlement Services and Acquiring Services [1]	17,060	—	17,060
Debit Payment Settlement Services	—	2,466	2,466
Payment settlement services deduction [2]	(35,177)	(645)	(35,822)
Subtotal	70,894	1,821	72,715
Financial services	—	10,695	10,695
Other [3][4]	10,810	125	10,935

Total [5]	81,704	12,641	94,345

For the six months ended September 30, 2025

	(In millions of yen)
	Payment	Financial service	Total
Payment Settlement Services
PayPay Settlement Services	116,113	—	116,113
Credit Payment Settlement Services and Acquiring Services [1]	20,866	—	20,866
Debit Payment Settlement Services	—	2,614	2,614
Payment settlement services deduction [2]	(46,281)	(684)	(46,965)
Subtotal	90,698	1,930	92,628
Financial services	—	11,772	11,772
Other [3][4]	13,803	704	14,507

Total [5]	104,501	14,406	118,907

For the three months ended September 30, 2024

	(In millions of yen)
	Payment	Financial service	Total
Payment Settlement Services
PayPay Settlement Services	46,630	—	46,630
Credit Payment Settlement Services and Acquiring Services [1]	8,772	—	8,772
Debit Payment Settlement Services	—	1,239	1,239
Payment settlement services deduction [2]	(18,982)	(325)	(19,307)
Subtotal	36,420	914	37,334
Financial services	—	5,478	5,478
Other [3][4]	5,575	71	5,646

Total [5]	41,995	6,463	48,458

For the three months ended September 30, 2025

	(In millions of yen)
	Payment	Financial service	Total
Payment Settlement Services
PayPay Settlement Services	71,917	—	71,917
Credit Payment Settlement Services and Acquiring Services [1]	10,794	—	10,794
Debit Payment Settlement Services	—	1,337	1,337
Payment settlement services deduction [2]	(35,121)	(352)	(35,473)
Subtotal	47,590	985	48,575
Financial services	—	5,788	5,788
Other [3][4]	7,268	460	7,728

Total [5]	54,858	7,233	62,091

[1]

Revenue from Credit Payment Settlement Services and Acquiring Services is presented net of interchange fees charged by the credit card issuer in respect of Acquiring Services, as the Group recognizes revenue based on the settlement amount of the purchase transaction and the predetermined rate, less such interchange fees. The interchange fees were 5,336 million yen and 5,293 million yen for the six months ended September 30, 2024 and 2025, respectively, and 2,427 million yen and 2,624 million yen for the three months ended September 30, 2024 and 2025, respectively.

[2]	Payment settlement services deduction mainly consists of rewards given to customers, all the deduction is related to the Payment Settlement Services only.
[3]

Other in the Payment segment includes revenues primarily earned from a monthly paid subscription plan for PayPay Merchants, and is presented net of a revenue deduction, which amounts to 1,318 million yen and 1,593 million yen for the six months ended September 30, 2024 and 2025, respectively, and 640 million yen and 858 million yen for the three months ended September 30, 2024 and 2025, respectively. These deductions mainly relate to consideration payable to customers in connection with annual membership fees for PayPay Card Gold.

[4]	Other in the Financial service segment includes revenues primarily earned from system platform services provided by Credit Engine, Inc.
[5]	Almost all revenues from external customers of the Group were generated in Japan, which is the Company’s country of domicile.

19.	Operating Expenses

Operating expenses by nature are as follows:

For the six months ended September 30, 2024

	(In millions of yen)
	Payment	Financial service	Inter-segment eliminations	Consolidated
Point expenses [1]	23,642	—	—	23,642
Settlement related cost [2]	16,259	5,170	(278)	21,151
Employee benefit expenses	16,814	3,861	—	20,675
Professional and outsourcing services expenses [3]	9,187	4,583	(56)	13,714
Provision for loss allowance	10,888	248	—	11,136
Other operating expenses
Depreciation and amortization	6,952	2,523	—	9,475
License fees	8,887	—	—	8,887
Advertising and promotion expenses	2,954	2,040	(301)	4,693
Tax and charges	1,161	1,133	—	2,294
Interest expenses	1,399	706	(523)	1,582
Amortization of contract cost	609	—	—	609
Other	5,480	2,767	(382)	7,865

Subtotal	27,442	9,169	(1,206)	35,405

Total	104,232	23,031	(1,540)	125,723

For the six months ended September 30, 2025

	(In millions of yen)
	Payment	Financial service	Inter-segment eliminations	Consolidated
Point expenses [1]	28,421	—	—	28,421
Settlement related cost [2]	18,526	5,757	(382)	23,901
Employee benefit expenses	16,936	4,795	(2)	21,729
Professional and outsourcing services expenses [3]	10,328	4,624	(138)	14,814
Provision for loss allowance	11,027	286	—	11,313
Other operating expenses
Depreciation and amortization	8,101	3,383	—	11,484
License fees	8,784	2	—	8,786
Advertising and promotion expenses	3,132	1,860	(157)	4,835
Tax and charges	1,230	1,041	—	2,271
Interest expenses	1,550	3,074	(54)	4,570
Amortization of contract cost	797	—	—	797
Other	6,949	2,451	(141)	9,259

Subtotal	30,543	11,811	(352)	42,002

Total	115,781	27,273	(874)	142,180

For the three months ended September 30, 2024

	(In millions of yen)
	Payment	Financial service	Inter-segment eliminations	Consolidated
Point expenses [1]	12,219	—	—	12,219
Settlement related cost [2]	8,273	2,585	(142)	10,716
Employee benefit expenses	8,709	1,999	—	10,708
Professional and outsourcing services expenses [3]	4,851	2,157	(25)	6,983
Provision for loss allowance	5,533	112	—	5,645
Other operating expenses
Depreciation and amortization	3,545	1,261	—	4,806
License fees	4,376	—	—	4,376
Advertising and promotion expenses	1,011	1,063	(139)	1,935
Tax and charges	577	553	—	1,130
Interest expenses	658	366	(208)	816
Amortization of contract cost	315	—	—	315
Other	2,655	1,329	(199)	3,785

Subtotal	13,137	4,572	(546)	17,163

Total	52,722	11,425	(713)	63,434

For the three months ended September 30, 2025

	(In millions of yen)
	Payment	Financial service	Inter-segment eliminations	Consolidated
Point expenses [1]	15,268	—	—	15,268
Settlement related cost [2]	9,689	2,862	(222)	12,329
Employee benefit expenses	8,463	2,485	(2)	10,946
Professional and outsourcing services expenses [3]	5,049	2,099	(71)	7,077
Provision for loss allowance	5,940	133	—	6,073
Other operating expenses
Depreciation and amortization	4,060	1,695	—	5,755
License fees	4,501	2	—	4,503
Advertising and promotion expenses	1,721	795	(69)	2,447
Tax and charges	606	428	—	1,034
Interest expenses	786	1,610	(29)	2,367
Amortization of contract cost	411	—	—	411
Other	2,764	1,062	(46)	3,780

Subtotal	14,849	5,592	(144)	20,297

Total	59,258	13,171	(439)	71,990

[1]

Point expenses are incurred primarily when the Group grants reward points to PayPay User through various reward programs, which PayPay User can use reward points at the merchants to pay off balance due in a purchase transaction.

[2]

Settlement related cost includes fees paid to banks for users to charge their PayPay Balance from their bank accounts and brand or network fees paid to international card brands. Settlement related cost also includes interbank transaction fees.

[3]	Professional and outsourcing services expenses include customer service related costs, system development labor, and other professional services.

20.	Earnings Per Share

(1)	Basis for Calculation of Basic Earnings Per Share

The profit (loss) for the period and the weighted average number of shares used in the calculation of basic earnings per share (“EPS”) are as follows:

	For the six months ended
	September 30, 2024	September 30, 2025
Profit (loss) for the period attributable to owners of the parent company (Millions yen)	13,986	83,097
Weighted average number of issued common shares during the period (Thousand shares) [1]	550,000	634,307

Basic earnings (loss) per share (Yen) [1]	25.4	131.0

	For the three months ended
	September 30, 2024	September 30, 2025
Profit (loss) for the period attributable to owners of the parent company (Millions yen)	9,276	72,586
Weighted average number of issued common shares during the period (Thousand shares) [1]	550,000	637,571

Basic earnings (loss) per share (Yen) [1]	16.9	113.9

[1]	The share split occurred and became effective on November 15, 2025 and earnings per share has been retrospectively adjusted. Refer to Note 26, Subsequent Events for details of share split.

(2)	Basis for Calculation of Diluted Earnings Per Share

The calculation of the diluted earnings per share is based on the following data:

	(In millions of yen) (Except number of shares and EPS)
	For the six months ended
	September 30, 2024	September 30, 2025
Profit (loss) for the period attributable to owners of the parent company	13,986	83,097
Weighted average number of issued common shares during the period (Thousand shares) [1]	550,000	634,307
Effects of dilutive potential common shares [2]	—	—

Weighted average number of common shares adjusted for the effect of dilution (Thousand shares)	550,000	634,307

Diluted earnings (loss) per share (Yen)	25.4	131.0

	(In millions of yen) (Except number of shares and EPS)
	For the three months ended
	September 30, 2024	September 30, 2025
Profit (loss) for the period attributable to owners of the parent company	9,276	72,586
Weighted average number of issued common shares during the period (Thousand shares) [1]	550,000	637,571
Effects of dilutive potential common shares [2]	—	—

Weighted average number of common shares adjusted for the effect of dilution (Thousand shares) [1]	550,000	637,571

Diluted earnings (loss) per share (Yen) [1]	16.9	113.9

[1]	The share split occurred and became effective on November 15, 2025 and earnings per share has been retrospectively adjusted. Refer to Note 26, Subsequent Events for details of share split.
[2]

The potential dilutive effect of the 1st series of Stock Options in the previous fiscal year is not disclosed, as the estimated difference between basic and diluted earnings per share was determined not to be material. In addition, the 2nd to 49th series of Stock Options had an IPO condition as their condition of vesting and therefore were not included in the computation of diluted earnings per share.

21. Share-Based Payments

Note that the number of the shares or stock options, the exercise price, and the fair value of the shares on the grant date presented below have been retrospectively adjusted in respect of the share split that occurred on November 15, 2025. Refer to Note 26, Subsequent Events, for further details.

Expenses Arising from Share-based Payments

There were no operating expenses recognized in the Group’s Condensed Consolidated Statements of Profit or Loss in connection with share-based payments for the three and six month periods ended September 30, 2024 and 2025, as it was not deemed probable that the IPO condition would be achieved.

Exercise of 1st Stock Options

On April 4, 2025, all of the 1st Stock Options held by SVF II Piranha (DE) LLC were exercised and the weighted average share price at the date of exercise was 1,300 yen. Refer to Note 17, Issued Capital and Reserves and Note 23, Related Party Transactions.

Grant of 47th to 49th series of Stock Options

(1) Overview of the Stock Option

The Group has stock option plans for directors, corporate officers and other employees for the purpose of attracting and retaining exceptionally qualified and talented human resources to achieve the Group’s business goals.

(2) Stock Options Outstanding

The Group’s stock options issued during the six months ended September 30, 2025 are as follows:

Year of grant and name	2025 47th Stock Option	2025 48th Stock Options	2025 49th Stock Options
Grant date	April 28, 2025	April 28, 2025	April 28, 2025
Grantee	Employees	Directors and corporate officers	Directors and corporate officers
Number of options granted	See the table below [3]	See the table below [3]	569 thousand shares
Settlement method	Equity settlement	Equity settlement	Equity settlement
Exercisable period	See the table below [3]	See the table below [3]	From June 1, 2025 to May 31, 2045
Conditions of vesting	Service condition [1] IPO condition [2]	Service condition [1] IPO condition [2]	IPO condition [2]

[1]	Service condition

Holders of stock options must be directors, corporate officers, or other permanent employees of the Company or its subsidiaries at the time of exercising the rights. The stock options are forfeited upon resignation from the Group. However, this shall not apply in cases where the Board of Directors approves the condition such as retirement due to expiration of term of office or mandatory retirement age.

[2]	IPO condition

Holders of stock options may exercise their stock options only when the Company’s shares are listed on a financial instruments exchange market.

[3]	Number of stock options granted, exercisable period

The number of 2025 47th and 48th Stock Options by exercisable period is as follows.

Number of Stock Options granted

(In thousands of shares)

	Exercisable period (Five periods)
	From April 25, 2027 to April 23, 2035	From April 29, 2028 to April 23, 2035	From April 29, 2029 to April 23, 2035	From April 29, 2030 to April 23, 2035	From April 29, 2031 to April 23, 2035	Total
2025 47th Stock Options	1,625	1,582	1,529	1,472	1,417	7,625
2025 48th Stock Options	107	107	107	107	107	535

(3) Details of the Stock Options

Details of the stock options are as follows:

	For the six months ended September 30, 2025

	2025 47th Stock Options		2025 48th Stock Options		2025 49th Stock Options
	Number of stock options (Thousand shares)	Weighted average exercise price (Yen)	Number of stock options (Thousand shares)	Weighted average exercise price (Yen)	Number of stock options (Thousand shares)	Weighted average exercise price (Yen)
Outstanding at the beginning of the period	—	—	—	—	—	—
Granted	7,625	1,300	535	1,300	569	1
Exercised	—	—	—	—	—	—
Forfeited	(127)	1,300	—	—	—	—
Expired	—	—	—	—	—	—

Outstanding at the end of the period [1]	7,498	1,300	535	1,300	569	1

Exercisable at the end of the period	—	—	—	—	—	—

[1]	The weighted average remaining contractual lives in relation to the stock options outstanding as of September 30, 2025 were 9.6 years, 9.6 years and 19.7 years, respectively.

(4) Fair Value Measurement

Fair value of stock options were measured as follows:

Year of grant and name	2025 47th Stock Options	2025 48th Stock Options	2025 49th Stock Options
Weighted average fair value	488 yen	409 yen	472 yen
Valuation method used	Monte-Carlo simulation [1]	Monte-Carlo simulation [1]	Monte-Carlo simulation [1]
Key inputs and assumptions
Exercise price	1,300 yen	1,300 yen	1 yen
Fair value of share on grant date	1,300 yen	1,300 yen	1,300 yen
Exercise period	10 years	10 years	20 years
Expected dividend yield	3.4%	3.4%	3.4%
Expected volatility [2]	38.6%	38.6%	37.6%
Risk-free interest rate	1.3%	1.3%	2.1%

[1]

Monte-Carlo simulation requires various highly subjective assumptions, including expected volatility, expected life of stock options, expected dividend yield, and fair value of common share at the time of option grants.

[2]	The expected volatility was derived from the historical volatility over a period similar to the expected life of the stock options for publicly listed companies that are comparable to the Group.

22.	Financial Instruments

Fair Value of Financial Instruments

(i)	The Group referred to the levels of the fair value hierarchy for financial instruments measured at fair value in the condensed consolidated financial statements based on the following inputs:

•	Level 1 inputs are quoted prices in active markets for identical assets or liabilities.

•

Level 2 inputs are quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•

Level 3 inputs are derived from valuation techniques in which one or more significant inputs or value drivers are unobservable, which reflect the reporting entity’s own assumptions that market participants would use in establishing a price.

Transfers between levels of fair value hierarchy are recognized as if they occurred at each reporting date. There were no material transfers between the levels for the six months ended September 30, 2024 and 2025.

(ii)	The following table presents financial instruments measured at fair value on a recurring basis by level within the fair value hierarchy.

As of March 31, 2025

(In millions of yen)

	Fair value
	Level 1	Level 2	Level 3	Total
Securities
Financial assets measured at FVTPL
Debt instruments
Exchange traded funds	132,509	—	—	132,509
Equity instruments
Equity securities	184	—	—	184
Financial assets measured at FVTOCI
Debt instruments
Government securities	4,639	6,786	—	11,425
Corporate and other debt securities	—	87,492	8,200	95,692
Asset backed securities	—	—	279,442	279,442
Other financial assets
Financial assets measured at FVTPL
Derivative assets	228	2,006	—	2,234

Total	137,560	96,284	287,642	521,486

Other financial liabilities
Financial liabilities measured at FVTPL
Derivative liabilities	102	1,084	—	1,186

Total	102	1,084	—	1,186

As of September 30, 2025

(In millions of yen)

	Fair value
	Level 1	Level 2	Level 3	Total
Securities
Financial assets measured at FVTPL
Debt instruments
Exchange traded funds	188,810	—	—	188,810
Equity instruments
Equity securities	240	—	—	240
Financial assets measured at FVTOCI
Debt instruments
Government securities	4,591	5,199	—	9,790
Corporate and other debt securities	—	87,568	7,508	95,076
Asset backed securities	—	—	289,644	289,644
Other financial assets
Financial assets measured at FVTPL
Derivative assets	245	2,072	—	2,317

Total	193,886	94,839	297,152	585,877

Other financial liabilities
Financial liabilities measured at FVTPL
Derivative liabilities	87	1,146	—	1,233

Total	87	1,146	—	1,233

(iii)

The following table compares the fair value and carrying amount of the financial assets and financial liabilities. These are not measured at fair values in the Group’s Condensed Consolidated Statements of Financial Position, but for which fair values are disclosed. Certain financial instruments with short-term maturities are not included as their carrying amounts approximate their fair value.

As of March 31, 2025

(In millions of yen)

	Book value	Fair value
		Level 1	Level 2	Level 3	Total
Financial assets measured at amortized cost
Loan and advances
Mortgage loans	664,594	—	—	673,236	673,236
Overdraft	261,943	—	—	327,971	327,971
Other	383	—	—	383	383
Securities
Debt instruments
Government securities	353,590	126,188	220,256	—	346,444
Corporate and other debt securities	200,015	—	195,886	—	195,886
Asset backed securities	2,891	—	—	2,866	2,866

Total	1,483,416	126,188	416,142	1,004,456	1,546,786

Financial liabilities measured at amortized cost
Deposits
Demand deposits	1,688,643	—	1,688,643	—	1,688,643
Time deposits	152,393	—	152,222	—	152,222
Borrowings
Loan payables	315,578	—	99,354	210,907	310,261

Total	2,156,614	—	1,940,219	210,907	2,151,126

As of September 30, 2025

(In millions of yen)

	Book value	Fair value
		Level 1	Level 2	Level 3	Total
Financial assets measured at amortized cost
Loan and advances
Mortgage loans	731,279	—	—	730,726	730,726
Overdraft	288,702	—	—	442,344	442,344
Other	309	—	—	309	309
Securities
Debt instruments
Government securities	507,575	205,063	294,591	—	499,654
Corporate and other debt securities	257,890	—	253,057	—	253,057
Asset backed securities	2,698	—	—	2,698	2,698

Total	1,788,453	205,063	547,648	1,176,077	1,928,788

Financial liabilities measured at amortized cost
Deposits
Demand deposits	1,929,899	—	1,929,899	—	1,929,899
Time deposits	163,015	—	162,913	—	162,913
Borrowings
Loan payables	441,763	—	179,336	257,155	436,491

Total	2,534,677	—	2,272,148	257,155	2,529,303

(iv)	Fair value of financial instruments is measured as follows:

(A)	Debt instruments

Fair values of the debt instruments that consist of Japanese government bonds and municipal bonds are evaluated at quoted prices for the identical assets in active markets and those are classified as Level 1.

Fair values of the debt instruments that consist of exchange traded funds are evaluated at quoted prices for the identical assets in active markets and those are classified as Level 1.

Fair values of the debt instruments that consist of corporate bonds are calculated by each contract using discounted future cash flows according to the contract period using an interest rate that reflects the credit risk. Those that are measured using market-observable inputs such as interest rates reflecting external credit ratings are classified as Level 2, and those that use unobservable inputs such as unobservable credit spread of the issuers of the debt instruments are classified as Level 3.

The Risk Management Department quarterly evaluates whether the quoted price meets the eligibility of fair value under IFRS 13 by determining whether there is a certain discrepancy between the quoted price and the price calculated by the Financial Planning Department on a sample basis by type of debt instrument.

(B)	Equity instruments

Fair values of the equity instruments that consist of listed shares are evaluated at quoted prices for the identical assets in active markets and those are classified as Level 1.

(C)	Asset backed securities

These securities include residential mortgage backed, credit card asset backed, installment receivables backed, and other asset backed securities. The markets for these securities are not active, and fair values of the asset backed securities are evaluated using broker or dealer quotations of identical or similar securities where the significant inputs are yields, prepayment rates, default probabilities and loss severities. Because such significant inputs are unobservable, these are classified as Level 3.

The Group monitors whether there is a continuing discrepancy between the quotations from brokers or dealers and the value calculated by the Risk Management Department on a daily basis using discounted future cash flows. In addition, the Risk Management Department quarterly evaluates whether the quoted price meets the eligibility of fair value under IFRS 13 by determining whether there is a certain discrepancy between the quoted price and the price calculated by the Financial Planning Department on a sample basis by type of asset backed securities.

(D)	Derivative instruments

Fair values of the derivative instruments that consist of listed derivatives are evaluated at quoted prices for the identical derivatives in active markets and those are classified as Level 1.

Fair values of the derivative instruments that consist of over-the-counter foreign currency derivatives are evaluated using broker or dealer quotations derived by discounted future cash-flow method where the significant inputs are future foreign exchange rates and interest rates. These are classified as Level 2.

(E)	Loans and advances

Fair values of the loans and advances are measured based on the discounted cash flow model using an interest rate considering the credit spread that is based on the internal rating and loan terms. Because the credit spread is significant unobservable input, these are classified as Level 3.

(F)	Deposits

Fair values of the on-demand deposits that are paid immediately upon demand on the statement of financial position date are measured at fair value at that amount.

Fair values of the time deposits are measured based on the discounted present value obtained by discounting future cash flows applying current rates for deposits of similar remaining maturities. For those with a short remaining maturity (six months or less), fair value is approximately equal to book value, so the book value is recorded as fair value. These are classified as Level 2.

(G)	Borrowings

Fair values of the borrowings are measured based on the discounted cash flow model using an interest rate considering the Group’s own credit spread that would be used for borrowing with the same terms and maturity. The borrowings mainly consists of those classified as Level 3 since the Group’s own credit spread is used for fair value measurement which is unobservable.

Other financial instruments not listed above, such as call loans, are settled mainly within one year and book value approximates their fair value.

(v)	The changes in financial instruments categorized as Level 3

The changes in financial instruments categorized as Level 3 are as follows:

For the six months ended September 30, 2024

(in millions of yen)

	Financial assets measured at FVTOCI
	Asset backed securities	Debt instruments	Total
Fair value as of April 1, 2024	204,271	9,663	213,934
Purchase	53,200	—	53,200
Total gain or loss for the period:
Included in other comprehensive income or loss	(256)	13	(243)
Sales and settlement	(28,951)	(700)	(29,651)
Other	—	—	—

Fair value as of September 30, 2024	228,264	8,976	237,240

For the six months ended September 30, 2025

		(in millions of yen)

	Financial assets measured at FVTOCI
	Asset backed securities	Debt instruments	Total
Fair value as of April 1, 2025	279,442	8,200	287,642
Purchase	47,000	—	47,000
Total gain or loss for the period:
Included in other comprehensive income or loss	631	7	638
Sales and settlement	(37,429)	(699)	(38,128)
Other	—	—	—

Fair value as of September 30, 2025	289,644	7,508	297,152

(vi)	Valuation techniques and inputs

The valuation techniques used to measure the fair value of major assets classified as Level 3, significant unobservable inputs, and their range are as follows:

Financial assets	Valuation technique	Significant unobservable inputs
Asset backed securities	Discounted cash flows	Discount margin/spreads Constant prepayment rate Constant default rate

Loan and advances Debt instruments	Discounted cash flows	Credit spread

The fair values of the asset backed securities were determined using broker or dealer quotes. The broker or dealer quotes used are non-binding and reflect indicative pricing based on proprietary models and assumptions. The Group does not have access to the specific inputs used by the brokers or dealers and, as such, is unable to provide quantitative information regarding the significant unobservable inputs.

The Group believes that the use of broker or dealer quotes represents the best estimate of fair value, given the lack of active markets and observable inputs for these instruments.

(A)	Discount margin/spreads

Discount margin/spreads represent the discount rates used when calculating the present value of future cash flows. In discounted cash flow models, such spreads are added to the benchmark rate when discounting the future expected cash flows. Hence, these spreads reduce the net present value of an asset. They generally reflect the premium an investor expects to achieve over the benchmark interest rate to compensate for the higher risk driven by the uncertainty of the cash flows caused by the credit quality of the asset.

(B)	Constant prepayment rate

The constant prepayment rates represent the expected future speed at which a loan portfolio will be repaid ahead of the contractual terms of the underlying loans. Hence, this rate reduces the net present value of the asset backed securities when it is high.

(C)	Constant default rate

The constant default rate reflects the percentage of loans within a pool of loans on which the borrowers have fallen behind in making payments to their lender by more than 90 days. Hence, this rate reduces the net present value of the asset backed securities when it is high.

(D)	Credit spread

The credit spread represents the discount rate used when calculating the present value of future cash flows. In discounted cash flow models, such a spread is added to the benchmark rate when discounting the future expected cash flows. Hence, this spread reduces the net present value of debt instruments. The credit spread reflects the additional net yield an investor can earn from a security with more credit risk relative to one with less credit risk.

23.	Related Party Transactions

The following tables provide significant changes for the six months ended September 30, 2025 in related party transactions from those disclosed in the Group’s consolidated financial statements for the year ended March 31, 2025.

Equity Transactions

There are no significant impacts either on assets or liabilities as of September 30, 2025 or profit or loss for the six months ended September 30, 2025 arising from the transactions listed in the table below.

(In millions of yen)

Relationship	Name	Transactions	Amount
Parent company	SoftBank Corp.	Acquisition of shares [1]	5,727
		Issuance of new shares [3]	34,889
Other affiliated company	SVF II Piranha (DE) LLC	Exercise of stock options [2]	15,901
		Issuance of new shares [3]	35,944
Parent company	LY Corporation	Acquisition of shares [1]	80
		Issuance of new shares [3]	34,889
Subsidiary of parent company	Z Financial Corporation (currently LY Corporation [5])	Acquisition of shares [4]	117,000

[1]	On April 1, 2025, the Company acquired Common shares of PayPay Securities Corporation at 100,000 yen per share.
[2]	On April 4, 2025, all of the 1st Stock Options issued by the Company and held by SVF II Piranha (DE) LLC were exercised.
[3]	On April 10, 2025, the Company issued Common shares through a third-party allotment.
[4]	On April 11, 2025, the Company acquired Common and Class A preferred shares of PayPay Bank Corporation at 94,584 yen per share.
[5]	Z Financial Corporation was merged into LY Corporation on August 1, 2025.

24.	Commitments

The Group entered into significant commitments for the purchase of goods and services for the six months ended September 30, 2024, amounting to 12,789 million yen, which primarily included commitments related to leasing and the purchase of fixed assets for an office, and for the six months ended September 30, 2025, amounting to 28,193 million yen, which primarily included commitments for the purchase of licenses for cloud computing platforms.

25.	Supplemental Cash Flow Information

(1)	Classification of cash flows in Financial services segment

The Group classifies the cash flows from changes in assets and liabilities associated with its banking business, such as loans and advances and deposits from customers, as cash flows from operating activities in the condensed consolidated statements of cash flows because the changes are derived from the principal revenue-producing activities.

(2)	Significant Non-cash Transactions

Significant non-cash transactions are as follows:

(In millions of yen)

	For the six months ended
	September 30,	September 30,
	2024	2025
Increase in right-of-use assets	851	712

26.	Subsequent Events

Share Split in November 2025

(1)	Resolution to Approve the Share Split

On October 29, 2025, the Company’s Board of Directors approved a share split of the Company’s common shares, which is effective as of November 15, 2025.

(2)	Purpose of the Share Split

The purpose of the share split is to enhance the liquidity of the Company’s shares and to expand the investor base by lowering the investment unit per share.

(3)	Overview of the Share Split

(i)	Method of the Share Split

As of November 14, 2025, each share of common stock held by shareholders recorded or registered in the final register of shareholders as on that date was split at a ratio of 200 shares for one share.

(ii)	Number of Shares to Be Increased as a Result of the Share Split

	Number of shares authorized (thousand shares)	Number of shares issued (thousand shares)
Before the share split	8,000	3,188
Increase in shares resulting from the share split	1,592,000	634,383

After the share split	1,600,000	637,571

(iii)	Effective Date of the Share Split

November 15, 2025.

(iv)	Accounting Treatment and Impact on Per Share Information

The share split does not affect total equity or shareholders’ proportionate interests. However, the number of shares or stock options, the exercise price and the fair value of the shares or stock options, and the per share calculations are retrospectively adjusted and disclosed based on the new number of shares. Refer to Note 17, Issued Capital and Reserves, Note 20, Earnings Per Share, and Note 21, Share-Based Payments, for further details.

27.	Approval of Condensed Consolidated Financial Statements

The condensed consolidated financial statements have been approved by Wataru Kagechika, Managing Corporate Officer and Chief Financial Officer on December 17, 2025.

(2) Other

PayPay Corporation

Condensed Consolidated Statements of Financial Position (Unaudited)

		(In millions of yen)

	Notes	March 31, 2025	December 31, 2025
Assets
Cash and cash equivalents	7	369,811	506,230
Guarantee deposits	8	244,229	60,097
Call loans		63,000	106,000
Accounts receivable	9	141,054	210,970
Loans and advances to customers	10	1,927,607	2,325,178
Securities	11	1,075,748	1,606,245
Other financial assets		23,130	89,261
Property and equipment		14,493	14,767
Right-of-use assets		14,799	12,865
Intangible assets	12	65,672	66,928
Goodwill		15,157	15,157
Investments accounted for using the equity method		1,012	12,955
Deferred tax assets	13	49,392	105,226
Other assets		37,001	40,284

Total assets		4,042,105	5,172,163

		(In millions of yen)

	Notes	March 31, 2025	December 31, 2025
Liabilities
Deposits	14	2,385,939	2,980,991
Accounts payable	15	949,397	1,210,825
Income tax payables		6,477	7,988
Borrowings	16	399,578	568,309
Other financial liabilities		34,207	45,811
Provisions		7,041	7,252
Lease liabilities	16	12,097	10,115
Deferred tax liabilities		377	108
Other liabilities		23,261	20,535

Total liabilities		3,818,374	4,851,934

Shareholders’ equity
Issued capital	17	91,434	152,405
Share premium	17	13,727	37,260
Retained earnings (Accumulated deficit)	17	(4,887)	96,357
Accumulated other comprehensive loss	17	(379)	(1,852)

Equity attributable to owners of the parent company		99,895	284,170

Non-controlling interests		123,836	36,059

Total shareholders’ equity		223,731	320,229

Total liabilities and shareholders’ equity		4,042,105	5,172,163

See Notes to Condensed Consolidated Financial Statements

Condensed Consolidated Statements of Profit or Loss (Unaudited)

		(In millions of yen)

		For the nine months ended

	Notes	December 31, 2024	December 31, 2025
Transaction and service income	18	150,745	185,325
Interest income	18	64,426	83,551
Gains (losses) on financial instruments	18	3,942	7,657
Other operating income	18	1,334	1,945

Total revenue		220,447	278,478

Point expenses		(37,334)	(44,488)
Settlement related cost		(32,469)	(36,348)
Employee benefit expenses		(30,616)	(32,810)
Professional and outsourcing services expenses		(21,091)	(21,300)
Provision for loss allowance		(17,241)	(17,396)
Other operating expenses		(53,512)	(65,128)

Total operating expenses	19	(192,263)	(217,470)

Operating profit		28,184	61,008
Share of profit (loss) of investments accounted for using the equity method		(383)	101

Profit before tax		27,801	61,109
Income tax benefit	13	1,156	42,228

Profit for the period		28,957	103,337

Attributable to
Owners of the parent company		26,483	101,521
Non-controlling interests		2,474	1,816
			(In yen)

Earnings per share
Earnings per share attributable to owners of the parent company [1]
Basic earnings per share	20	48.2	159.8
Diluted earnings per share	20	48.2	159.8

[1]	The share split occurred and became effective on November 15, 2025 and earnings per share has been retrospectively adjusted. Refer to Note 17, Issued Capital and Reserves for details of share split.

See Notes to Condensed Consolidated Financial Statements

Condensed Consolidated Statements of Profit or Loss (Unaudited)

		(In millions of yen)

		For the three months ended

	Notes	December 31, 2024	December 31, 2025
Transaction and service income	18	56,400	66,418
Interest income	18	22,111	30,238
Gains (losses) on financial instruments	18	1,489	2,134
Other operating income	18	395	1,056

Total revenue		80,395	99,846

Point expenses		(13,692)	(16,067)
Settlement related cost		(11,318)	(12,447)
Employee benefit expenses		(9,941)	(11,081)
Professional and outsourcing services expenses		(7,377)	(6,486)
Provision for loss allowance		(6,105)	(6,083)
Other operating expenses		(18,107)	(23,126)

Total operating expenses	19	(66,540)	(75,290)

Operating profit		13,855	24,556
Share of profit (loss) of investments accounted for using the equity method		(131)	264

Profit before tax		13,724	24,820
Income tax expenses	13	(121)	(5,512)

Profit for the period		13,603	19,308

Attributable to
Owners of the parent company		12,497	18,424
Non-controlling interests		1,106	884
			(In yen)

Earnings per share
Earnings per share attributable to owners of the parent company [1]
Basic earnings per share	20	22.7	28.9
Diluted earnings per share	20	22.7	28.9

[1]	The share split occurred and became effective on November 15, 2025 and earnings per share has been retrospectively adjusted. Refer to Note 17, Issued Capital and Reserves for details of share split.

See Notes to Condensed Consolidated Financial Statements

Condensed Consolidated Statements of Comprehensive Income (Unaudited)

		(In millions of yen)

		For the nine months ended

	Notes	December 31, 2024	December 31, 2025
Profit for the period		28,957	103,337
Other comprehensive income (loss) for the period, net of tax
Items that may be reclassified subsequently to profit or loss
Changes in the fair value of debt instruments at FVTOCI		(1,741)	(1,774)
Exchange differences on translation of foreign operations		2	4

Total comprehensive income for the period, net of tax		27,218	101,567

Total comprehensive income for the period, net of tax attributable to
Owners of the parent company		26,338	100,079
Non-controlling interests		880	1,488

Condensed Consolidated Statements of Comprehensive Income (Unaudited)

		(In millions of yen)

		For the three months ended

	Notes	December 31, 2024	December 31, 2025
Profit for the period		13,603	19,308
Other comprehensive income (loss) for the period, net of tax
Items that may be reclassified subsequently to profit or loss
Changes in the fair value of debt instruments at FVTOCI		(1,248)	(1,721)
Exchange differences on translation of foreign operations		14	17

Total comprehensive income for the period, net of tax		12,369	17,604

Total comprehensive income for the period, net of tax attributable to
Owners of the parent company		12,426	17,146
Non-controlling interests		(57)	458

See Notes to Condensed Consolidated Financial Statements

Condensed Consolidated Statements of Changes in Equity (Unaudited)

For the nine months ended December 31, 2024

							(In millions of yen)

		Equity attributable to owners of the parent company
	Notes	Issued capital	Share premium	Accumulated deficit	Accumulated other comprehensive loss	Total	Non- controlling interests	Total shareholders’ equity
Balance as of April 1, 2024 (Restated)		94,180	14,617	(43,516)	(119)	65,162	126,089	191,251
Profit for the period		—	—	26,483	—	26,483	2,474	28,957
Other comprehensive loss		—	—	—	(145)	(145)	(1,594)	(1,739)

Total Comprehensive income (loss) for the period		—	—	26,483	(145)	26,338	880	27,218

Dividends paid to non-controlling interests [1]		—	—	—	—	—	(2,519)	(2,519)
Dividends paid to the ultimate parent company [1]		—	—	(283)	—	(283)	-—	(283)
Transfer from issued capital to share premium [2]		(2,746)	2,746	—	—	—	—	—
Transfer from share premium to accumulated deficit [2]		—	(2,746)	2,746	—	—	—	—
Changes in interests in subsidiaries [1]		—	41	—	—	41	(41)	—
Other		—	(406)	2	—	(404)	(2)	(406)

Total transactions with owners and other transactions		(2,746)	(365)	2,465	—	(646)	(2,562)	(3,208)

Balance as of December 31, 2024		91,434	14,252	(14,568)	(264)	90,854	124,407	215,261

[1]

In relation to business combination of entities under common control, any equity transactions undertaken by subsidiaries under common control with entities outside of the Company and its subsidiaries before the date of the actual transaction by the Company are included within “Dividends paid to the ultimate parent company”, “Dividends paid to non-controlling interests”, and “Changes in interests in subsidiaries”.

[2]	These transfers were carried out to offset the accumulated deficit of the Company. Refer to Note 17, Issued Capital and Reserves for details.

For the nine months ended December 31, 2025

							(In millions of yen)

		Equity attributable to owners of the parent company
	Notes	Issued capital	Share premium	Retained earnings (Accumulated deficit)	Accumulated other comprehensive loss	Total	Non- controlling interests	Total shareholders’ equity
Balance as of April 1, 2025		91,434	13,727	(4,887)	(379)	99,895	123,836	223,731
Profit for the period		—	—	101,521	—	101,521	1,816	103,337
Other comprehensive loss		—	—	—	(1,442)	(1,442)	(328)	(1,770)

Total Comprehensive income (loss) for the period		—	—	101,521	(1,442)	100,079	1,488	101,567

Dividends paid to non-controlling interests		—	—	—	—	—	(2,909)	(2,909)
Dividends paid to the ultimate parent company		—	—	(311)	—	(311)	—	(311)
Issuance of new shares	17	60,971	60,360	—	—	121,331	—	121,331
Changes due to business combinations of entities under common control - PayPay Securities Corporation and PayPay Bank Corporation	6	—	(36,827)	—	—	(36,827)	(86,358)	(123,185)
Other		—	—	34	(31)	3	2	5

Total transactions with owners and other transactions		60,971	23,533	(277)	(31)	84,196	(89,265)	(5,069)

Balance as of December 31, 2025		152,405	37,260	96,357	(1,852)	284,170	36,059	320,229

See Notes to Condensed Consolidated Financial Statements

Condensed Consolidated Statements of Cash Flows (Unaudited)

		(In millions of yen)

		For the nine months ended

	Notes	December 31, 2024	December 31, 2025
Cash flows from (used in) operating activities
Profit before tax		27,801	61,109
Adjustments for:
Depreciation and amortization		15,434	18,794
Loss on disposal of property and equipment and intangible assets		493	527
Other income and costs		88	(1,354)
Changes in assets and liabilities:
Guarantee deposits	8	69,918	184,132
Call loans		38,083	(43,000)
Accounts receivable	9	(63,448)	(69,925)
Loans and advances to customers	10	(323,364)	(397,571)
Securities		(42,908)	(79,354)
Deposits	14	330,341	595,052
Accounts payable	15	247,390	262,435
Other financial assets		42	(64,060)
Other financial liabilities		6,831	11,470
Provisions		(1,915)	(73)
Other		2,361	(994)

Cash provided by operations		307,147	477,188

Income tax paid		(5,730)	(12,250)
Income tax refunded		587	876

Net cash provided by operating activities		302,004	465,814

Cash flows from (used in) investing activities
Purchases of securities	11	(341,649)	(576,449)
Proceeds from sale of securities	11	128,754	124,813
Purchases of property and equipment		(3,174)	(4,971)
Purchases of intangible assets	12	(13,085)	(13,548)
Payment for acquisition of subsidiaries		(5,759)	—
Purchase of investment accounted for using the equity method		(1,360)	(11,655)
Other		(2,245)	(2,132)

Net cash used in investing activities		(238,518)	(483,942)

		(In millions of yen)

		For the nine months ended

	Notes	December 31, 2024	December 31, 2025
Cash flows from (used in) financing activities
Net increase (decrease) in borrowings, current	16	(63,000)	31,000
Proceeds from long-term borrowings	16	627,500	1,160,190
Repayments of long-term borrowings	16	(676,221)	(1,022,459)
Repayments of lease liabilities	16	(1,901)	(2,157)
Proceeds from issuance of new common shares		—	121,331
Payments for the purchase of the equity interest of subsidiaries, through business combinations of entities under common control	6	—	(130,185)
Dividends paid to non-controlling interests		(2,519)	(2,909)
Dividends paid to the ultimate parent company		(283)	(311)
Other		(405)	—

Net cash provided by (used in) financing activities		(116,829)	154,500

Effect of exchange rate changes on cash and cash equivalents		96	47

Increase (decrease) in cash and cash equivalents		(53,247)	136,419
Cash and cash equivalents at the beginning of the period	7	744,323	369,811

Cash and cash equivalents at the end of the period	7	691,076	506,230

See Notes to Condensed Consolidated Financial Statements

Notes to Condensed Consolidated Financial Statements (Unaudited)

1.	Reporting Entity

PayPay Corporation (the “Company”, “we”, “us”, or “our”) was incorporated in June 2018 in Japan as a corporation (kabushiki kaisha) in accordance with the Companies Act of Japan (the “Companies Act”). The Company’s registered office is located at 1-3, Kioicho, Chiyoda-ku, Tokyo, Japan. The Company’s condensed consolidated financial statements are comprised of the Company and its subsidiaries (collectively, the “Group”). The Group is composed of two reportable segments, Payment segment and Financial service segment. Payment segment includes payment settlement services and related services through our PayPay app, and payment credit services such as revolving and installment payment options and cash advances. Financial service segment includes internet banking services, securities intermediary services and PayPay Point investment-related services, and loan management services.

The Company is 49.99% owned directly by B Holdings Corporation, 34.0% by SVF II Piranha (DE) LLC, 8.01% by LY Corporation, and 8.01% by SoftBank Corp. The ultimate parent company of the Company is SoftBank Group Corp. (“SBG”).

The intermediate parent of the Company is B Holdings Corporation, which is owned by SBG through the following entities: Intermediary Holding Company; LY Corporation, A Holdings Corporation, and SoftBank Corp.

On September 16, 2025, the Company acquired 40% of the shares of Binance Japan Inc., an operator of a cryptocurrency exchange in Japan. The Company has classified the entity as an associate accounted for using the equity method.

In addition, the Group has established certain trusts for the purpose of safeguarding deposits for the nine months ended December 31, 2025. These trusts are controlled by the Group in accordance with IFRS 10, “Consolidated Financial Statements” (“IFRS 10”), and are therefore included in the condensed consolidated financial statements. Refer to Note 8, Guarantee Deposits for details.

2.	Basis of Preparation

(1)	Compliance with International Accounting Standards 34 “Interim Financial Reporting” (“IAS 34”)

The Group’s condensed consolidated financial statements have been prepared on a going concern basis in accordance with IAS 34 issued by the International Accounting Standards Board (“IASB”).

The Group’s condensed consolidated financial statements do not contain all the information required in the annual consolidated financial statements and should be read in conjunction with the consolidated financial statements as of and for the fiscal years ended March 31, 2024 and 2025, which have been prepared in accordance with IFRS Accounting Standards as issued by IASB.

(2)	Basis of Measurement

The Group’s condensed consolidated financial statements have been prepared on a historical cost basis except for items such as financial instruments measured at fair value, and business combinations under common control accounted for using the book values in the ultimate parent company’s consolidated financial statements.

(3)	Functional Currency and Presentation Currency

Unless otherwise indicated, the Group’s condensed consolidated financial statements are presented in Japanese yen, which is both the functional currency of the Company and presentation currency of the Group, and amounts are rounded to the nearest million Japanese yen.

3.	Material Accounting Policies

The material accounting policies applied in the Group’s condensed consolidated financial statements are consistent with those of the consolidated financial statements as of and for the fiscal years ended March 31, 2024 and 2025, except for the following.

Income taxes

Income tax expense for interim periods is determined by applying the estimated annual effective tax rate to profit before tax, in accordance with IAS 34 Interim Financial Reporting. The estimated annual effective tax rate reflects management’s current expectations for the full fiscal year, based on assessments performed at each group company, and is subject to change as new information becomes available. Any revisions to these estimates are recognized in the interim period in which the changes occur.

4.	Use of Estimates and Judgments

The preparation of the Group’s condensed consolidated financial statements requires the management to make estimates and assumptions that affect the reported amounts of revenues, expenses, assets and liabilities, and the accompanying disclosures. These estimates and assumptions are based on the best judgment of the management considering historical experience and various factors deemed to be reasonable as of the end of the reporting period. Given their nature, uncertainty about these estimates and assumptions could result in outcomes that require a material adjustment to the carrying amount of assets or liabilities affected in future periods.

The estimates and assumptions are continuously reviewed by the management as these estimates may change as new events occur. The effects of a change in estimates and assumptions are recognized in the period of the change and in any future periods affected.

Except for the reassessment of deferred tax assets, the condensed consolidated financial statements are prepared based on the same judgments, estimates, and assumptions as those applied and described in the consolidated financial statements as of and for the years ended March 31, 2024 and 2025. For further details, refer to Note 13, Income Tax.

5.	Segment Information

(1)	Overview of Reportable Segments

The Group’s operating segments are components of the Group that engage in business activities from which they may earn revenues and incur expenses, and those components’ discrete financial information is available. Such operating segments engage in business activities that earn revenues and incur expenses and the operating segments are subject to regular review by the Chief Executive Officer (“CEO”), who is the Group’s Chief Operating Decision Maker (“CODM”), in deciding how to allocate resources and in assessing performance.

Accordingly, the Group has two operating segments, Payment segment and Financial service segment, which are also reportable segments that are determined based on the Group’s corporate structure and the nature of services as described below.

(i)	Payment segment

The Payment segment mainly consists of PayPay Corporation and PayPay Card Corporation. This segment includes payment settlement services and related services offered through our PayPay app and payment credit services such as revolving and installment payment options and cash advances.

(ii)	Financial service segment

The Financial service segment mainly consists of PayPay Bank Corporation, PayPay Securities Corporation, and Credit Engine, Inc. This segment includes financial service such as internet banking services, securities intermediary services and PayPay Point investment-related services, and loan management services.

(2)	Profit or Loss for the Group’s Reportable Segments

The Group’s CODM primarily uses revenue and operating profit or loss to allocate resources and assess performance. The Group’s segment profit or loss for each reportable segment is prepared on the same basis as the Group’s condensed consolidated financial statements. The total of individual segment profit or loss is equivalent to operating profit or loss presented on the Group’s Condensed Consolidated Statements of Profit or Loss.

Segment financial information presented below does not include assets or liabilities, as the Group’s CODM does not allocate resources or assess performance based on such information.

Inter-segment transaction prices are determined in the same manner as arm’s length transactions with external customers.

For the nine months ended December 31, 2024

(In millions of yen)

	Payment	Financial service	Inter-segment eliminations	Consolidated
Transaction and service income
Revenue from external customers	130,550	20,195	—	150,745
Inter-segment revenue	977	1,157	(2,134)	—

Total transaction and service income	131,527	21,352	(2,134)	150,745

Interest income	50,440	13,986	—	64,426
Gains (losses) on financial instruments	143	3,799	—	3,942
Other operating income	1,191	143	—	1,334

Total revenue	183,301	39,280	(2,134)	220,447

Operating expenses	(159,148)	(35,249)	2,134	(192,263)

Segment profit	24,153	4,031	—	28,184

(Reconciliation to profit before tax)
Share of loss of investments accounted for using the equity method				(383)

Profit before tax				27,801

For the nine months ended December 31, 2025

(In millions of yen)

	Payment	Financial service	Inter-segment eliminations	Consolidated
Transaction and service income
Revenue from external customers	163,251	22,074	—	185,325
Inter-segment revenue	1,071	658	(1,729)	—

Total transaction and service income	164,322	22,732	(1,729)	185,325

Interest income	61,238	22,313	—	83,551
Gains (losses) on financial instruments	1,977	5,680	—	7,657
Other operating income	1,466	479	—	1,945

Total revenue	229,003	51,204	(1,729)	278,478

Operating expenses	(177,969)	(41,230)	1,729	(217,470)

Segment profit	51,034	9,974	—	61,008

(Reconciliation to profit before tax)
Share of profit of investments accounted for using the equity method				101

Profit before tax				61,109

For the three months ended December 31, 2024

(In millions of yen)

	Payment	Financial service	Inter-segment eliminations	Consolidated
Transaction and service income
Revenue from external customers	48,846	7,554	—	56,400
Inter-segment revenue	307	287	(594)	—

Total transaction and service income	49,153	7,841	(594)	56,400

Interest income	17,187	4,924	—	22,111
Gains (losses) on financial instruments	361	1,128	—	1,489
Other operating income	338	57	—	395

Total revenue	67,039	13,950	(594)	80,395

Operating expenses	(54,916)	(12,218)	594	(66,540)

Segment profit	12,123	1,732	—	13,855

(Reconciliation to profit before tax)
Share of loss of investments accounted for using the equity method				(131)

Profit before tax				13,724

For the three months ended December 31, 2025

(In millions of yen)

	Payment	Financial service	Inter-segment eliminations	Consolidated
Transaction and service income
Revenue from external customers	58,750	7,668	—	66,418
Inter-segment revenue	587	268	(855)	—

Total transaction and service income	59,337	7,936	(855)	66,418

Interest income	21,518	8,720	—	30,238
Gains (losses) on financial instruments	175	1,959	—	2,134
Other operating income	667	389	—	1,056

Total revenue	81,697	19,004	(855)	99,846

Operating expenses	(62,187)	(13,958)	855	(75,290)

Segment profit	19,510	5,046	—	24,556

(Reconciliation to profit before tax)
Share of profit of investments accounted for using the equity method				264

Profit before tax				24,820

6.	Business Combinations

For the nine months ended December 31, 2024

There were no significant business combinations.

For the nine months ended December 31, 2025

Acquisition of PayPay Securities Corporation and PayPay Bank Corporation

The Company entered a series of transactions and acquired PayPay Securities Corporation and PayPay Bank Corporation from SBG in April 2025.

On April 1, 2025, the Company acquired additional 31.0% common shares of PayPay Securities Corporation, in which the Company had held 35.0% of the common shares prior to the transactions. The common shares were acquired from SoftBank Corp. and LY Corporation, subsidiaries of SBG. PayPay Securities Corporation also issued to the Company additional common shares on April 1, 2025 for total consideration of 12,807 million yen. As a result of the transactions, the Company held 75.2% of the common shares of PayPay Securities Corporation as of April 1, 2025. Also, on April 11, 2025, the Company acquired 47.1% of the common shares and all the non-voting Class A preferred shares of PayPay Bank Corporation from Z Financial Corporation (currently LY Corporation after a merger on August 1, 2025), a subsidiary of SBG, and Mitsui Sumitomo Insurance Co., Ltd. for consideration of 117,378 million yen. After the conversion of the non-voting Class A preferred shares of PayPay Bank Corporation into common shares, effective April 28, 2025, the Company held 75.5% of the common shares of PayPay Bank Corporation.

PayPay Securities Corporation is engaged in the securities intermediary business and PayPay Point investment service related business, and PayPay Bank Corporation is engaged in the internet banking business. Through the transactions, the Group aims to create synergies in the Payment Settlement Services and plans to further expand its market share in the cashless services market by providing PayPay Settlement Services and internet banking and securities intermediary services.

Those transactions were accounted for as business combinations of entities under common control as the Company and PayPay Securities Corporation as well as PayPay Bank Corporation were controlled by SBG before and after the transactions. As business combinations of entities under common control, the Group applied the pooling of interests method, recognizing the effects of the business combination from April 1, 2022. In all periods presented in these condensed consolidated financial statements, the Group recognized the assets, liabilities, and results of operations of PayPay Securities Corporation and PayPay Bank Corporation at the historical book values recorded by SBG in its consolidated financial statements. On April 1 and 11, 2025, the Company acquired common shares of PayPay Securities Corporation and common shares and Class A preferred shares of PayPay Bank Corporation, respectively, increasing the Company’s ownership interests. As a result, the Group derecognized non-controlling interest of those entities in total shareholder’s equity, which resulted in 86,358 million yen decrease in non-controlling interest and 36,827 million yen decrease in share premium in the Condensed Consolidated Statements of Financial Position as of December 31, 2025. Also, the Group recognized 130,185 million yen cash used in Payments for the purchase of the equity interest of subsidiaries, through business combinations of entities under common control in the Condensed Consolidated Statements of Cash Flows.

As a result of the application of the pooling of interests method, the Group recognized its share of the corresponding goodwill previously recognized by SBG based on historical cost. This goodwill has been allocated to the Group’s cash generating unit in which PayPay Securities Corporation’s operations are included. There is no goodwill recognized arising from the acquisition of PayPay Bank Corporation.

7.	Cash and Cash Equivalents

Cash and cash equivalents are as follows:

	(In millions of yen)

	March 31, 2025	December 31, 2025
Payment:
Cash and demand deposits	141,289	123,641
Restricted cash related to transfers of credit card receivables	734	697

Subtotal	142,023	124,338
Financial service:
Cash and demand deposits	15,530	17,087
Deposits with the Bank of Japan [1]	212,258	364,805

Subtotal	227,788	381,892

Total	369,811	506,230

[1]

The Company’s banking subsidiary, PayPay Bank Corporation, is required by the Act on the Reserve Deposit Requirement System to deposit with the Bank of Japan an amount exceeding a certain ratio of deposits (legal reserve), and it deposits an amount exceeding the legal reserve.

8.	Guarantee Deposits

Guarantee deposits are as follows:

	(In millions of yen)

	March 31, 2025	December 31, 2025
Payment:
Guarantee deposits under Payment Services Act [1][2][3]	219,466	40,013

Subtotal	219,466	40,013
Financial service:
Other [3][4]	24,763	20,084

Subtotal	24,763	20,084

Total	244,229	60,097

[1]

In accordance with the Payment Services Act, the Group is required to safeguard unused prepaid balances held by users of PayPay settlement services, through prescribed measures, (the “guarantee deposit”), including depositing specified amounts with the Legal Affairs Bureau. The balance of guarantee deposit is required to cover 100% of the total unused prepaid balance of PayPay Money and 50% of the total unused prepaid balance of PayPay Money Lite.

[2]

During the three months ended December 31, 2025, the Group adopted an additional method for safeguarding the unused prepaid balances through the establishment of a consolidated trust with third-party financial institution, which supplements the deposits of cash and debt securities with the Legal Affairs Bureau, and the Group reports the trust arrangement to the Kanto Local Finance Bureau. Through this trust arrangement, the funds deposited at PayPay Bank Corporation is managed in normal course of banking business and is mainly invested in loans and securities.

[3]	Guarantee deposits are classified as financial assets measured at amortized cost.
[4]	These are mainly cash segregated as deposits for customers.

9.	Accounts Receivable

Accounts receivable are as follows:

	(In millions of yen)

	March 31, 2025	December 31, 2025
Settlement receivables [1][3]	94,087	114,307
Other receivables [2][3]	47,819	97,484
Loss allowance	(852)	(821)

Total	141,054	210,970

[1]

Receivables primarily due from external payment service providers, who collect the amount equivalent to PayPay Balance and Other Items charged by PayPay Users through their payment methods on behalf of the Group.

[2]

Other receivables include mainly cash deposits collected by financial institutions from users, but not yet paid out to the Group. The balances were 28,054 million yen and 72,098 million yen as of March 31, 2025 and December 31, 2025, respectively.

[3]	These assets are classified as financial assets measured at amortized cost.

10.	Loans and advances to customers

Loans and advances to customers are as follows:

	(In millions of yen)

	March 31, 2025	December 31, 2025
Payment:
Credit card receivables	1,045,681	1,269,694
Loss allowance	(43,739)	(40,905)

Subtotal	1,001,942	1,228,789
Financial service:
Mortgage loans [1]	664,594	790,760
Overdraft	261,943	297,855
Other	383	9,662
Loss allowance	(1,255)	(1,888)

Subtotal	925,665	1,096,389

Total	1,927,607	2,325,178

[1]

Mortgage loans include the loans acquired from a financial institution with a guarantee up to 1% provided by the seller, which amounts to 187,471 million yen and 179,229 million yen as of March 31, 2025 and December 31, 2025, respectively.

11.	Securities

Securities are as follows:

	(In millions of yen)

	March 31, 2025	December 31, 2025
Payment:
Government securities [1]	35,953	72,777

Subtotal	35,953	72,777
Financial service:
Government securities [2]	329,062	609,448
Corporate and other debt securities [2]	295,707	405,402
Asset backed securities	282,333	300,602
Exchange traded funds [3]	132,509	217,678
Equity securities	184	338

Subtotal	1,039,795	1,533,468

Total	1,075,748	1,606,245

[1]	Government securities within Payment segment are purchased for the purpose of meeting the deposit requirement under the Payment Services Act. Refer to Note 8, Guarantee Deposits for details.
[2]	These securities include assets pledged as collateral at the Bank of Japan and Japanese Banks’ Payment Clearing Network.
[3]	Exchange traded funds are mainly held for PayPay Point investment-related business.

12.	Intangible Assets

Changes of intangible assets are as follows:

	(In millions of yen)

	2024	2025
Balance as of April 1	61,690	65,672
Additions	13,681	13,308
Amortization	(10,182)	(11,614)
Other	(261)	(438)

Balance as of December 31	64,928	66,928

13.	Income Tax

The Group regularly assesses the recoverability of deferred tax assets in accordance with IAS 12 “Income Taxes”, considering whether it is probable that sufficient taxable profit will be available to utilize deductible temporary differences and carryforward of unused tax losses.

As of December 31, 2025, the Company reassessed the recoverability of its deferred tax assets in light of projections of future taxable profit. As a result, the Company recognized additional deferred tax assets relating to deductible temporary differences and carryforward of unused tax losses that had not been previously recognized. The basis for this conclusion is as follows:

•	It has become probable that taxable profit will be generated for two consecutive fiscal years at the end of the current fiscal year.

•	The unused tax losses resulted from identifiable causes that are unlikely to recur in the future.

•

Based on a critical assessment of historical performance and approved business plans for the next four years, the Company concluded that sufficient taxable profit is expected to be generated during the periods in which the carryforward of unused tax losses can be utilized.

The Company’s deferred tax assets increased by 57,535 million yen for nine months ended December 31, 2025, and such increase was mainly attributable to the recognition of deferred tax assets of 18,795 million yen arising from temporary differences related to deposits and 31,938 million yen arising from the carryforward of unused tax losses.

As a result, deductible temporary differences and carryforward of unused tax losses for which deferred tax assets are not recognized are as follows:

	(In millions of yen)

	March 31, 2025	December 31, 2025
Deductible temporary differences	135,389	68,876
Carryforward of unused tax losses	141,868	33,264

Total	277,257	102,140

Breakdown of carryforward of unused tax losses by expiry date for which deferred tax assets are not recognized are as follows:

	(In millions of yen)

	March 31, 2025	December 31, 2025
Within 1 year	315	887
Between 1 year and 2 years	887	1,529
Between 2 years and 3 years	1,529	—
Between 3 years and 4 years	—	1,559
5 years and after	139,137	29,289

Total	141,868	33,264

14.	Deposits

Deposits are as follows:

	(In millions of yen)

	March 31, 2025	December 31, 2025
Payment:
PayPay Users’ deposits [1][2]	391,595	466,734

Subtotal	391,595	466,734
Financial service:
Demand deposits	1,688,643	2,061,525
Time deposits	152,393	220,417
Deposits from customers in the securities business	142,236	221,523
Other	11,072	10,792

Subtotal	1,994,344	2,514,257

Total	2,385,939	2,980,991

[1]	PayPay Users’ deposits are PayPay Balance and Other Items held by PayPay Users in PayPay Settlement Services.

[2]

PayPay Users’ deposits include PayPay Money which PayPay Users can withdraw at user’s discretion. The balance of PayPay Money amounts to 170,030 million yen and 213,604 million yen as of March 31, 2025 and December 31, 2025 respectively.

15.	Accounts Payable

Accounts payable are as follows:

	(In millions of yen)

	March 31, 2025	December 31, 2025
Settlement payable [1]	902,682	1,159,957
Credit card payable [1]	27,913	29,940
Other payables [1]	18,802	20,928

Total	949,397	1,210,825

[1]	These accounts payable are classified as financial liabilities measured at amortized cost.

16.	Borrowings and Lease Liabilities

Components	of Borrowings and lease liabilities are as follows:

	(In millions of yen)

	March 31, 2025	December 31, 2025
Borrowings
Payment:
Loan payables [1]	213,050	236,325
Commercial papers	84,000	115,000

Subtotal	297,050	351,325
Financial service:
Loan payables [1]	102,528	216,984

Subtotal	102,528	216,984

Total	399,578	568,309

Lease liabilities
Payment	11,121	9,547
Financial service	976	568

Total	12,097	10,115

[1]

In the Payment segment, the increase mainly arises from a higher balance of securitization of loans and advances to customers. In the Financial service segment, the increase is mainly attributable to a higher balance of repurchase agreements.

17.	Issued Capital and Reserves

(1)	Authorized Shares and Issued Capital

The movement of authorized shares and shares issued is as follows:

(In thousands of shares)

	Number of authorized shares	Number of shares issued [3][4]
Common shares [1][2]
April 1, 2025	1,600,000	550,000
Increase during the year [3]	—	87,571
Decrease during the year	—	—

December 31, 2025 [4]	1,600,000	637,571

[1]

Holders of common shares are entitled to receive dividends. Each common share carries one vote at general meetings of shareholders. All shares issued by the Group have no par value and the Group holds no Treasury Shares of the Company. Common shares are reserved for issue under outstanding share options. Refer to Note 21, Share-based Payments for details of the number of common shares and the relevant terms.

[2]

The Company conducted a share split, which became effective on November 15, 2025. Under the share split, the Company’s common shares were split at a ratio of 200 shares for one share. The number of shares presented above are retrospectively adjusted in respect of the share split.

[3]

During the nine months ended December 31, 2025, the Company implemented a third-party allotment of new shares to SoftBank Corp., LY Corporation, and SVF II Piranha (DE) LLC. Also, all of the 1st Stock Options issued by the Company and held by SVF II Piranha (DE) LLC were exercised. Refer to Note 23, Related Party Transactions.

[4]	All common shares are fully paid.

(2)	Share Premium and Retained Earnings

(i)	Share Premium

Legal capital reserve

Under the Companies Act, at least 50% of the proceeds of certain issuances of share capital shall be credited to issued capital. The remaining proceeds shall be credited to share premium. The Companies Act permits, upon approval at the general shareholders’ meeting, the transfer of amounts from share premium to issued capital.

Transaction costs of equity transaction

Transaction costs of an equity transaction were directly deducted from share premium. The amount deducted for the nine months ended December 31, 2025 was 293 million yen.

(ii)	Retained Earnings

Legal earnings reserve

The Companies Act requires that an amount equal to at least 10％ of dividends from surplus, as defined under the Companies Act, shall be appropriated as capital reserve (part of share premium), or appropriated for legal earnings reserve (part of retained earnings) until the aggregate amount of capital reserve and legal earnings reserve is equal to 25％ of share capital. The legal earnings reserve may be used to eliminate or reduce a deficit or be transferred to other retained earnings upon approval at the general shareholders’ meetings.

(3)	Accumulated other comprehensive income (loss)

Changes in accumulated other comprehensive income (loss) are as follows:

		(In millions of yen)

	Changes in debt instruments measured at FVTOCI	Exchange differences on translation of foreign operations
Balance as of April 1, 2025	(373)	(6)
Other comprehensive income (loss) (attributable to owners of the parent company)	(1,476)	3

Balance as of December 31, 2025	(1,849)	(3)

18.	Revenue

(1)	Disaggregation of Revenue

(i)	Revenue recognized from contracts with customers and other sources

	(In millions of yen)

	For the nine months ended
	December 31, 2024	December 31, 2025
Revenue from contracts with customers
Transaction and service income	150,745	185,325
Revenue from other sources
Interest income [1]	64,426	83,551
Gains (losses) on financial instruments	3,942	7,657
Other operating income	1,334	1,945

Total	220,447	278,478

	(In millions of yen)

	For the three months ended
	December 31, 2024	December 31, 2025
Revenue from contracts with customers
Transaction and service income	56,400	66,418
Revenue from other sources
Interest income [1]	22,111	30,238
Gains (losses) on financial instruments	1,489	2,134
Other operating income	395	1,056

Total	80,395	99,846

[1]

The Group pays guarantee fees to third-party financial institutions to mitigate the credit risk of loans and advances to customers. In accordance with IFRS 9, these guarantee fees, which represent amounts paid by the Group, are included in the calculation under the effective interest method and therefore reduce interest income. The guarantee fees were 13,438 million yen and 15,884 million yen for the nine months ended December 31, 2024 and 2025, respectively, and 4,767 million yen and 5,300 million yen for the three months ended December 31, 2024 and 2025, respectively.

(ii)	Disaggregation of revenue from contracts with customers by type of service

For the nine months ended December 31, 2024

		(In millions of yen)

	Payment	Financial service	Total
Payment Settlement Services
PayPay Settlement Services	141,058	—	141,058
Credit Payment Settlement Services and Acquiring Services [1]	27,271	—	27,271
Debit Payment Settlement Services	—	3,840	3,840
Payment settlement services deduction [2]	(55,176)	(974)	(56,150)

Subtotal	113,153	2,866	116,019

Financial services	—	16,584	16,584
Other [3][4]	17,638	504	18,142

Total [5]	130,791	19,954	150,745

For the nine months ended December 31, 2025

		(In millions of yen)

	Payment	Financial service	Total
Payment Settlement Services
PayPay Settlement Services	181,032	—	181,032
Credit Payment Settlement Services and Acquiring Services [1]	33,323	—	33,323
Debit Payment Settlement Services	—	4,056	4,056
Payment settlement services deduction [2]	(72,801)	(1,046)	(73,847)

Subtotal	141,554	3,010	144,564

Financial services	—	17,939	17,939
Other [3][4]	21,697	1,125	22,822

Total [5]	163,251	22,074	185,325

For the three months ended December 31, 2024

		(In millions of yen)

	Payment	Financial service	Total
Payment Settlement Services
PayPay Settlement Services	52,047	—	52,047
Credit Payment Settlement Services and Acquiring Services [1]	10,211	—	10,211
Debit Payment Settlement Services	—	1,374	1,374
Payment settlement services deduction [2]	(19,999)	(329)	(20,328)

Subtotal	42,259	1,045	43,304

Financial services	—	5,889	5,889
Other [3][4]	6,828	379	7,207

Total [5]	49,087	7,313	56,400

For the three months ended December 31, 2025

		(In millions of yen)

	Payment	Financial service	Total
Payment Settlement Services
PayPay Settlement Services	64,919	—	64,919
Credit Payment Settlement Services and Acquiring Services [1]	12,457	—	12,457
Debit Payment Settlement Services	—	1,442	1,442
Payment settlement services deduction [2]	(26,520)	(362)	(26,882)

Subtotal	50,856	1,080	51,936

Financial services	—	6,167	6,167
Other [3][4]	7,894	421	8,315

Total [5]	58,750	7,668	66,418

[1]

Revenue from Credit Payment Settlement Services and Acquiring Services is presented net of interchange fees charged by the credit card issuer in respect of Acquiring Services, as the Group recognizes revenue based on the settlement amount of the purchase transaction and the predetermined rate, less such interchange fees. The interchange fees were 8,212 million yen and 8,065 million yen for the nine months ended December 31, 2024 and 2025, respectively, and 2,876 million yen and 2,772 million yen for the three months ended December 31, 2024 and 2025, respectively.

[2]	Payment settlement services deduction mainly consists of rewards given to customers. All the deduction is related to the Payment Settlement Services only.
[3]

Other in the Payment segment includes revenues primarily earned from a monthly paid subscription plan for PayPay Merchants, and is presented net of a revenue deduction, which amounts to 2,315 million yen and 3,382 million yen for the nine months ended December 31, 2024 and 2025, respectively, and 997 million yen and 1,789 million yen for the three months ended December 31, 2024 and 2025, respectively. These deductions mainly relate to consideration payable to customers in connection with annual membership fees for PayPay Card Gold.

[4]	Other in the Financial service segment includes revenues primarily earned from system platform services provided by Credit Engine, Inc.
[5]	Almost all revenues from external customers of the Group were generated in Japan, which is the Company’s country of domicile.

19.	Operating Expenses

Operating	expenses by nature are as follows:

For the nine months ended December 31, 2024

				(In millions of yen)

	Payment	Financial service	Inter-segment eliminations	Consolidated
Point expenses [1]	37,334	—	—	37,334
Settlement related cost [2]	24,978	7,918	(427)	32,469
Employee benefit expenses	24,574	6,042	—	30,616
Professional and outsourcing services expenses [3]	14,391	6,782	(82)	21,091
Provision for loss allowance	16,841	400	—	17,241
Other operating expenses
Depreciation and amortization	10,673	3,813	—	14,486
License fees	13,359	—	—	13,359
Advertising and promotion expenses	4,470	3,035	(505)	7,000
Tax and charges	1,754	1,676	—	3,430
Interest expenses	2,003	1,341	(621)	2,723
Amortization of contract cost	948	—	—	948
Other	7,823	4,242	(499)	11,566

Subtotal	41,030	14,107	(1,625)	53,512

Total	159,148	35,249	(2,134)	192,263

For the nine months ended December 31, 2025

				(In millions of yen)

	Payment	Financial service	Inter-segment eliminations	Consolidated
Point expenses [1]	44,488	—	—	44,488
Settlement related cost [2]	28,166	8,773	(591)	36,348
Employee benefit expenses	25,483	7,337	(10)	32,810
Professional and outsourcing services expenses [3]	15,228	6,317	(245)	21,300
Provision for loss allowance	16,734	662	—	17,396
Other operating expenses
Depreciation and amortization	12,446	5,105	—	17,551
License fees	13,415	569	—	13,984
Advertising and promotion expenses	5,030	2,362	(236)	7,156
Tax and charges	1,914	1,612	—	3,526
Interest expenses	2,479	4,859	(90)	7,248
Amortization of contract cost	1,243	—	—	1,243
Other	11,343	3,634	(557)	14,420

Subtotal	47,870	18,141	(883)	65,128

Total	177,969	41,230	(1,729)	217,470

For the three months ended December 31, 2024

				(In millions of yen)

	Payment	Financial service	Inter-segment eliminations	Consolidated
Point expenses [1]	13,692	—	—	13,692
Settlement related cost [2]	8,719	2,748	(149)	11,318
Employee benefit expenses	7,760	2,181	—	9,941
Professional and outsourcing services expenses [3]	5,204	2,199	(26)	7,377
Provision for loss allowance	5,953	152	—	6,105
Other operating expenses
Depreciation and amortization	3,721	1,290	—	5,011
License fees	4,472	—	—	4,472
Advertising and promotion expenses	1,516	995	(204)	2,307
Tax and charges	593	543	—	1,136
Interest expenses	604	635	(98)	1,141
Amortization of contract cost	339	—	—	339
Other	2,343	1,475	(117)	3,701

Subtotal	13,588	4,938	(419)	18,107

Total	54,916	12,218	(594)	66,540

For the three months ended December 31, 2025

				(In millions of yen)

	Payment	Financial service	Inter-segment eliminations	Consolidated
Point expenses [1]	16,067	—	—	16,067
Settlement related cost [2]	9,640	3,016	(209)	12,447
Employee benefit expenses	8,547	2,543	(9)	11,081
Professional and outsourcing services expenses [3]	4,900	1,693	(107)	6,486
Provision for loss allowance	5,706	377	—	6,083
Other operating expenses
Depreciation and amortization	4,345	1,722	—	6,067
License fees	4,631	567	—	5,198
Advertising and promotion expenses	1,898	502	(80)	2,320
Tax and charges	684	571	—	1,255
Interest expenses	929	1,784	(35)	2,678
Amortization of contract cost	446	—	—	446
Other	4,394	1,183	(415)	5,162

Subtotal	17,327	6,329	(530)	23,126

Total	62,187	13,958	(855)	75,290

[1]

Point expenses are incurred primarily when the Group grants reward points to PayPay User through various reward programs, which PayPay User can use reward points at the merchants to pay off balance due in a purchase transaction.

[2]

Settlement related cost includes fees paid to banks for users to charge their PayPay Balance from their bank accounts and brand or network fees paid to international card brands. Settlement related cost also includes interbank transaction fees.

[3]	Professional and outsourcing services expenses include customer service related costs, system development labor, and other professional services.

20.	Earnings Per Share

(1)	Basis for Calculation of Basic Earnings Per Share

The profit for the period attributable to owners of the parent company and the weighted average number of shares used in the calculation of basic earnings per share (“EPS”) are as follows:

	For the nine months ended
	December 31, 2024	December 31, 2025
Profit for the period attributable to owners of the parent company (Million yen)	26,483	101,521
Weighted average number of issued common shares during the period (Thousand shares) [1]	550,000	635,399

Basic earnings per share (Yen) [1].	48.2	159.8

	For the three months ended
	December 31, 2024	December 31, 2025
Profit for the period attributable to owners of the parent company (Million yen)	12,497	18,424
Weighted average number of issued common shares during the period (Thousand shares) [1]	550,000	637,571

Basic earnings per share (Yen) [1]	22.7	28.9

[1]	The share split occurred and became effective on November 15, 2025 and earnings per share has been retrospectively adjusted. Refer to Note 17, Issued Capital and Reserves for details of share split.

(2)	Basis for Calculation of Diluted Earnings Per Share

The calculation of the diluted earnings per share is based on the following data:

	For the nine months ended
	December 31, 2024	December 31, 2025
Profit for the period attributable to owners of the parent company (Million yen)	26,483	101,521
Weighted average number of issued common shares during the period (Thousand shares) [1]	550,000	635,399
Effects of dilutive potential common shares [2]	—	—

Weighted average number of common shares adjusted for the effect of dilution (Thousand shares) [1]	550,000	635,399

Diluted earnings per share (Yen) [1]	48.2	159.8

	For the three months ended
	December 31, 2024	December 31, 2025
Profit for the period attributable to owners of the parent company (Million yen)	12,497	18,424
Weighted average number of issued common shares during the period (Thousand shares) [1]	550,000	637,571
Effects of dilutive potential common shares [2]	—	—

Weighted average number of common shares adjusted for the effect of dilution (Thousand shares) [1]	550,000	637,571

Diluted earnings per share (Yen) [1]	22.7	28.9

[1]	The share split occurred and became effective on November 15, 2025 and earnings per share has been retrospectively adjusted. Refer to Note 17, Issued Capital and Reserves for details of share split.
[2]

The potential dilutive effect of the 1st series of Stock Options for the nine months and three months ended December 31, 2024 is not disclosed, as the estimated difference between basic and diluted earnings per share was determined not to be material. In addition, the 2nd to 49th series of Stock Options had an IPO condition as their vesting condition and therefore those stock options were not included in the computation of diluted earnings per share for nine months and three months ended December 31, 2024 and for nine months and three months ended December 31, 2025.

21.	Share-Based Payments

Note that the number of the shares or stock options, the exercise price, and the fair value of the shares on the grant date presented below have been retrospectively adjusted in respect of the share split that occurred on November 15, 2025. Refer to Note 17, Issued Capital and Reserves for details of share split.

Expenses Arising from Share-based Payments

There were no liabilities and operating expenses recognized in the Group’s Condensed Consolidated Statements of Financial Position as of March 31, 2025 and December 31, 2025, and Condensed Consolidated Statements of Profit or Loss for the nine months and three months ended December 31, 2024 and December 31, 2025 in connection with share-based payments, as it was not deemed probable that the IPO condition would be achieved.

Exercise of 1st Stock Options

On April 4, 2025, all of the 1st Stock Options held by SVF II Piranha (DE) LLC were exercised and the weighted average share price at the date of exercise was 1,300 yen. Refer to Note 17, Issued Capital and Reserves and Note 23, Related Party Transactions.

Grant of 47th to 49th series of Stock Options

(1)	Overview of the Stock Option

The Group has stock option plans for directors, corporate officers, and other employees for the purpose of attracting and retaining exceptionally qualified and talented human resources to achieve the Group’s business goals.

(2)	Stock Options Outstanding

The Group’s stock options issued during the nine months ended December 31, 2025 are as follows:

Year of grant and name	2025 47th Stock Option	2025 48th Stock Options	2025 49th Stock Options
Grant date	April 28, 2025	April 28, 2025	April 28, 2025

Grantee	Employees	Directors and corporate officers	Directors and corporate officers

Number of options granted	See the table below [3]	See the table below [3]	569 thousand shares

Settlement method	Equity settlement	Equity settlement	Equity settlement

Exercisable period	See the table below [3]	See the table below [3]	From June 1, 2025 to May 31, 2045

Conditions of vesting	Service condition [1] IPO condition [2]	Service condition [1] IPO condition [2]	IPO condition [2]

[1]	Service condition

Holders of stock options must be directors, corporate officers, or other permanent employees of the Company or its subsidiaries at the time of exercising the rights. The stock options are forfeited upon resignation from the Group. However, this shall not apply in cases where the Board of Directors approves the condition such as retirement due to expiration of term of office or mandatory retirement age.

[2]	IPO condition

Holders of stock options may exercise their stock options only when the Company’s shares are listed on a financial instruments exchange market.

[3]	Number of stock options granted, exercisable period

The number of 2025 47th and 48th Stock Options by exercisable period is as follows.

Number of Stock Options granted

(In thousands of shares)

	Exercisable period (Five periods)
	From April 25, 2027 to April 23,2035	From April 29 , 2028 to April 23, 2035	From April 29, 2029 to April 23, 2035	From April 29, 2030 to April 23, 2035	From April 29, 2031 to April 23, 2035	Total
2025 47th Stock Options	1,625	1,582	1,529	1,472	1,417	7,625
2025 48th Stock Options	107	107	107	107	107	535

(3)	Details of the Stock Options

Details of the stock options are as follows:

	For the nine months ended December 31, 2025
	2025 47th Stock Options		2025 48th Stock Options		2025 49th Stock Options
	Number of stock options (Thousand shares)	Weighted average exercise price (Yen)	Number of stock options (Thousand shares)	Weighted average exercise price (Yen)	Number of stock options (Thousand shares)	Weighted average exercise price (Yen)
Outstanding at the beginning of the period	—	—	—	—	—	—
Granted	7,625	1,300	535	1,300	569	1
Exercised	—	—	—	—	—	—
Forfeited	(194)	1,300	—	—	—	—
Expired	—	—	—	—	—	—

Outstanding at the end of the period [1]	7,431	1,300	535	1,300	569	1

Exercisable at the end of the period	—	—	—	—	—	—

[1]	The weighted average remaining contractual lives in relation to the stock options outstanding as of December 31, 2025 were 9.3 years, 9.3 years, and 19.4 years, respectively.

(4)	Fair Value Measurement

Fair value of stock options were measured as follows:

Year of grant and name	2025 47th Stock Options	2025 48th Stock Options	2025 49th Stock Options
Weighted average fair value	488 yen	409 yen	472 yen
Valuation method used	Monte-Carlo simulation [1]	Monte-Carlo simulation [1]	Monte-Carlo simulation [1]
Key inputs and assumptions Exercise price	1,300 yen	1,300 yen	1 yen
Fair value of share on grant date	1,300 yen	1,300 yen	1,300 yen
Exercise period	10 years	10 years	20 years
Expected dividend yield	3.4%	3.4%	3.4%
Expected volatility [2]	38.6%	38.6%	37.6%
Risk-free interest rate	1.3%	1.3%	2.1%

[1]

Monte-Carlo simulation requires various highly subjective assumptions, including expected volatility, expected life of stock options, expected dividend yield, and fair value of common share at the time of option grants.

[2]	The expected volatility was derived from the historical volatility over a period similar to the expected life of the stock options for publicly listed companies that are comparable to the Group.

Grant of Phantom Stock Awards

(1)	Overview of Phantom Stock Awards

The Group grants phantom stock awards to certain employees, which are accounted for as cash-settled share-based payment arrangements. The awards become exercisable upon satisfaction of all conditions, including service conditions, an IPO condition, and market conditions. Upon exercise, the Group settles the awards in cash based on the difference between the exercise price and the share price at the exercise date.

(2)	Details of Phantom Stock Awards

Details of the awards are as follows:

	For the nine months ended December 31, 2025
	Number of awards (Thousand)	Weighted average exercise price (Yen)
Outstanding at the beginning of the period	79	1,300
Granted	155	1,327
Exercised	—	—
Forfeited	—	—
Expired	—	—

Outstanding at the end of the period [1]	234	1,318

Exercisable at the end of the period	—	—

[1]	The weighted average remaining contractual lives in relation to the awards outstanding as of December 31, 2025 was 8.6 years.

(3)	Fair Value Measurement

Fair value of the awards at the end of the period was measured as follows:

December 31, 2025
Weighted average fair value	896 yen
Valuation method used	Monte-Carlo simulation [1]
Key inputs and assumptions
Exercise price	1,300 yen or 1,750 yen
Fair value of share at the end of the period	2,165 yen
Exercise period	10 years
Expected dividend yield	See below [2]
Expected volatility [3]	41.3%
Risk-free interest rate	1.8%

[1]

Monte-Carlo simulation requires various highly subjective assumptions, including expected volatility, expected life of the awards, expected dividend yield, and fair value of common share at the end of the period.

[2]	The expected dividend yield was estimated to be zero for the first five years following the IPO and 3.4% from the sixth year onward.
[3]	The expected volatility was derived from the historical volatility over a period similar to the expected life of the awards for publicly listed companies that are comparable to the Group.

22.	Financial Instruments

Fair Value of Financial Instruments

(i)	The Group referred to the levels of the fair value hierarchy for financial instruments measured at fair value in the condensed consolidated financial statements based on the following inputs:

•	Level 1 inputs are quoted prices in active markets for identical assets or liabilities.

•

Level 2 inputs are quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•

Level 3 inputs are derived from valuation techniques in which one or more significant inputs or value drivers are unobservable, which reflect the reporting entity’s own assumptions that market participants would use in establishing a price.

Transfers between levels of fair value hierarchy are recognized as if they occurred at each reporting date. There were no material transfers between the levels as of March 31, 2025 and December 31, 2025.

(ii)	The following table presents financial instruments measured at fair value on a recurring basis by level within the fair value hierarchy.

As of March 31, 2025

			(In millions of yen)

	Fair value
	Level 1	Level 2	Level 3	Total
Securities
Financial assets measured at FVTPL
Debt instruments
Exchange traded funds	132,509	—	—	132,509
Equity instruments
Equity securities	184	—	—	184
Financial assets measured at FVTOCI
Debt instruments
Government securities	4,639	6,786	—	11,425
Corporate and other debt securities	—	87,492	8,200	95,692
Asset backed securities	—	—	279,442	279,442
Other financial assets
Financial assets measured at FVTPL
Derivative assets	228	2,006	—	2,234

Total	137,560	96,284	287,642	521,486

Other financial liabilities
Financial liabilities measured at FVTPL
Derivative liabilities	102	1,084	—	1,186

Total	102	1,084	—	1,186

As of December 31, 2025

			(In millions of yen)

	Fair value
	Level 1	Level 2	Level 3	Total
Securities
Financial assets measured at FVTPL
Debt instruments
Exchange traded funds	217,678	—	—	217,678
Equity instruments
Equity securities	338	—	—	338
Financial assets measured at FVTOCI
Debt instruments
Government securities	54,341	4,894	—	59,235
Corporate and other debt securities	4,714	84,865	7,454	97,033
Asset backed securities	—	—	297,995	297,995
Other financial assets
Financial assets measured at FVTPL
Derivative assets	190	2,280	—	2,470

Total	277,261	92,039	305,449	674,749

Other financial liabilities
Financial liabilities measured at FVTPL
Derivative liabilities	110	1,055	—	1,165

Total	110	1,055	—	1,165

(iii)

The following table compares the fair value and carrying amount of the financial assets and financial liabilities. These are not measured at fair values in the Group’s Condensed Consolidated Statements of Financial Position, but for which fair values are disclosed. Certain financial instruments with short-term maturities are not included as their carrying amounts approximate their fair value.

As of March 31, 2025

(In millions of yen)

	Book value	Fair value
		Level 1	Level 2	Level 3	Total
Financial assets measured at amortized cost
Loan and advances
Mortgage loans	664,594	—	—	673,236	673,236
Overdraft	261,943	—	—	327,971	327,971
Other	383	—	—	383	383
Securities
Debt instruments
Government securities	353,590	126,188	220,256	—	346,444
Corporate and other debt securities	200,015	—	195,886	—	195,886
Asset backed securities	2,891	—	—	2,866	2,866

Total	1,483,416	126,188	416,142	1,004,456	1,546,786

Financial liabilities measured at amortized cost
Deposits
Demand deposits	1,688,643	—	1,688,643	—	1,688,643
Time deposits	152,393	—	152,222	—	152,222
Borrowings
Loan payables	315,578	—	99,354	210,907	310,261

Total	2,156,614	—	1,940,219	210,907	2,151,126

As of December 31, 2025

(In millions of yen)

	Book value	Fair value
		Level 1	Level 2	Level 3	Total
Financial assets measured at amortized cost
Loan and advances
Mortgage loans	790,760	—	—	790,091	790,091
Overdraft	297,855	—	—	325,457	325,457
Other	9,662	—	—	9,662	9,662
Securities
Debt instruments
Government securities	622,990	223,395	387,073	—	610,468
Corporate and other debt securities	308,369	—	301,126	—	301,126
Asset backed securities	2,607	—	—	2,607	2,607

Total	2,032,243	223,395	688,199	1,127,817	2,039,411

Financial liabilities measured at amortized cost
Deposits
Demand deposits	2,061,525	—	2,061,525	—	2,061,525
Time deposits	220,417	—	220,335	—	220,335
Borrowings
Loan payables	453,309	—	214,220	112,611	326,831

Total	2,735,251	—	2,496,080	112,611	2,608,691

(iv)	Fair value of financial instruments is measured as follows:

(A)	Debt instruments

Fair values of the debt instruments that consist of Japanese government bonds and municipal bonds are evaluated at quoted prices for the identical assets in active markets and those are classified as Level 1.

Fair values of the debt instruments that consist of exchange traded funds are evaluated at quoted prices for the identical assets in active markets and those are classified as Level 1.

Fair values of the debt instruments that consist of corporate bonds are calculated by each contract using discounted future cash flows according to the contract period using an interest rate that reflects the credit risk. Those that are measured using market-observable inputs such as interest rates reflecting external credit ratings are classified as Level 2, and those that use unobservable inputs such as unobservable credit spread of the issuers of the debt instruments are classified as Level 3.

The Risk Management Department quarterly evaluates whether the quoted price meets the eligibility of fair value under IFRS 13 by determining whether there is a certain discrepancy between the quoted price and the price calculated by the Financial Planning Department on a sample basis by type of debt instrument.

(B)	Equity instruments

Fair values of the equity instruments that consist of listed shares are evaluated at quoted prices for the identical assets in active markets and those are classified as Level 1.

(C)	Asset backed securities

These securities include residential mortgage backed, credit card asset backed, installment receivables backed, and other asset backed securities. The markets for these securities are not active, and fair values of the asset backed securities are evaluated using broker or dealer quotations of identical or similar securities where the significant inputs are yields, prepayment rates, default probabilities, and loss severities. Because such significant inputs are unobservable, these are classified as Level 3.

The Group monitors whether there is a continuing discrepancy between the quotations from brokers or dealers and the value calculated by the Risk Management Department on a daily basis using discounted future cash flows. In addition, the Risk Management Department quarterly evaluates whether the quoted price meets the eligibility of fair value under IFRS 13 by determining whether there is a certain discrepancy between the quoted price and the price calculated by the Financial Planning Department on a sample basis by type of asset backed securities.

(D)	Derivative instruments

Fair values of the derivative instruments that consist of listed derivatives are evaluated at quoted prices for the identical derivatives in active markets and those are classified as Level 1.

Fair values of the derivative instruments that consist of over-the-counter foreign currency derivatives are evaluated using broker or dealer quotations derived by discounted future cash-flow method where the significant inputs are future foreign exchange rates and interest rates. These are classified as Level 2.

(E)	Loans and advances

Fair values of the loans and advances are measured based on the discounted cash flow model using an interest rate considering the credit spread that is based on the internal rating and loan terms. Because the credit spread is significant unobservable input, these are classified as Level 3.

(F)	Deposits

Fair values of the on-demand deposits that are paid immediately upon demand on the statement of financial position date are measured at fair value at that amount.

Fair values of the time deposits are measured based on the discounted present value obtained by discounting future cash flows applying current rates for deposits of similar remaining maturities. For those with a short remaining maturity (six months or less), fair value is approximately equal to book value, so the book value is recorded as fair value. These are classified as Level 2.

(G)	Borrowings

Fair values of the borrowings are measured based on the discounted cash flow model using an interest rate considering the Group’s own credit spread that would be used for borrowing with the same terms and maturity. The borrowings mainly consists of those classified as Level 3 since the Group’s own credit spread is used for fair value measurement which is unobservable.

Other financial instruments not listed above, such as call loans, are settled mainly within one year and book value approximates their fair value.

(v)	The changes in financial instruments categorized as Level 3

The changes in financial instruments categorized as Level 3 are as follows:

For the nine months ended December 31, 2024

(in millions of yen)

	Financial assets measured at FVTOCI
	Asset backed securities	Debt instruments	Total
Fair value as of April 1, 2024	204,271	9,663	213,934
Purchase	76,700	—	76,700
Total gain or loss for the period:
Included in other comprehensive income or loss	(981)	(27)	(1,008)
Sales and settlement	(45,039)	(700)	(45,739)

Fair value as of December 31, 2024	234,951	8,936	243,887

For the nine months ended December 31, 2025

(in millions of yen)

	Financial assets measured at FVTOCI
	Asset backed securities	Debt instruments	Total
Fair value as of April 1, 2025	279,442	8,200	287,642
Purchase	76,200	—	76,200
Total gain or loss for the period:
Included in other comprehensive income or loss	420	(46)	374
Sales and settlement	(58,067)	(700)	(58,767)

Fair value as of December 31, 2025	297,995	7,454	305,449

For the three months ended December 31, 2024

(in millions of yen)

	Financial assets measured at FVTOCI
	Asset backed securities	Debt instruments	Total
Fair value as of October 1, 2024	228,264	8,976	237,240
Purchase	23,500	—	23,500
Total gain or loss for the period:
Included in other comprehensive income or loss	(725)	(40)	(765)
Sales and settlement	(16,088)		(16,088)

Fair value as of December 31, 2024	234,951	8,936	243,887

For the three months ended December 31, 2025

(in millions of yen)

	Financial assets measured at FVTOCI
	Asset backed securities	Debt instruments	Total
Fair value as of October 1, 2025	289,644	7,508	297,152
Purchase	29,200	—	29,200
Total gain or loss for the period:
Included in other comprehensive income or loss	(211)	(53)	(264)
Sales and settlement	(20,638)	(1)	(20,639)

Fair value as of December 31, 2025	297,995	7,454	305,449

(vi)	Valuation techniques and inputs

The valuation techniques used to measure the fair value of major assets classified as Level 3, significant unobservable inputs, and their range are as follows:

Financial assets	Valuation technique	Significant unobservable inputs
Asset backed securities	Discounted cash flows	Discount margin/spreads Constant prepayment rate Constant default rate
Loan and advances Debt instruments	Discounted cash flows	Credit spread

The fair values of the asset backed securities were determined using broker or dealer quotes. The broker or dealer quotes used are non-binding and reflect indicative pricing based on proprietary models and assumptions. The Group does not have access to the specific inputs used by the brokers or dealers and, as such, is unable to provide quantitative information regarding the significant unobservable inputs.

The Group believes that the use of broker or dealer quotes represents the best estimate of fair value, given the lack of active markets and observable inputs for these instruments.

(A)	Discount margin/spreads

Discount margin/spreads represent the discount rates used when calculating the present value of future cash flows. In discounted cash flow models, such spreads are added to the benchmark rate when discounting the future expected cash flows. Hence, these spreads reduce the net present value of an asset. They generally reflect the premium an investor expects to achieve over the benchmark interest rate to compensate for the higher risk driven by the uncertainty of the cash flows caused by the credit quality of the asset.

(B)	Constant prepayment rate

The constant prepayment rates represent the expected future speed at which a loan portfolio will be repaid ahead of the contractual terms of the underlying loans. Hence, this rate reduces the net present value of the asset backed securities when it is high.

(C)	Constant default rate

The constant default rate reflects the percentage of loans within a pool of loans on which the borrowers have fallen behind in making payments to their lender by more than 90 days. Hence, this rate reduces the net present value of the asset backed securities when it is high.

(D)	Credit spread

The credit spread represents the discount rate used when calculating the present value of future cash flows. In discounted cash flow models, such a spread is added to the benchmark rate when discounting the future expected cash flows. Hence, this spread reduces the net present value of debt instruments. The credit spread reflects the additional net yield an investor can earn from a security with more credit risk relative to one with less credit risk.

23.	Related Party Transactions

The following tables provide significant changes for the nine months ended December 31, 2025 in related party transactions from those disclosed in the Group’s consolidated financial statements for the year ended March 31, 2025.

Equity Transactions

There are no significant impacts either on assets or liabilities as of December 31, 2025 or profit or loss for the nine months ended December 31, 2025 arising from the transactions listed in the table below.

(In millions of yen)

Relationship	Name	Transactions	Amount
Parent company	SoftBank Corp.	Acquisition of shares [1]	5,727
		Issuance of new shares [3]	34,889
Other affiliated company	SVF II Piranha (DE) LLC	Exercise of stock options [2]	15,901
		Issuance of new shares [3]	35,944
Parent company	LY Corporation	Acquisition of shares [1]	80
		Issuance of new shares [3]	34,889
Subsidiary of parent company	Z Financial Corporation (currently LY Corporation [5])	Acquisition of shares [4]	117,000

[1]	On April 1, 2025, the Company acquired Common shares of PayPay Securities Corporation at 100,000 yen per share.
[2]	On April 4, 2025, all of the 1st Stock Options issued by the Company and held by SVF II Piranha (DE) LLC were exercised.
[3]	On April 10, 2025, the Company issued Common shares through a third-party allotment.
[4]	On April 11, 2025, the Company acquired Common and Class A preferred shares of PayPay Bank Corporation at 94,584 yen per share.
[5]	Z Financial Corporation was merged into LY Corporation on August 1, 2025.

24.	Commitments

The Group entered into significant commitments for the purchase of goods and services for the nine months ended December 31, 2024, amounting to 14,297 million yen, which primarily included commitments related to leasing and the purchase of fixed assets for an office and related to marketing expense, and as of December 31, 2025, amounting to 28,193 million yen, which primarily included commitments for the purchase of licenses for cloud computing platforms.

25.	Supplemental Cash Flow Information

(1)	Classification of cash flows in Financial services segment

The Group classifies the cash flows from changes in assets and liabilities associated with its banking business, such as loans and advances and deposits from customers, as cash flows from operating activities in the Condensed Consolidated Statements of Cash Flows for the nine months ended December 31, 2024 and 2025, because the changes are derived from the principal revenue-producing activities.

(2)	Significant Non-cash Transactions

Significant non-cash transactions are as follows:

(In millions of yen)

	For the nine months ended
	December 31, 2024	December 31, 2025
Increase in right-of-use assets	1,075	677

26.	Subsequent Events

There are no significant subsequent events to be disclosed.

27.	Approval of Condensed Consolidated Financial Statements

The condensed consolidated financial statements have been approved by Wataru Kagechika, Managing Corporate Officer and Chief Financial Officer on February 12, 2026.

2.	[Financial statements, etc.]

(1)	[Financial statements]

(i)	[Balance sheet]

	(JPY Million)
	Previous Fiscal Year (March 31, 2024)	Current Fiscal Year (March 31, 2025)
Assets
Current assets
Cash equivalents	313,883 (Note 1)	137,023 (Note 1)
Accounts receivable in payment business	351,444 (Note 3)	449,372 (Note 3)
Debt instruments	—	14,400(Note 4)
Accounts receivable - other	24,544 (Note 3)	18,392 (Note 3)
Prepaid expenses	4,805 (Note 3)	4,175
Deposits	90,000 (Note 3)	371,000 (Note 3)
Other	3,781 (Note 3,5)	3,907 (Note 3,5)
Allowance for loan losses	(588)	(513)

Total current assets	787,870	997,757

Non-current assets
Property, plant and equipment
Facilities attached to buildings	474 (Note 2)	1,148 (Note 2)
Equipment	524 (Note 2)	595 (Note 2)
Construction in progress	—	11

Total property, plant and equipment	998	1,755

Intangible assets
Software	15,166	18,730
Software in progress	1,240	227

Total intangible assets	16,406	18,958

Investments and other assets
Investment securities	14,394	21,551 (Note 4)
Shares of subsidiaries and affiliates	106,666	115,237
Long-term prepaid expenses	288	985
Guarantee deposits	206,525 (Note 4)	219,377 (Note 4)
Deferred tax assets	—	38,192
Other	347 (Note 3)	2,388 (Note 3)
Total investments and other assets	328,221	397,733

Total non-current assets	345,626	418,446

Total assets	1,133,497	1,416,204

	(JPY Million)
	Previous Fiscal Year (March 31, 2024)	Current Fiscal Year (March 31, 2025)
Liabilities
Current liabilities
Accounts payable	8,580 (Note 3)	10,141 (Note 3)
Accounts payable in payment business	687,001 (Note 3)	832,814 (Note 3)
Advances received	7,385	12,107
Income taxes payable	254	3,268
Accrued consumption taxes	2,240	8,561
Accrued expenses	1,008 (Note 3)	1,386 (Note 3)
PayPay users’ deposits	329,694	391,594 (Note 3)
Provision for bonuses	2,705 (Note 3)	2,634 (Note 3)
Provision for bonuses for directors (and other officers)	82	120
Provision for loss compensation	339	330
Other	1,682	4,363

Total current liabilities	1,040,975	1,267,323

Non-current liabilities
Asset retirement obligations	237	676
Other	44	—

Total non-current liabilities	281	676

Total liabilities	1,041,257	1,268,000

Net assets
Shareholders’ equity
Share capital	94,179	91,433
Retained earnings
Other retained earnings
Retained earnings brought forward	(2,746)	55,963

Total retained earnings	(2,746)	55,963

Total shareholders’ equity	91,433	147,397

Share acquisition rights	806	806

Total net assets	92,240	148,203

Total liabilities and net assets	1,133,497	1,416,204

(ii)	[Profit and loss statement]

	(JPY Million)
	Previous Fiscal Year (from April 1, 2023 to March 31, 2024)	Current Fiscal Year (from April 1, 2024 to March 31, 2025)
Operating revenue
Revenue from payment business	151,761 (Note 1)	195,375 (Note 1)
Other	17,274 (Note 1)	23,318 (Note 1)

Total operating revenue	169,035	218,693

Operating expenses
Selling, general and administrative expenses	174,499 (Note 1,2)	198,864 (Note 1,2)

Operating income or operating loss	(5,463)	19,829

Non-operating income
Subsidy income	573	—
Interest income on deposits	—(Note 1)	247 (Note 1)
Subcontracting fees	—	120 (Note 1)
Interest income on securities	—	77
Other	65 (Note 1)	191 (Note 1)

Total non-operating income	639	636

Non-operating expenses
Subsidy project-related expenses	296	—
Foreign exchange losses	58	—
Loss on sale of Non-current assets	—	12 (Note 1)
Interest expense	71 (Note 1)	—
Other	—	12

Total non-operating expenses	426	25

Ordinary income or ordinary loss	(5,251)	20,440

Income before income taxes or loss before income taxes	(5,251)	20,440

Income taxes—current	(2,505)	2,669
Income taxes—deferred	—	(38,192)

Total income taxes	(2,505)	(35,522)

Profit (loss)Profit (loss)	(2,746)	55,963

(iii) [Statement of changes in net assets]

Previous Fiscal Year (from April 1, 2023 to March 31, 2024)

(JPY Million)
	Shareholders’ equity
	Share capital	Capital surplus
		Legal capital surplus	Other capital Surplus	Total capital surplus
Carrying amount	116,451	—	—	—
Changes during period
Other capital Transfer to capital surplus	(22,272)	—	22,272	22,272
Other capital Transfer from capital surplus	—	—	(22,272)	(22,272)
Net profit	—	—	—	—
Net changes in items other than shareholders’ equity	—	—	—	—
Total changes during the period	(22,272)	—	—	—
Balance at end of the period	94,179	—	—	—

	Shareholders’ equity			Stock acquisition rights	Total net assets
	Retained earnings		Total shareholders’ equity
	Other retained earnings	Total retained earnings
	Retained earnings brought forward
Carrying amount	(22,272)	(22,272)	94,179	806	94,986
Changes during period
Other capital Transfer to capital surplus	—	—	—	—	—
Other capital Transfer from capital surplus s	22,272	22,272	—	—	—
Net loss	(2,746)	(2,746)	(2,746)	—	(2,746)

	Shareholders’ equity			Stock acquisition rights	Total net assets
	Retained earnings		Total shareholders’ equity
	Other retained earnings	Total retained earnings
	Retained earnings brought forward
Net changes in items other than shareholders’ equity	—	—	—	—	—
Total changes during the period	19,526	19,526	(2,746)	—	(2,746)
Balance at end of the period	(2,746)	(2,746)	91,433	806	92,240

Current Fiscal Year (from April 1, 2024 to March 31, 2025)

(JPY Million)
	Shareholders’ equity
	Share capital	Capital surplus
		Legal capital surplus	Other capital Surplus	Total capital surplus
Carrying amount	94,179	—	—	—
Changes during period
Other capital Transfer to capital surplus	(2,746)	—	2,746	2,746
Other capital Transfer from capital surplus	—	—	(2,746)	(2,746)
Net profit	—	—	—	—
Net changes in items other than shareholders’ equity	—	—	—	—
Total changes during the period	(2,746)	—	—	—
Balance at end of the period	91,433	—	—	—

	Shareholders’ equity			Stock acquisition rights	Total net assets
	Retained earnings		Total shareholders’ equity
	Other retained earnings	Total retained earnings
Retained earnings brought forward
Balance at beginning of the period	(2,746)	(2,746)	91,433	806	92,240
Changes during period
Other capital Transfer to capital surplus	—	—	—	—	—

	Shareholders’ equity			Stock acquisition rights	Total net assets
	Retained earnings		Total shareholders’ equity
	Other retained earnings	Total retained earnings
	Retained earnings brought forward
Other capital Transfer from capital surplus	2,746	2,746	—	—	—
Net profit	55,963	55,963	55,963	—	55,963
Net changes in items other than shareholders’ equity	—	—	—	—	—
Total changes during the period	58,709	58,709	55,963	—	55,963
Balance at end of the period	55,963	55,963	147,397	806	148,203

[Notes]

(Significant Accounting Policies)

(1) Standards and methods of valuation of assets

Standards and methods of valuation of securities

Bonds held to maturity: amortized cost method (effective interest method)

Investments in subsidiaries and associates: cost method based on the moving average method

(2) Depreciation methods for non-current assets

(i) Property, plant and equipment

The straight-line method is applied. The principal useful lives are as follows:

Building improvements: 2–15 years

Tools, furniture and fixtures: 3–15 years

(ii) Intangible assets (software)

The straight-line method is applied. The principal useful life is five years.

(3) Basis for provision recognition

(i) Allowance for loan lossess

To provide for losses from uncollectible receivables such as trade receivables, the Company records the estimated uncollectible amount at the end of the current fiscal year.

(ii) Provision for bonuses

To provide for the payment of bonuses to employees, the Company records the amount expected to be paid that is attributable to the end of the current fiscal year.

(iii) Provision for bonuses for directors (and other officers)

To provide for the payment of bonuses to directors, the Company records the amount expected to be paid that is attributable to the end of the current fiscal year.

(iv) Provision for loss compensation

To provide for compensation for losses, etc. related to balance charges for settlement services, the Company records the estimated amount of loss expected to be incurred at the end of the current fiscal year.

(4) Standards for recognition of significant revenues

The Company’s principal revenue is settlement revenue, and the Company provides payment settlement services to merchants, which are its customers. In sales transactions of goods, etc. by merchants to PayPay users, the performance obligation is to provide settlement services for the purchase price of goods, etc. using the PayPay App.

The Company judges that the customer has received the Company’s payment settlement services at a point in time in the sales transaction of goods, etc., and therefore recognizes revenue at the time the settlement is completed.

In addition, in cases where the Company makes payments to customers, such as cashback campaigns, the entire amount, including any portion exceeding the revenue obtained from such customers in the current fiscal year, is deducted from revenue.

(5) Basis for translating significant foreign currency-denominated assets or liabilities into Japanese yen Monetary receivables and payables denominated in foreign currencies are translated into yen at the spot exchange rate as of the balance sheet date, and translation differences are recognized in profit or loss.

(6) Other significant matters forming the basis for preparation of the financial statements Application of the Group Tax Sharing System

The Company applies the Group Tax Sharing System.

(Significant Accounting Estimates)

(1) Estimate relating to impairment of shares of subsidiaries and affiliates

Amounts recorded in the financial statements for the current fiscal year

	Previous Fiscal Year (March 31, 2024)	Current Fiscal Year (March 31, 2025)
Shares of subsidiaries and affiliates	106,666 million yen	115,237 million yen

Shares of subsidiaries and affiliates are stated on the balance sheet at acquisition cost. For investments in subsidiaries and associates for which it is considered extremely difficult to determine fair value, when the real value falls significantly due to a deterioration in the issuer’s financial condition, a substantial write-down is made, and the valuation difference is recognized as a loss for the current fiscal year.

The real value used to estimate impairment of shares of subsidiaries and affiliates is calculated as the per-share net assets amount, which is calculated based on the issuer’s most recent financial statements and adjusted for items such as valuation differences from fair value measurement of assets, etc. and the issuer’s excess earning power, multiplied by the number of shares held. In measuring the real value, management’s judgments and estimates may have a significant impact on the financial statements. The fair value of assets, etc. and the issuer’s excess earning power are measured based on assumptions such as estimated future cash flows generated by the issuer, growth rates, and discount rates.

The above assumptions are determined based on management’s best estimates; however, they may be affected by future changes in uncertain economic conditions, and if a review of the assumptions becomes necessary, it may have a significant impact on the financial statements for the next fiscal year.

(2) Recoverability of deferred tax assets

Amounts recorded in the financial statements for the current fiscal year

	Previous Fiscal Year (March 31, 2024)	Current Fiscal Year (March 31, 2025)
Deferred tax assets	—	38,192 million yen

Deferred tax assets are recognized after estimating future taxable income and determining recoverability based on the scheduling of deductible temporary differences and tax loss carryforwards. Estimates of future taxable income are based on the Group’s business plan and take into consideration past results, the recent business environment, and business policies.

The principal assumptions used in formulating the business plan are the operating revenue growth rate and profitability. The operating revenue growth rate takes into consideration the expansion of GMV, the number of users, the increase in merchants, etc. Profitability is assumed to continue improving as scale expands by improving the efficiency of marketing expenses, point expenses, etc.

The above assumptions are determined based on management’s best estimates; however, they may be affected by future changes in uncertain economic conditions, and if a review of the assumptions becomes necessary, it may have a significant impact on the financial statements for the next fiscal year.

(Accounting Standards Not Yet Adopted)

•	“Accounting Standard for Leases” (Accounting Standards No. 34, September 13, 2024, Accounting Standards Board of Japan)

•	“Guidance on Application of Accounting Standard for Leases” (Implementation Guidance No. 33, September 13, 2024, Accounting Standards Board of Japan), etc.

(1) Overview

As part of the efforts by the Accounting Standards Board of Japan to make Japanese GAAP internationally consistent, deliberations were conducted, taking international accounting standards into consideration, toward developing accounting standards for leases that require recognition of assets and liabilities for all leases of lessees. As a basic policy, while based on the single accounting model of IFRS 16, the Accounting Standard for Leases, etc. were issued with the aim of being simple and highly practical and of requiring basically no adjustments even when the provisions of IFRS 16 are applied to standalone financial statements, by adopting only the principal provisions rather than incorporating all provisions of IFRS 16.

For lessee accounting, regarding the method of allocating lease expenses for lessees, as with IFRS 16, a single accounting model is applied under which, regardless of whether a lease is a finance lease or an operating lease, depreciation expense on right-of-use assets and interest-equivalent amounts on lease liabilities are recognized for all leases.

(2) Scheduled adoption date

Scheduled to be applied from the beginning of the fiscal year ending March 2028.

(3) Impact of adoption of the accounting standards, etc.

The amount of the impact on the financial statements resulting from adoption of the “Accounting Standard for Leases,” etc. is currently being evaluated.

(Balance Sheet)

*1 Assets pledged as collateral and obligations secured by collateral

(1) Assets pledged as collateral

	Previous Fiscal Year (March 31, 2024)	Current Fiscal Year (March 31, 2025)
Cash equivalents	1,812 million yen	3,672 million yen

(2) Obligations secured by collateral

None as of the end of the period.

*2 Accumulated depreciation of property, plant and equipment

	Previous Fiscal Year (March 31, 2024)		Current Fiscal Year (March 31, 2025)
Accumulated depreciation of property, plant and equipment	625	million yen	876	million yen

*3 Monetary receivables and payables with related companies

	Previous Fiscal Year (March 31, 2024)	Current Fiscal Year (March 31, 2025)
Short-term money receivables	388,694 million yen	766,806 million yen
Short-term money liabilities	67,317	83,818
Long-term monetary claims	53	51

*4 Deposited assets

Pursuant to the Payment Services Act, the following amounts have been deposited with the Tokyo Legal Affairs Bureau.

	Previous Fiscal Year (March 31, 2024)	Current Fiscal Year (March 31, 2025)
Prepaid payment instrument issuance business	62,525 million yen	55,876 million yen
Fund transfer business	144,000	194,500

Total	206,525	250,376

In addition to the above deposited assets, the Company has entered into a performance deposit preservation agreement with a financial institution pursuant to the Enforcement Regulations of the Labor Standards Act, and as of the end of the fiscal year, the Company has placed in trust the required guaranteed amount of 5,001 million yen under such agreement.

*5 Loan commitment agreements (lender)

The Company has entered into loan commitment agreements with merchants.

The undrawn balance of loans under these agreements is as follows.

	Previous Fiscal Year (March 31, 2024)	Current Fiscal Year (March 31, 2025)
Total amount of loan commitments	218 million yen	56,098 million yen
Outstanding loan balance	0	1,250

Undrawn balance	218	54,847

(Statement of Income)

*1 Transaction amounts with related companies

	Previous Fiscal Year (from April 1, 2023 to March 31, 2024)	Current Fiscal Year (from April 1, 2024 to March 31, 2025)
Transaction amounts from operating transactions
Operating revenue	8,325 million yen	17,938 million yen
Selling, general and administrative expenses	24,357	24,773
Transaction amounts from transactions other than operating transactions
Non-operating income	49	338
Non-operating expenses	71	12

*2 Major selling, general and administrative expenses

	Previous Fiscal Year (from April 1, 2023 to March 31, 2024)	Current Fiscal Year (from April 1, 2024 to March 31, 2025)
Point expenses	65,077 million yen	86,424 million yen
Commissions paid	42,677	47,337
Personnel expenses	21,274	20,824
Outsourcing expenses	15,474	13,356
License fees	12,997	14,786
Depreciation and amortization	3,943	5,707
Advertising and sales promotion expenses	5,264	4,660
Taxes and dues	615	1,040
Other	7,172	4,725

(Tax Effect Accounting)

1. Breakdown by major causes of deferred tax assets and deferred tax liabilities

	Previous Fiscal Year (March 31, 2024)	Current Fiscal Year (March 31, 2025)
Deferred tax assets
Loss carryforward	40,525 million yen	37,571 million yen
PayPay users’ deposits	27,582	28,721
Excess amortization of trademark rights	13,794	12,481
Provision for bonuses	828	806
Excess depreciation	335	520
Accrued liabilities	156	359
Asset retirement obligations	92	234
Income taxes payable	66	206
Loss allowance	180	157
Other	383	315

Subtotal of deferred tax assets	83,943	81,373
Valuation allowance related to loss carryforward	(40,525)	(31,520)

Valuation allowance related to the total of future deductible temporary differences, etc.	(43,226)	(11,495)

Valuation allowance	(83,751)	(43,015)

Total deferred tax assets	192	38,358
Deferred tax liabilities
Enterprise taxes receivable (refund)	(159)	—
PP&E related to asset retirement obligations	(33)	(166)
Total deferred tax liabilities	(192)	(166)

Net deferred tax assets	—	38,192

The Company applies the Group Tax Sharing System. In addition, in accordance with “Practical Solution on the Accounting and Disclosure Under the Group Tax Sharing System” (Practical Solution Report No. 42, August 12, 2021), the Company performs accounting and disclosure for corporate tax and local corporate tax, or tax effect accounting related thereto.

2.

Breakdown by major items of the causes of the difference between the statutory effective tax rate and the effective tax rate after applying tax effect accounting, when there is a significant difference

	Previous Fiscal Year (from April 1, 2023 to March 31, 2024)	Current Fiscal Year (from April 1, 2024 to March 31, 2025)
Statutory effective tax rate	In the previous fiscal year, the Company recorded a net loss before income taxes for the period; therefore, the note is omitted.	30.62%
(Adjustments)
Entertainment expenses, etc. permanently non-deductible items		0.34%
Change in valuation allowance		(199.28)%
Effect of changes in tax rates		(6.10)%
Per capita inhabitant tax		0.25%
Other		0.39%

Effective tax rate after applying tax effect accounting		(173.78)%

(Securities)

Shares of subsidiaries and associates

Balance sheet carrying amounts of shares, etc. without market prices

Previous Fiscal Year((March 31, 2024))

Category	Previous Fiscal Year
Shares of subsidiaries	100,070 million yen
Shares of associates	6,596

Total	106,666

Current Fiscal Year((March 31, 2025))

Category	Current Fiscal Year
Shares of subsidiaries	107,282 million yen
Shares of associates	7,956

Total	115,237

(Revenue Recognition)

The note is omitted because the same information is disclosed in “Note 31. Revenue” of the notes to the consolidated financial statements.

(Significant Subsequent Events)

Regarding share split

The note is omitted because the same information is disclosed in “Note 42. Significant Subsequent Events” of the notes to the consolidated financial statements.

(iv)	[Supplementary schedules]

[Schedule of Securities]

Bonds				(JPY Million)
Issue			Face value	Carrying amount on the balance sheet
Debt instruments	Held to maturity Bonds	339th Interest-bearing Japanese Government Bond (10-year)	7,200	7,205
		457th Interest-bearing Japanese Government Bond (2-year)	7,200	7,195

		Subtotal	14,400	14,400

Investment securities	Held to maturity Bonds	156th Interest-bearing Japanese Government Bond (5-year)	7,200	7,186
		165th Interest-bearing Japanese Government Bond (5-year)	7,200	7,177
		345th Interest-bearing Japanese Government Bond (10-year)	7,200	7,188
		Subtotal	21,600	21,551

Total			36,000	35,952

[Schedule of Property, Plant and Equipment, etc.]

(JPY Million)

Category	Asset type	Beginning Book value	Current period Increase	Current period Decrease	Current period Amortization	End Book value	Accumulated depreciation	End Acquisition cost
Property, plant and equipment	Facilities attached to buildings	474	820	13	133	1,148	422	1,570
	Equipment	524	249	0	178	595	454	1,049
	Construction in progress	—	11	—	—	11	—	11

	Total property, plant and equipment	998	1,081	14	311	1,755	876	2,631

Intangible assets	Software	15,166	9,099	138	5,396	18,730	12,299	31,030
	Software in progress	1,240	8,121	9,134	—	227	—	227

	Total intangible assets	16,406	17,221	9,273	5,396	18,958	12,299	31,257

(Note) Major items included in the increase during the period are as follows.

Facilities attached to buildings

Increase due to establishment of a new office: 820 million yen

Equipment

Increase due to establishment of a new office: 217 million yen

Software

Transfer	from software in progress due to release: 9,099 million yen

Software in progress

Increase due to additional development of PayPay systems: 7,142 million yen

[Schedule of Provisions]

(JPY Million)

Category	Beginning balance	Increase during the period	Decrease during the period	Ending balance
Loss allowance	588	41	116	513
Provision for bonuses	2,705	2,670	2,741	2,634
Provision for directors’ bonuses	82	120	82	120
Provision for loss compensation	339	680	688	330

(2)	[Major Components of Assets and Liabilities]

Since consolidated financial statements are prepared, the description is omitted.

(3)	[Other]

Not applicable.

Section 6. [Information on reporting company’s share handling businesses]

Business year	From April 1 each year to March 31 of the following year

Annual shareholders meeting	In the month of the third month following the end of each fiscal year

Record date	March 31 each year

Type of share certificates	—

Record date of dividends of surplus	September 30 each year March 31 each year

Number of shares constituting one unit	100 shares

Entry of a name change of shares

Place of handling	Securities Agency Department, Head Office, Mizuho Trust & Banking Co., Ltd., 1-3-3 Marunouchi, Chiyoda-ku, Tokyo

Shareholder register administrator	Mizuho Trust & Banking Co., Ltd., 1-3-3 Marunouchi, Chiyoda-ku, Tokyo

Place of brokerage	Mizuho Trust & Banking Co., Ltd., all branches nationwide

Fee for entry of a name change	Free of charge

Fee for issuance of new share certificates	—

Purchase of shares less than one unit	Available (handled by the shareholder register administrator)

Place of handling	Securities Agency Department, Head Office, Mizuho Trust & Banking Co., Ltd., 1-3-3 Marunouchi, Chiyoda-ku, Tokyo

Shareholder register administrator	Mizuho Trust & Banking Co., Ltd., 1-3-3 Marunouchi, Chiyoda-ku, Tokyo

Place of brokerage	Mizuho Trust & Banking Co., Ltd., all branches nationwide

Purchase fee	Free of charge

Method of public notice

The Company’s public notices are published in The Nikkan Kogyo Shimbun.

However, as of the date on which the ADSs are listed on the Nasdaq Global Select Market, public notices will be made by electronic public notice. In the event that electronic public notice cannot be made due to accidents or other unavoidable reasons, public notices will be made by publication in The Nikkan Kogyo Shimbun.

The URL for the Company’s public notices has not been determined.

Special benefits for shareholders	None

(Note	1) The number of shares per trading unit (100 shares) is to become effective on the date on which the ADSs are listed on the Nasdaq Global Select Market.

(Note	2) As a result of the foregoing, requests to purchase shares less than one trading unit may be made on or after such date pursuant to the Companies Act.

(Note	3) Electronic public notices are to become effective on the date on which the ADSs are listed on the Nasdaq Global Select Market.

Section 7. [Reference information related to reporting company]

1.	[Information on parent company, etc. of reporting company]

Not applicable.

2.	[Other matters for reference]

Not applicable.

Part III. [Information on guarantor company, etc. of reporting company]

Not applicable.